Execution Version

CREDIT AGREEMENT

dated as of July 27, 2026

among

A-AV MERGERSUB, INC.,
as the Initial Borrower,
AVANOS MEDICAL, INC.,
as the Borrower Representative,

A-AV ACQUIRECO, INC.,
as a Borrower,

A-AV INTERMEDIATECO, LP,
as Holdings

GOLUB CAPITAL MARKETS LLC,
as Term Loan Administrative Agent and Collateral Agent

ALLY BANK,
as Revolving Administrative Agent, the Swingline Lender and an L/C Issuer

and

THE OTHER LENDERS AND L/C ISSUERS PARTY HERETO

and

GOLUB CAPITAL MARKETS LLC,
ALLY BANK,
GUGGENHEIM CORPORATE FUNDING, LLC,
GOLDMAN SACHS PRIVATE CREDIT CORP., and
JEFFERIES CREDIT PARTNERS LLC,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

i

SCHEDULES
1        Guarantors
1.01(b)        Scheduled Dispositions
2.01        Commitments and Pro Rata Shares
2.03        Existing Letters of Credit
6.16        Post-Closing Undertakings
7.01        Closing Date Indebtedness
7.02        Closing Date Liens
7.05        Closing Date Investments
10.02        Administrative Agents’ Offices, Certain Addresses for Notices
EXHIBITS
A        Committed Loan Notice
B-1        Revolving Credit Note
B-2        Initial Term Note
B-3        Swingline Note
B-4        DDTL Note
C        Compliance Certificate
D-1        Assignment and Assumption
D-2        Affiliate Lender Assignment and Assumption
D-3        Administrative Questionnaire
E-1        Holdings Guaranty
E-2        Subsidiary Guaranty
F        Security Agreement
G        Solvency Certificate
H        Intercompany Note
I-1        U.S. Tax Compliance Certificate
I-2        U.S. Tax Compliance Certificate
I-3        U.S. Tax Compliance Certificate
I-4        U.S. Tax Compliance Certificate
J        Notice of Optional Prepayment of Loans
K        Co-Borrower Joinder Agreement

v

This CREDIT AGREEMENT is entered into as of July 27, 2026, by and among A-AV MERGERSUB, INC., a Delaware corporation (the “Initial Borrower”) (which on the Closing Date shall be merged with and into AVANOS MEDICAL, INC., a Delaware corporation (the “Target”) (such merger, the “Closing Date Merger”), with the Target surviving such Closing Date Merger as the “Borrower Representative”), A-AV ACQUIRECO, INC., a Delaware corporation (the “A-AV Acquireco Borrower” and together with the Borrower Representative, the “Borrowers”, and each individually, a “Borrower”), A-AV INTERMEDIATECO, LP, a Delaware limited partnership (“Holdings”), the lenders party hereto (collectively, the “Lenders” and each individually, a “Lender”), the L/C Issuers party hereto, GOLUB CAPITAL MARKETS LLC (“Golub”), as Term Loan Administrative Agent and Collateral Agent, and ALLY BANK (“Ally”), as Revolving Administrative Agent and the Swingline Lender.
PRELIMINARY STATEMENTS
Pursuant to that certain Agreement and Plan of Merger, dated as of April 13, 2026 (together with all exhibits, annexes and schedules thereto, as amended, modified, restated, supplemented or waived from time to time in accordance with the terms thereof, the “Acquisition Agreement”) by and among the Initial Borrower, the Target and A-AV Holdco I, Inc., as parent, the Initial Borrower will, directly or indirectly, acquire (the “Acquisition”) all of the outstanding equity of the Target.
The Borrowers have requested that (i) the Term Lenders make term loans to the Borrowers in an aggregate principal amount of $675,000,000, (ii) the Term Lenders make available delayed draw term loan commitments in an aggregate principal amount of $100,000,000 and (iii) the Priority Revolving Credit Lenders make available revolving commitments in an aggregate principal amount of $100,000,000, and the issuance from time to time, of letters of credit and swingline loans, pursuant to the terms of, and subject to the conditions set forth in, this Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
Definitions and Accounting Terms
Section 1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Accepting Lender” has the meaning specified in Section 10.01.
“A-AV Acquireco Borrower” has the meaning specified in the introductory paragraph to this Agreement.
“Acquired Indebtedness” means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged, amalgamated or consolidated with or into or becomes a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is Incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Acquisition” has the meaning specified in the Preliminary Statements of this Agreement.
“Acquisition Agreement” has the meaning specified in the Preliminary Statements of this Agreement.
“Acquisition Agreement Representations” means the representations made by or with respect to the Target and its Subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Initial Borrower or any of its Affiliates has the right (taking into account any cure provisions) to terminate the obligations of the Initial Borrower or any of its Affiliates under the Acquisition Agreement or to decline to consummate the Acquisition without liability under the Acquisition Agreement as a result of a breach of such representations.
“Acquisition Consideration” has the meaning specified in clause (a) of the definition of “Transactions”.
“Administrative Agents” means, collectively, the Term Loan Administrative Agent and the Revolving Administrative Agent.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-3 or any other form approved by the Term Loan Administrative Agent.
“Affected Financial Institution” means (i) any EEA Financial Institution or (ii) any UK Financial Institution.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this Agreement and the other Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates, managed funds and managed accounts.
“Affiliate Lender Assignment and Assumption” has the meaning specified in Section 10.07(j)(1).
“Affiliate Lenders” means, collectively, any Affiliates of the Borrowers that are Lenders (other than any Natural Person, Holdings, the Borrowers and any of Holdings’ or the Borrowers’ respective Subsidiaries).
“Affiliate Transaction” has the meaning specified in Section 6.18(a).

“Agent-Related Distress Event” means, with respect to the Term Loan Administrative Agent, the Revolving Administrative Agent, the Collateral Agent or any Person that directly or indirectly controls any Administrative Agent (each, a “Distressed Agent-Related Person”), a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Law is commenced, or a custodian, conservator, receiver or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, or such Distressed Agent-Related Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Agent-Related Person to be, insolvent or bankrupt; provided that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in any Administrative Agent or any Person that directly or indirectly controls any Administrative Agent by a Governmental Authority or an instrumentality thereof.
“Agent-Related Persons” means each Agent, together with its Related Parties.
“Agents” means, collectively, the Term Loan Administrative Agent, the Revolving Administrative Agent, the Collateral Agent, the Arrangers and the Supplemental Agents (if any).
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreed Currency” means Dollars and Canadian Dollars.
“Agreement” means this Credit Agreement.
“Agreement Currency” has the meaning specified in Section 10.25.
“AIP Manager” means AIP, LLC, a Delaware limited liability company.
“All-in Yield” means, with respect to any Indebtedness, the yield of such Indebtedness, whether in the form of interest rate, margin, OID, upfront fees, index floors or otherwise, in each case, payable generally to all lenders; provided that OID and upfront fees shall be equated to interest rate assuming a four-year life to maturity or, if less, the remaining life to maturity, and shall not include arrangement fees, structuring fees, advisory fees, success fees, ticking fees, commitment fees, unused line fees, underwriting fees, amendment, consent and similar fees (whether or not shared with all lenders providing such facility) and any other fees not paid generally to all lenders providing such Indebtedness (or if only one lender (or affiliated group of lenders) is providing such facility fees of the type not customarily shared with the lenders generally); provided, further, that (A) if Term SOFR (with an Interest Period of three months) is less than any floor applicable to loans in respect to which the All-in Yield is being calculated on the date on which the All-in Yield is determined, the amount of the resulting difference will be deemed added to the interest rate margin applicable to the relevant Indebtedness for purposes of calculating the All-in Yield and (B) if Term SOFR (with an Interest Period of three months) is greater than any applicable floor on the date on which the All-in Yield is determined, the floor will be disregarded in calculating the All-in Yield.

“Applicable Commitment Fee” means a percentage per annum equal to (i) until delivery of a Compliance Certificate with respect to the first full fiscal quarter ending after the Closing Date, 0.50% and (ii) thereafter, the following percentages per annum based upon the Consolidated First Lien Net Leverage Ratio as specified in the most recent Compliance Certificate delivered to the Revolving Administrative Agent pursuant to Section 6.02(b):

Consolidated First Lien Net Leverage Ratio	Applicable Commitment Fee
Greater than 4.00:1.00	0.50%
Equal to or less than 4.00:1.00	0.375%

Any increase or decrease in the Applicable Commitment Fee resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that the highest pricing level shall apply as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

“Applicable Discount” has the meaning specified in the definition of “Dutch Auction.”
“Applicable Indebtedness” has the meaning specified in the definition of “Weighted Average Life to Maturity.”
“Applicable Priming Lenders” has the meaning specified in Section 10.01(m).
“Applicable Rate” means,
(i) with respect to the Initial Term Loans, a percentage per annum equal to (a) 4.00%, in the case of Base Rate Loans and (b) 5.00%, in the case of SOFR Loans; provided that from and after the third Business Day after the date on which the Term Loan Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 6.02(b) calculating the Consolidated First Lien Net Leverage Ratio in respect of the period ending at least one full fiscal quarter following the Closing Date, the “Applicable Rate” for Initial Term Loans shall be the applicable rate per annum set forth below under the caption “Base Rate Spread” or “SOFR Spread,” respectively, based upon the Consolidated First Lien Net Leverage Ratio as of the last day of the applicable Test Period as set forth in the most recent Compliance Certificate received by the Term Loan Administrative Agent pursuant to Section 6.02(b); provided, further, that following the consummation of a Qualified IPO, each rate per annum set forth below shall automatically be decreased by an additional 0.25%:

Consolidated First Lien Net Leverage Ratio	Base Rate Spread	SOFR Spread
Greater than 5.25 to 1.00	4.25%	5.25%
Equal to or less than 5.25 to 1.00 but greater than 4.25 to 1.00	4.00%	5.00%
Equal to or less than 4.25 to 1.00	3.75%	4.75%

(ii) with respect to Priority Revolving Credit Loans, a percentage per annum equal to (a) 2.50%, in the case of Base Rate Loans and Canadian Prime Rate Loans and (b) 3.50%, in the case of SOFR Loans or Term CORRA Rate Loans.

No change in the Applicable Rate for Initial Term Loans shall be effective until the third Business Day after the date on which the Term Loan Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 6.02(b). At any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) but was not delivered (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 6.02(b) but was not delivered), commencing with the third Business Day immediately following such date and continuing until the third Business Day immediately following the date on which such financial statements (or, if later, the Compliance Certificate related to such financial statements) are delivered, as applicable, the Applicable Rate for Initial Term Loans shall be determined as if the Consolidated First Lien Net Leverage Ratio were in excess of 5.25 to 1.00.

“Appropriate Lender” means, at any time, (a) with respect to any Revolving Credit Facility, a Revolving Credit Lender that has a Revolving Credit Commitment with respect to such Revolving Credit Facility or holds a Revolving Credit Loan with respect to such Revolving Credit Facility at such time, (b) with respect to any Term Facility, a Term Lender that has a Term Commitment with respect to such Term Facility or holds an applicable Term Loan at such time, (c) with respect to any New Term Facility, a Term Lender that holds a New Term Loan at such time, (d) with respect to any Specified Refinancing Debt, a Lender that holds Specified Refinancing Term Loans and (e) with respect to Swingline Loans, the Swingline Lenders.
“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.
“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Arranger/Lender-Related Persons” has the meaning specified in Section 10.15(d).

“Arrangers” means each of Golub, Ally, Guggenheim Corporate Funding, LLC, Goldman Sachs Private Credit Corp. and Jefferies Credit Partners LLC, in their respective capacities as exclusive joint lead arrangers and joint bookrunners.
“Asset Sale” means any Disposition by Holdings or any Restricted Subsidiary other than:
(a)a sale, exchange or other disposition of cash, Cash Equivalents or Investment Grade Securities, or of obsolete, damaged, unnecessary, surplus, negligible, unsuitable or worn out equipment or other assets in the ordinary course of business, or dispositions of property no longer used, useful or economically practicable to maintain in the conduct of the business of the Group Parties (including allowing any such registrations or any such applications for registration of any such intellectual property or other such intellectual property rights to lapse or become abandoned);
(b)without limiting the provisions of Section 8.01(k), the sale, conveyance, lease or other disposition of all or substantially all of the assets of Holdings in compliance with the provisions of Section 7.03 or Section 7.04 or any Disposition that constitutes a Change of Control;
(c)any Restricted Payment that is permitted to be made, and is made, pursuant to Section 7.05 or any Permitted Investment;
(d)any Disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, in a single transaction or series of related transactions, with an aggregate Fair Market Value of less than or equal to the greater of (x) $35,000,000 and (y) 25.0% of Consolidated EBITDA, of the Group Parties per fiscal year; provided that any unused amounts pursuant to this clause (d) during any fiscal year shall carry forward to the immediately succeeding fiscal year;
(e)any transfer or Disposition of property or assets or issuance or sale of Equity Interests by a Restricted Subsidiary to Holdings or by Holdings or a Restricted Subsidiary to another Restricted Subsidiary; provided that, if the transferor is a Loan Party and the transferee is non-Loan Party, then such transaction must either be (x) a permitted Investment or (y) for Fair Market Value;
(f)the creation of any Lien permitted under this Agreement;
(g)any issuance, sale, pledge or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(h)the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable to notes receivable or dispositions of accounts receivable in connection with the collection or compromise thereof;
(i)the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;

(j)a sale or transfer of accounts receivable, or participations therein, and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Qualified Receivables Financing or in factoring or similar transactions; provided that the aggregate amount of assets which have been sold pursuant to this clause (j) in any factoring program and remain outstanding at such time, when aggregated with aggregate principal amount of Indebtedness outstanding pursuant to Section 7.01(v) and clause (16) of the definition of “Permitted Liens” (without duplication), shall not exceed the greater of (x) $85,000,000 and (y) 60.0% of Consolidated EBITDA of the Group Parties;
(k)a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;
(l)any exchange of assets for Related Business Assets (including a combination of Related Business Assets and a de minimis amount of cash or Cash Equivalents) of comparable or greater market value than the assets exchanged, as determined in good faith by the Borrower Representative;
(m)(i) the sale, assignment, licensing, sub-licensing, cross-licensing or other disposition of intellectual property or other general intangibles (1) in the ordinary course of business or (2) which do not materially interfere with the ordinary conduct of the business of Holdings or any Restricted Subsidiary and do not secure any Indebtedness, (ii) the sale, assignment, licensing, sub-licensing or other disposition of intellectual property or other general intangibles pursuant to any Intercompany License Agreement, and (iii) the statutory expiration of any intellectual property (for the avoidance of doubt, this clause (m) is subject to the last paragraph of Section 7.04);
(n)[reserved];
(o)the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of Holdings or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;
(p)Dispositions arising from foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets, dispositions of property subject to casualty events and (except for purposes of calculating Net Cash Proceeds of any Asset Sale under the second and third paragraphs of Section 7.04) Dispositions necessary or advisable (as determined by the Borrower Representative in good faith) in order to consummate any acquisition of any Person, business or assets;
(q)Dispositions of Investments (including Equity Interests) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements or rights of first refusal between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(r)to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;
(s)the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third-parties to the extent required by applicable Law;
(t)sales of property or assets with a fair market value for each individual disposition not to exceed the greater of (I) $20,000,000 and (II) 15.0% of Consolidated EBITDA of the Group Parties;
(u)a sale or transfer of equipment receivables, or participations therein, and related assets;
(v) [reserved];
(w) any Disposition constituting part of a Permitted Reorganization or a Permitted IPO Reorganization;
(x) Dispositions of any assets (including Equity Interests) (i) acquired in connection with any Investment permitted hereunder, which assets are not core or principal to the business of the Group Parties or (ii) made to obtain the approval of any applicable antitrust or other regulatory authority in connection with any Investment permitted hereunder;
(y) [reserved];
(z) any Sale/Leaseback Transaction so long as either (i) any Capitalized Lease Obligation incurred in connection with such Sale/Leaseback Transaction is permitted under Section 7.01(d) or (ii) the Fair Market Value for all such assets disposed of pursuant to Sale/Leaseback Transactions under this clause (ii) does not exceed the greater of (x) $70,000,000 and (y) 50.0% of Consolidated EBITDA of the Group Parties;
(aa) Holdings and any Restricted Subsidiary may: (i) terminate or otherwise collapse its cost sharing agreements with Holdings or any Subsidiary and settle any crossing payments in connection therewith; (ii) convert any intercompany Indebtedness to Equity Interests or any Equity Interests to intercompany Indebtedness; (iii) transfer any intercompany Indebtedness to Holdings or any Restricted Subsidiary; (iv) settle, discount, write off, forgive or cancel any intercompany Indebtedness or other obligation owing by Holdings or any Restricted Subsidiary; (v) settle, discount, write off, forgive or cancel any Indebtedness owing by any present or former consultants, managers, directors, officers or employees of Holdings, any direct or indirect parent thereof, or any Subsidiary thereof or any of their successors or assigns; or (vi) surrender or waive contractual rights and settle, release, surrender or waive contractual or litigation claims (or other disposition of assets in connection therewith);
(bb) any disposition of property to the extent that (1) such property is exchanged for credit against the purchase price of similar replacement property (excluding any boot thereon) that is purchased within 270 days thereof or (2) the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually purchased within 270 days thereof); and
(cc) Dispositions set forth on Schedule 1.01(b) hereto.
For the avoidance of doubt, the unwinding of Swap Contracts shall not be deemed to constitute an Asset Sale.
“Asset Sale and Casualty Event Prepayment Trigger” has the meaning specified in Section 2.05(b)(ii).
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D-1, or otherwise in form and substance reasonably acceptable to the Term Loan Administrative Agent.
“Auction” has the meaning specified in the definition of “Dutch Auction.”
“Auction Amount” has the meaning specified in clause (a) of the definition of “Dutch Auction.”
“Auction Notice” has the meaning specified in clause (a) of the definition of “Dutch Auction.”
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(c)(ii).
“Available Incremental Amount” has the meaning specified in Section 2.14(a).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement, as of such date, and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 1.09(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Letter of Credit” means any stand-by letter of credit issued by a bank (other than a L/C Issuer) acceptable to and approved by Ally and the Borrowers (and supported by a guaranty or risk participation agreement issued by Ally).
“Bankruptcy Code” means Title 11 of the United States Code, entitled “Bankruptcy”, as amended from time to time.
“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1% and (c) Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 p.m. New York City time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or Term SOFR, respectively. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.75%, such rate shall be deemed to be 1.75% for purposes of this Agreement.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Basket” means any “basket”, amount, threshold, exception or value (including by reference to the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio, Consolidated EBITDA or Consolidated Net Tangible Assets) permitted or prescribed with respect to any Lien, Indebtedness, Asset Sale (or other disposition or other sale of property or assets), Investment, Restricted Payment, Affiliate Transaction or any other transaction or action under any provision in this Agreement or any other Loan Document.
“Benchmark” means, initially, (i) with respect to any SOFR Loan, Term SOFR; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.09 and (ii) with respect to any Term CORRA Rate Loan, Term CORRA; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to Term CORRA or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.09.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, for any Available Tenor, the sum of: (i) the alternate benchmark rate that has been selected by the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable, and the Borrower Representative giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for syndicated credit facilities denominated in Dollars or Canadian Dollars at such time and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined above (together with any associated Benchmark Replacement Adjustment) would be less than the Floor, the Benchmark Replacement and/or the associated Benchmark Replacement Adjustment will be adjusted so that the sum of the Benchmark Replacement and any associated Benchmark Replacement Adjustment will be deemed to be equal to the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable, and the Borrower Representative giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities in Dollars or Canadian Dollars at such time.
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to the then-current Benchmark:
(1)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(2)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative;

provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Term SOFR Administrator, the Bank of Canada, the Federal Reserve Bank of New York, as applicable, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.09 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.09.
“Beneficial Ownership Certification” means a certification regarding individual beneficial ownership solely to the extent required by Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230, as amended.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board of Directors” means as to any Person, the board of directors, board of managers, sole member or managing member or other governing body of such Person, or if such Person is owned or managed by a single entity or a general partner, the board of directors, board of managers, sole member or managing member or other governing body of such entity or general partner, or in each case, any duly authorized committee thereof, and the term “directors” means members of the Board of Directors.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrower Representative” has the meaning specified in the introductory paragraph to this Agreement.

“Borrowers” has the meaning specified in the introductory paragraph to this Agreement and shall include any Co-Borrower (or as the context requires, any one of them).
“Borrowing” means a borrowing consisting of Loans of the same Type and same Tranche, made, converted or continued on the same date and, in the case of SOFR Loans or Term CORRA Rate Loans, having the same Interest Period.
“Business Day” means:
(1)any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of the State of New York, or are in fact closed in, New York City;
(2)if such day relates to any interest rate settings as to a Term CORRA Rate Loan or a Canadian Prime Rate Loan, any fundings, disbursements, settlements and payments in Canadian Dollars in respect of any such Term CORRA Rate Loan or Canadian Prime Rate Loan, or any other dealings in Canadian Dollars to be carried out pursuant to this Agreement in respect of any such Term CORRA Rate Loan or Canadian Prime Rate Loan, means any such day described in clause (1) above that is also not a day on which commercial banks in Toronto, Ontario, are authorized or required by law to remain closed; and
(3)if such day relates to Loans denominated in Dollars and referencing Term SOFR and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing Term SOFR or any other dealings of such Loans referencing Term SOFR, means any such day described in clause (1) above that is also a U.S. Government Securities Business Day.
“Buyout Trigger Event” means the occurrence and continuance of any of the following:
(a)a Priority Revolving Facility Acceleration Trigger Event, or any other event to which Section 8.03 applies, or the application of Section 8.03;
(b)an Event of Default under Section 8.01(a) arising solely as a result of the failure to pay any principal, fees or interest with respect to any outstanding Term Loans;
(c)an Event of Default and as a result thereof, the Priority Revolving Credit Commitments have been terminated pursuant to Section 8.02(a);
(d)an Event of Default and as a result thereof, the Priority Revolving Credit Lenders have ceased making Priority Revolving Credit Loans and/or other extensions of credit hereunder for five (5) consecutive Business Days or the Priority Revolving Credit Lenders have notified the Borrowers and the Revolving Administrative Agent in writing that they will no longer honor any requests from the Borrowers for Priority Revolving Credit Loans, Letters of Credit and/or other extensions of credit hereunder;

(e)the aggregate amount of the outstanding principal amount of the Priority Revolving Credit Loans and the undrawn amount available for drawing under outstanding Letters of Credit shall exceed the aggregate amount of the Priority Revolving Credit Commitments for five (5) consecutive Business Days;
(f)the aggregate principal amount of used and unused Priority Revolving Credit Commitments under the Priority Revolving Credit Facility (together with the aggregate principal amount of any Revolving Credit Commitment Increase provided by the Priority Revolving Credit Lenders) exceeds the Priority Revolving Cap for five (5) consecutive Business Days;
(g)the acceleration of any of the Obligations in accordance with Section 8.02 or the exercise of remedies provided for in Section 8.02 or any other Loan Document; or
(h)any time the Required Priority Revolving Credit Lenders of the Initial Priority Revolving Credit Facility shall fail to vote on or approve (after being provided not less than five (5) Business Days’ prior written notice) a proposed amendment, consent, waiver or other modification hereunder that requires the consent of the Required Lenders and the Required Priority Revolving Credit Lenders of the Initial Priority Revolving Credit Facility (other than any “sacred” rights) if the Required Lenders have voted in favor of or approved such proposed amendment, consent, waiver or other modification.
“Canadian Dollar Letter of Credit” means any Letter of Credit denominated in CAD$.
“Canadian Dollar Letter of Credit Sublimit” means a Dollar Equivalent equal to $10,000,000.
“Canadian Dollar Sublimit” means CAD$10,000,000.
“Canadian Dollars” and “CAD$” means the lawful currency of Canada.
“Canadian Prime Rate” means, for any day, a per annum rate equal to the highest of (a) the rate of interest per annum equal to the rate of interest which is established from time to time by Royal Bank of Canada (or any successor thereto) as its reference rate of interest for commercial loans made by it in Canada in Canadian Dollars, such rate to be adjusted automatically, without notice, as of the opening of business on the effective date of any change in such rate, (b) Term CORRA (inclusive of the Floor) determined on a daily basis for an Interest Period of one (1) month plus 1.00% and (c) 1.75% per annum.
“Canadian Prime Rate Loan” means a Canadian Priority Revolving Credit Loan that bears interest based on the Canadian Prime Rate.
“Canadian Priority Revolving Credit Loans” means any Priority Revolving Credit Loans denominated in Canadian Dollars.
“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal, or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a finance lease on the balance sheet of that Person.

“Capital Stock” means:
(1)in the case of a corporation or company, corporate stock or share capital;
(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).
“Capitalized Lease Obligation” means at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP. For the avoidance of doubt, “Capitalized Lease Obligations” shall not include Non-Financing Lease Obligations.
“Captive Insurance Subsidiary” means any Subsidiary of Holdings that is subject to regulation as an insurance company (or any Subsidiary thereof).
“Cash-Capped Incremental Facility” has the meaning specified in Section 2.14(a)(x).
“Cash Collateralize” means to pledge and deposit with or deliver to the Revolving Administrative Agent, for the benefit of the Revolving Administrative Agent, the Swingline Lender or L/C Issuer (as applicable) and the Appropriate Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of either thereof or Swingline Loans (as the context may require), cash, Cash Equivalents (if reasonably acceptable to the Revolving Administrative Agent and the applicable L/C Issuer or applicable Swingline Lender, as applicable) or deposit account balances (in the case of L/C Obligations in the respective currency or currencies in which the applicable L/C Obligations are denominated, unless otherwise agreed by the Revolving Administrative Agent or L/C Issuer benefitting from such collateral) or, if the Revolving Administrative Agent or L/C Issuer (or the Swingline Lender, as applicable) benefiting from such collateral shall agree in its sole discretion, other credit support (including by backstop with a letter of credit satisfactory to the applicable L/C Issuer or by being deemed reissued under another agreement acceptable to the applicable L/C Issuer), in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Revolving Administrative Agent and (b) the applicable L/C Issuer or the Swingline Lender (which documents are hereby consented to by the Appropriate Lenders).

“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means:
(1)Dollars, Canadian Dollars, Pounds Sterling, Euro, Japanese Yen, the national currency of any Participating Member State of the European Union and, with respect to any Foreign Subsidiaries, other currencies held by such Foreign Subsidiary in the ordinary course of business;
(2)securities issued or directly guaranteed or insured by the government of the United States, Canada, the United Kingdom, or any country that is a member of the European Union or any agency or instrumentality thereof in each case with maturities not exceeding two (2) years from the date of acquisition;
(3)money market deposits, certificates of deposit, time deposits and eurodollar time deposits with maturities of two (2) years or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding two (2) years, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250,000,000 in the case of domestic banks or $100,000,000 (or the Dollar Equivalent thereof) in the case of foreign banks;
(4)repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and clause (6) below entered into with any financial institution or securities dealers of recognized national standing meeting the qualifications specified in clause (3) above;
(5)commercial paper or variable or fixed rate notes issued by a corporation or other Person (other than an Affiliate of Holdings) rated at least “A-2” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within two (2) years after the date of acquisition;
(6)readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two (2) years from the date of acquisition;
(7)Indebtedness issued by Persons (other than the Sponsor) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two (2) years from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “A-2” or “P-2” from either S&P or Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency);

(8)investment funds investing at least 95% of their assets in investments of the types described in clauses (1) through (7) above and clauses (9) and (10) below;
(9)Investments with average maturities of twelve (12) months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency); and
(10)in the case of investments by any Foreign Subsidiary or investments made in a country outside the United States of America, other investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (9) customarily utilized in the countries where such Foreign Subsidiary is located or in which such investment is made.
In the case of Investments by any Foreign Subsidiary, the term “Cash Equivalents” shall also include (x) Investments of the type and maturity described in clauses (1) through (10) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term Investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in Investments that are analogous to the Investments described in clauses (1) through (10) above and in this paragraph.
“Cash Management Agreement” means any agreement or arrangement to provide Cash Management Services to Holdings or any Restricted Subsidiary.
“Cash Management Bank” means any Person party to a Cash Management Agreement that is (x) on the Closing Date or at the time that it enters into a Cash Management Agreement, a Lender or an Agent or an Affiliate of a Lender or an Agent or (y) any other Person designated by the Borrower Representative, in each case, in its capacity as a party to such Cash Management Agreement; provided that, in the case of clause (y) of this definition, such other Person has delivered to the Collateral Agent a written notice (1) appointing the Collateral Agent as its agent under the applicable Loan Documents and (2) agreeing to be bound by Article IX and Sections 10.05, 10.15 and 10.17 as if such Person were a Lender; provided that no Cash Management Bank shall have any rights in connection with the terms of the Loan Documents or management or release of Collateral or the obligations of any Loan Party under the Loan Documents, other than in its capacity as an Agent or a Lender.
“Cash Management Services” means any of the following: automated clearing house transactions, treasury and/or cash management services, including, without limitation, treasury, depository, overdraft, credit, purchasing or debit card, non-card e-payable services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), cash pooling arrangements, other demand deposit or operating account relationships, foreign exchange facilities, credit card processing services and merchant services.

“Casualty Event” means any event that gives rise to the receipt by any Borrower or any Restricted Subsidiary of any casualty insurance proceeds or condemnation awards or that gives rise to a taking by a Governmental Authority in respect of any equipment, fixed assets or real property (including any improvements thereon), to replace, restore or repair, or compensate for the loss of, such equipment, fixed assets or real property.
“Change of Control” means, and will be deemed to have occurred if, at any time after the consummation of the Acquisition:
(a)at any time, Holdings ceases to own, directly or indirectly, beneficially or of record, 100% of the issued and outstanding Equity Interests of the Borrowers (subject to the resignation of a Borrower hereunder pursuant to Section 2.20);
(b)at any time prior to the consummation of a Qualified IPO, the Permitted Holders, taken together, shall cease to beneficially own (within the meaning of Rule 13d-5 under the Exchange Act), directly or indirectly, at least a majority of the Voting Stock of Holdings (determined on a fully diluted basis); or
(c) at any time after the consummation of a Qualified IPO, any person or “group” (within the meaning of Rule 13d-5 under the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, acquires beneficial ownership (within the meaning of Rule 13d-5 under the Exchange Act) of Voting Stock of Holdings representing both (i) more than 35% of the aggregate ordinary voting power for the election of directors of Holdings and (ii) more than the percentage of the aggregate ordinary voting power for the election of directors of Holdings that is at the time beneficially owned (within the meaning of Rule 13d-5 under the Exchange Act), directly or indirectly, by the Permitted Holders, taken together, unless, in the case of clause (b) above or this clause (c) of this definition of “Change of Control”, the Permitted Holders have, at such time, the right or the ability by voting power, contract, or otherwise to elect or designate for election at least a majority of the board of directors (or analogous governing body) of Holdings;
provided that notwithstanding anything to the contrary in this definition or any provision of the Exchange Act, (A) if any group includes one or more Permitted Holders, the issued and outstanding Capital Stock of Holdings directly or indirectly owned by Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of this definition, (B) a Person or group shall be deemed not to beneficially own securities subject to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the securities in connection with the transactions contemplated by such agreement and (C) a Person or group will be deemed not to beneficially own the Capital Stock of another Person as a result of its ownership of Capital Stock or other securities of such other Person’s parent (or related contractual rights) unless it owns 50% or more of the Voting Stock of such Person’s parent.
“Closing Date” means July 27, 2026.

“Closing Date Merger” has the meaning specified in the introductory paragraph to this Agreement.
“Co-Borrower” means any Wholly Owned Restricted Subsidiary of Holdings from time to time designated by the Borrower to the Term Loan Administrative Agent and/or the Revolving Administrative Agent, as applicable, as a “Co-Borrower” with respect to any designated Tranche under any Term Facility and/or any Revolving Credit Facility in accordance with Section 2.20.
“Co-Borrower Joinder Agreement” means a joinder agreement, in the form of Exhibit K or any other form reasonably acceptable to the Term Loan Administrative Agent and/or the Revolving Administrative Agent, as applicable, and the Borrower Representative.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Collateral” means all of the “Collateral” (or similar term) referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.
“Collateral Agent” means Golub, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent permitted by the terms hereof.
“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages (if any), each of the mortgages, control agreements, collateral assignments, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to Section 6.12, Section 6.14 or Section 6.16, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.
“Commitment” means a Revolving Credit Commitment or a Term Commitment.
“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Priority Revolving Borrowing, (c) a conversion of Loans from one Type to the other or (d) a continuation of SOFR Loans or Term CORRA Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A, or otherwise in form and substance reasonably acceptable to the applicable Administrative Agent.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et. seq.), as amended from time to time, and any successor statute.
“Company Competitor” means any Person that competes with the business of Holdings, the Borrowers and their respective Subsidiaries from time to time.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C or such other form as may be agreed between the Borrower Representative and the Administrative Agents.
“Conforming Changes” means, with respect to the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Canadian Prime Rate,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 1.09 and other technical, administrative or operational matters) that the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable, decides, in consultation with the Borrower Representative, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable, in a manner substantially consistent with market practice for U.S. dollar-denominated syndicated credit facilities at such time (or, if the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable, decides that adoption of any portion of such market practice is not administratively feasible or if the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable, determines, in consultation with the Borrower Representative, that no market practice for the administration of any such rate exists, in such other manner of administration as the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable, in consultation with the Borrower Representative, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated Cash Interest Expense” means, with respect to any Person on a consolidated basis for any period, Consolidated Interest Expense referred to in clause (a) of the definition thereof (less interest income of such Person and its Restricted Subsidiaries received in cash during such period) of such Person payable in cash during such period and excluding, for the avoidance of doubt, (i) any non-cash interest expense and any capitalized interest, whether paid or accrued, (ii) the amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (iii) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses (including agency costs, amendment, consent or other front end, one-off or similar non-recurring fees), (iv) any expenses resulting from discounting of indebtedness in connection with the application of recapitalization accounting or purchase accounting, (v) penalties or interest related to taxes and any other amounts of non-cash interest resulting from the effects of acquisition method accounting or pushdown accounting, (vi) the accretion or accrual of, or accrued interest on, discounted liabilities (other than Indebtedness) during such period, (vii) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts pursuant to FASB ASC 815 (or any similar accounting principle), (viii) any one-time cash costs associated with breakage in respect of Swap Contracts for interest rates, (ix) any payments with respect to make whole premiums, commissions or other breakage costs of any Indebtedness, (x) all non-recurring interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, all as calculated on a consolidated basis in accordance with GAAP, (xi) expensing of bridge, arrangement, structuring, commitment, fronting or other financing fees, (xii) any interest, expense or other fees or charges incurred with respect to any Excluded Indebtedness and (xiii) any lease, rental or other expense in connection with any Non-Financing Lease Obligation. For purposes of this definition, cash interest on Capitalized Lease Obligations will be deemed to accrue at the interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP.
“Consolidated Current Assets” means, with respect to any Person on a consolidated basis, all assets of such Person and its Restricted Subsidiaries on a consolidated basis that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person and its Restricted Subsidiaries on a consolidated basis, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP, but excluding (i) cash, (ii) Cash Equivalents, (iii) Swap Contracts to the extent that the mark-to-market Swap Termination Value would be reflected as an asset on the consolidated balance sheet of such Person, (iv) deferred financing fees, (v) amounts related to current or deferred taxes (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments) (so long as the items described in the foregoing clauses (iv) and (v) are non-cash items) and (vi) in the event that a Qualified Receivables Financing is accounted for off balance sheet, (x) gross accounts receivable comprising part of the receivables and other related assets subject to such Qualified Receivables Financing minus (y) collection by such Person against the amounts sold pursuant to the foregoing clause (x).
“Consolidated Current Liabilities” means, with respect to any Person on a consolidated basis, all liabilities in accordance with GAAP that would be classified as current liabilities on the consolidated balance sheet of such Person, but excluding (a) the current portion of Indebtedness (including the Swap Termination Value of any Swap Contracts) to the extent reflected as a liability on the consolidated balance sheet of such Person, (b) the current portion of interest, (c) accruals for current or deferred taxes based on revenue, income or profits, (d) accruals of any costs or expenses related to restructuring reserves or severance, (e) deferred revenue, (f) escrow account balances, (g) the current portion of pension liabilities, (h) liabilities in respect of unpaid earn-outs, (i) amounts related to derivative financial instruments and assets held for sale and (j) any letter of credit obligations, swingline loans or revolving loans under any revolving credit facility.
“Consolidated EBITDA” means, with respect to any Person on a consolidated basis for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period:
(1)increased, in each case (other than with respect to clauses (1)(i), (k), (o) and (p) of this definition) to the extent deducted and not added back or excluded in calculating such Consolidated Net Income (and without duplication), by:
(a)provision for taxes based on revenue, income, profits or capital, including federal, state, franchise, excise, property and similar taxes and foreign withholding taxes paid or accrued, including any penalties and interest with respect thereto, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar credits and including an amount equal to the amount of tax distributions actually made to the holders of Equity Interests of such Person or its Restricted Subsidiaries or any direct or indirect parent of such Person or its Restricted Subsidiaries in respect of such period (in each case, to the extent attributable to the operations of such Person and its Subsidiaries), which shall be included as though such amounts had been paid as income taxes directly by such Person or its Restricted Subsidiaries; plus
(b)total interest expense and, to the extent not reflected in such total interest expense, any losses on Swap Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such Swap Obligations or such derivative instruments, and bank and letter of credit fees, letter of guarantee and bankers’ acceptance fees and costs of surety bonds in connection with financing activities, together with items excluded from the definition of “Consolidated Cash Interest Expense” pursuant to the definition thereof (other than clause (xiii) thereof); plus
(c)all depreciation and amortization charges and expenses, including amortization or expense recorded for upfront payments related to any contract signing and signing bonus and incentive payments; plus
(d)the amount of any minority interest expense consisting of income attributable to minority equity interests of third parties in any Restricted Subsidiary of such Person that is not a Wholly Owned Restricted Subsidiary of such Person; plus
(e)the amount of (i) management, monitoring, consulting, transaction and advisory fees (including termination fees) and related indemnities, charges and expenses paid or accrued to or on behalf of any direct or indirect parent of the Borrowers or any of the Permitted Holders, in each case, to the extent permitted by Section 6.18 and (ii) fees, expenses and indemnities paid to members of the board of directors of each Borrower or any direct or indirect parent of the Borrowers; plus
(f)earn-out obligations incurred in connection with any acquisition or other Investment and paid or accrued during the applicable period, including any mark to market adjustments; plus
(g)all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests and all losses, charges and expenses related to payments made to holders of options or other derivative equity interests in the common equity of such Person or any direct or indirect parent of such Person in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its direct or indirect parents, which payments are being made to compensate such optionholders as though they were equityholders at the time of, and entitled to share in, such distribution; plus

(h)all non-cash losses, charges and expenses, including any write-offs or write-downs, non-cash compensation expenses, non-cash translation losses, changes in reserves for earnouts and similar obligations and non-cash expenses relating to the vesting of warrants; provided that if any such non-cash loss, charge or expense represents an accrual or reserve for potential cash items in any future period, (i) such Person may determine not to add back such non-cash loss, charge or expense in the period for which Consolidated EBITDA is being calculated and (ii) to the extent such Person does decide to add back such non-cash loss, charge or expense, the cash payment in respect thereof in such future four-fiscal quarter period will be subtracted from Consolidated EBITDA for such future four-fiscal quarter period; plus
(i)(i) all costs and expenses in connection with pre-opening and opening and closure and/or consolidation of facilities that were not already excluded in calculating such Consolidated Net Income and (ii) charges (including branch operating losses) related to any de novo facility, including any construction, pre-opening and start-up period prior to opening, until such facility has been open and operating for a period of 12 consecutive months; provided that the aggregate amount permitted to be added back under this clause (i) in any Test Period, together with the aggregate amount permitted to be added back under clauses (j) and (k) below for such Test Period shall not exceed 35% of Consolidated EBITDA, calculated after giving effect to all add-backs and other adjustments; plus
(j)restructuring charges (including tax restructurings), accruals or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with the Transactions and any other acquisitions, start-up costs (including entry into new market/channels and new service offerings), new operation costs, software and other intellectual property development costs, new contract or corporate development costs, costs relating to entering or exiting a market, unused warehouse space costs, costs related to the closure, relocation, shutdown, reconfiguration, pre-opening and opening, expansion and/or consolidation of facilities and offices (including termination costs, moving costs and legal costs) and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs (including costs relating to early termination of rights fee arrangements), recruiting and signing bonuses and expenses, future lease commitments, systems establishment costs, conversion costs and excess pension charges and consulting fees, expenses attributable to the implementation or undertaking of costs savings initiatives, new initiatives, cost rationalization programs, operating expense reductions, synergies and/or similar initiatives or programs (including, without limitation, in connection with any inventory optimization program, any implementation of operational and reporting systems and technology initiatives (including any expense relating to the implementation of enhanced accounting or IT functions or new system designs)), costs associated with tax projects/audits (for the avoidance of doubt, excluding the annual financial audit), and costs consisting of professional consulting or other fees relating to any of the foregoing, and in any event including, without limitation, all restructuring, severance, relocation, retention and completion bonuses or payments, consolidation, integration or other similar charges and expenses, contract termination costs, system establishment charges, conversion costs, start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments, settlements or modifications to pension and post-retirement employee benefit plans, expenses associated with strategic initiatives, office and facilities shutdown and opening costs, and any fees, expenses, charges or change of control payments related to the Transactions or any acquisition or Investment (including any transition-related expenses (including retention or transaction-related bonuses or payments) incurred before, on or after the Closing Date), (iii) any severance or relocation costs or expenses and (iv) the costs and expenses related to employment of terminated employees; provided that the aggregate amount permitted to be added back under this clause (j) in any Test Period, together with the aggregate amount permitted to be added back under clause (i) above and clause (k) below for such Test Period shall not exceed 35% of Consolidated EBITDA, calculated after giving effect to all add-backs and other adjustments; plus
(k)Pro Forma Cost Savings; provided that the aggregate amount permitted to be added back under this clause (k) in any Test Period, together with the aggregate amount permitted to be added back under clauses (i) and (j) above for such Test Period shall not exceed 35% of Consolidated EBITDA, calculated after giving effect to all add-backs and other adjustments; plus
(l)[reserved]; plus
(m)the amount of loss or discount on sale of receivables and related assets in connection with a Receivables Financing or factoring transaction; plus
(n)with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (a), (b) and (c) above relating to such joint venture corresponding to such Person’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) solely to the extent Consolidated Net Income was reduced thereby; plus
(o)adjustments calculated in accordance with Regulation S-X as in effect prior to January 1, 2021; plus
(p)adjustments (w) contained in the quality of earnings report with respect to the Transactions prepared by CrossCountry Consulting, dated May 15, 2026, (x) contained in any quality of earnings report conducted by financial advisors in connection with any permitted acquisitions and/or similar Investment (which financial advisors are (A) nationally or regionally recognized or (B) reasonably acceptable to the Term Loan

Administrative Agent (it being understood that the “Big Four” accounting firms are acceptable)) and retained by the Borrowers or (y) contained in the Financial Model; provided that amounts added back pursuant to clause (y) may only be added back to the extent incurred prior to the end of the first four full fiscal quarters ending after the Closing Date;
(2)decreased (without duplication and to the extent increasing such Consolidated Net Income for such period) by (i) non-cash gains or income, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period ending after the Closing Date; provided that if any such non-cash gains or income relates to potential cash items in any future period, (x) such Person may determine not to deduct such non-cash gain or income in the period for which Consolidated EBITDA is being calculated and (y) to the extent such Person does not decide to deduct such non-cash gain or income, the cash received in respect thereof in such future four-fiscal quarter period will be deducted from Consolidated EBITDA for such future four-fiscal quarter period; and (ii) the amount of any minority interest income consisting of a Subsidiary loss attributable to minority equity interest of third parties in any non-Wholly Owned Subsidiary (to the extent not deducted from Consolidated Net Income for such period);
(3)increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any net gains and losses relating to (i) amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (including net gains and losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains or losses from related Swap Contracts) or (ii) any other amounts denominated in or otherwise trued-up to provide similar accounting as if it were denominated in foreign currencies; and
(4)increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any gain or loss relating to Swap Contracts;
provided that the Borrower Representative may, in its sole discretion, elect to not make any adjustment for any item pursuant to the foregoing clauses (1) through (4) if any such item individually is less than $2,500,000 in any fiscal quarter.
Notwithstanding the foregoing, the Consolidated EBITDA of the Group Parties for the fiscal quarters ended June 30, 2025, September 30, 2025, December 31, 2025 and March 31, 2026 shall be deemed to be $27,715,417.88, $37,994,556.20, $38,376,311.79 and $34,215,825.55, respectively; provided that the foregoing amounts may be adjusted pursuant to addbacks and adjustments relating to actions taken or events arising after the Closing Date pursuant to the definition of “Consolidated EBITDA” and appropriate exclusions in the definition of “Consolidated Net Income” and any calculations made on a Pro Forma Basis or for Pro Forma Cost Savings, in each case as set forth in this Agreement.

“Consolidated First Lien Net Leverage Ratio” means, on any date of determination, with respect to the Group Parties on a consolidated basis, the ratio of (a) Consolidated Funded First Lien Indebtedness (less the Unrestricted Cash Amount) of the Group Parties for the Test Period most recently then ended, calculated on a Pro Forma Basis to (b) Consolidated EBITDA of the Group Parties for the Test Period most recently then ended, calculated on a Pro Forma Basis.
“Consolidated Funded First Lien Indebtedness” means Consolidated Funded Indebtedness that is secured by a first priority Lien on the Collateral (but excluding, for the avoidance of doubt, any Consolidated Funded Indebtedness that ranks junior in priority or is expressly subordinated to the Liens on the Collateral securing the Initial Term Loan Facility) to the Liens on the Collateral securing the Obligations. For the avoidance of doubt, Consolidated Funded First Lien Indebtedness shall not include Capitalized Lease Obligations other than those that are secured on an equal priority basis with the Liens on the Collateral securing the Obligations.
“Consolidated Funded Indebtedness” means all third-party Indebtedness in respect of borrowed money and Capitalized Lease Obligations of a Person and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but (x) excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any acquisition, (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire stated principal amount thereof, without giving effect to any discounts or upfront payments and (z) excluding obligations in respect of letters of credit, bank guarantees, and guarantees on first demand, in each case, except to the extent of unreimbursed amounts thereunder). For the avoidance of doubt, it is understood that obligations (i) under Swap Contracts, Cash Management Agreements, and any Receivables Financing and (ii) owed by Unrestricted Subsidiaries, do not constitute Consolidated Funded Indebtedness.
“Consolidated Funded Secured Indebtedness” means Consolidated Funded Indebtedness that is secured by a Lien on the Collateral.
“Consolidated Interest Expense” means, with respect to any Person on a consolidated basis for any period, the sum, without duplication, of:
(a)the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP (including pay in kind interest payments, amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Swap Contracts (other than in connection with the early termination thereof) but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments, all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, discounts, fees and expenses and expensing of any bridge, commitment or other financing fees, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, and all discounts, commissions, fees and other charges associated with any Receivables Financing); plus

(b)consolidated capitalized interest of the referent Person and its Restricted Subsidiaries for such period, whether paid or accrued; less
(c)interest income of the referent Person and its Restricted Subsidiaries for such period.
For purposes of this definition, interest on Capitalized Lease Obligations will be deemed to accrue at the interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP.
“Consolidated Net Income” means, with respect to any Person on a consolidated basis for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that (without duplication):
(a)all net after-tax extraordinary, special, nonrecurring, infrequent, exceptional or unusual (as determined by the Borrower Representative in good faith) gains, losses, income, expenses and charges;
(b)all (i) losses, charges and expenses related to the Transactions, (ii) transaction fees, accruals, costs and expenses (including rationalization, legal, tax, structuring and other costs and expenses) incurred in connection with the consummation of any equity issuances, dividends, investments, acquisitions, dispositions, recapitalizations, mergers, consolidations, amalgamations, option buyouts, exchange of equity interest, the early extinguishment of debt, hedging agreements or other derivative instruments, refinancing transactions, and the Incurrence, exchange, modification or repayment of Indebtedness permitted to be Incurred under this Agreement (including any Refinancing Indebtedness in respect thereof) or any amendments, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions, in each case whether or not such transaction was successfully completed, and (iii) without duplication of any of the foregoing, non-operating or non-recurring professional fees, costs and expenses for such period will be excluded;
(c)all net after-tax income, loss, expense or charge from abandoned, closed or discontinued operations and any net after-tax gain or loss on the disposal of abandoned, closed or discontinued operations (and all related expenses) (but if such operations are classified as abandoned, closed or discontinued due to the fact that they are being held for sale or are subject to an agreement to dispose, abandon, divest or terminate such operations, only when and to the extent such operations are actually disposed, abandoned, divested or terminated) will be excluded;
(d)all net after-tax gain, loss, expense or charge attributable to business dispositions and asset dispositions, including the sale or other disposition of any Equity Interests of any Person, other than in the ordinary course of business (as determined in good faith by such Person), will be excluded;

(e)all net after-tax income, loss, expense or charge attributable to the early extinguishment or cancellation of Indebtedness, Swap Contracts or other derivative instruments (including deferred financing costs written off and premiums paid) will be excluded;
(f)all non-cash gains, losses, expenses or charges attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments will be excluded;
(g)any non-cash or unrealized currency translation gains and losses related to changes in currency exchange rates (including re-measurements of Indebtedness and any net loss or gain resulting from Swap Contracts for currency exchange risk), will be excluded;
(h)(i) the net income for such period of any Person that is not a Restricted Subsidiary of the referent Person or that is accounted for by the equity method of accounting, will be included only to the extent of the amount of dividends or distributions to the referent Person or a Restricted Subsidiary thereof in respect of such period; and (ii) the net income for such period will include any dividends or distributions received from any such Person during such period in excess of the amounts included in subclause (i) above;
(i)the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies will be excluded;
(j)the effects of adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) (including in the inventory, property and equipment, rights, fee arrangements, software, goodwill, intangible assets, in-process research and development, deferred revenue, advanced billings, leases and debt line items thereof) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to the Transactions or any acquisition consummated before or after the Closing Date, and the amortization, write-down or write-off of any amounts thereof, net of taxes, will be excluded;
(k)all non-cash impairment charges and asset write-ups, write-downs and write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising from the application of GAAP will be excluded;
(l)all non-cash expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options and other equity-based compensation, restricted stock, preferred stock or other similar rights will be excluded;
(m)any costs or expenses incurred in connection with the payment of dividend equivalent rights to option holders pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or post-employment benefit plan or agreement will be excluded;

(n)accruals and reserves for liabilities or expenses that are established or adjusted as a result of (i) the Transactions within 12 months after the Closing Date or (ii) any permitted acquisition within 12 months after the date of such acquisition will be excluded;
(o)all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, and expensing of any bridge, commitment or other financing fees (including in connection with a transaction undertaken but not completed), will be excluded;
(p)all discounts, commissions, fees and other charges (including interest expense) associated with any Receivables Financing will be excluded;
(q)the effects of any revaluation of inventory (including any impact of changes of inventory valuation policy methods including changes in capitalization of variances) or other inventory adjustments will be excluded;
(r)expenses and lost profits with respect to liability or casualty events or business interruption will be excluded to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount (i) has not been denied by the applicable carrier in writing and (ii) is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed within such 365-day period); provided that any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated Net Income to the extent the expense or lost profit reimbursed was previously excluded pursuant to this clause (r);
(s)the amount of any fee, cost, charge, expense or reserve to the extent actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance will be excluded so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed, but only to the extent that such amount is in fact reimbursed within 365 days of the date on which the underlying event giving rise to such indemnification or reimbursement was discovered (with a deduction for any amounts so added back that are not reimbursed within such 365-day period); provided that any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated Net Income to the extent the fee, cost, charge or expense reimbursed was previously excluded pursuant to this clause (s);
(t)non-cash charges or income relating to increases or decreases of deferred tax asset valuation allowances will be excluded;
(u)cash dividends or returns of capital from Investments received during such period, to the extent not otherwise included in Consolidated Net Income for that period or any prior period subsequent to the Closing Date will be included;

(v)solely for the purpose of determining the amount available for Restricted Payments under clause (c) of the first paragraph of Section 7.05, and without duplication of provisions under clause (c) of the first paragraph of Section 7.05 with respect to returns on Investments, the net income (or loss) for such period of any Restricted Subsidiary (other than a Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such Person or any of its Restricted Subsidiaries in respect of such period, to the extent not already included therein (subject, in the case of a dividend to another Restricted Subsidiary (other than a Guarantor), to the limitation contained in this clause (v));
(w)any Public Company Costs will be excluded;
(x)any (a) one-time non-cash compensation charges or (b) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;
(y)any non-cash interest expense and non-cash interest income, in each case to the extent there is no associated cash disbursement or receipt, as the case may be, before the Latest Maturity Date of any then outstanding Term Loan Tranche, shall be excluded; and
(z)losses, expenses or charges arising from any litigation, legal settlements, fines, judgments or orders and any accruals or reserves in respect thereof will be excluded;
provided that the Borrower Representative may, in its sole discretion, elect to not make any adjustment for any item pursuant to clauses (a) through (z) above if any such item individually is less than $2,500,000 in any fiscal quarter.
For the purpose of Section 7.05 only, there shall be excluded from Consolidated Net Income any income arising from the sale or other disposition of Restricted Investments, from repurchases or redemptions of Restricted Investments, from repayments of loans or advances which constituted Restricted Investments or from any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries, in each case to the extent such amounts increase the amount of Restricted Payments permitted under clause (c)(v) or (c)(vi) of the first paragraph of Section 7.05.
“Consolidated Net Tangible Assets” means the aggregate amount of assets (including deferred tax assets (without reducing such deferred tax assets by deferred tax liabilities), and less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, investments and other like intangibles, all as set forth in the most recent consolidated balance sheet of the Group Parties, calculated on a Pro Forma Basis.
“Consolidated Secured Net Leverage Ratio” means, on any date of determination, with respect to the Group Parties on a consolidated basis, the ratio of (a) Consolidated Funded Secured Indebtedness (less the Unrestricted Cash Amount) of the Group Parties for the Test Period most recently then ended, calculated on a Pro Forma Basis to (b) Consolidated EBITDA of the Group Parties for the Test Period most recently then ended, calculated on a Pro Forma Basis.
“Consolidated Total Net Leverage Ratio” means, on any date of determination, with respect to the Group Parties on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness (less the Unrestricted Cash Amount) of the Group Parties for the Test Period most recently then ended, calculated on a Pro Forma Basis to (b) Consolidated EBITDA of the Group Parties for the Test Period most recently then ended, calculated on a Pro Forma Basis.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:
(1)to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(2)to advance or supply funds:
(a)for the purchase or payment of any such primary obligation; or
(b)to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(3)to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, loan agreement, indenture, mortgage, deed of trust, lease, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Contribution Indebtedness” means Indebtedness of Holdings or any Restricted Subsidiary in an aggregate principal amount not greater than 100% of the aggregate amount of contributions made to the capital of Holdings or any Restricted Subsidiary (other than, in the case of such Restricted Subsidiary, contributions by Holdings or any other Restricted Subsidiary to its capital) after the Closing Date, to the extent Not Otherwise Applied.

“Controlled Foreign Subsidiary” means any Subsidiary of Holdings that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified in Section 10.24(b).
“Credit Agreement” means this Agreement.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Cure Period” has the meaning set forth in Section 8.04.
“Cure Right” has the meaning set forth in Section 8.04.
“DDTL Availability Period” means the period commencing on the Closing Date and ending on the date that is twenty-four (24) months after the Closing Date (or, if such date is not a Business Day, the immediately preceding Business Day).
“DDTL Borrowing” means a borrowing consisting of simultaneous DDTL Loans of the same Type and, in the case of SOFR Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(b).
“DDTL Commitment” means, as to each Term Lender, its obligation to make DDTL Loans to the Borrowers pursuant to Section 2.01(b) in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “DDTL Commitment” as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the DDTL Commitments is $100,000,000.
“DDTL Commitment Fee Rate” means 1.00% per annum on the stated amount of the DDTL Commitments of non-Defaulting Lenders in respect of the DDTL Facility.
“DDTL Facility” means the Term Facility in respect of the DDTL Loans.
“DDTL Loans” has the meaning specified in Section 2.01(b).

“DDTL Note” means a promissory note of the Borrowers payable to any Term Lender or its registered assigns, in substantially the form of Exhibit B-4 hereto, evidencing the aggregate indebtedness of the Borrowers to such Term Lender resulting from the DDTL Loans made by such Term Lender.
“DDTL Termination Date” means the earlier of (a) the last day of the DDTL Availability Period and (b) the date on which the DDTL Commitments are terminated in full pursuant to Section 2.06(a) or Section 8.02.
“Debt Fund Affiliate” means any Affiliate of the Borrowers (other than Holdings and its Subsidiaries) that is engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise dealing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course. Notwithstanding the foregoing, in no event shall a Natural Person be a Debt Fund Affiliate.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Amounts” has the meaning specified in Section 2.05(c).
“Declining Lender” has the meaning specified in Section 2.05(c).
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (after as well as before judgment), (a) with respect to any overdue principal or interest for any Loan, the applicable interest rate for such Loan plus 2.00% per annum (provided that with respect to SOFR Loans and Term CORRA Rate Loans, the determination of the applicable interest rate is subject to Section 2.02(d) to the extent that SOFR Loans and Term CORRA Rate Loans may not be converted to, or continued as, SOFR Loans or Term CORRA Rate Loans, as applicable, pursuant thereto) and (b) with respect to any other overdue amount, the interest rate applicable to Base Rate Loans and Canadian Prime Rate Loans plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swingline Loans within three (3) Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower Representative or any Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder, or, solely with respect to a Revolving Credit Lender, under other agreements generally in which it commits to extend credit, (c) has failed, within three (3) Business Days after reasonable request by any Administrative Agent or the Borrower Representative, to confirm in a manner satisfactory such Administrative Agent and the Borrower Representative that it will comply with its funding obligations (provided that the Revolving Administrative Agent shall request such confirmation upon reasonable request from any L/C Issuer or the Swingline Lender); or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that no Lender shall be a Defaulting Lender solely by virtue of (x) the ownership or acquisition by a Governmental Authority of any Equity Interest in that Lender or any direct or indirect parent company thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (y) the occurrence of any of the events described in clause (d)(i), (d)(ii) or (d)(iii) of this definition which in each case has been dismissed or terminated prior to the date of this Agreement. Any determination by any Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Borrower Representative, each L/C Issuer, the Swingline Lender and each Lender.
“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by Holdings or any of the Restricted Subsidiaries in connection with a Disposition made pursuant to Section 7.04(2)(c) that is designated as “Designated Non-Cash Consideration” pursuant to a certificate of a Responsible Officer of the Borrower Representative, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.
“Discount Range” has the meaning specified in the definition of “Dutch Auction.”
“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors of any Borrower, Holdings or any Parent Holding Company having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of any Borrower, Holdings or any Parent Holding Company shall not be deemed to have such a financial interest by reason of such member’s holding Capital Stock of Holdings or any options, warrants or other rights in respect of such Capital Stock.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any issuance of Capital Stock by a Restricted Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith;

provided, however, that “Disposition” and “Dispose” shall not be deemed to include any issuance by Holdings of any of its Capital Stock to another Person.
“Disqualified Institution” means (a) each person identified as a “Disqualified Institution” on a list delivered to the Arrangers by the Borrowers (or representatives thereof) on or prior to July 5, 2026 (as such list may be supplemented by the Borrower Representative after the Closing Date in a manner reasonably acceptable to the Administrative Agents), (b) any Company Competitor identified on a list delivered to the Administrative Agents by the Borrower Representative from time to time and (c) as to any entity referenced in each of clauses (a) and (b) above (the “Primary Disqualified Institution”), any of such Primary Disqualified Institution’s Affiliates readily identifiable as such by name, but excluding any Affiliate of any Company Competitor that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Primary Disqualified Institution does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity; provided, that (i) any designation of a Disqualified Institution shall not apply retroactively to disqualify any Person that has previously acquired or entered into a trade to acquire an assignment or participation of the Term Loans, the Priority Revolving Credit Loans or any Priority Revolving Credit Commitments and (ii) the Borrower Representative, by written notice to the Administrative Agents, may from time to time in its sole discretion remove any entity from the list of Disqualified Institutions (or otherwise modify such list to exclude any particular entity), and such entity removed or excluded from the list of Disqualified Institutions shall no longer be a Disqualified Institution for any purpose under this Agreement or any other Loan Document. Notwithstanding the foregoing, any list of Disqualified Institutions shall only be required to be made available to any Lender on a confidential basis only, upon written request by such Lender. For the purposes of clause (b) of this definition, such list shall be made available to the Term Loan Administrative Agent and the Revolving Administrative Agent pursuant to Section 10.02.
“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is puttable, redeemable or exchangeable), in each case, at the option of the holder thereof or upon the happening of any event:
(1)matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control, Qualified IPO or asset sale; provided that any purchase requirement triggered thereby may not become operative until compliance with, in the case of an asset sale, the provisions of Section 7.04 or, in the case of a change of control, the repayment in full of the Obligations),
(2)is convertible or exchangeable for Indebtedness or Disqualified Stock, or
(3)is redeemable at the option of the holder thereof, in whole or in part, in each case prior to the date that is ninety-one (91) days after the Latest Maturity Date of the Term Loans at the time of issuance of the respective Disqualified Stock; provided that only the portion of

Equity Interests that so mature or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of Holdings or its Subsidiaries or a direct or indirect parent of Holdings or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings or its Subsidiaries or a direct or indirect parent of Holdings in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.
“Distressed Agent-Related Person” has the meaning specified in the definition of “Agent-Related Distress Event.”
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, at such time on the basis of the Spot Rate (determined in respect of the most recent date of determination) for the purchase of Dollars with such currency.
“Domestic Subsidiary” means any Subsidiary of Holdings that is organized under the laws of the United States, any state thereof or the District of Columbia.
“Dutch Auction” means an auction (an “Auction”) conducted by Holdings or one of its Subsidiaries in order to purchase any Term Loans under a Tranche (the “Purchase”) in accordance with the following procedures or such other procedures as may be agreed to between the Term Loan Administrative Agent and the Borrower Representative:
(a)Notice Procedures. In connection with any Auction, the Borrower Representative shall provide notification to the Term Loan Administrative Agent (for distribution to the Appropriate Lenders) of the Term Loans under such Tranche that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Term Loan Administrative Agent and shall specify (i) the total cash value of the bid, in a minimum amount of $10,000,000 with minimum increments of $2,000,000 in excess thereof (the “Auction Amount”) and (ii) the discounts to par, which shall be expressed as a range of percentages of the par principal amount of the Term Loans under such Tranche at issue (the “Discount Range”), representing the range of purchase prices that could be paid in the Auction.
(b)Reply Procedures. In connection with any Auction, each applicable Lender may, in its sole discretion, participate in such Auction by providing the Term Loan Administrative Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Term Loan Administrative Agent and shall specify (i) a discount to par that must be expressed as a price (the

“Reply Discount”), which must be within the Discount Range, and (ii) a principal amount of the applicable Loans such Lender is willing to sell, which must be in increments of $2,000,000 or in an amount equal to such Lender’s entire remaining amount of the applicable Loans (the “Reply Amount”). Lenders may only submit one Return Bid per Auction. In addition to the Return Bid, each Lender wishing to participate in such Auction must execute and deliver, to be held in escrow by the Term Loan Administrative Agent, an assignment and acceptance agreement in a form reasonably acceptable to the Term Loan Administrative Agent.
(c)Acceptance Procedures. Based on the Reply Discounts and Reply Amounts received by the Term Loan Administrative Agent, the Term Loan Administrative Agent, in consultation with the Borrower Representative, will determine the applicable discount (the “Applicable Discount”) for the Auction, which shall be the lowest Reply Discount for which Holdings or its Subsidiary, as applicable, can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow Holdings or its Subsidiary, as applicable, to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), Holdings or such Subsidiary shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Discount equal to the highest Reply Discount. Holdings or its Subsidiary, as applicable, shall purchase the applicable Loans (or the respective portions thereof) from each applicable Lender with a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided that if the aggregate proceeds required to purchase all applicable Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, Holdings or its Subsidiary, as applicable, shall purchase such Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to adjustment for rounding as specified by the Term Loan Administrative Agent). Each participating Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five (5) Business Days from the date the Return Bid was due.
(d)Additional Procedures. Once initiated by an Auction Notice, Holdings or any of its Subsidiaries, as applicable, may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount. The Purchase shall be consummated pursuant to and in accordance with Section 10.07 and, to the extent not otherwise provided herein, shall otherwise be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Interest Periods, and other notices by Holdings or such Subsidiary, as applicable) reasonably acceptable to the Term Loan Administrative Agent and the Borrower Representative.
“ECF Deductions” has the meaning specified in Section 2.05(b)(i).
“ECF Threshold” has the meaning specified in Section 2.05(b)(i).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b) (subject to receipt of such consents, if any, as may be required for the assignment of the applicable Loan and/or Commitments to such Person under Section 10.07(b)(iii)).
“EMU” means the economic and monetary union as contemplated in the EU Treaty.
“EMU Legislation” means the legislative measures of the EMU for the introduction of, changeover to, or operation of the Euro in one or more member states.
“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata and natural resources, such as wetlands, flora and fauna.
“Environmental Laws” means any and all applicable federal, state, local and foreign statutes, laws, including common law, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses or governmental restrictions relating to pollution, the protection of the Environment, human health (to the extent relating to exposure to Hazardous Materials) or safety, including those related to Hazardous Materials, air emissions and discharges to public pollution control systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, monitoring or oversight by a Governmental Authority, fines, penalties or indemnities) of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Contribution” has the meaning specified in the definition of “Transactions.”

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Capital Stock that arises only by reason of the happening of a contingency or any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Issuance” means any issuance by any Person to any other Person of (a) its Equity Interests for cash, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.
“ERISA Affiliate” means any Person who together with any Loan Party is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) or Section 4001 of ERISA.
“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA); (d) the filing of a notice of intent to terminate or the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, respectively, (e) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (g) the determination that any Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (h) the determination that any Multiemployer Plan is considered a plan in “endangered,” “critical,” or “critical and declining” status within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (j) the conditions for the imposition of a Lien under Section 430(k) of the Code or Section 303(k) of ERISA shall have been met with respect to any Plan or (k) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of Holdings or any Subsidiary.
“Erroneous Payment” has the meaning assigned to it in Section 9.18(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.18(d)(i).
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.18(d)(i).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.18(d)(i).

“Escrow” has the meaning specified in the definition of “Indebtedness.”
“Escrowed Obligations” has the meaning specified in the definition of “Indebtedness.”
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EU Treaty” means the Treaty on European Union.
“Euro” and “€” means the single currency of the Participating Member States introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty.
“Event of Default” has the meaning specified in Section 8.01.
“Excess Cash Flow” means, with respect to any Excess Cash Flow Period, an amount, not less than zero, equal to:
(a)Consolidated Net Income of the Group Parties for such Excess Cash Flow Period, plus, without duplication:
(i)all non-cash charges, losses and expenses (including, without limitation, taxes) of such Person or any of its Restricted Subsidiaries that were deducted in calculating such Consolidated Net Income (provided, in each case, that if any non-cash charge represents an accrual or reserve for cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Excess Cash Flow in such future period); plus
(ii)an amount equal to the sum of (A) the decrease in Working Capital of such Person during such period (measured as the excess, if any, of Working Capital at the beginning of such Excess Cash Flow Period minus Working Capital at the end of such Excess Cash Flow Period), if any, plus (B) the decrease in long-term accounts receivable of such Person and its Restricted Subsidiaries, if any (other than any such decreases contemplated by clauses (A) and (B) of this clause (ii) that are directly attributable to dispositions of a Person or business unit by Holdings and its Restricted Subsidiaries during such period); minus
(b)the sum, without duplication (in each case, for Holdings and the Restricted Subsidiaries on a consolidated basis), of:
(i)to the extent not deducted as an ECF Deduction, repayments, prepayments, repurchases, redemptions and other cash payments made with respect to the principal of any Indebtedness (including principal representing capitalized interest) or the principal component of any Capitalized Lease Obligations of such Person or any of its Restricted Subsidiaries during such period (excluding voluntary and mandatory prepayments of Term Loans, but including all premium, make-whole or penalty payments paid in cash (to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income and such payments are not otherwise prohibited under this Agreement) and all repayments with respect to revolving Indebtedness to the extent accompanied by a corresponding reduction in commitments); provided that, with respect to any mandatory prepayment of Indebtedness (other than, for the avoidance of doubt, Term Loans), such prepayments shall only be deducted pursuant to this clause (i) to the extent not deducted in the computation of net proceeds in respect of the asset disposition or condemnation giving rise thereto; plus
(ii)(A) cash payments made by such Person or any of its Restricted Subsidiaries during such period in respect of Taxes (including distributions to any Parent Holding Company in respect of Taxes), to the extent such payments exceed the amount of tax expense deducted in calculating such Consolidated Net Income, and (B) cash payments that such Person or any of its Restricted Subsidiaries will be required to make in respect of Taxes (including distributions to any Parent Holding Company in respect of Taxes) within 180 days after the end of such period; provided that amounts described in this clause (B) will not reduce Excess Cash Flow in subsequent periods, and, to the extent not paid, will increase Excess Cash Flow in the subsequent period; plus
(iii)all cash payments and other cash expenditures made by such Person or any of its Restricted Subsidiaries during such period (A) with respect to items that were excluded in the calculation of such Consolidated Net Income or (B) that were not expensed during such period in accordance with GAAP; plus
(iv)all non-cash credits included in calculating such Consolidated Net Income (including insured or indemnified losses referred to in clauses (r) and (s) of the definition of “Consolidated Net Income” to the extent not reimbursed in cash during such period); plus
(v)an amount equal to the sum of (A) the increase in the Working Capital of such Person during such period (measured as the excess, if any, of Working Capital at the end of such Excess Cash Flow Period minus Working Capital at the beginning of such Excess Cash Flow Period), if any, plus (B) the increase in long-term accounts receivable of such Person and its Restricted Subsidiaries, if any; plus
(vi)cash payments made in satisfaction of noncurrent liabilities (excluding payments of Indebtedness for borrowed money) not made directly or indirectly using proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period; plus
(vii)to the extent not deducted in arriving at Consolidated Net Income, cash fees, expenses and purchase price adjustments incurred in connection with the Transactions, any acquisition consummated before or after the Closing Date or any permitted Investment, Equity Issuance or debt issuance (whether or not consummated) and any Restricted Payment made to pay any of the foregoing incurred by Holdings; plus
(viii)the amount of cash payments made in respect of pensions and other postemployment benefits in such period to the extent not deducted in arriving at such Consolidated Net Income; plus
(ix)cash payments made by such Person or any of its Restricted Subsidiaries during such period in respect of items for which an accrual or reserve was established in a prior period, in each case to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income; plus
(x) to the extent not deducted in arriving at Consolidated Net Income, cash payments (including reimbursement of out-of-pocket expenses or payments under any indemnity obligations) made by such Person during such period pursuant to the Management Agreement to the extent permitted hereunder.
“Excess Cash Flow Period” means any fiscal year of Holdings, commencing with the fiscal year ending on December 31, 2027.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Exchange Agent” means (a) the Term Loan Administrative Agent or (b) any other financial institution or advisor employed by the Borrower Representative (whether or not an Affiliate of the Term Loan Administrative Agent), after consultation with the Term Loan Administrative Agent, to act as an arranger in connection with any Permitted Debt Exchange pursuant to Section 2.19; provided that the Borrower Representative shall not designate the Term Loan Administrative Agent as the Exchange Agent without the written consent of the Term Loan Administrative Agent (it being understood that the Term Loan Administrative Agent shall be under no obligation to agree to act as the Exchange Agent); provided, further, that neither any Borrower nor any of their Affiliates may act as the Exchange Agent.
“Exchange Rate” means on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters “FXFIX” Page for such currency; in the event that such rate does not appear on any Reuters “FXFIX” Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Revolving Administrative Agent and the Borrower Representative, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Revolving Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two (2) Business Days later.

“Excluded Contributions” means the net cash proceeds and Cash Equivalents, or the Fair Market Value of other assets, received by Holdings after the Closing Date from:
(1)contributions in the form of Equity Interests which are not Excluded Equity, and
(2)the sale of Capital Stock (other than Excluded Equity) of Holdings. to the extent Not Otherwise Applied, in each case designated as Excluded Contributions pursuant to an officer’s certificate of a Responsible Officer, or that has been utilized to make a Restricted Payment pursuant to clause (2) of the second paragraph of Section 7.05.
“Excluded Equity” means (i) Disqualified Stock and (ii) any Equity Interests issued or sold to a Restricted Subsidiary or any employee stock ownership plan or trust established by Holdings or any of its Subsidiaries or a direct or indirect parent of Holdings (to the extent such employee stock ownership plan or trust has been funded by Holdings or any Subsidiary or a direct or indirect parent of Holdings).
“Excluded Indebtedness” has the meaning specified in the definition of “Indebtedness.”
“Excluded Information” has the meaning specified in Section 10.07(k).
“Excluded Property” means, with respect to any Loan Party, (a) (i) any fee-owned real property, any real property leasehold or subleasehold interests not constituting Material Real Property and (ii) any fee-owned real property (whether already mortgaged, or required or intended to be mortgaged, at any time of determination) located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” or such property or mortgage thereon would be subject to any flood insurance due diligence, flood insurance requirements or compliance with any flood insurance laws (it being agreed that (A) if it is subsequently determined that any such real property subject to, or otherwise required or intended to be subject to, a mortgage is or might be located in a flood hazard area, such property shall be deemed to constitute Excluded Property until a determination is made that such property is not located in a flood hazard area and does not require flood insurance, and (B) if there is an existing mortgage on such property, such mortgage shall be released if located in a special flood hazard area and would require flood insurance or if it cannot determined whether such fee owned real property is located in a special flood hazard area or would require flood insurance if the time or information necessary to make such determination would (as determined by the Borrower Representative in good faith) delay or impair the intended date of funding any Loan or effectiveness of any amendment or supplement under this Agreement), (b) any motor vehicle, airplane or other asset subject to a certificate of title (other than to the extent a security interest therein can be perfected by filing an “all assets” UCC-1 financing statement and without the requirement to list any VIN, serial or similar number), (c) assets to the extent granting a security interest in such assets could reasonably be expected to result in material adverse tax consequences to any Borrower, Holdings or any of the Restricted Subsidiaries or Parent Holding Companies (other than the grant of security by Holdings or any Restricted Subsidiary of Holdings that is a Loan Party as of the Closing Date), or material adverse regulatory consequences, in each case, as determined by the Borrower Representative in good faith, (d) pledges of, and security interests in, certain assets, in favor of the Collateral Agent which are prohibited by applicable Law or would require obtaining the consent of any governmental authority; provided that (i) any such limitation described in this clause (d) on the security interests granted shall only apply to the extent that any such prohibition is not rendered ineffective pursuant to the Uniform Commercial Code of any applicable jurisdiction and shall not apply to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibition and (ii) in the event of the termination or elimination of any such prohibition contained in any applicable Law or to the extent such consent is obtained, a security interest in such assets shall be automatically and simultaneously granted under the applicable Collateral Documents and such asset shall be included as Collateral, (e) any governmental or regulatory licenses or state or local franchises, charters, consent, permits and authorizations, to the extent security interests in favor of the Collateral Agent in such licenses, franchises, charters, consents, permits or authorizations are prohibited or restricted thereby or by applicable law, in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibition; provided (i) any such limitation described in this clause (e) on the security interests granted shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the Uniform Commercial Code of any applicable jurisdiction or any other applicable Law or principles of equity and shall not apply to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibition and that in the event of the termination or elimination of any such prohibition or restriction contained in any applicable license, franchise, charter or authorization, or under applicable law, a security interest in such licenses, franchises, charters or authorizations shall be automatically and simultaneously granted under the applicable Collateral Documents and such licenses, franchises, charters, permits, consents or authorizations shall be included as Collateral, (f) Equity Interests in (A) any Person (other than any Borrower and Wholly Owned Restricted Subsidiaries of Holdings that are not Immaterial Subsidiaries), (B) any not-for-profit Subsidiary, (C) any Captive Insurance Subsidiary, (D) any Receivables Subsidiary or special purpose securitization vehicle (or similar entity), (E) any broker-dealer Subsidiary, (F) Subsidiaries that are special purpose entities (the entities in subclauses (B), (C), (D), (E) and (F) of this clause (f), each, a “Limited Purpose Subsidiary”), (G) any Unrestricted Subsidiary, (H) any Person which is acquired after the date hereof to the extent and for so long as such Equity Interests are pledged in respect of Acquired Indebtedness and such pledge constitutes a Permitted Lien and does not permit the grant of a security interest on such Equity Interests and (I) any Person that is an Excluded Subsidiary pursuant to clause (e) of the definition of “Excluded Subsidiary”, (g) any general intangible and any lease, license, permit or other agreement or any property or right subject thereto (including pursuant to a purchase money security interest, Capitalized Lease Obligation or similar arrangement, in each case permitted to be incurred under this Agreement or, in the case of after-acquired property, pre-existing secured debt not incurred in anticipation of the acquisition by the applicable Loan Party of such property), to the extent that a grant of a security interest therein would violate or invalidate such item or create a right of termination in favor of any other party thereto (other than a Loan Party), in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibition, (h) “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” filing, (i) receivables and related assets (or interests therein) (A) sold to any Receivables Subsidiary or (B) otherwise pledged, factored, transferred or sold in connection with any Receivables Financing, (j) Equity Interests in excess of 65% of the Capital Stock of any first-tier Subsidiary that is (A) a Controlled Foreign Subsidiary or (B) a FSHCO, (k) trust accounts holding funds for third parties, payroll accounts and escrow accounts holding funds for third parties, in each case, as long as each such account is used solely for such purpose, (l) cash to secure letter of credit reimbursement obligations and such pledge constitutes a Permitted Lien, (m) Margin Stock, (n) leasehold or subleasehold interests to the extent a security interest in respect thereof cannot be perfected by filing an “all-assets” UCC-1 financing statement, (o) letter of credit rights, except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest therein is accomplished by the filing of a UCC-1 financing statement, (p) all commercial tort claims that are not expected to result in a judgment or settlement payment in excess of $20,000,000 (as determined by the Borrower Representative in good faith), (q) cash and Cash Equivalents (other than cash and Cash Equivalents representing identifiable proceeds of other “Collateral” a security interest in which is perfected through the filing of a UCC-1 financing statement or automatically without filing), and any deposit, commodity or securities account (including any securities entitlement and any related asset) (in each case, except to the extent a security interest therein can be perfected through the filing of a UCC-1 financing statement or automatically without a filing) and (r) any assets or property located or titled in any jurisdiction outside the U.S. and held by any Loan Party, to the extent a security interest in respect thereof cannot be perfected by filing an “all-assets” UCC-1 financing statement or the delivery of certificates or instruments otherwise required pursuant to the terms of the Loan Documents or automatically without a filing (provided that this clause (r) shall not apply to (x) the assets of any Loan Party that is a Foreign Subsidiary to the extent such assets or property are located in jurisdictions outside the U.S. that are agreed between the Borrower Representative and the Collateral Agent, and (y) the Equity Interests of any Foreign Subsidiary that is a Guarantor). Other assets shall be deemed to be “Excluded Property” if the Borrower Representative determines in good faith that the burden or cost of obtaining or perfecting a security interest in such assets (including, without limitation, the cost of title insurance, surveys or flood insurance (if necessary)) outweighs the benefit to the Lenders of the security afforded thereby. Notwithstanding anything herein or the Collateral Documents to the contrary, Excluded Property shall not include any Proceeds (as defined in the UCC), substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property referred to above).
“Excluded Subsidiary” means any direct or indirect Subsidiary of Holdings (other than any Borrower and any Intermediate Holdco) that is (a) an Unrestricted Subsidiary, (b) a non-Wholly Owned Subsidiary, (c) an Immaterial Subsidiary, (d) a FSHCO, (e) established or created pursuant to clause (14)(g) of the second paragraph of Section 7.05 and meeting the requirements of the proviso thereto; provided that such Subsidiary shall only be an Excluded Subsidiary for the period immediately prior to such acquisition, (f) a Controlled Foreign Subsidiary and any Subsidiary of a Foreign Subsidiary; (g) a Subsidiary that is prohibited by applicable Law from guaranteeing the Facilities, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee (including, for the avoidance of doubt, Laws relating to financial assistance, corporate benefit, thin capitalization, capital maintenance, liquidity maintenance or similar legal principles, restrictions on upstreaming and/or cross-streaming of cash intra-group and Laws relating to the fiduciary and/or statutory duties of the Board of Directors of Holdings and/or any of its Subsidiaries) unless, such consent, approval, license or authorization has been received; provided that none of Holdings or its Restricted Subsidiaries shall have any obligation to obtain such consent, approval, license or authorization, (h) a Subsidiary that is prohibited from guaranteeing the Facilities by any Contractual Obligation in existence on the Closing Date (but not entered into in contemplation thereof) and for so long as any such Contractual Obligation exists (or, in the case of any newly-acquired Subsidiary, in existence at the time of acquisition thereof but not entered into in contemplation thereof and for so long as any such Contractual Obligation exists), (i) a Person (other than Holdings or a Restricted Subsidiary of Holdings that is a Subsidiary of any Loan Party as of the Closing Date) whose guarantee of the Facilities would result in material adverse tax consequences to any Borrower, Holdings or any of the Restricted Subsidiaries or Parent Holding Companies, as determined by the Borrower Representative in good faith, (j) any Limited Purpose Subsidiary, (k) any Restricted Subsidiary acquired by Holdings or any of the Restricted Subsidiaries after the Closing Date that, at the time of the relevant acquisition, is an obligor in respect of assumed Indebtedness that is permitted under this Agreement, and any Restricted Subsidiary thereof that guarantees such Indebtedness, in each case, to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness or guaranty thereof prohibits such Subsidiary from becoming a Guarantor so long as such restriction was not incurred in contemplation of such acquisition, and (l) any other Subsidiary with respect to which, in the good faith determination of the Borrower Representative, the burden or cost of guaranteeing the Facilities outweighs the benefits to be obtained by the Lenders therefrom; provided that the Borrower Representative may from time to time elect to cause any Excluded Subsidiary (other than an Unrestricted Subsidiary) (in the case of any Foreign Subsidiary, with the consent of the Collateral Agent (such consent not to be unreasonably withheld, conditioned or delayed)) to become a Guarantor, subject to (x) the jurisdiction of incorporation of such Excluded Subsidiary (or Excluded Subsidiaries) being reasonably satisfactory to the Term Loan Administrative Agent in light of legal permissibility and the policies and procedures of the Term Loan Administrative Agent and the Lenders for similarly situated companies and (y) notice to the Term Loan Administrative Agent. No Excluded Subsidiary that becomes a Guarantor pursuant to the preceding proviso will be released as an Excluded Subsidiary unless (i) the Borrowers are deemed to have made a new Investment in such Person in an amount equal to the sum of the Investments by Loan Parties made into such Person while such Person was a Subsidiary Guarantor and such deemed Investment is permitted at the time of release and (ii) any Investments made by a Loan Party into such Person while such Person was a Subsidiary Guarantor would not violate the PluralSight Provision as if such Person were a non-Loan Party Restricted Subsidiary at the time of such release; provided, further, that if a Subsidiary executes the Subsidiary Guaranty as a “Subsidiary Guarantor,” then it shall not constitute an “Excluded Subsidiary” (unless released from its obligations under the Subsidiary Guaranty as a “Subsidiary Guarantor” in accordance with the terms hereof and thereof).
“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such

Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any applicable keepwell, support, or other agreement for the benefit of such Guarantor), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and Hedge Bank applicable to such Swap Obligation.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by such Recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Taxes imposed pursuant to a Law in effect on the date on which such Lender becomes a party hereto (other than pursuant to a request by any Loan Party under Section 3.08) or changes its lending office, except in each case to the extent that, pursuant to Section 3.01, additional amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changes its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g), (d) any Taxes imposed under FATCA, (e) U.S. federal backup withholding Taxes under Section 3406 of the Code and (f) Other Connection Taxes that are excluded from the definition of “Other Taxes.”
“Existing Credit Agreement” means that certain Revolving Credit Agreement, dated June 24, 2022, among Avanos Medical, Inc., the subsidiary guarantors party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, each L/C issuer and each lender, and the other agents, arrangers and lenders from time to time party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).
“Existing Lender Assignment” means an assignment of, as applicable, (x) (i) Commitments under a Term Facility, a Specified Refinancing Term Loan Facility or a New Term Facility or (ii) Term Loans, Specified Refinancing Term Loans and New Term Loans, in each case to an existing Term Lender, an Affiliate of an existing Term Lender or an Approved Fund thereof (other than any Disqualified Institution) or (y) Priority Revolving Credit Commitments or Priority Revolving Credit Loans, in each case to an existing Lender under the Priority Revolving Credit Facility, an Affiliate of such Lender or an

Approved Fund thereof in the business of providing revolving facilities (other than any Disqualified Institution).
“Existing Letters of Credit” has the meaning specified in Section 2.03(m).
“Extendable Bridge Loans” means any bridge loan which provides for an automatic extension of the maturity thereof, subject to customary conditions, to a date that is not earlier than the Latest Maturity Date of the Initial Term Loan Facility and the Weighted Average Life to Maturity of the long-term debt into which such bridge loan is to be converted or exchanged is not shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loan Facility or any Indebtedness that is being refinanced with the proceeds of such Extendable Bridge Loans, as applicable.
“Facility” means each of the Term Facilities and the Revolving Credit Facilities, as the context may require.
“Failed Auction” has the meaning specified in the definition of “Dutch Auction.”
“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the Borrower Representative, whose determination will be conclusive for all purposes under the Loan Documents).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements implementing the foregoing (together with any Laws implementing such agreements).
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1.00%) charged to the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable, on such day on such transactions as determined by the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable; provided, further, that if the Federal Funds Rate is less than 0.00%, then it shall be deemed to be 0.00% per annum.
“Financial Incurrence Test” has the meaning specified in Section 1.11(b).

“Financial Model” means the model made available by the Sponsor to the Arrangers on May 18, 2026.
“Fixed Amounts” has the meaning specified in Section 1.11(b).
“Fixed Basket” has the meaning specified in Section 1.11(b).
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Term SOFR or Term CORRA. The initial Floor for Term SOFR shall be (I) in the case of Initial Term Loans and Priority Revolving Credit Loans, 0.75% and (II) with respect to any New Term Loans, New Revolving Credit Loans and Specified Refinancing Debt, any “floor” set forth in the definitive documentation with respect thereto. The initial Floor for Term CORRA shall be (I) in the case of Priority Revolving Credit Loans, 0.75% and (II) with respect to any New Revolving Credit Loans and Specified Refinancing Debt, any “floor” set forth in the definitive documentation with respect thereto.
“Foreign Casualty Event” shall have the meaning assigned to such term in Section 2.05(b)(viii).
“Foreign Disposition” shall have the meaning assigned to such term in Section 2.05(b)(viii).
“Foreign Lender” means a lender that is not a U.S. Person.
“Foreign Subsidiary” means any direct or indirect Subsidiary of Holdings that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Pro Rata Share of the outstanding Swingline Loans and L/C Obligations (other than Swingline Loans and L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Non-Defaulting Lenders or Cash Collateralized in accordance with the terms hereof).
“FSHCO” means any direct or indirect Subsidiary of Holdings that owns, directly or indirectly, no material assets other than Capital Stock (or, if applicable, Capital Stock and indebtedness) of one or more Controlled Foreign Subsidiaries or another FSHCO.
“Fund” means any Person (other than a Natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (but excluding the policies, rules and regulations of the SEC applicable only to public companies); provided that the Borrower Representative may at any time elect by written notice to the Administrative Agents to use IFRS in lieu of GAAP for financial reporting purposes and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect from time to time and (b) for prior periods, GAAP as defined in this sentence without giving effect to the proviso thereto. All ratios and computations based on GAAP contained in this Agreement shall be computed in conformity with GAAP.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any applicable supranational bodies (such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section 10.07(g).
“Group Parties” means the collective reference to Holdings and the Restricted Subsidiaries, and “Group Party” means any one of them.
“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by the primary obligor in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary or reasonable indemnity obligations in effect on the Closing Date, or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, Holdings, each Intermediate Holdco, each Borrower (except as to its own obligations) and, as of the Closing Date, the Subsidiaries of Holdings listed on Schedule 1 and each other Subsidiary of Holdings that executes and delivers a Guaranty or guaranty supplement pursuant to the Guaranty, Sections 6.12 or 6.16, unless it has ceased to be a Guarantor pursuant to the terms hereof.
“Guaranty” means, collectively, the Holdings Guaranty and the Subsidiary Guaranty.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, materials or wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, toxic mold, polychlorinated biphenyls, per- or polyfluoroalkyl substances, radon gas, infectious or medical wastes and all other toxic substances, materials or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Bank” means (x) on the Closing Date or at the time that it enters into a Cash Management Agreement, a Lender or an Agent or an Affiliate of a Lender or an Agent or (y) any other Person designated by the Borrower Representative, in each case, in its capacity as a party to such Swap Contract; provided that, in the case of clause (y), such other Person has delivered to the Collateral Agent a written notice (1) appointing the Collateral Agent as its agent under the applicable Loan Documents and (2) agreeing to be bound by Article IX and Sections 10.05, 10.15 and 10.17 as if such Person were a Lender; provided that no Hedge Bank shall have any rights in connection with the terms of the Loan Documents or management or release of Collateral or the obligations of any Loan Party under the Loan Documents, other than in its capacity as a Lender or an Agent.
“Historical Financial Statements” means the (x) audited consolidated balance sheet of the Target as of December 31, 2025 and the related audited statements of income and cash flows for the respective twelve (12) month periods then ended and (y) unaudited consolidated balance sheet of the Target as of March 31, 2026 and the related unaudited consolidated statements of income for the fiscal quarter then ended.
“Holdings” has the meaning specified in the introductory paragraph to this Agreement.
“Holdings Guaranty” means the Holdings Guaranty made by Holdings in favor of the Term Loan Administrative Agent and Collateral Agent on behalf of the Secured Parties, substantially in the form of Exhibit E-1.
“Honor Date” has the meaning specified in Section 2.03(d).
“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.
“Immaterial Subsidiary” means any Subsidiary of Holdings that, as of the last day of the Test Period most recently then ended, does not have (a) assets (when combined with the assets of all other Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of 5.0% of Consolidated Net Tangible Assets of the Group Parties or (b) Consolidated EBITDA (when combined with the

Consolidated EBITDA of all other Immaterial Subsidiaries) in excess of 5.0% of the Consolidated EBITDA of the Group Parties; provided that, at all times prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), this definition shall be applied based on the pro forma consolidated financial statements of the Group Parties delivered to the Term Loan Administrative Agent prior to the date hereof.
“Immediate Family Member” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle, such individual’s estate (or an executor, administrator, heir or legatee, in each case, acting on their behalf) or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
“Increase Effective Date” has the meaning specified in Section 2.14(c).
“Incremental Amounts” means the amount of any unused commitments under the applicable refinanced Indebtedness, Disqualified Stock or Preferred Stock and any accrued interest, fees, defeasance costs and premium (including call and tender premiums), if any, under the refinanced Indebtedness, Disqualified Stock or Preferred Stock, and underwriting discounts, fees, commissions and expenses (including original issue discount, upfront fees and similar items) in connection with the refinancing of the applicable Indebtedness, Disqualified Stock or Preferred Stock and the incurrence or issuance of the applicable refinancing Indebtedness, Disqualified Stock or Preferred Stock in connection therewith.
“Incremental Arranger” has the meaning specified in Section 2.14(a).
“Incremental Equivalent Cash Component Debt” has the meaning specified in the first paragraph of Section 7.01.
“Incremental Equivalent Debt” has the meaning specified in the first paragraph of Section 7.01.
“Incremental Equivalent Prepayment Component Debt” has the meaning specified in the first paragraph of Section 7.01.
“Incremental Equivalent Ratio Component Debt” has the meaning specified in the first paragraph of Section 7.01.
“Incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, guarantee, incur or otherwise become liable for such Indebtedness, Capital Stock or Lien, as applicable; provided that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.
“Incurrence-Based Amounts” has the meaning specified in Section 1.11(b).

“Indebtedness” means, with respect to any Person, without duplication:
(a)the principal of any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property, (iv) in respect of Capitalized Lease Obligations or (v) representing any Swap Contracts, in each case, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Swap Contracts) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(b)to the extent not otherwise included, any guarantee by such Person of the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and
(c)to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person.
The term “Indebtedness” shall not include any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practices, or obligations under any license, permit or other approval (or guarantees given in respect of such obligations) Incurred prior to the Closing Date or in the ordinary course of business or consistent with past practices.
Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:
(i)Contingent Obligations Incurred in the ordinary course of business or consistent with past practices;
(ii)obligations under or in respect of Receivables Financings;
(iii)any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case Incurred in the ordinary course of business;
(iv)intercompany liabilities that would be eliminated on the consolidated balance sheet of Holdings and its consolidated Subsidiaries;
(v)prepaid or deferred revenue arising in the ordinary course of business;
(vi)Cash Management Services;
(vii)any earn out obligation, purchase price adjustment or similar obligation until such obligation becomes a liability on the balance sheet (excluding the footnotes thereto) in accordance with GAAP and is not paid within 30 days after becoming due and payable;

(viii)obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that have been defeased or satisfied and discharged pursuant to the terms of such agreement;
(ix)for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, deferred compensatory or employee or director equity plans, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes;
(x)Capital Stock (other than Disqualified Stock and Preferred Stock); or
(xi)Non-Financing Lease Obligations.
Subject to Section 1.02(i), Indebtedness will not be deemed to include obligations (“Escrowed Obligations”) Incurred in advance of, and the proceeds of which are to be applied in connection with, the consummation of a transaction solely to the extent the proceeds thereof are and continue to be held in an escrow, trust, collateral or similar account or arrangement (collectively, an “Escrow”) and are not otherwise made available to such Person (such indebtedness, “Excluded Indebtedness”). From and after the date on which any Escrow is established and prior to the date on which the proceeds in which such Escrow have been fully released to Holdings, any other Person or otherwise, for the purposes of determining whether any Indebtedness is permitted to be Incurred under this Agreement, such determination shall be made on a Pro Forma Basis assuming the release of proceeds under the Escrow, the use of proceeds thereof (and the consummation of the associated transactions) and the inclusion of the Excluded Indebtedness.
“Indemnified Liabilities” has the meaning specified in Section 10.05.
“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), all Other Taxes.
“Indemnitees” has the meaning specified in Section 10.05.
“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith determination of the Borrower Representative, qualified to perform the task for which it has been engaged.
“Information” has the meaning specified in Section 10.08.
“Initial Borrower” has the meaning specified in the introductory paragraph to this Agreement.
“Initial Priority Revolving Credit Facility” means the Revolving Credit Tranche established pursuant to Section 2.01(c) on the Closing Date.

“Initial Term Borrowing” means a borrowing consisting of simultaneous Initial Term Loans of the same Type and, in the case of SOFR Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a), in each case, on the Closing Date.
“Initial Term Commitment” means, as to each Term Lender, its obligation to make Initial Term Loans to the Borrowers pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Initial Term Commitment” as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Initial Term Commitments is $675,000,000.
“Initial Term Loan Facility” means the Term Facility in respect of the Initial Term Loans.
“Initial Term Loans” has the meaning specified in Section 2.01(a), but includes for the avoidance of doubt, after the funding thereof, any funded DDTL Loans.
“Initial Term Note” means a promissory note of the Borrowers payable to any Term Lender or its registered assigns, in substantially the form of Exhibit B-2 hereto, evidencing the aggregate indebtedness of the Borrowers to such Term Lender resulting from the Initial Term Loans made by such Term Lender.
“intellectual property” means intellectual property, including all (a) patents, inventions, industrial designs, processes, developments, technology, and know-how; (b) copyrights and works of authorship in any media, including graphics, advertising materials, labels, package designs, and photographs; (c) trademarks, service marks, trade names, brand names, corporate names, domain names, logos, trade dress, and other source indicators, and the goodwill of any business symbolized thereby; and (d) trade secrets, confidential, proprietary, or non-public information.
“Intellectual Property Security Agreement” means, collectively, the intellectual property security agreement substantially in the form of Exhibit B to the Security Agreement, dated the date of this Agreement, together with each other intellectual property security agreement or Intellectual Property Security Agreement Supplement executed and delivered pursuant to Section 6.12, Section 6.14 or Section 6.16.
“Intellectual Property Security Agreement Supplement” means, collectively, any intellectual property security agreement supplement entered into in connection with, and pursuant to the terms of, any Intellectual Property Security Agreement.
“Intercompany License Agreement” means any cost sharing agreement, commission or royalty agreement, license or sub-license agreement, distribution agreement, services agreement, intellectual property rights transfer agreement or any related agreements, in each case where all the parties to such agreement are one or more of Holdings and any Restricted Subsidiary thereof.
“Intercompany Note” means an intercompany note, in substantially the form of Exhibit H hereto, or otherwise in form and substance reasonably satisfactory to the Term Loan Administrative Agent and the Borrower Representative.

“Intermediate Holdcos” means, collectively, (i) A-AV Holdco I, Inc., a Delaware corporation, (ii) A-AV Holdco II, Inc., a Delaware corporation and (iii) any other Subsidiary of Holdings that is a direct or indirect parent of the Borrower Representative or A-AV Acquireco Borrower.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan or a Canadian Prime Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a SOFR Loan or Term CORRA Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Canadian Prime Rate Loan, the last Business Day of each March, June, September and December, and the Maturity Date of the Facility under which such Loan was made, commencing September 30, 2026.
“Interest Period” means, as to each (x) SOFR Loan or (y) Term CORRA Rate Loan, the period commencing on the date such SOFR Loan or Term CORRA Rate Loan is disbursed or converted to or continued as a SOFR Loan or Term CORRA Rate Loan and ending on the date one (1), three (3) or six (6) months thereafter, or to the extent consented to by all Appropriate Lenders, twelve (12) months thereafter (or such shorter interest period as may be agreed to by all Lenders of the applicable Tranche) (in each case, subject to the availability thereof); provided that six (6) month and twelve (12) month Interest Periods shall not be available in the case of Term CORRA Rate Loans; as selected by the Borrower Representative in a Committed Loan Notice; provided, further, that:
(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
(c)no Interest Period shall extend beyond the scheduled Maturity Date of the Facility under which such Loan was made; and
(d)no tenor that has been removed from this definition pursuant to Section 1.09 shall be available for specification in such Committed Loan Notice or interest election.
provided, further, that the Interest Period for any Borrowing to be made on the Closing Date (which Interest Period shall commence on the Closing Date) may end on September 30, 2026.
“Investment” means, with respect to any Person, (i) all investments by such Person in other Persons (including Affiliates) in the form of (a) loans (including guarantees of Indebtedness), (b) advances or capital contributions (excluding accounts receivable, trade credit and advances or other payments made to customers, dealers, suppliers and distributors and payroll, commission, travel and similar advances to officers, directors, managers, employees consultants and independent contractors made in the ordinary course of business), and (c) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and (ii) investments that are required by GAAP to be classified on the balance sheet of Holdings in the same manner as the other investments included in clause (i) of this definition to the extent such transactions involve the transfer of cash or other property; provided that Investments shall not include, in the case of Holdings and the Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business. If Holdings or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Holdings, Holdings shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. In no event shall a guarantee of an operating lease or Non-Financing Lease Obligations of Holdings or any Restricted Subsidiary be deemed an Investment. For purposes of the definition of “Unrestricted Subsidiary” and Section 7.05:
(1)“Investments” shall include the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:
(a)Holdings’ “Investment” in such Subsidiary at the time of such redesignation; less
(b)the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and
(2)any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.
The amount of any Investment outstanding at any time (including for purposes of calculating the amount of any Investment outstanding at any time under any provision of Section 7.05 and otherwise determining compliance with Section 7.05) shall be the original cost of such Investment (determined, in the case of any Investment made with assets of Holdings or any Restricted Subsidiary, based on the Fair Market Value of the assets invested and without taking into account subsequent increases or decreases in value), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by Holdings or a Restricted Subsidiary in respect of such Investment and shall be net of any Investment by such Person in Holdings or any Restricted Subsidiary.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other “nationally recognized statistical rating organization” within the meaning of Section 3 under the Exchange Act selected by the Borrower Representative as a replacement agency for Moody’s or S&P, as the case may be.
“Investment Grade Securities” means:
(1)securities issued or directly and guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),
(2)securities that have an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Holdings and its Subsidiaries,
(3)investments in any fund that invests at least 95.0% of its assets in investments of the type described in clauses (1) and (2) above and clause (4) below which fund may also hold immaterial amounts of cash pending investment and/or distribution, and
(4)corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.
“IRS” means the United States Internal Revenue Service.
“ISDA CDS Definitions” has the meaning specified in Section 10.01.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version     thereof as may be in effect at the time of issuance and to which such Letter of Credit is subject).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer (or the bank issuing a Bank Letter of Credit) and the Borrowers (or, if applicable, a Restricted Subsidiary) or in favor of such L/C Issuer (or the bank issuing a Bank Letter of Credit) and relating to such Letter of Credit.
“Japanese Yen” and “¥” means freely transferable lawful money of Japan.
“joint venture” means any joint venture or similar arrangement (in each case, regardless of legal formation), including but not limited to collaboration arrangements, profit sharing arrangements or other contractual arrangements.
“Judgment Currency” has the meaning specified in Section 10.25.
“Junior Financing” has the meaning specified in Section 7.05(3).

“Junior Financing Document” means any documentation governing any Junior Financing.
“JV Distribution” means, at any time, 50% of the aggregate amount of all cash dividends or distributions received by Holdings or any of its Restricted Subsidiaries as a return on an Investment in a Permitted Joint Venture during the period from the Closing Date through the end of the fiscal quarter most recently ended for which financial statements are internally available; provided that Holdings or any of its Restricted Subsidiaries are not required to reinvest such dividends or distributions in the Permitted Joint Venture.
“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Term Loan Tranche at such time under this Agreement, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“L/C Advance” means, with respect to each Lender, such Lender’s funding in Dollars of its participation in any L/C Borrowing in accordance with its applicable Pro Rata Share.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the applicable Borrower(s) on the date required under Section 2.03(d)(i) or refinanced as a Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Issuer” means (a) Ally in its capacity as an issuer of Letters of Credit hereunder, (b) Ally in its capacity as the issuer of guarantees or risk participations that cause a bank to issue a Bank Letter of Credit hereunder and (c) any other Lender reasonably acceptable to the Borrowers and the Revolving Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned) that agrees to issue Letters of Credit pursuant hereto (a Lender in such capacity pursuant to this clause (c), an “Additional L/C Issuer”), in each case in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but (a) any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn, or (b) any drawing was made thereunder on or before the last day permitted thereunder and such drawing has not been honored or refused by the applicable L/C Issuer (or the bank issuing a Bank Letter of Credit, in the case of a Bank Letter of Credit), such Letter of Credit shall be deemed to be “outstanding” in the amount of such drawing.
“Legal Reservations” means:
(a)the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to insolvency, bankruptcy, liquidation, judicial management, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and similar principles or limitations under the laws of any applicable jurisdiction;
(b)the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defenses of set-off or counterclaim and similar principles or limitations under the laws of any applicable jurisdiction;
(c)any general principles, reservations or qualifications, in each case as to matters of law as set out in any legal opinion delivered to any Administrative Agent in connection with any provision of any Loan Document;
(d)the principle that any additional interest imposed under any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;
(e)with respect to any Foreign Subsidiary, the principle that in certain circumstances security granted by way of fixed charge may be characterized as a floating charge or that security purported to be constituted by way of an assignment may be recharacterized as a charge;
(f)the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;
(g)the principle that the creation or purported creation of security over any contract or agreement which is subject to a prohibition against transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach entitling the contracting party to terminate or take any other action in relation to such contract or agreement;
(h)provisions of a contract being invalid or unenforceable for reasons of oppression or undue influence; and
(i)similar principles, rights and defenses under the laws of any relevant jurisdiction.
“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes each L/C Issuer and the Swingline Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower Representative and the Term Loan Administrative Agent and/or the Revolving Administrative Agent, as the case may be.
“Letter of Credit” means any letter of credit, a commercial letter of credit, a standby letter of credit, a bank guarantee, a bankers’ acceptance and similar documents and instruments issued (or caused to be issued) hereunder (including any Bank Letter of Credit). Letters of Credit shall be available in Dollars and Canadian Dollars. No L/C Issuer shall be required to issue (or cause the issuance of) a Letter of Credit that is not a standby letter of credit unless such L/C Issuer agrees to issue (or cause the issuance of) any such other Letter of Credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer (or the bank issuing a Bank Letter of Credit), together with a request for L/C Credit Extension.
“Letter of Credit Expiration Date” means, subject to Section 2.03(a)(ii)(C), the scheduled Maturity Date then in effect for the Priority Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Sublimit” means a Dollar Equivalent amount equal to $20,000,000.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent or similar statutes) of any jurisdiction); provided that in no event shall an operating lease (or any precautionary filing made in connection therewith) or an agreement to sell be deemed to constitute a Lien.
“Limited Purpose Subsidiary” has the meaning specified in the definition of “Excluded Property.”
“Loan” means an extension of credit by a Lender to any Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swingline Loan.
“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) any intercreditor agreement required to be entered into pursuant to the terms of this Agreement, (vi) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement and (vii) any Refinancing Amendment.
“Loan Parties” means, collectively, each Borrower and each Guarantor.
“Majority Lenders” of any Tranche means those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other

Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated; provided that solely with respect to the Initial Term Loans, if at any time there are two or more unaffiliated Lenders holding Initial Term Loans or unused Initial Term Commitments, “Majority Lenders” shall include at least two such unaffiliated Lenders.
“Management Agreement” means the Management Services Agreement, dated as of the date hereof, by and among Holdings, the Borrowers, the other parties thereto and AIP Manager, as the same may be amended, restated, supplemented or otherwise modified from time to time to the extent such amendment, restatement, supplement or other modification is not materially disadvantageous to the Lenders; provided that any amendment, restatement, supplement or other modification thereof that adds (i) a management, consulting, monitoring, advisory or similar fee payable to the AIP Manager or any Affiliate thereof in an amount not to exceed $2,500,000 in any fiscal year or (ii) customary transaction fees, expense reimbursement or indemnities in favor of the AIP Manager or any Affiliate thereof shall, in each case, be deemed not to be materially disadvantageous to the Lenders.
“Margin Stock” has the meaning assigned to such term in Regulation U of the FRB as from time to time in effect.
“Market Capitalization” means an amount equal to (1) the total number of issued and outstanding shares of common Capital Stock of Holdings or any applicable Parent Holding Company, as applicable, on the date of the declaration of a Restricted Payment multiplied by (2) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment; provided, that if such Parent Holding Company directly or indirectly owns less than 100% of the Equity Interests of Holdings, the Market Capitalization shall be (x) the amount determined above divided by (y) the decimal equivalent of the percentage of the Equity Interests of Holdings directly or indirectly owned by such Parent Holding Company.
“Market Intercreditor Agreement” means (a) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank equal in priority to the Liens on the Collateral securing the Secured Obligations (without regard to the control of remedies), a customary intercreditor agreement in form and substance reasonably acceptable to the Term Loan Administrative Agent, the Revolving Administrative Agent and the Borrower Representative, which agreement shall provide that (i) the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Secured Obligations (without regard to the control of remedies) and (ii) if such Indebtedness is not incurred under this Agreement (including any Indebtedness that refinances or replaces Indebtedness issued under this Agreement), such Indebtedness shall be subject to the “super senior”, first-out payment priority of the Initial Priority Revolving Credit Facility in substantially the same manner that the Initial Priority Revolving Credit Facility is senior in priority relative to the Term Loans pursuant to this Agreement, and (b) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank junior to the Liens on the Collateral securing the Secured Obligations, a customary intercreditor agreement in form and substance reasonably acceptable to the Term Loan Administrative Agent, the Revolving Administrative

Agent and the Borrower Representative, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior in priority to the Liens on the Collateral securing the Secured Obligations.
“Material Acquisition” means any acquisition or other similar Investment by Holdings or any Restricted Subsidiary and for which the aggregate consideration (including the principal amount of any assumed Indebtedness) is in excess of an amount equal to $300,000,000.
“Material Adverse Effect” means (a) on the Closing Date, a “Material Adverse Effect” (as defined in the Acquisition Agreement) and (b) after the Closing Date, (i) a material adverse effect on the business, financial condition or results of operations of Holdings and its Subsidiaries, taken as a whole, (ii) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under the Loan Documents or (iii) a material adverse effect on the material remedies, taken as a whole, of the Term Loan Administrative Agent under the Loan Documents.
“Material Intellectual Property” has the meaning set forth in Section 7.04.
“Material Real Property” means any parcel of real property (other than a parcel with a Fair Market Value as of the Closing Date (or, in the case of after-acquired property, as of the date of acquisition thereof) of less than $10,000,000 and other than a parcel constituting Excluded Property) owned in fee by a Loan Party and located in the United States.
“Maturity Date” means, (a) with respect to the Initial Term Loans, the earliest of (i) July 27, 2033 and (ii) the date that the Initial Term Loans are declared due and payable pursuant to Section 8.02, and (b) with respect to the Initial Priority Revolving Credit Facility, the earliest of (i) July 27, 2033, (ii) the date of termination in whole of the Commitments under the Priority Revolving Credit Facility pursuant to Section 2.06(a) and (iii) the date that the Loans under the Initial Priority Revolving Credit Facility are declared due and payable pursuant to Section 8.02; provided that the reference to Maturity Date with respect to (i) Term Loans and Revolving Credit Facility Loans that are the subject of a loan modification offer pursuant to Section 10.01 and (ii) Term Loans that are Incurred pursuant to Section 2.14 or 2.18 shall, in each case, be the final maturity date as specified in the loan modification documentation, incremental documentation, or specified refinancing documentation, as applicable thereto; provided, further, in each case, that if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately preceding such day.
“Maximum Leverage Requirement” means, with respect to any Indebtedness, the requirement that, on a Pro Forma Basis, after giving effect to such increase and the use of proceeds thereof,
(i)    with respect to any such Indebtedness secured by the Collateral on a pari passu basis with the Liens securing the Obligations, the Consolidated First Lien Net Leverage Ratio does not exceed 4.75 to 1.00;

(ii)    with respect to any such Indebtedness secured by the Collateral on a “junior” basis to the Liens securing the Obligations, the Consolidated Secured Net Leverage Ratio does not exceed 5.25 to 1.00; and
(iii)    with respect to any such Indebtedness that is unsecured or secured solely by a Lien on assets that are not Collateral, the Consolidated Total Net Leverage Ratio does not exceed 5.25 to 1.00;
provided, that solely for the purpose of calculating the Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio and Consolidated Total Net Leverage Ratio pursuant to this definition, any cash proceeds from Indebtedness then being Incurred shall be excluded for purposes of cash netting.
“Maximum Rate” has the meaning specified in Section 10.10.
“MFN Adjustment” has the meaning specified in Section 2.14(g).
“MFN Provision” has the meaning specified in Section 2.14(g).
“Minimum Tender Condition” has the meaning specified in Section 2.19(b).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage” means, collectively, the deeds of trust, trust deeds, deeds to secure debt, mortgages, debentures and immovable hypothecs in respect of Mortgaged Properties in the United States made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in form and substance reasonably satisfactory to the Borrowers and Administrative Agents, in each case as the same may be amended, amended and restated, extended, supplemented, substituted or otherwise modified from time to time.
“Mortgaged Properties” means any Material Real Property with respect to which a Mortgage is required pursuant to Section 6.12.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions.
“Natural Person” means (a) any natural person or (b) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person.
“Net Cash Proceeds” means:
(a)with respect to the Disposition of any asset by Holdings or any of its Restricted Subsidiaries (other than any Disposition of any receivables in a Qualified Receivables Financing by Holdings or any of its Restricted Subsidiaries to a Receivables Subsidiary) or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event received by or paid to or for the account of Holdings or any of its Restricted Subsidiaries and including any proceeds received as a result of unwinding any related Swap Contract in connection with such related transaction) over (ii) the sum of:
(A)the principal amount of any Indebtedness that is secured by a Lien on the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event (other than (x) Indebtedness under the Loan Documents and (y) if such asset constitutes Collateral, any Indebtedness secured by such asset with a Lien ranking pari passu with or junior to the Lien securing the Obligations), together with any applicable premiums, penalties, interest or breakage costs,
(B)the fees and out-of-pocket expenses incurred by Holdings or such Restricted Subsidiary in connection with such Disposition or Casualty Event (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith),
(C)all taxes or tax distributions paid or reasonably estimated to be payable in connection with such Disposition or Casualty Event and any costs associated with receipt or distribution by the applicable taxpayer of such proceeds in connection with the repatriation of such proceeds to the United States,
(D)any costs associated with unwinding any related Swap Contract in connection with such transaction,
(E)any reserve for adjustment in respect of (x) the sale price of the property that is the subject of such Disposition established in accordance with GAAP and (y) any liabilities associated with such property and retained by Holdings or any of its Restricted Subsidiaries after such Disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by Holdings or any of its Restricted Subsidiaries in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E), and
(F)in the case of any Disposition or Casualty Event by a Restricted Subsidiary that is a joint venture or other non-Wholly Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (F)) attributable to the minority interests and not available for distribution to or for the account of Holdings or a Wholly Owned Restricted Subsidiary as a result thereof; and
(b)with respect to the Incurrence or issuance of any Indebtedness by Holdings or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of the cash received in connection with such Incurrence or issuance and in connection with unwinding any related Swap Contract in connection therewith over (ii) the investment banking fees, underwriting discounts and commissions, premiums, expenses, accrued interest and fees related thereto, taxes reasonably estimated to be payable and other out-of-pocket expenses and other customary expenses, incurred by Holdings or such Restricted Subsidiary in connection with such Incurrence or issuance and any costs associated with unwinding any related Swap Contract in connection therewith and, in the case of Indebtedness of any Foreign Subsidiary, deductions in respect of withholding taxes that are or would otherwise be payable in cash if such funds were repatriated to the United States.
“Net Cash Proceeds Percentage” has the meaning specified in Section 2.05(b)(ii).
“Net Short Lender” has the meaning specified in Section 10.01.
“New Incremental Notes” has the meaning specified in Section 2.15(a).
“New Incremental Notes Indentures” means, collectively, the indentures or other similar agreements pursuant to which any New Incremental Notes are issued, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.
“New Loan Commitments” has the meaning specified in Section 2.14(a).
“New Revolving Credit Commitment” has the meaning specified in Section 2.14(a).
“New Revolving Credit Facility” has the meaning specified in Section 2.14(a).
“New Revolving Credit Loan” has the meaning specified in Section 2.14(a).
“New Term Commitment” has the meaning specified in Section 2.14(a).
“New Term Facility” has the meaning specified in Section 2.14(a).
“New Term Loan” has the meaning specified in Section 2.14(a).
“Nogales Facility” means the manufacturing facility owned by the Nogales Subsidiary located in Nogales, Mexico.
“Nogales Subsidiary” means the Restricted Subsidiary that owns the Nogales Facility; provided that the Nogales Subsidiary shall at all times remain directly owned by a Domestic Subsidiary.

“Non-Consenting Lender” has the meaning specified in Section 3.08(c).
“Non-Defaulting Lender” means any Lender other than a Defaulting Lender.
“Non-Extended Loans and Commitments” has the meaning specified in Section 10.01.
“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, subject to Section 1.03(d), a straight-line or operating lease (including any lease that would not have been a capital lease under GAAP prior to giving effect to FASB ASC 842 (or any similar accounting principle)) shall be considered a Non-Financing Lease Obligation.
“Non-Loan Party” means any Restricted Subsidiary of Holdings that is not a Loan Party.
“Not Otherwise Applied” means, with respect to any amount subject to such restriction, such amount has not (x) been designated as an Excluded Contribution, a Specified Equity Contribution or Refunding Capital Stock, (y) used to Incur Contribution Indebtedness or (z) used to increase the amount available under clause (c) of the first paragraph under Section 7.05 or clause (14) of the definition of “Permitted Investments”, where in each case such permissibility was contingent on the receipt or availability of such amount.
“Note” means an Initial Term Note, a Revolving Credit Note, a Swingline Note or a DDTL Note.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, expenses and other amounts that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees, expenses and other amounts are allowed claims in such proceeding; provided that (a) obligations of any Loan Party under any Secured Cash Management Agreement or Secured Hedge Agreement shall be secured and guaranteed pursuant to the Collateral Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed, (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Hedge Agreements or Secured Cash Management Agreements and (c) the Obligations with respect to any Guarantor shall not include Excluded Swap Obligations of such Guarantor.
“OFAC” has the meaning specified in Section 5.19(b).
“OID” means original issue discount.
“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, trust or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment, grant of a participation or designation of a new office for receiving payments by or on account of the Borrowers (other than an assignment or designation of a new office made pursuant to Section 3.07(b) or Section 3.08).
“Outstanding Amount” means, (a) with respect to the Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the Term Loans occurring on such date, (b) with respect to any Revolving Credit Loans on any date, the aggregate outstanding principal Dollar Equivalent amount thereof after giving effect to any borrowings and prepayments or repayments of such Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Borrowing), as the

case may be, occurring on such date, (c) with respect to any Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swingline Loans, as the case may be, occurring on such date and (d) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate Dollar Equivalent amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Parent Holding Company” means any direct or indirect parent entity of Holdings which holds (or together with other Parent Holding Companies holds) directly or indirectly 100% of the Equity Interests of Holdings.
“Participant” has the meaning specified in Section 10.07(d).
“Participant Register” has the meaning specified in Section 10.07(m).
“Participating Member State” means each state as described in any EMU Legislation.
“PATRIOT Act” has the meaning specified in Section 10.22.
“Payment Block” has the meaning specified in Section 2.05(b)(ix).
“Payment Notice” has the meaning assigned to it in Section 9.18(b).
“Payment Recipient” has the meaning assigned to it in Section 9.18(a).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Per Fiscal Year Prepayment Trigger” has the meaning specified in Section 2.05(b)(ii).
“Per Transaction Prepayment Trigger” has the meaning specified in Section 2.05(b)(ii).

“Perfection Certificate” means that certain Perfection Certificate, dated as of the date hereof, executed by each Borrower.
“Perfection Exceptions” means that (a) with respect to any Collateral, no Loan Party shall be required to (i) enter into control agreements with respect to, or otherwise perfect any security interest by “control” (or similar arrangements) over securities accounts, deposit accounts, other bank accounts, cash and cash equivalents and accounts related to the clearing, payment processing and similar operations of Holdings and the Restricted Subsidiaries, (ii) perfect any pledge, security interest or mortgage other than by, as applicable, (1) the filing of a UCC-1 financing statement, (2) the filing in any applicable real estate records in the United States with respect to any mortgaged property or any fixture relating to any mortgaged property, (3) the filing of intellectual property security agreements with the United States Copyright Office or the United States Patent and Trademark Office with respect to intellectual property and (4) delivering Stock Certificates and the Pledged Debt, (iii) enter into any source code escrow arrangement or register any intellectual property, (iv) send notices to account debtors or other contractual third-parties unless an Event of Default has not been cured or waived and is continuing and the Term Loan Administrative Agent has exercised its rights pursuant to Section 8.02 of this Agreement, (v) enter into any security documents to be governed by the law of any jurisdiction other than the United States or any state thereof (or the District of Columbia) (provided that this clause (v) shall not be deemed to apply to any Foreign Subsidiary that is a Guarantor with respect to foreign jurisdictions to be mutually agreed between the Borrower Representative and the Collateral Agent or any Equity Interests of any Foreign Subsidiary that is a Guarantor), (vi) deliver landlord waivers, estoppels or collateral access letters or (vii) take any action with respect to contract rights arising under any agreement with governmental agencies of the United States of America and (b) no Loan Party shall be required to create any security interests in assets located, titled, registered or filed outside of the United States or any state thereof (or the District of Columbia) or to perfect such security interests (provided that this clause (b) shall not be deemed to apply to any Foreign Subsidiary that is a Guarantor with respect to foreign jurisdictions to be mutually agreed between the Borrower Representative and the Term Loan Administrative Agent or any Equity Interests of any Foreign Subsidiary that is a Guarantor).
“Periodic Term CORRA Determination Day” has the meaning specified in the definition of “Term CORRA”.
“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between Holdings or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 7.04.
“Permitted Debt” has the meaning specified in Section 7.01.
“Permitted Debt Exchange” has the meaning specified in Section 2.19(a).
“Permitted Debt Exchange Notes” means Indebtedness in the form of unsecured, first lien, second lien or other junior lien notes; provided that such Indebtedness (i) except in the case of Permitted Earlier Maturity Debt, does not mature prior to the Latest Maturity Date of the Term Loan Tranche being exchanged, (ii) the covenants of such Indebtedness, taken as a whole, either (A) reflect market terms at the time of issuance of such Permitted Debt Exchange Notes (or the time of obtaining a commitment with respect thereto) (as determined by the Borrower Representative in good faith) or (B) are not more restrictive to Holdings and the Restricted Subsidiaries than those contained in the Loan Documents applicable to the Term Loan Tranche being exchanged (taken as a whole) (except for (x) covenants applicable only to periods after the Maturity Date of the applicable Facility existing at the time of Incurrence or issuance of such Permitted Debt Exchange Notes and (y) any covenants to the extent such covenants are also added for the benefit of the lenders under the applicable Facility), (iii) such Indebtedness is not guaranteed by any Restricted Subsidiary other than Guarantors, and (iv) to the extent secured, such Indebtedness is not secured by property of any Loan Party or its Subsidiaries other than the Collateral (in each case, subject to a Market Intercreditor Agreement, and if applicable, the Priority Revolving Facility Intercreditor Requirements).
“Permitted Debt Exchange Offer” has the meaning specified in Section 2.19(a).
“Permitted Earlier Maturity Debt” means at the option of the Borrower Representative (in its sole discretion), Indebtedness incurred with a final maturity date prior to the earliest maturity date otherwise required under this Agreement with respect to such Indebtedness and/or a Weighted Average Life to Maturity shorter than the minimum Weighted Average Life to Maturity otherwise required under this Agreement with respect to such Indebtedness in an aggregate outstanding principal amount not to exceed the greater of (a) $35,000,000 and (b) 25.0% of Consolidated EBITDA of the Group Parties, in each case, solely to the extent the final maturity date of such Indebtedness is restricted from occurring prior to such earliest maturity date, or the Weighted Average Life to Maturity of such Indebtedness is restricted from being shorter than the minimum Weighted Average Life to Maturity otherwise required, under the applicable Basket.
“Permitted Holders” means each of (a) the Sponsor, (b) current, future and former members of management of Holdings (or any Permitted Parent (other than clause (b) of the definition thereof)) or its Subsidiaries that have ownership interests in Holdings (or such Permitted Parent (other than clause (b) of the definition thereof)), (c) any other beneficial owner in the common equity of Holdings (or such Permitted Parent (other than clause (b) of the definition thereof)) as of the Closing Date or any Person identified to the Term Loan Administrative Agent prior to the Closing Date to which common equity of Holdings (or such Permitted Parent) will be transferred after the Closing Date, (d) any group (within the meaning of Rule 13d-5 under the Exchange Act) of which any of the Persons described in clauses (a), (b) or (c) above are members (and, in each case, with respect to any such Person that is a Natural Person, his or her Immediate Family Members); provided that, without giving effect to the existence of such group or any other group, any of the Persons described in clauses (a), (b) and (c) above, collectively, beneficially own Voting Stock representing 50% or more of the total voting power of the Voting Stock of Holdings (or any Permitted Parent (other than clause (b) of the definition thereof)) then held by such group, and (e) any Permitted Parent.
“Permitted Investments” means:

(1)any Investment in cash and Cash Equivalents or Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;
(2)any Investment in Holdings or any Restricted Subsidiary; provided that the aggregate amount of Investments by Loan Parties in Restricted Subsidiaries that are not Loan Parties made pursuant to this clause (2) that are at the time outstanding shall not exceed the greater of (x) $70,000,000 and (y) 50.0% of Consolidated EBITDA of the Group Parties;
(3)[reserved];
(4)any Investment by Holdings or any Restricted Subsidiary in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets constituting a business unit, a line of business or a division of such Person, to, or is liquidated into, Holdings or a Restricted Subsidiary (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary or in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation); provided that (x) no Specified Event of Default shall exist at the time of the consummation of such Investment and (y) the consideration paid by Loan Parties for entities that do not become (or assets that do not become owned by) Loan Parties pursuant to this clause (4) that is at the time outstanding, shall not exceed the greater of (I) $55,000,000 and (II) 40.0% of Consolidated EBITDA of the Group Parties;
(5)any Investment in securities or other assets received in connection with an Asset Sale made pursuant to Section 7.04 or any other Disposition of assets not constituting an Asset Sale;
(6)any Investment (x) existing on the Closing Date and, in the case of Investments having a Fair Market Value in excess of $10,000,000, listed on Schedule 7.05, (y) made pursuant to binding commitments in effect on the Closing Date or (z) that replaces, refinances, refunds, renews or extends any Investment described under either of the immediately preceding clauses (x) or (y); provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed or extended, except as contemplated pursuant to the terms of such Investment in existence on the Closing Date or as otherwise permitted under this definition or otherwise under Section 7.05;
(7)loans and advances to, or guarantees of Indebtedness of, employees, directors, officers, managers, consultants or independent contractors in an aggregate amount, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, not in excess of the greater of (x) $10,000,000 and (y) 7.5% of Consolidated EBITDA of the Group Parties outstanding at any one time in the aggregate;

(8)loans and advances to officers, directors, employees, managers, consultants and independent contractors for business related travel and entertainment expenses, moving and relocation expenses and other similar expenses, in each case in the ordinary course of business, and loans and advances to officers, directors, employees, managers, consultants and independent contractors to fund such Person’s purchase of Equity Interests of Holdings or any Parent Holding Company thereof;
(9)any Investment (x) acquired by Holdings or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by Holdings or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of Holdings or any such Restricted Subsidiary of such other Investment or accounts receivable or (b) as a result of a foreclosure or other remedial action by Holdings or any of its Restricted Subsidiaries with respect to any Investment or other transfer of title with respect to any Investment in default and (y) received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Holdings or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (B) litigation, arbitration or other disputes;
(10)Swap Contracts and Cash Management Services permitted under Section 7.01(j);
(11)any Investment by Holdings or any Restricted Subsidiary in a Similar Business in an aggregate amount, taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed the greater of (x) $40,000,000 and (y) 30.0% of Consolidated EBITDA of the Group Parties; provided, however, that if any Investment pursuant to this clause (11) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (11) for so long as such Person continues to be a Restricted Subsidiary;
(12)Investments by Holdings or any of its Restricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed the greater of (x) $70,000,000 and (y) 50.0% of Consolidated EBITDA of the Group Parties; provided, however, that if any Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (12) for so long as such Person continues to be a Restricted Subsidiary;
(13)any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 6.18(b) (except transactions described in clause (2), (3), (4), (8), (9), (13) or (14) of such Section 6.18(b));

(14)Investments the payment for which consists of Equity Interests (other than Excluded Equity) of Holdings or any direct or indirect parent of Holdings, as applicable, to the extent Not Otherwise Applied;
(15)Investments consisting of the leasing, licensing, sublicensing or contribution of intellectual property in the ordinary course of business or pursuant to joint marketing arrangements with other Persons;
(16)Investments consisting of purchases or acquisitions of inventory, supplies, materials and equipment or purchases, acquisitions, licenses, sublicenses or leases or subleases of intellectual property, or other rights or assets, in each case in the ordinary course of business;
(17)any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;
(18)Investments of a Restricted Subsidiary acquired after the Closing Date or of an entity merged into or amalgamated or consolidated with a Restricted Subsidiary in a transaction that is not prohibited by Section 7.03 after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(19)any Investment by any Captive Insurance Subsidiary, which Investment is made in the ordinary course of business or consistent with industry practice of such Captive Insurance Subsidiary, or by reason of applicable Law, rule, regulation or order, or that is required or permitted by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable;
(20)guarantees of Indebtedness permitted to be Incurred under Section 7.01 and obligations relating to such Indebtedness and guarantees (other than guarantees of Indebtedness) in the ordinary course of business;
(21)advances, loans or extensions of trade credit in the ordinary course of business by Holdings or any of the Restricted Subsidiaries;
(22)Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;
(23)Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(24)intercompany current liabilities owed to or from Unrestricted Subsidiaries or joint ventures Incurred in the ordinary course of business in connection with the cash management operations of Holdings and its Subsidiaries;
(25)Investments in joint ventures and Unrestricted Subsidiaries of Holdings or any of its Restricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (25) that are at the time outstanding, not to exceed the greater of (x) $50,000,000 and (y) 35.0% of Consolidated EBITDA of the Group Parties; provided that the Investments in joint ventures permitted pursuant to this clause (but not Unrestricted Subsidiaries) may be increased by the amount of JV Distributions, without duplication of dividends or distributions increasing amounts available pursuant to clause (c) of the first paragraph of Section 7.05;
(26)Investments made in connection with the Transactions;
(27)accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;
(28)Investments acquired as a result of a foreclosure by Holdings or any Restricted Subsidiary with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;
(29)Investments resulting from pledges and deposits that are Permitted Liens;
(30)acquisitions of obligations of one or more officers or other employees of any direct or indirect parent of the Borrowers or any Subsidiary of Holdings in connection with such officer’s or employee’s acquisition of Equity Interests of Holdings or of any direct or indirect parent of Holdings, so long as no cash is actually advanced by Holdings or any Restricted Subsidiary to such officers or employees in connection with the acquisition of any such obligations;
(31)guarantees of operating leases or Non-Financing Lease Obligations (for the avoidance of doubt, excluding Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by Holdings or any Restricted Subsidiary in the ordinary course of business;
(32)Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted by Section 7.05;

(33)Investments made in connection with tax planning activities (provided that, after giving effect to any such tax planning and related activities, the security interest of the Collateral Agent in the Collateral, taken as a whole, is not materially impaired or reduced (in each case, as determined by the Borrower Representative in good faith)) or any Permitted Reorganization or Permitted IPO Reorganization;
(34)Investments made pursuant to obligations entered into when the Investment would have been permitted hereunder so long as such Investment when made reduces the amount available under the clause under which the Investment would have been permitted;
(35)Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the ordinary course of business;
(36)Investments made pursuant to receivables factoring arrangements entered into in the ordinary course of business;
(37)Investments so long as after giving effect to any such Investment on a Pro Forma Basis, the Consolidated First Lien Net Leverage Ratio shall not exceed 4.75 to 1.00; and
(38)Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell or put/call arrangements between the joint venture parties set forth in the joint venture agreements and similar binding arrangements.
“Permitted IPO Reorganization” means any transactions or actions taken in connection with and reasonably related to consummating an initial public offering of Holdings or any direct or indirect parent thereof, so long as, after giving effect thereto, the security interest of the Collateral Agent in the Collateral, taken as a whole, is not materially impaired or reduced (in each case as determined by the Borrower Representative in good faith).
“Permitted Joint Venture” means, with respect to any specified Person, a joint venture in any other Person engaged in a Similar Business in respect of which Holdings or a Restricted Subsidiary beneficially owns at least 35% of the shares of Equity Interests of such Person.
“Permitted Liens” means, with respect to any Person:
(1)Liens Incurred in connection with workers’ compensation laws, unemployment insurance laws or similar legislation, or in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or to secure public or statutory obligations of such Person or to secure surety, stay, customs or appeal bonds to which such Person is a party, or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)Liens imposed by law, such as carriers’, warehousemen’s, landlords’, materialmen’s, repairman’s, construction contractors’, mechanics’ or other like Liens, in each case for sums not yet overdue by more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings) or with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect as determined in good faith by the management of the Borrower Representative;
(3)Liens for taxes, assessments or other governmental charges or levies (i) which are not yet due or payable, (ii) which are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained to the extent required by GAAP, or for property taxes on property such Person or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property or (iii) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect;
(4)Liens Incurred or deposits made in favor of the issuers of performance and surety bonds, bid, indemnity, warranty, release, appeal or similar bonds or with respect to regulatory requirements or letters of credit or bankers’ acceptances issued and completion of guarantees provided for, in each case, pursuant to the request of and for the account of such Person in the ordinary course of its business;
(5)survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, reservations of rights, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely interfere with the ordinary conduct of the business of such Person;
(6)Liens Incurred to secure obligations in respect of Indebtedness permitted to be Incurred pursuant to Section 7.01(a) or (d) and obligations secured ratably thereunder; provided that (x) in the case of Liens securing Indebtedness that is permitted to be Incurred pursuant to clause (d) of Section 7.01, such Lien extends only to the assets and/or Capital Stock the purchase, acquisition, lease, installation, construction, repair, replacement or improvement of which is financed thereby (or that secures the obligations converted from a “synthetic lease” to on-balance sheet Indebtedness) and any replacements, additions and accessions thereto and any income or profits thereof and customary security deposits related thereto (provided that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its affiliates) and (y) in the case of Liens securing Indebtedness that is permitted to be

Incurred pursuant to clause (a) of Section 7.01, any such Indebtedness that is secured by a Lien on the Collateral shall be subject to a Market Intercreditor Agreement and, if applicable, the Priority Revolving Facility Intercreditor Requirements, as applicable;
(7)Liens existing on the Closing Date and, in the case of Liens securing Indebtedness in an aggregate principal amount in excess of $10,000,000, listed on Schedule 7.02 and any modifications, replacements, renewals or extensions thereof and, without duplication, any refinancing (or successive refinancings thereof) of any Indebtedness secured thereby (including any cash collateral backstopping existing letters of credit or similar instruments); provided that such modified, replacement, renewal or extension Lien, and any such Lien securing any such refinancing, does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or (B) proceeds and products thereof; provided, further, that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its affiliates;
(8)Liens on assets of, or Equity Interests in, a Person at the time such Person becomes a Subsidiary, including Liens securing Indebtedness incurred pursuant to Section 7.01(o); provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens are limited to all or a portion of the assets (and improvements on such assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (8), if a Person becomes a Subsidiary, any Subsidiary of such Person shall be deemed to become a Subsidiary of Holdings, and any property or assets of such Person or any Subsidiary of such Person shall be deemed acquired by Holdings at the time of such merger, amalgamation or consolidation;
(9)Liens on assets at the time Holdings or any Restricted Subsidiary acquired the assets including any acquisition by means of a merger, amalgamation or consolidation with or into Holdings or such Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, that such Liens are limited to all or a portion of the property or assets (and improvements on such property or assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (9), if, in connection with an acquisition by means of a merger, amalgamation or consolidation with or into Holdings or any Restricted Subsidiary, a Person other than Holdings or any Restricted Subsidiary is the successor company with respect thereto, any Subsidiary of such Person shall be deemed to become a Subsidiary of Holdings or such Restricted Subsidiary, as applicable, and any property or assets of such Person or any such Subsidiary of such Person (and the Equity Interests thereof) shall be deemed acquired by Holdings or such Restricted Subsidiary, as the case may be, at the time of such merger, amalgamation or consolidation;
(10)Liens securing Indebtedness or other obligations of Holdings or any Loan Party owing to any Loan Party permitted to be Incurred in accordance with Section 7.01;

(11)Liens securing Swap Contracts Incurred in accordance with Section 7.01;
(12)Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(13)leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property;
(14)Liens arising from Uniform Commercial Code financing statement filings regarding operating leases, Non-Financing Lease Obligations or consignments;
(15)Liens in favor of any Loan Party;
(16)(i) Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing, (ii) Liens securing Indebtedness or other obligations of any Receivables Subsidiary and (iii) Liens on accounts receivable and related assets Incurred pursuant to factoring arrangements entered into in the ordinary course of business;
(17)deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements in respect of such obligations;
(18)Liens on the Equity Interests of Unrestricted Subsidiaries;
(19)grants of intellectual property, software and other technology licenses;
(20)judgment and attachment Liens not giving rise to an Event of Default pursuant to Section 8.01(f), (g) or (h) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings;
(21)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(22)Liens Incurred to secure Cash Management Services and other “bank products” (including those described in Sections 7.01(j) and (w));
(23)Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8), (9) or (11), or succeeding clauses (24), (25) or (51) of this definition or this clause (23); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property, replacements of such property, additions and accessions thereto, after-acquired property and the proceeds and the products of the foregoing and customary security deposits in respect thereof and, in the case of multiple financings of equipment (or assets affixed or appurtenant thereto and additions and accessions) provided by any lender, other equipment (or assets affixed or appurtenant thereto and additions and accessions) financed by such lender or as otherwise permitted in any other exception hereunder, (y) any amounts Incurred under this clause (23) as a refinancing of indebtedness secured pursuant to clause (25) of this definition hereunder shall reduce the amount available under such clause (25) and (z) any such Indebtedness that is secured by Liens on the Collateral shall be subject to a Market Intercreditor Agreement (and, if applicable, the Priority Revolving Facility Intercreditor Requirements) if the Indebtedness that is so refinanced, refunded, extended, renewed or replaced was subject to a Market Intercreditor Agreement or the Priority Revolving Facility Intercreditor Requirements;
(24)Liens securing Indebtedness permitted to be Incurred under the first paragraph of Section 7.01 and that is permitted to be secured; provided that any such Indebtedness that is secured by a Lien on the Collateral shall be subject to a Market Intercreditor Agreement and, if applicable, the Priority Revolving Facility Intercreditor Requirements;
(25)other Liens securing obligations the principal amount of which does not exceed the greater of (x) $70,000,000 and (y) 50.0% of Consolidated EBITDA of the Group Parties, at any one time outstanding (after giving effect to clause (23) above as applicable); provided that any such obligations constituting Indebtedness may, at the option of the Borrower Representative, be subject to a Market Intercreditor Agreement;
(26)Liens on the Equity Interests or assets of a joint venture to secure Indebtedness of such joint venture;
(27)Liens on equipment of Holdings or any Guarantor granted in the ordinary course of business to Holdings’ or such Guarantor’s client at which such equipment is located;
(28)[reserved];
(29)Liens on property or assets used to redeem, repay, defease or to satisfy and discharge Indebtedness; provided that such redemption, repayment, defeasance or satisfaction and discharge is not prohibited by this Agreement and that such deposit shall be deemed for purposes of Section 7.05 (to the extent applicable) to be a prepayment of such Indebtedness;
(30)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;
(31)Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection; (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts

Incurred in the ordinary course of business; and (iii) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;
(32)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other Persons not given in connection with the issuance of Indebtedness; (ii) relating to pooled deposit or sweep accounts of Holdings or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of Holdings and its Restricted Subsidiaries; or (iii) relating to purchase orders and other agreements entered into with customers of Holdings or any Restricted Subsidiary in the ordinary course of business;
(33)(i) Liens on Equity Interests of any joint venture securing capital contributions to, or obligations of, such Persons and (ii) customary rights of first refusal, put and call arrangements, and tag, drag and similar rights in joint venture agreements;
(34)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(35)Liens on vehicles or equipment of Holdings or any Restricted Subsidiary granted in the ordinary course of business;
(36)Liens on assets of Non-Loan Parties securing Indebtedness or other obligations of such Person and any other Non-Loan Party;
(37)Liens disclosed by the title insurance policies for any owned real property and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;
(38)Liens arising solely by virtue of any statutory or common law provision or customary business provision relating to banker’s liens, rights of set-off or similar rights;
(39)(a) Liens solely on any cash earnest money deposits made by Holdings or any Restricted Subsidiary in connection with any letter of intent or other agreement in respect of any permitted Investment and (b) Liens on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in a permitted Investment to be applied against the purchase price for such Investment;
(40)the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(41)Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;
(42)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts Incurred in the ordinary course of business and not for speculative purposes;
(43)rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by Holdings or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;
(44)restrictive covenants affecting the use to which real property may be put so long as such restrictions do not, in the aggregate, materially interfere with the ordinary conduct of the business of Holdings and its Restricted Subsidiaries, taken as a whole;
(45)security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;
(46)zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;
(47)Liens on property constituting Collateral securing obligations issued or Incurred under (i) any Refinancing Notes and the Refinancing Notes Indentures related thereto, (ii) any Permitted Debt Exchange Notes, (iii) any Specified Refinancing Debt and (iv) any New Incremental Notes and the New Incremental Notes Indentures related thereto and, in each case, any Permitted Refinancings thereof (or successive Permitted Refinancings thereof); provided that any such Indebtedness secured by liens on the Collateral shall be subject to a Market Intercreditor Agreement and, if applicable, the Priority Revolving Facility Intercreditor Requirements;
(48)Liens on (x) cash proceeds of Indebtedness (and on the related escrow accounts) in connection with the issuance of such Indebtedness into (and pending the release from) a customary escrow arrangement, to the extent such Indebtedness is Incurred in compliance with Section 7.01 and (y) on cash proceeds held in Escrow securing obligations in respect of Excluded Indebtedness;
(49)Liens on assets not constituting Collateral securing Indebtedness with an aggregate principal amount not in excess of the greater of (x) $30,000,000 and (y) 20.0% of Consolidated EBITDA of the Group Parties, at any one time outstanding;
(50)[reserved]; and
(51)Liens securing Indebtedness permitted under Section 7.01(dd); provided that in the case of Liens securing Indebtedness that is permitted to be Incurred pursuant to clause (dd) of

Section 7.01, at the option of the Borrower Representative, any such Indebtedness secured by liens on the Collateral shall be subject to a Market Intercreditor Agreement.
For purposes of determining compliance with this definition, a Lien need not be Incurred solely by reference to one category of Permitted Liens described in this definition but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category).
“Permitted Parent” means (a) any direct or indirect parent of Holdings so long as a Permitted Holder pursuant to clauses (a), (b), (c) or (d) of the definition thereof holds 50.0% or more of the Voting Stock of such direct or indirect parent of Holdings, and (b) any Public Company (or Wholly Owned Subsidiary of such Public Company) to the extent and until such time as any Person or group (other than a Permitted Holder under clauses (a), (b), (c) or (d) of the definition thereof) is deemed to be or become a beneficial owner of Voting Stock of such Public Company representing more than 50.0% of the total voting power of the Voting Stock of such Public Company.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness of such Person; provided that
(a)    the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended plus any Incremental Amounts Incurred in connection therewith;
(b)    excluding any Permitted Earlier Maturity Debt and Extendable Bridge Loans, such modification, refinancing, refunding, renewal, replacement, exchange or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended;
(c)    if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement, exchange or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, as favorable in all material respects to the Lenders (including, if applicable, as to Collateral) as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended or otherwise acceptable to the Term Loan Administrative Agent;
(d)    if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is (i) unsecured, such modification, refinancing, refunding, renewal, replacement, exchange or extension is unsecured or is secured by a Permitted Lien other than under clause (6) or (47) of the definition thereof, or (ii) secured by Liens on the Collateral, such modification, refinancing, refunding, replacement, renewal or extension is secured to the same extent, including with respect to any subordination provisions, and subject to a Market Intercreditor Agreement, and if applicable, the Priority Revolving Facility Intercreditor Requirements; and
(e)    such modification, refinancing, refunding, renewal, replacement, exchange or extension is Incurred by a Person who is or would have been permitted to be the obligor or guarantor (or any successor thereto) on the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended (it being understood that the roles of such obligors as a borrower or a guarantor with respect to such obligations may be interchanged).
“Permitted Reorganization” means internal reorganizations and/or other restructurings related solely to tax planning and corporate reorganization, so long as, after giving effect thereto, the security interest of the Collateral Agent in the Collateral, taken as a whole, is not materially impaired (in each case as determined by the Borrower Representative in good faith).
“Person” means any Natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority, unincorporated organization or other entity.
“Plan” means any “employee benefit plan” (other than a Multiemployer Plan) within the meaning of Section 3(3) of ERISA that is maintained or is contributed to by a Loan Party or any ERISA Affiliate and is subject to Title IV of ERISA or the minimum funding standards under Section 412 of the Code or Section 302 of ERISA.
“Platform” has the meaning specified in Section 6.02.
“Pledged Debt” means “Pledged Debt” as defined in the Security Agreement.
“Pledged Interests” means “Pledged Interests” as defined in the Security Agreement.
“Pounds Sterling” and “£” means freely transferable lawful money of the United Kingdom (expressed in Pounds Sterling).
“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.
“Prepayment Amount” has the meaning specified in Section 2.05(c).
“Prepayment-Based Incremental Facility” has the meaning specified in Section 2.14(a).
“Prepayment Date” has the meaning specified in Section 2.05(c).
“Primary Disqualified Institution” has the meaning specified in the definition of “Disqualified Institution.”
“primary obligations” has the meaning specified in the definition of “Contingent Obligations.”
“primary obligor” has the meaning specified in the definition of “Contingent Obligations.”

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable) or any similar release by the Federal Reserve Board (as determined by the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Priming Indebtedness” has the meaning specified in Section 10.01(m).
“Priority Revolving Borrowing” means a borrowing under the Priority Revolving Credit Facility consisting of Priority Revolving Credit Loans of the same currency, Type and, in the case of SOFR Loans or Term CORRA Rate Loans, having the same Interest Period made by each of the Priority Revolving Credit Lenders under the Priority Revolving Credit Facility pursuant to Section 2.01(c).
“Priority Revolving Cap” has the meaning specified in Section 2.14(a).
“Priority Revolving Credit Commitments” means, as to any Priority Revolving Credit Lender, its obligation to (a) make Priority Revolving Credit Loans to the Borrowers pursuant to Section 2.01(c), (b) purchase participations in Swingline Loans and L/C Obligations, in an aggregate principal amount not to exceed the amount set forth under the heading “Priority Revolving Credit Commitment” opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable, as the same may be adjusted from time to time in accordance with this Agreement and (c), as to the Swingline Lender, its obligation to make Swingline Loans to the Borrowers pursuant to Section 2.04. The aggregate Priority Revolving Credit Commitments shall be $100,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.
“Priority Revolving Credit Facility” means, at any time, the aggregate amount of the Priority Revolving Credit Lenders’ Priority Revolving Credit Commitments at such time.
“Priority Revolving Credit Lender” means, at any time, any Lender that has a Priority Revolving Credit Commitment at such time or, if Priority Revolving Credit Commitments have terminated, Priority Revolving Exposure.
“Priority Revolving Credit Lender Voting Provisions” has the meaning specified in Section 10.01.
“Priority Revolving Credit Loans” means each extension of credit by a Lender to the Borrowers pursuant to Section 2.01(c).

“Priority Revolving Exposure” means, as to each Priority Revolving Credit Lender, the sum of (a) the amount of the Outstanding Amount of such Priority Revolving Credit Lender’s Priority Revolving Credit Loans, plus (b) its Pro Rata Share of the amount of the Outstanding Amount of all Swingline Loans and its Pro Rata Share of the amount of the L/C Obligations at such time.
“Priority Revolving Facility Intercreditor Requirements” means, until such time as the Obligations in respect of the Priority Revolving Credit Facility are paid in full and all Priority Revolving Credit Commitments are irrevocably terminated:
(i)if the subject Indebtedness (the “Subject Indebtedness”) is secured by Liens on the Collateral which are intended to rank equal in priority to the Liens on the Collateral securing the Secured Obligations (without regard to the control of remedies), but such Subject Indebtedness is not Incurred under this Agreement (including any Subject Indebtedness that refinances any Indebtedness under this Agreement), such Subject Indebtedness shall be subject to a Market Intercreditor Agreement; and
(ii)if the Subject Indebtedness is secured by Liens on the Collateral which are intended to rank equal in priority to the Liens on the Collateral securing the Secured Obligations (without regard to the control of remedies), and such Subject Indebtedness is Incurred under this Agreement, such Subject Indebtedness shall be subject to the “super senior”, first-out payment priority of the Priority Revolving Credit Facility in substantially the same manner that the Priority Revolving Credit Facility is senior in priority relative to payment and proceeds of security to the Initial Term Loans as set forth in Section 8.03 and the Lenders under the Priority Revolving Credit Facility shall retain their additional voting rights under Section 10.01.
“Priority Revolving Facility Acceleration Trigger Event” has the meaning specified in Section 8.02.
“Priority Revolving Facility Waterfall Trigger Event” means the occurrence of the following:
(a) an Event of Default under Section 8.01(a) arising solely as to the failure to pay or reimburse (x) any principal, recurring fees or interest with respect to any outstanding Priority Revolving Credit Loans or Letters of Credit, or (y) any other amounts exceeding $250,000 in the aggregate with respect to the Priority Revolving Credit Facility;
(b) an Event of Default under Section 8.01(c) arising from the failure of the Borrower Representative or Holdings to deliver the annual or quarterly financial statements or the Compliance Certificate required to be delivered under any of Sections 6.01(a) or (b) or Section 6.02(b), as applicable, beyond the date that is thirty (30) days following the date such financial statements and Compliance Certificates were initially required to be delivered thereunder (after giving effect to any applicable grace period provided for under this Agreement); provided that if the Loan Parties deliver the underlying documents required to be delivered under any of Sections 6.01(a) or (b) or Section 6.02(b), then such Priority Revolving Facility Waterfall Trigger Event resulting from such failure to deliver such documents shall cease to exist and have no further effect;

(c) an Event of Default arising under Section 8.01(f) or (g) (solely with respect to the institution of any proceeding by or, after giving effect to all applicable grace periods, against Holdings, the Borrowers or any Restricted Subsidiary that is a Significant Subsidiary under the Bankruptcy Code or any other Debtor Relief Laws);
(d) a Financial Covenant Event of Default, subject to the cure rights set forth in Section 8.04; provided that a Priority Revolving Facility Waterfall Trigger Event shall not occur pursuant to this clause (d) until the expiration of the Cure Period;
(e) an Event of Default arising under Section 8.01(e) or Section 8.01(h) that in either case remains continuing for at least thirty (30) calendar days (after giving effect to any underlying grace period) (solely with respect to Section 8.01(h), after giving effect to a 20% cushion to any dollar threshold set forth in Section 8.01(h));
(f) the acceleration of any of the Obligations in accordance with this Agreement (whether by operation of law or by operation of this Agreement, or by election under this Agreement);
(g) any exercise of any secured creditor remedies (or the issuance of direction by the Required Lenders to exercise such remedies) by the Term Loan Administrative Agent or the Collateral Agent (it being understood that the increase of the rate of interest applicable to all or any portion of the Loan Document Obligations pursuant to the provisions of the Loan Documents does not constitute an exercise of remedies) that are first available upon the occurrence of an Event of Default (including declaring any Obligations immediately due and payable); or
(h) the failure to comply with the Priority Revolving Facility Intercreditor Requirements in accordance with the terms of this Agreement.
“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, without duplication of any amounts referenced in the definition of “Pro Forma Cost Savings”, with respect to the calculation of any test, financial ratio, basket or covenant under this Agreement, including the calculation of Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio, Consolidated Total Net Leverage Ratio, Consolidated EBITDA, Consolidated Net Income and Consolidated Net Tangible Assets of any Person and its Restricted Subsidiaries, as of any date, that pro forma effect will be given to any Specified Transaction that has occurred during the Test Period being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or, subject to Section 1.10, subsequent to the end of the Reference Period but prior to such date or prior to or substantially simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period), (i) for purposes of determining Consolidated EBITDA and Consolidated Cash Interest Expense, as if each such event occurred on the first day of the Reference Period and (ii) for purposes of determining Consolidated Funded First Lien Indebtedness, Consolidated Funded Secured Indebtedness, Consolidated Funded Indebtedness and Consolidated Net Tangible Assets, as if each such event occurred on the last day of the Reference Period; provided that (x) pro forma effect will be given to reasonably identifiable pro forma cost savings, operating expense reductions, strategic initiatives, operating improvements or purchasing improvements (including, in each case, in connection with the entry into any material contract or arrangement), acquisition synergies and other cost savings, improvements or synergies (excluding any revenue synergies), in each case, determined by the Borrower Representative in good faith to result from actions which have been taken or with respect to which steps have been taken or are expected to be taken (in the good faith determination of the Borrower Representative) within 24 months after the last day of the applicable Reference Period and (y) no amount shall be added back pursuant to this definition to the extent duplicative of amounts that are otherwise included in calculating Consolidated EBITDA, whether through a pro forma adjustment, add back, exclusion or otherwise, for the Reference Period.
For purposes of making any computation referred to above:
(1)if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any Swap Contracts applicable to such Indebtedness);
(2)interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower Representative to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;
(3)interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower Representative may designate;
(4)interest on any Indebtedness under a revolving credit facility or a Qualified Receivables Financing computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; and
(5)to the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S-X under the Securities Act as in effect prior to January 1, 2021.
Any pro forma calculation may include, without limitation, (1) adjustments calculated in accordance with Regulation S-X under the Securities Act as in effect prior to January 1, 2021 and (2) adjustments calculated to give effect to any Pro Forma Cost Savings, to the extent such adjustments, without duplication, continue to be applicable to the Reference Period; provided that any such adjustments that consist of reductions in costs and other operating improvements or synergies shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Cost Savings”.

“Pro Forma Cost Savings” means, for any period, without duplication of any amounts added in calculating Consolidated EBITDA pursuant to the definitions of “Pro Forma Basis”, an amount equal to the amount of pro forma adjustments, “run rate” cost savings, operating expense reductions, operational improvements, acquisition synergies and other cost savings, improvements or synergies (excluding any revenue synergies) that are related to (A) the Transactions or (B) any merger or other business combination, acquisition, Investment (including the commencement of activities constituting a business), disposition or other sale of assets (including the termination or discontinuance of activities or operations constituting a business) or other Specified Transaction, or related to any restructuring initiative, cost savings initiative or other initiative or improvement (including, for the avoidance of doubt, any such actions or transactions that have occurred prior to the Closing Date) and, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken by any Borrower (or any successor thereto), Holdings or any Restricted Subsidiary, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that (x) such cost savings, operating expense reductions and synergies are reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Borrower Representative (or any successor thereto) or any direct or indirect parent of the Borrower Representative) and are reasonably anticipated to result from actions which have been taken or with respect to which steps have been taken or are expected to be taken (in the good faith determination of the Borrower Representative) within 24 months after the last day of the applicable period (or, with respect to the Transactions, within 24 months after the Closing Date or which are contemplated by the Acquisition Agreement or have been identified to the Arrangers (including in the Financial Model, any management presentation or confidential information memorandum or any quality of earnings or similar report or analysis) prior to the Closing Date (including in respect of any action taken on or prior to the Closing Date)) and (y) no cost savings, operating expense reductions and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment, add back, exclusion or otherwise, for such period.
“Pro Rata Share” means, with respect to each Lender and any Facility or all the Facilities or any Tranche or all the Tranches (as the case may be) at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place, and subject to adjustment as provided in Section 2.17), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or the Facilities or Tranche or Tranches (and, in the case of any Term Loan Tranche after the applicable borrowing date and without duplication, the outstanding principal amount of Term Loans under such Tranche, of such Lender, at such time) at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or the Facilities or Tranche or Tranches at such time (and, in the case of any Term Loan Tranche and without duplication, the outstanding principal amount of Term Loans under such Tranche, at such time); provided that if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Company” means any Person with a class or series of Voting Stock that is traded on a stock exchange or in the over-the-counter market.
“Public Company Costs” means, as to any Person, costs associated with, or in anticipation of, preparation for, or compliance with, the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, costs relating to compliance with the provisions of the Securities Act and the Exchange Act (or similar regulations applicable in other listing jurisdictions), as applicable to companies with equity securities held by the public, costs associated with, or in anticipation of, preparation for, or compliance with the rules of national securities exchange companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees.
“Public Lender” has the meaning specified in Section 6.02.
“Purchase” has the meaning specified in the definition of “Dutch Auction.”
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 10.24(a).
“Qualified Holding Company Indebtedness” means Indebtedness of Holdings (A) that is not subject to any Guarantee by any Subsidiary of Holdings (other than a Subsidiary that is not a Borrower or any of their Subsidiaries and that is formed solely for purposes of acting as a co-obligor with respect to such Qualified Holding Company Indebtedness), (B) that has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (C) below), (C) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior notes (or no more restrictive than is customary) of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole) than those set forth in this Agreement (other than provisions customary for senior notes of a holding company, including (x) customary assets sale, change of control provisions and customary acceleration rights after an event of default and (y) customary “AHYDO” payments) and (D) if such Indebtedness is secured, it shall only be secured by assets of any Parent Holding Company (other than Holdings) and any Subsidiary of Holdings that is not prohibited from guaranteeing such Indebtedness as provided in clause (A) of this definition; provided that Holdings shall have reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement.
“Qualified IPO” means any transaction or series of related transactions (including any merger with a special purpose acquisition company or a Subsidiary thereof) after which the common Capital Stock of Holdings or any Parent Holding Company constitutes publicly traded Capital Stock on any U.S. securities exchange or over-the-counter market or any analogous exchange in any jurisdiction.
“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:
(1)the Board of Directors of Holdings or any Parent Holding Company shall have determined in good faith that such Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to Holdings and its Restricted Subsidiaries,
(2)all sales/transfers of accounts receivable and related assets by Holdings or any Restricted Subsidiary to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Borrower Representative), and
(3)the financing terms, covenants, termination events and other provisions thereof shall be market terms at the time the receivables financing is first introduced (as determined in good faith by the Borrower Representative) and may include Standard Securitization Undertakings.
The grant of a security interest in any accounts receivable of Holdings or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any Credit Agreement shall not be deemed a Qualified Receivables Financing.
“Qualified Reporting Subsidiary” has the meaning specified in Section 6.01.
“Qualifying Bids” has the meaning specified in the definition of “Dutch Auction.”
“Ratio-Based Incremental Facility” has the meaning specified in the Section 2.14(a)(y).
“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.
“Receivables Financing” means any transaction or series of transactions that may be entered into by Holdings or any of its Subsidiaries pursuant to which Holdings or any of its Subsidiaries may sell, contribute, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by Holdings or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Holdings or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Swap Contracts entered into by Holdings or any such Subsidiary in connection with such accounts receivable.
“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary (or another Person formed for the purposes of engaging in a Qualified Receivables Financing in which Holdings or any Subsidiary of Holdings or a direct or indirect parent of Holdings makes an Investment and to which Holdings or any Restricted Subsidiary of Holdings or a direct or indirect parent of Holdings transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of Holdings and its Subsidiaries or a direct or indirect parent of Holdings, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of Holdings or any Parent Holding Company (as provided below) as a Receivables Subsidiary and:
(1)no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings or any Restricted Subsidiary of Holdings (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings or any other Restricted Subsidiary of Holdings in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of Holdings or any Restricted Subsidiary of Holdings, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,
(2)with which neither Holdings nor any Restricted Subsidiary of Holdings has any material contract, agreement, arrangement or understanding other than on terms which the Borrower Representative reasonably believes to be no less favorable to Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Holdings, and
(3)to which neither Holdings nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
“Recipient” means the Term Loan Administrative Agent, the Revolving Administrative Agent, the Collateral Agent, any Lender, any L/C Issuer or the Swingline Lender, as applicable.

“Reference Period” has the meaning specified in the definition of “Pro Forma Basis.”
“Refinanced Indebtedness” means any Specified Refinancing Debt or Refinancing Notes that refunds, refinances, replaces, redeems, repurchases, retires or defeases any Initial Term Loans or New Term Loans or any other Refinanced Indebtedness.
“Refinancing Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Term Loan Administrative Agent, among each Borrower, the Term Loan Administrative Agent and the Lenders providing Specified Refinancing Debt, effecting the Incurrence of such Specified Refinancing Debt in accordance with Section 2.18.
“Refinancing Indebtedness” has the meaning specified in Section 7.01(n).
“Refinancing Notes” means one or more series of senior unsecured notes, senior subordinated unsecured notes, subordinated unsecured notes or senior secured notes secured by the Collateral on a pari passu basis with the Liens securing the Obligations (without regard to the control of remedies) or senior secured notes secured by the Collateral on a “junior” basis to the Liens securing the Obligations, in each case issued in respect of a refinancing of outstanding Indebtedness of any Borrower under any one or more Term Loan Tranches; provided that (a) except with respect to Permitted Earlier Maturity Debt, such Refinancing Notes shall not (x) mature or (y) have mandatory redemption features (other than as a result of a change of control, “AHYDO” prepayment, Qualified IPO or asset sale), in each case, prior to the Latest Maturity Date of the Term Loan Tranche being refinanced; (b) such Refinancing Notes shall not be Incurred or Guaranteed by any Subsidiary of Holdings that is not a Loan Party; (c) if secured, such Refinancing Notes shall not be secured by assets of a Loan Party or its Subsidiaries that do not constitute Collateral; (d) the Net Cash Proceeds of such Refinancing Notes shall be applied, substantially concurrently with the Incurrence thereof, to the prepayment of outstanding Term Loans under the applicable Term Loan Tranche being so refinanced and the payment of fees, expenses and premiums, if any, payable in connection therewith and (e) except as otherwise provided herein or such amount is otherwise permitted under Section 7.01, such Refinancing Notes shall be in an original aggregate principal amount not greater than the aggregate principal amount or the committed amount of the Term Loan Tranche being refinanced (plus any Incremental Amounts Incurred in connection therewith).
“Refinancing Notes Indentures” means, collectively, the indentures or other similar agreements pursuant to which any Refinancing Notes are issued, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.
“Refunding Capital Stock” has the meaning specified in Section 7.05.
“Register” has the meaning specified in Section 10.07(c).
“Regulated Bank” means an (x) Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the FRB under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii) above; or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction or (y) any Affiliate of a Person set forth in clause (x) above to the extent that (1) all of the Equity Interests of such Affiliate is directly or indirectly owned by either (I) such Person set forth in clause (x) above or (II) a parent entity that also owns, directly or indirectly, all of the Equity Interests of such Person set forth in clause (x) and (2) such Affiliate is a securities broker or dealer registered with the SEC under Section 15 of the Exchange Act.
“Regulation S-X” means Regulation S-X under the Securities Act.
“Reinvestment Period” has the meaning specified in Section 7.04(3).
“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by Holdings or a Restricted Subsidiary in exchange for assets transferred by Holdings or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless such Person is, or upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, managers, officers, employees, agents, attorneys-in-fact, trustees and advisors of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the Environment or within, from or into any building, structure, facility or fixture.
“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Bank and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Bank and/or the Federal Reserve Bank of New York, or any successor thereto and (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or in each case, any successor thereto.

“Relevant Transaction” has the meaning specified in Section 2.05(b)(ii).
“Replaceable Lender” has the meaning specified in Section 3.08(a).
“Replacement Assets” means (1) substantially all the assets of a Person primarily engaged in a Similar Business or (2) a majority of the Voting Stock of any Person primarily engaged in a Similar Business that will become, on the date of acquisition thereof, a Restricted Subsidiary.

“Reply Amount” has the meaning specified in the definition of “Dutch Auction.”
“Reply Discount” has the meaning specified in the definition of “Dutch Auction.”
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Committed Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.
“Required Facility Lenders” means, as of any date of determination, with respect to one or more Facilities, Lenders having more than 50.0% of the sum of the (a) Total Outstandings under such Facility or Facilities (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations under such Facility being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Commitments under such Facility or Facilities; provided that the unused Commitments of, and the portion of the Total Outstandings held or deemed held by (x) any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders, (y) any Affiliate Lenders (other than Debt Fund Affiliates) shall be deemed to have voted in the same proportion as Lenders that are not Affiliate Lenders vote on such matter and (z) solely with respect to the Initial Term Loans, if at any time there are two or more unaffiliated Lenders holding Initial Term Loans or unused Initial Term Commitments, “Required Facility Lenders” shall include at least two such unaffiliated Lenders.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swingline Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that (x) the unused Commitments of, and the portion of the Total Outstandings held or deemed held by (i) any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (ii) any Affiliate Lenders (other than Debt Fund Affiliates) shall be deemed to have voted in the same proportion as Lenders that are not Affiliate Lenders vote on such matter, (y) if at any time there are two or more Lenders who are not Affiliates of one another, “Required Lenders” shall include at least two such Lenders who are not Affiliates of one another and (z) in the case of any Incremental Delayed Draw Facility established under the Ratio-Based Incremental Facility (other than with respect to any Incremental Delayed Draw Facility established for a bona fide business purpose (as determined by the Borrower Representative in good faith)), to the extent the Maximum Leverage Requirement in respect thereof is not satisfied as of the relevant date of determination (calculated assuming that any such commitment is fully drawn), the aggregate amount of commitments in excess of such cap shall be disregarded for purposes of any determination of the Required Lenders.
“Required Priority Revolving Credit Lenders” means, as of any date of determination, Priority Revolving Credit Lenders holding more than 50.0% of the sum of (a) Total Revolving Credit Outstandings (with the aggregate amount of each Priority Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Priority Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Priority Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Priority Revolving Credit Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, representative, director, manager, president, vice president, executive vice president, chief financial officer, treasurer or assistant treasurer, secretary or assistant secretary, an authorized signatory, an attorney-in-fact (to the extent empowered by the board of directors/managers of any Loan Party), or other similar officer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Payments” has the meaning specified in Section 7.05.
“Restricted Subsidiary” means any Subsidiary of Holdings that is not an Unrestricted Subsidiary.
“Retired Capital Stock” has the meaning specified in Section 7.05.
“Return Bid” has the meaning specified in the definition of “Dutch Auction.”
“Revolving Administrative Agent” means Ally, acting through such of its Affiliates or branches as it may designate, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent permitted by the terms hereof.
“Revolving Administrative Agent’s Office” means the Revolving Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 or such other address or account as the Revolving Administrative Agent may from time to time notify the Borrower Representative and the Lenders.
“Revolving Credit Commitments” means, the Priority Revolving Credit Commitments and any New Revolving Credit Commitments established pursuant to Section 2.14.
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments in respect of any Revolving Credit Tranche at such time.
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or, if Revolving Credit Commitments have terminated, Revolving Exposure.

“Revolving Credit Loans” means each extension of credit by a Lender under any Revolving Credit Tranche.
“Revolving Credit Note” means a promissory note of the Borrowers payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit B-1 hereto, evidencing the aggregate indebtedness of the Borrowers to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.
“Revolving Credit Tranche” means the respective facility and commitments utilized in making Revolving Credit Loans hereunder, with there being one Tranche on the Closing Date (i.e., Initial Priority Revolving Credit Facility). Additional Revolving Credit Tranches may be added after the Closing Date pursuant to the terms hereof (i.e., New Revolving Credit Commitments and Specified Refinancing Revolving Credit Commitments).
“Revolving Exposure” means, as to each Revolving Credit Lender, the sum of (a) the amount of the Outstanding Amount of such Revolving Credit Lender’s Revolving Credit Loans, plus (b) the outstanding amount of all of such Revolving Credit Lender’s Swingline Loans and its Pro Rata Share of the amount of the L/C Obligations at such time.
“S&P” means S&P Global Ratings and any successor thereto.
“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by Holdings or a Restricted Subsidiary whereby Holdings or a Restricted Subsidiary transfers such property to a Person and Holdings or such Restricted Subsidiary leases it from such Person, other than leases between Holdings and such Restricted Subsidiary or between Restricted Subsidiaries.
“Sanctioned Country” means any country or territory that is the subject of comprehensive sanctions administered by OFAC that broadly prohibit dealings or transactions in, with or involving such country or territory.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Group Party and any Cash Management Bank, except for any such Cash Management Agreement designated by the Borrower Representative in writing to the Term Loan Administrative Agent and the relevant Cash Management Bank or Hedge Bank, as applicable, as an “unsecured cash management agreement” as of the Closing Date or, if later, on or about the time of entering into such Cash Management Agreement.
“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Group Party and any Hedge Bank, except for any such Swap Contract designated by the Borrower Representative and the applicable Hedge Bank in writing to the Term Loan

Administrative Agent as an “unsecured hedge agreement” as of the Closing Date or, if later, as of the time of entering into such Swap Contract.
“Secured Obligations” has the meaning specified in the Security Agreement.
“Secured Parties” means, collectively, the Term Loan Administrative Agent, the Revolving Administrative Agent, the Collateral Agent, the Lenders, the L/C Issuers, the Swingline Lenders, the Hedge Banks to the extent they are party to one or more Secured Hedge Agreements, the Cash Management Banks to the extent they are party to one or more Secured Cash Management Agreements and each co-agent or subagent appointed by the Term Loan Administrative Agent, the Revolving Administrative Agent or the Collateral Agent from time to time pursuant to Article IX.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Security Agreement” means, the Security Agreement, dated as of the date hereof, executed by the Collateral Agent and the Loan Parties party thereto, substantially in the form of Exhibit F, together with each other security agreement and security agreement supplement executed and delivered pursuant to Section 6.12, 6.14 or 6.16.
“Security Agreement Supplement” has the meaning specified in the Security Agreement.
“Seller Notes” means any promissory note or notes issued by Holdings or a Restricted Subsidiary of Holdings in respect of any acquisition permitted hereunder as consideration in connection with such acquisition, but that is not in the nature of an earn-out obligation or similar deferred or contingent obligation.
“Significant Subsidiary” means any “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.
“Similar Business” means any business engaged or proposed to be engaged in by Holdings and its Subsidiaries on the Closing Date and any business or other activities that are similar, ancillary, complementary, incidental or related thereto, or an extension, development or expansion of, the businesses in which Holdings and its Subsidiaries are engaged.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR other than pursuant to clause (I)(c) of the definition of “Base Rate.”
“Solvent” means, with respect to any Person on any date of determination, that on such date, such Person and its Subsidiaries, when taken as a whole on a consolidated basis, (a) have property with a fair value (on a going concern basis) greater than the total amount of their debts and liabilities, contingent, subordinated or otherwise, (b) have assets with present fair salable (on a going concern basis) value not less than the amount that will be required to pay their liability on their debts as they become absolute and matured, (c) will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (d) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which they have unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability or, if a different methodology is prescribed by applicable Laws, as prescribed by such Laws.
“SPC” has the meaning specified in Section 10.07(g).
“Specified Equity Contribution” has the meaning set forth in Section 8.04.
“Specified Event of Default” means an Event of Default under Section 8.01(a), 8.01(f) (with respect to any Borrower) or 8.01(g) (with respect to any Borrower).
“Specified Indebtedness” has the meaning specified in Section 10.01.
“Specified Refinancing Agent” has the meaning specified in Section 2.18(a).
“Specified Refinancing Debt” has the meaning specified in Section 2.18(a).
“Specified Refinancing Revolving Credit Commitment” has the meaning specified in Section 2.18(a).
“Specified Refinancing Term Commitment” has the meaning specified in Section 2.18(a).
“Specified Refinancing Term Loan Facility” means a facility in respect of Specified Refinancing Term Loans.
“Specified Refinancing Term Loans” means Specified Refinancing Debt constituting term loans.
“Specified Representations” means the representations and warranties made solely by Holdings, the Borrowers and the Subsidiary Guarantors in Sections 5.01(a) and (b)(ii), 5.02(a), 5.04, 5.13, 5.17, 5.18 (subject to the last paragraph of Section 4.01), 5.19 and 5.20 (in each case, after giving effect to the Transactions, and in the case of the representations and warranties made pursuant to Sections 5.19 and 5.20, to be limited to the use of proceeds not violating the Laws referenced therein).

“Specified SNS Disposition” means a sale of all of (or assets generating 90% or more of the revenue of) the specialty nutrition systems business as defined in the Financial Model.
“Specified Transaction” means any Incurrence or repayment of Indebtedness (excluding Indebtedness Incurred under any revolving credit facility or line of credit) or Investment that results in a Person becoming a Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary, any acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of Holdings, any Investment constituting an acquisition of assets constituting a business unit, line of business, division or substantially all of the assets of another Person or any Disposition of a business unit, line of business or division of Holdings or any of the Restricted Subsidiaries, in each case whether by merger, consolidation, amalgamation or otherwise or any material restructuring of Holdings or implementation of any initiative not in the ordinary course of business, any operational change giving rise to Pro Forma Cost Savings or any other transaction or event that by the terms of this Agreement requires Pro Forma Compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis or giving Pro Forma Effect to any such transaction or event.
“Sponsor” means AIP, LLC, and any of its Affiliates and funds, partnerships or co-investment vehicles managed, advised or controlled by any of them or any of their respective Affiliates (but excluding any operating portfolio companies of the foregoing).
“Spot Rate” for a currency means the rate determined by the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date one (1) Business Day prior to the date as of which the foreign exchange computation is made; provided that the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, may obtain such spot rate from another financial institution designated by the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by Holdings or any Subsidiary of Holdings which the Borrower Representative has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Stock Certificates” has the meaning specified in Section 4.01.
“Subject Lien” has the meaning specified in Section 7.02.
“Subordinated Indebtedness” means (a) with respect to any Borrower, any third-party Indebtedness of such Borrower which is by its terms contractually subordinated in right of payment to the

Obligations and (b) with respect to any Guarantor, any third-party Indebtedness of such Guarantor which is by its terms contractually subordinated in right of payment to its Guarantee of the Obligations.
“Subsidiary” means, with respect to any Person other than those covered by clause (y) below, (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Subsidiary Guarantor” means, collectively, all Guarantors other than Holdings.
“Subsidiary Guaranty” means, collectively, each Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Term Loan Administrative Agent and Collateral Agent on behalf of the Secured Parties, substantially in the form of Exhibit E-2, together with each other guaranty and guaranty supplement delivered pursuant to Sections 6.12 or 6.16.
“Subsidiary Redesignation” has the meaning specified in the definition of “Unrestricted Subsidiary.”
“Supplemental Agent” has the meaning specified in Section 9.14(a).
“Supported QFC” has the meaning specified in Section 10.24(a).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swingline Exposure” mean the principal amount of the outstanding Swingline Loans. The Swingline Exposure of any Lender shall be the principal amount of the outstanding Swingline Loans in which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.04, which shall equal such Lender’s Pro Rata Share of all outstanding Swingline Loans.
“Swingline Lender” means Ally in its capacity as lender of the Swingline Loans.
“Swingline Loans” has the meaning specified in Section 2.04(a).
“Swingline Note” means a promissory note of the applicable Borrower(s) payable to the Swingline Lender in substantially the form of Exhibit B-3 hereto, evidencing the aggregate indebtedness of such Borrower to the Swingline Lender resulting from the Swingline Loans made by the Swingline Lender.
“Swingline Sublimit” means an amount equal to $20,000,000.
“Target Closing Refinancing” has the meaning specified in the definition of “Transactions”.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Borrowing” means a borrowing of the same Type of Term Loan of a single Tranche from all the Lenders having Term Commitments or Term Loans of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) having in the case of SOFR Loans, the same Interest Period.
“Term Commitment” means, as to each Term Lender, (i) its Initial Term Commitment, (ii) its DDTL Commitment, (iii) its Term Commitment Increase, (iv) its New Term Commitment or (v) its Specified Refinancing Term Commitment. The amount of each Lender’s Initial Term Commitment and DDTL Commitment is as set forth on Schedule 2.01 and the amount of each Lender’s other Term

Commitments shall be as set forth in the Assignment and Assumption, or in the amendment or agreement relating to the respective Term Commitment Increase, New Term Commitment or Specified Refinancing Term Commitment pursuant to which such Lender shall have assumed its Term Commitment, as the case may be, as such amounts may be adjusted from time to time in accordance with this Agreement.
“Term Commitment Increase” has the meaning specified in Section 2.14(a).
“Term CORRA” means, for any calculation with respect to any Term CORRA Rate Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day; provided, further, that if Term CORRA shall ever be less than the Floor, then Term CORRA shall be deemed to be the Floor.
“Term CORRA Administrator” means CanDeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.
“Term CORRA Rate” means, in the case of any Term CORRA Rate Loan for any Interest Period, Term CORRA.
“Term CORRA Rate Borrowing” means a Borrowing comprising Term CORRA Rate Loans.
“Term CORRA Rate Loan” means a Loan that bears interest at a rate based on the Term CORRA Rate.
“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.
“Term Facility” means a facility in respect of any Term Loan Tranche, as the context may require.
“Term Lender” means any Lender that holds Term Loans and/or Term Commitments at such time.
“Term Loan” means an advance made by any Term Lender under any Term Facility.
“Term Loan Administrative Agent” means Golub, acting through such of its Affiliates or branches as it may designate, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent permitted by the terms hereof.

“Term Loan Administrative Agent’s Office” means the Term Loan Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 or such other address or account as the Term Loan Administrative Agent may from time to time notify the Borrowers and the Lenders.
“Term Loan Tranche” means the respective facility and commitments utilized in making Term Loans hereunder, with there being one Tranche of Loans and two Tranches of Commitments on the Closing Date (i.e., Initial Term Loans, Initial Term Commitments and DDTL Commitments). The Initial Term Loans and the DDTL Loans are intended to be treated as a single Tranche for all purposes under this Agreement. Additional Term Loan Tranches may be added after the Closing Date (i.e., New Term Loans, Specified Refinancing Term Loans, New Term Commitments and Specified Refinancing Term Commitments).
“Term SOFR” means, with respect to any Term SOFR Loans denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 p.m., New York City time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the Term SOFR Administrator, provided, that if Term SOFR is less than the Floor, then it shall be deemed to be equal to the Floor for purposes of this Agreement and the other Loan Documents.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Term SOFR Determination Day” has the meaning assigned to it under the definition of “Term SOFR Reference Rate”.
“Term SOFR Reference Rate” means,
(a) for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Loans denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the Term SOFR Administrator and identified by the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable, as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day; and
(b)for any day and time (such day, the “Base Rate Term SOFR Determination Date”), with respect to any Base Rate Loan, the Term SOFR Reference Rate for a tenor of one month on the day that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator. If by 5:00 p.m. (New York City time) on such Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.
“Termination Conditions” means the satisfaction in full of all the Obligations (other than contingent indemnification obligations as to which no claim has been asserted, obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements and Letters of Credit that have been Cash Collateralized in accordance with the terms of this Agreement or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made) and the termination of the Aggregate Commitments.
“Test Period” means, on any date of determination, with respect to the Group Parties on a consolidated basis, (x) for purposes of determining (i) the applicable percentage of Excess Cash Flow for purposes of Section 2.05(b), (ii) the Applicable Rate, (iii) the applicable asset sale prepayment percentage for purposes of Section 2.05(b) and (iv) actual compliance with the Financial Covenant, the four (4) consecutive fiscal quarters of the Group Parties most recently then ended and for which financial statements have been delivered or were required to have been delivered pursuant to Section 6.01(a) or (b) and (y) for all other purposes in this Agreement, the four (4) consecutive fiscal quarters of the Group Parties most recently then ended in respect of which financial statements are internally available (as determined in good faith by the Borrower Representative) and delivered to the Term Loan Administrative Agent and the Revolving Administrative Agent for further distribution to each Lender; provided that at the option of the Borrower Representative, the Test Period may instead be the most recent period of twelve (12) consecutive fiscal months of Holdings ended on or prior to such date of determination (taken as one accounting period) in respect of which internal monthly financials are available (as determined in good faith by the Borrower Representative) for each fiscal month in such period (provided that, in such case, the Borrowers shall provide such internally available financial statements to the Term Loan Administrative Agent and the Revolving Administrative Agent).
“Threshold Amount” means the greater of (i) $30,000,000 and (ii) 20.0% of Consolidated EBITDA of the Group Parties.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and L/C Obligations.
“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Priority Revolving Credit Loans, L/C Obligations, and Swingline Loans.

“Tranche” means any Revolving Credit Tranche or any Term Loan Tranche.
“Transaction Agreement Date” has the meaning specified in Section 1.02(i).
“Transaction Costs” has the meaning specified in the definition of “Transactions.”
“Transactions” means the transactions contemplated pursuant to the Acquisition Agreement (including the Acquisition), together with each of the following transactions consummated or to be consummated in connection therewith:
(a)each Borrower obtaining the Initial Term Loan Facility, the DDTL Facility and the Initial Priority Revolving Credit Facility;
(b)(i) the direct or indirect cash equity investment (the “Investor Equity Investment”) in the Borrowers or a direct or indirect parent company thereof (which equity investment, (x) if made in a direct or indirect parent of the Borrowers, will, to the extent not otherwise applied, be contributed to the Borrowers and (y) if other than common equity, will be on terms reasonably acceptable to the Arrangers), in an aggregate amount (when combined with any rollover equity in the Target and by other existing direct or indirect equity holders of the Target in connection with the Acquisition and, together with the Investor Equity Investment, the “Equity Contribution”)) that is not less than 47.5% of the sum of (i) the aggregate principal amount of the Initial Term Loan Facility and Initial Priority Revolving Credit Facility funded on the Closing Date (in the case of the Initial Priority Revolving Credit Facility, excluding amounts drawn under the Initial Priority Revolving Credit Facility on the Closing Date for working capital purposes and/or working capital adjustments under the Acquisition Agreement) plus (ii) the Equity Contribution; provided that, on the Closing Date, immediately after giving effect to the Transactions, the Sponsor shall directly or indirectly control at least a majority of the Voting Stock of Holdings.
(c)payment of consideration pursuant to the terms and conditions of the Acquisition Agreement (the “Acquisition Consideration”), and the other payments contemplated by Parent (as defined in the Acquisition Agreement) or its affiliates under the Acquisition Agreement;
(d)the repayment in full in cash (and termination of all related guarantees and security) of (the “Target Closing Refinancing”) all indebtedness for borrowed money of the Target required to be repaid pursuant to the Acquisition Agreement, including that certain Existing Credit Agreement; provided that, letters of credit, bank guarantees, bankers’ acceptances and similar documents and instruments of the Target and its subsidiaries that are outstanding on the Closing Date under the Existing Credit Agreement may be backstopped or replaced by (or rolled into) letters of credit, bank guarantees, bankers’ acceptances and similar documents and instruments issued under the Initial Priority Revolving Credit Facility on the Closing Date or may be cash collateralized; and
(e)the payment of all fees, premiums, costs and expenses (including original issue discount and upfront fees) incurred in connection with the transactions described in the foregoing provisions of this definition (the “Transaction Costs”).

“Type” means, with respect to a Revolving Credit Loan or Term Loan, that has the same interest option and, in the case of SOFR Loans or Term CORRA Rate Loans, the same Interest Period.
“UCC Filing Collateral” has the meaning specified in Section 4.01.
“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means in relation to a Lender or its direct or indirect parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“Unfunded Advances/Participations” means (a) with respect to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, the aggregate amount, if any (a) made available to the Borrowers on the assumption that each Lender has made available to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, such Lender’s share of the applicable Borrowing available to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, as contemplated by Section 2.12(b) and (b) with respect to which a corresponding amount shall not in fact have been returned to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, by the Borrowers or made available to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, by any such Lender and (c) with respect to any L/C Issuer, the aggregate amount, if any, of amounts drawn under Letters of Credit in respect of which a Priority Revolving Credit Lender shall have failed to make Priority Revolving Credit Loans or L/C Advances to reimburse such L/C Issuer pursuant to Section 2.03(d) and (d) with respect to the Swingline Lender, the aggregate amount, if any of Swingline Loans in respect of which a Priority Revolving Credit Lender shall have failed to make Priority Revolving Credit Loans or purchase participation interests to reimburse the Swingline Lender pursuant to Section 2.04.

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a) of ERISA over the current value of such Plan’s assets, determined in accordance with assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.
“United States” and “U.S.” mean the United States of America.
“Unpaid Amount” has the meaning specified in Section 7.05.
“Unreimbursed Amount” has the meaning specified in Section 2.03(d)(i).
“Unrestricted Cash Amount” means, as of any date of determination, the amount of (a) cash and Cash Equivalents of the Group Parties to the extent not required to be designated as restricted on the consolidated balance sheet of Holdings in accordance with GAAP and (b) cash and Cash Equivalents restricted in favor of any Administrative Agent or any L/C Issuer (whether or not held in an account pledged to any Administrative Agent, as applicable) (which may also include cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral).
“Unrestricted Subsidiary” means:
(1)any Subsidiary of Holdings that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Borrower Representative, Holdings or any Parent Holding Company in the manner provided below; and
(2)any Subsidiary of an Unrestricted Subsidiary.
The Borrower Representative may designate (or subsequently re-designate) any Subsidiary of Holdings (other than any Borrower or any Intermediate Holdco) (including any existing Subsidiary and any newly acquired or newly formed Subsidiary of Holdings) to be an Unrestricted Subsidiary so long as (x) any such designation constitutes an Investment that is permitted under Section 7.05 in such Subsidiary at such time, (y) no Event of Default then exists or would result therefrom and (z) at the time of such designation and all times thereafter, such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, Holdings or any other Restricted Subsidiary ; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings or any of its Restricted Subsidiaries.
The Borrower Representative may designate any Unrestricted Subsidiary to be a Restricted Subsidiary (a “Subsidiary Redesignation”). Any Indebtedness of such Subsidiary and any Liens encumbering its assets at the time of such designation shall be deemed newly Incurred or established, as applicable, at such time.
Any such designation by the Borrower Representative shall be evidenced to the Term Loan Administrative Agent by promptly delivering to the Term Loan Administrative Agent an officer’s certificate certifying that such designation complied with the foregoing provisions.
For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Holdings and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in such Unrestricted Subsidiary in an amount determined as set forth in the last sentence of the definition of “Investments.”
Notwithstanding the foregoing, the Borrower Representative shall not be permitted to designate any subsidiary that holds Material Intellectual Property as an Unrestricted Subsidiary and neither Holdings nor any Restricted Subsidiary shall be permitted to contribute, sell, transfer or otherwise dispose of any Material Intellectual Property to an Unrestricted Subsidiary; provided that the foregoing shall not prohibit any (x) non-exclusive lease or non-exclusive license of any intellectual property to any Unrestricted Subsidiary or (y) independent development by such Unrestricted Subsidiaries of intellectual property.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Obligor” means Holdings, each Borrower and any Guarantor which is a Domestic Subsidiary.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning specified in Section 10.24.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g)(ii)(B)(c).
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness or redemption or similar payment, in respect of such Disqualified Stock or Preferred Stock, by (ii) the number of years (calculated to the nearest one-

twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of such determination will be disregarded.
“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.
“Wholly Owned Subsidiary” of any Person means a direct or indirect Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.
“Withholding Agent” means any Loan Party, the Term Loan Administrative Agent, the Revolving Administrative Agent and any other applicable withholding agent.
“Working Capital” means, with respect to Holdings and the Restricted Subsidiaries on a consolidated basis, Consolidated Current Assets minus Consolidated Current Liabilities.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(c)References in this Agreement to an Exhibit, Schedule, Article, Section, clause or subclause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears.
(d)The term “including” is by way of example and not limitation.
(e)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(f)Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.
(g)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(h)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(i)In measuring compliance with this Agreement with respect to any (x) Investment or acquisition (whether by merger, consolidation or other business combination or acquisition of Capital Stock or otherwise) and (y) Restricted Payment, repayment, repurchase or refinancing of Indebtedness with respect to which an irrevocable notice of Restricted Payment or repayment (or similar irrevocable notice), which may be conditional, has been delivered, in each case for purposes of determining:
(1)whether any Indebtedness (including Acquired Indebtedness) that is being Incurred in connection with such Investment, acquisition, Restricted Payment or repayment, repurchase or refinancing of Indebtedness is permitted to be Incurred in compliance with Section 2.14, Section 2.15 or Section 7.01;
(2)whether any Lien being Incurred in connection with such Investment, acquisition, Restricted Payment or repayment, repurchase or refinancing of Indebtedness or to secure any such Indebtedness is permitted to be Incurred in accordance with Section 7.02 or the definition of “Permitted Liens”;
(3)whether any other transaction undertaken or proposed to be undertaken in connection with such Investment, acquisition, Restricted Payment or repayment, repurchase or refinancing of Indebtedness complies with the covenants or agreements contained in this Agreement;
(4)whether any representation or warranty set forth herein is true or correct;
(5)whether a Default or Event of Default (or any type of Default or Event of Default) shall have occurred and be continuing; and

(6)any calculation of the ratios or baskets, including Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio, Consolidated Total Net Leverage Ratio, Consolidated EBITDA, Consolidated Net Income, Consolidated Net Tangible Assets and Pro Forma Cost Savings, and whether a Default or Event of Default exists in connection with the foregoing, at the option of the Borrower Representative, the date that the letter of intent or definitive agreement for such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness is entered into or notice, which may be conditional, of such Restricted Payment or repayment, repurchase or refinancing of Indebtedness is given to the holders of such Indebtedness (the “Transaction Agreement Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Pro Forma Basis” or “Consolidated EBITDA” (provided that, notwithstanding the Borrower Representative’s election to use the Transaction Agreement Date under this Section 1.02(i), the Borrower Representative may elect (in its discretion) to re-determine one or more of clauses (1) through (6) above at (x) the time of any delivery of financial statements prior to the consummation of such transaction or (y) the time of the consummation of such transaction). For the avoidance of doubt, if the Borrower Representative elects to use the Transaction Agreement Date as the applicable date of determination in accordance with the foregoing, (a) any fluctuation or change in the Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio, Consolidated Total Net Leverage Ratio, Consolidated EBITDA, Consolidated Net Income, Consolidated Net Tangible Assets and/or Pro Forma Cost Savings from the Transaction Agreement Date to the consummation of such Investment, acquisition, Restricted Payment or repayment, repurchase or refinancing of Indebtedness, will not be taken into account for purposes of determining whether any Indebtedness or Lien that is being Incurred in connection with such Investment, acquisition, Restricted Payment or repayment, repurchase or refinancing of Indebtedness, or in connection with compliance by Holdings or any of the Restricted Subsidiaries with any other provision of the Loan Documents or any other transaction undertaken in connection with such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness, is permitted to be Incurred, (b) until such Investment, acquisition, Restricted Payment or repayment, repurchase or refinancing of Indebtedness is consummated or such definitive agreements are terminated (or conditions in any conditional notice can no longer be met), such Investment, acquisition, Restricted Payment or repayment, repurchase or refinancing of Indebtedness and all transactions proposed to be undertaken in connection therewith (including the Incurrence of Indebtedness and Liens and the intended use of proceeds thereof) and at the election of the Borrower Representative, other acquisitions or similar investments for which a letter of intent or definitive agreements have been executed will be given pro forma effect when determining compliance of other transactions (including the Incurrence of Indebtedness and Liens unrelated to such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness) that are consummated after the Transaction Agreement Date and on or prior to the consummation of such Investment, acquisition, Restricted Payment or repayment, repurchase or refinancing of Indebtedness and any such transactions (including any Incurrence of Indebtedness and the use of proceeds thereof) will be deemed to have occurred on the date the definitive agreements are entered and outstanding thereafter for purposes of calculating any baskets or ratios under the Loan Documents after the date of such agreement and before the consummation of such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness and (c) no Default or Event of Default shall occur solely based on any fluctuation or change in the Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio, Consolidated Total Net Leverage Ratio, Consolidated EBITDA, Consolidated Net Income, Consolidated Net Tangible Assets and/or Pro Forma Cost Savings from the Transaction Agreement Date to the consummation of such Investment, acquisition, Restricted Payment or repayment, repurchase or refinancing of Indebtedness.
(j)As used herein, the term “Consolidated EBITDA” is deemed to refer to Consolidated EBITDA of the Group Parties for the Test Period most recently then ended.
Section 1.03    Accounting Terms.
(a)All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time.
(b)If at any time any change in GAAP or the application thereof would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Loan Document, and either the Borrower Representative or the Required Lenders shall so request, the Term Loan Administrative Agent and the Borrower Representative shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the approval of the Required Lenders, or if required by Section 10.01, the Required Priority Revolving Credit Lenders, in either case, not to be unreasonably withheld, conditioned or delayed); provided that, until so amended, such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein.
(c)Notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Loan Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.
(d)Notwithstanding anything to the contrary contained herein, unless the Borrower Representative has irrevocably elected pursuant to a certificate executed by a Responsible Officer of the Borrower Representative and delivered to the Term Loan Administrative Agent that this clause (d) shall no longer apply with respect to an applicable Test Period and each Test Period thereafter on or prior to the delivery of financial statements for such Test Period pursuant to Section 6.01, the determination of whether a lease is a Capital Lease or a Non-Financing Lease, shall, in each case, be determined without giving effect to ASC 842 (Leases), except that financial statements delivered pursuant to Section 6.01 may be prepared in accordance with GAAP (including giving effect to ASC 842 (Leases)) as in effect at the time of such delivery.
Section 1.04    Rounding. Any financial ratios required to be maintained by the Borrowers, or satisfied in order for a specific action to be permitted, under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.05    References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Section 1.06    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight savings or standard, as applicable).
Section 1.07    Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as specifically provided in Section 2.12 or as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.
Section 1.08    Currency Equivalents Generally.
(a)Any amount specified in this Agreement (other than in Articles II, IX and X or as set forth in clause (b) of this Section 1.08) or any of the other Loan Documents to be in Dollars shall also include Dollar Equivalent of such amount in any currency other than Dollars. The Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, shall determine the Spot Rate as of relevant date of determination to be used for calculating Dollar Equivalent amounts. Such Spot Rate shall become effective as of such relevant date of determination and shall be the Spot Rate employed in converting any amounts between the Dollars and any currency other than Dollars until the next relevant date of determination occurs. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial ratios hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as determined by the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, in accordance with this Agreement; provided that if any basket is exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.
(b)For purposes of determining the Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio and Consolidated Total Net Leverage Ratio, amounts denominated in a currency other than Dollars will be converted to Dollars for the purposes of calculating the Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio and Consolidated Total Net Leverage Ratio, at the currency exchange rate as of the date of calculation, and will, in the case of Indebtedness, Consolidated Funded First Lien Indebtedness, Consolidated Funded Indebtedness and Consolidated Funded Secured Indebtedness, be the weighted average exchange rates used for determining Consolidated EBITDA for the relevant period; provided that if any Group Party has entered into any currency Swap Contracts in respect of any borrowings, the currency and amount of such borrowings shall be determined by first taking into account the effects of that currency Swap Contract.
(c)The Revolving Administrative Agent shall determine the Dollar Equivalent amount of each Loan denominated in Canadian Dollars and L/C Obligation in respect of Letters of Credit denominated in Canadian Dollars (i) for Priority Revolving Credit Loans or Swingline Loans, as of the first day of each Interest Period applicable thereto, (ii) upon the issuance and increase of any Letter of Credit denominated in Canadian Dollars and (iii) each date of any payment by an L/C Issuer under any Letter of Credit denominated in Canadian Dollars. Each such determination shall be based on the Exchange Rate on the date of the related Borrowing request for purposes of the initial such determination for any Loan.
Section 1.09    Benchmark Replacement Setting.
(a)(i) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agents and the Borrower Representative may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Term Loan Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower Representative so long as the Term Loan Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders, or with respect to the Priority Revolving Credit Facility, the Required Priority Revolving Credit Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 1.09(a)(i) will occur prior to the applicable Benchmark Transition Start Date.
(ii)No Swap Contract shall be deemed to be a “Loan Document” for purposes of this Section 1.09.
(b)In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agents (in consultation with each other) will have the right to make Conforming Changes from time to time (in consultation with the Borrower Representative) and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)The applicable Administrative Agent will promptly notify the Borrower Representative and the Appropriate Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The applicable Administrative Agent will promptly notify the Borrower Representative of the removal or reinstatement of any tenor of a Benchmark pursuant to

Section 1.09(d). Any determination, decision or election that may be made by the Administrative Agents or the Borrower Representative pursuant to this Section 1.09, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 1.09.
(d)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agents may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agents may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Upon the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower Representative may revoke any request for a SOFR Loan of, conversion to or continuation of SOFR Loans or Term CORRA Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower Representative will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans (or, in the case of Term CORRA Rate Loans, Canadian Prime Rate Loans) and (ii) any outstanding affected SOFR Loans or Term CORRA Rate Loans will be deemed to have been converted to Base Rate Loans (or, in the case of Term CORRA Rate Loans, Canadian Prime Rate Loans) at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
Section 1.10Pro Forma Calculations. Notwithstanding anything to the contrary herein (subject to Section 1.02(i)), the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio, Consolidated EBITDA, Consolidated Net Income and Consolidated Net Tangible Assets shall be calculated (including for purposes of Sections 2.14 and 2.15) on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable Test Period to which such calculation relates, and/or subsequent to the end of the applicable

Test Period but not later than the date of such calculation; provided that notwithstanding the foregoing, when calculating the Consolidated First Lien Net Leverage Ratio for purposes of determining compliance with the Financial Covenant, the Applicable Rate or the applicable percentage of Excess Cash Flow for purposes of Section 2.05(b), any Specified Transaction and any related adjustment contemplated in the definition of “Pro Forma Basis” (and corresponding provisions of the definition of “Consolidated EBITDA”) that occurred subsequent to the end of the applicable Test Period shall not be given Pro Forma Effect. With respect to any pro forma calculations to be made in connection with any acquisition or investment in respect of which financial statements for the relevant target are not available for the same Test Period for which internal financial statements of Holdings are available, Holdings shall determine such pro forma calculations on the basis of the available financial statements (even if for differing periods) or such other basis as determined on a commercially reasonable basis by Holdings.
Section 1.11Calculation of Baskets.
(a)If any of the baskets set forth in this Agreement are exceeded solely as a result of fluctuations to Consolidated EBITDA or Consolidated Net Tangible Assets for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under this Agreement, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations.
(b)Notwithstanding anything to the contrary in this Agreement, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a Basket or other provision of this Agreement (any such Basket or other provision, a “Fixed Basket”) that does not require compliance with a financial ratio or test (including, without limitation, Pro Forma Compliance with any Consolidated First Lien Net Leverage Ratio test, Consolidated Secured Net Leverage Ratio test or any Consolidated Total Net Leverage Ratio test) (any such ratio or test, a “Financial Incurrence Test”) (any such amounts, including, for the avoidance of doubt, (i) any grower component based on Consolidated EBITDA or Consolidated Net Tangible Assets and (ii) New Loan Commitments, New Incremental Notes and Incremental Equivalent Debt incurred pursuant to the Cash-Capped Incremental Facility or the Prepayment-Based Incremental Facility, the “Fixed Amounts”), in each case substantially concurrently with (or as part of a single transaction or a series of related transactions with) any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any Financial Incurrence Test (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that such Fixed Amounts (or any other amounts incurred under a Fixed Basket) (but giving full Pro Forma Effect to the use of proceeds of all such amounts and concurrent related transactions) shall be disregarded in the calculation of any Financial Incurrence Test applicable to Incurrence-Based Amounts that is substantially concurrent (or part of a single transaction or a series of related transactions); provided that, notwithstanding anything to the contrary in this Agreement, any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that is expressly limited by a fixed-dollar limitation (including any grower component based on a percentage of Consolidated EBITDA or Consolidated Net Tangible Assets) and that includes, as a condition to incurring amounts or entering into or consummating transactions, in reliance on such provision limited by a fixed-dollar limitation, a requirement of compliance with a Financial Incurrence Test (including, without limitation, incurring amounts or entering into or consummating transactions under clause (4) of the first paragraph of Section 7.05) shall constitute a “Fixed Amount” hereunder. If any Lien, Investment, Indebtedness, Restricted Payment or Affiliate Transaction or other transaction, action, judgment or amount incurred under any provision in this Agreement or any other Loan Document (or any portion of the foregoing) previously divided and classified (or re-divided and re-classified) as set forth below under any Fixed Amount, could subsequently be re-divided and re-classified as an Incurrence-Based Amount, such re-division and re-classification shall be deemed to occur automatically, in each case, unless otherwise elected by the Borrower Representative.
(c)For purposes of determining compliance with Section 2.14, Section 2.15 or any of the covenants set forth in Article VI or Article VII at any time (whether at the time of incurrence or thereafter), if any Lien, Investment, Indebtedness, Disqualified Stock, Preferred Stock, Asset Sale (or other disposition, sale or transfer of assets), Restricted Payment or Affiliate Transaction (or any portion of the foregoing) meets the criteria of one, or more than one, of the clauses of the provision permitting (including by way of exemption) such Lien, Investment, Indebtedness, Disqualified Stock, Preferred Stock, Asset Sale (or other disposition, sale or transfer of assets), Restricted Payment or Affiliate Transaction, as the case may be or any portion thereof, the Borrower Representative (i) shall in its sole discretion determine under which clause (or sub-clause) or clauses (or sub-clauses) such Lien, Investment, Indebtedness, Asset Sale (or other disposition, sale or transfer of assets), Restricted Payment or Affiliate Transaction (or, in each case, any portion thereof), as the case may be, is classified and (ii) shall be permitted, in its sole discretion, to make any subsequent redetermination and/or to divide, classify or reclassify under which clause or clauses such Lien, Investment, Indebtedness, Disqualified Stock, Preferred Stock, Asset Sale (or other disposition, sale or transfer of assets), Restricted Payment or Affiliate Transaction, as the case may be, is permitted from time to time as it may determine and without notice to the Term Loan Administrative Agent or any Lender (including to re-classify utilization of any Fixed Amounts as being incurred under any Incurrence-Based Amounts or other Fixed Amounts or utilization of any Incurrence-Based Amounts as being incurred under any Fixed Amount or other Incurrence-Based Amounts); provided that (i) any amount incurred under a Fixed Amount which may later be reclassified as incurred under an Incurrence-Based Amount shall automatically be reclassified as incurred under the applicable Incurrence-Based Amount, unless otherwise elected by the Borrower Representative and (ii) all Indebtedness under this Agreement Incurred on the Closing Date shall be deemed to have been Incurred pursuant to Section 7.01(a) and the Borrower Representative shall not be permitted to reclassify all or any portion of Indebtedness Incurred on the Closing Date pursuant to Section 7.01(a) and the Borrower Representative shall not be permitted to reclassify all or any portion of such Indebtedness.
(d)If any Lien, Investment, Indebtedness, Disqualified Stock or Preferred Stock, Asset Sale (or other disposition or other sale or transfer of assets), Restricted Payment, Affiliate Transaction, or other transaction or action is incurred, issued or consummated in reliance on a Basket measured by reference to a percentage of Consolidated EBITDA or Consolidated Net Tangible Assets, and any such Lien, Investment, Indebtedness, Disqualified Stock or preferred Capital Stock, disposition or other sale or transfer of assets, Restricted Payment, Affiliate Transaction, contractual requirement, prepayment or redemption of Indebtedness or other transaction or action would subsequently exceed the applicable percentage of Consolidated EBITDA or Consolidated Net Tangible Assets, as applicable, under such

Basket if calculated based on the Consolidated EBITDA or Consolidated Net Tangible Assets, as applicable, on a later date (including the date of any refinancing), such percentage of Consolidated EBITDA or Consolidated Net Tangible Assets, as applicable, will be deemed not to be exceeded; provided that, in the case of refinancing any Indebtedness, Disqualified Stock or Preferred Stock (and any related Lien) in reliance on this clause (d), the principal amount of such refinancing Indebtedness, Disqualified Stock or Preferred Stock does not exceed the aggregate outstanding principal amount, accreted value or liquidation preference of the refinanced Indebtedness, Disqualified Stock or Preferred Stock, plus any Incremental Amounts Incurred in connection with the refinancing of such Indebtedness, Disqualified Stock or Preferred Stock and the incurrence or issuance of such refinancing Indebtedness, Disqualified Stock or Preferred Stock.
(e)[Reserved].
(f)Notwithstanding anything to the contrary set forth herein, for the avoidance of doubt and without duplication of any applicable Basket set forth herein, the Loan Documents shall be deemed to permit the Transactions.
(g)Any reference herein or in any other Loan Documents to the ranking of Liens shall be determined without regard to control of remedies. With respect to any reference in any Basket herein to the ranking of Liens on the Collateral securing Indebtedness (other than Obligations), on the one hand, relative to Liens on the Collateral securing the “Obligations”, on the other hand, solely for such purpose such reference to “Obligations” shall be deemed to refer to first lien Obligations.
Section 1.12Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.13Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 1.09 provides a mechanism for determining an alternative rate of interest. The Term Loan Administrative Agent and Revolving Administrative Agent do not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, the administration of, submission of, calculation of or any other matter related to any interest rate used in this Agreement (including, without limitation, the Base Rate, SOFR, the Term SOFR Reference Rate or Term SOFR) or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative or successor rate thereto, or replacement rate thereof (including any Benchmark Replacement), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, or have the same value or economic equivalence of as the existing interest rate (or any component thereof) being replaced or have the same volume or liquidity as did any existing interest rate (or any component thereof) prior to its discontinuance or unavailability. The Term Loan Administrative Agent and Revolving Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate (or component thereof) used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to Holdings. The Term Loan Administrative Agent or Revolving Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to Holdings, any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.14Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time after giving effect to any expiration periods applicable thereto; provided, however, that (i) if any presentation of drawing documents shall have been made on or prior to the expiration date of such Letter of Credit and the applicable L/C Issuer shall not yet have honored such drawing or given notice of dishonor, the amount of such Letter of Credit that is the subject of such drawing shall be treated as still outstanding and (ii) with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Section 1.15Priority Revolving Credit Facility. Notwithstanding anything to the contrary contained in this Agreement, until such time as the Obligations in respect of the Priority Revolving Credit Facility are paid in full and all Commitments with respect thereto are irrevocably terminated, (a) the Priority Revolving Credit Facility shall be the only Tranche and/or Facility of “super senior”, first-out payment priority Indebtedness of the Loan Parties under this Agreement entitled to the first-out payment priority status provided to the Priority Revolving Credit Facility in Section 8.03 and the voting rights (including the Priority Revolving Credit Lender Voting Provisions) provided to the Priority Revolving Credit Facility Lenders set forth in Section 10.01, (b) the Commitments in respect of the Priority Revolving Credit Facility shall not exceed the Priority Revolving Cap at any time, (c) no Indebtedness of the Loan Parties shall be senior in right of payment and/or security (with respect to the Collateral) to the Priority Revolving Credit Facility, and (d) any Indebtedness of the Loan Parties secured by Liens on the Collateral which are intended to rank equal in priority to the Liens on the Collateral securing the Secured Obligations (without regard to the control of remedies) shall be subject to the Priority Revolving Facility Intercreditor Requirements. Any Indebtedness incurred by the Loan Parties in violation of this Section 1.15 shall constitute a breach of Section 7.01 and Section 7.02 of this Agreement.

ARTICLE II.
The Commitments and Borrowings
Section 2.01    The Loans.
(a)The Initial Term Borrowing. Subject to the terms and conditions set forth herein, each Term Lender with an Initial Term Commitment severally agrees to make a single loan denominated in Dollars (the “Initial Term Loans”) to the Borrowers on the Closing Date in an amount equal to such Term Lender’s Initial Term Commitment. The Initial Term Borrowing shall consist of Initial Term Loans made simultaneously by the Term Lenders in accordance with their respective Initial Term Commitments. Amounts borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed (it being understood, however, that prepayments will be taken into account for purposes of any Prepayment-Based Incremental Facility to the extent provided by Section 2.14). Initial Term Loans may be Base Rate Loans or SOFR Loans as further provided herein.
(b)The DDTL Borrowings. Subject to the terms and conditions set forth herein, each Term Lender with a DDTL Commitment severally agrees to make loans denominated in Dollars (the “DDTL Loans”) to the Borrowers from time to time during the DDTL Availability Period in an aggregate principal amount not to exceed such Term Lender’s DDTL Commitment; provided that there shall be no more than ten (10) DDTL Borrowings during the DDTL Availability Period. Amounts borrowed under this Section 2.01(b) and subsequently repaid or prepaid may not be reborrowed (it being understood, however, that prepayments will be taken into account for purposes of any Prepayment-Based Incremental Facility to the extent provided by Section 2.14). DDTL Loans may be Base Rate Loans or SOFR Loans as further provided herein. After the funding thereof, the DDTL Loans will have the same terms as the Initial Term Loans (except with respect to amortization as provided herein).
(c)Priority Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Priority Revolving Credit Lender severally agrees to make Priority Revolving Credit Loans to the Borrowers from time to time on and after the Closing Date on any Business Day prior to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Priority Revolving Credit Lender’s Priority Revolving Credit Commitment; provided, however, that after giving effect to any Priority Revolving Borrowing, (i) the aggregate Outstanding Amount of the Priority Revolving Credit Loans of any Priority Revolving Credit Lender, plus such Priority Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations and Swingline Loans shall not exceed such Priority Revolving Credit Lender’s Priority Revolving Credit Commitment and (ii) the aggregate Outstanding Amount of all Canadian Priority Revolving Credit Loans shall not exceed the Canadian Dollar Sublimit. Each Priority Revolving Credit Loan shall be denominated in Dollars or Canadian Dollars. Within the limits of each Priority Revolving Credit Lender’s Priority Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Priority Revolving Credit Loans may be Base Rate Loans, Canadian Prime Rate Loans, SOFR Loans or Term CORRA Rate Loans as further provided herein.

(d)After the Closing Date, subject to and upon the terms and conditions set forth herein, each Lender with a Term Commitment (other than an Initial Term Commitment or a DDTL Commitment) with respect to any Tranche of Term Loans (other than Initial Term Loans) severally agrees to make a Term Loan denominated in Dollars under such Tranche to the Borrowers in an amount not to exceed such Term Lender’s Term Commitment under such Tranche on the date of Incurrence thereof, which Term Loans under such Tranche shall be Incurred pursuant to a single drawing on the date set forth for such Incurrence. Such Term Loans may be Base Rate Loans or SOFR Loans as further provided herein. Once repaid, Term Loans Incurred hereunder may not be reborrowed (it being understood, however, that prepayments will be taken into account for purposes of any Prepayment-Based Incremental Facility to the extent provided by Section 2.14).
Section 2.02    Borrowings, Conversions and Continuations of Loans.
(a)Each Borrowing, each conversion of a Tranche of Term Loans or Priority Revolving Credit Loans (other than Swingline Loans) from one Type to the other, and each continuation of SOFR Loans or Term CORRA Rate Loans (as applicable), shall be made upon irrevocable notice by the Borrower Representative to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable; provided that any Borrowing notice delivered by any Borrower may be conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by such Borrower (by notice to the applicable Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each such notice must be in writing and must be received by the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, not later than (i) in the case of a Borrowing denominated in Dollars (other than a DDTL Borrowing), (x) 1:00 p.m. (New York City time) three (3) Business Days prior to the requested date of any Borrowing of, conversion of Base Rate Loans to, or continuation of, SOFR Loans (or in the case of any such Borrowing to be made on the Closing Date or any Borrowing pursuant to Section 2.14 or Section 2.18, 1:00 p.m. (New York City time) one (1) Business Day prior to the date of such Borrowing) or (y) 12:00 p.m. (New York City time) on the requested date of any Borrowing of Base Rate Loans or of any conversion of SOFR Loans to Base Rate Loans, (ii) subject to clause (h) below, in the case of any Borrowing denominated in Canadian Dollars (other than a DDTL Borrowing), (x) 1:00 p.m. (New York City time) three (3) Business Days prior to the requested date of any Borrowing of, conversion of Canadian Prime Rate Loans to, or continuation of, Term CORRA Rate Loans (or in the case of any such Borrowing to be made on the Closing Date or any Borrowing pursuant to Section 2.14 or Section 2.18, 1:00 p.m. (New York City time) one (1) Business Day prior to the date of such Borrowing) or (y) 1:00 p.m. (New York City time) one (1) Business Day prior to the requested date of any Borrowing of Canadian Prime Rate Loans or of any conversion of Term CORRA Rate Loans to Canadian Prime Rate Loans and (iii) in the case of a DDTL Borrowing, 1:00 p.m. (New York City time) five (5) Business Days prior to the requested date of such DDTL Borrowing (or in each case of clauses (i), (ii) and (iii), such later time as the applicable Administrative Agent may agree). Each notice pursuant to this Section 2.02(a) shall be delivered to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, in the form of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower Representative. A Borrowing denominated in one currency may not be converted into a Borrowing denominated in a different currency.

Each Borrowing of, conversion to (if applicable) or continuation of (if applicable) (a) SOFR Loans shall be (i) in a principal amount of $500,000 or (ii) a whole multiple of $250,000 in excess thereof, (b) subject to Section 2.03(d), Base Rate Loans shall be (i) in a principal amount of $250,000 or (ii) a whole multiple of $100,000 in excess thereof, (c) Term CORRA Rate Loans denominated in Canadian Dollars shall be (i) in a principal amount of CAD$500,000 or (ii) a whole multiple of CAD$50,000 in excess thereof and (d) Canadian Prime Rate Loans shall be (i) in a principal amount of CAD$500,000 or (ii) a whole multiple of CAD$50,000 in excess thereof.
(b)Each Committed Loan Notice shall specify (i) whether the Borrower Representative is requesting a Term Borrowing or a Priority Revolving Borrowing, a conversion of Term Loans or Priority Revolving Credit Loans from one Type to another applicable Type, or a continuation of a SOFR Loan or Term CORRA Rate Loan, (ii) whether the Borrowing is to be made as Base Rate Loans, Canadian Prime Rate Loans, SOFR Loans or Term CORRA Rate Loans, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed or to which existing Loans are to be converted, (vi) if applicable, the duration of the Interest Period with respect thereto and (vii) the requested currency. If, with respect to any SOFR Loans or Term CORRA Rate Loans, the Borrower Representative fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower Representative fails to give a timely notice requesting a conversion or continuation, then the applicable Tranche of Term Loans or Priority Revolving Credit Loans shall be made as, or converted to, SOFR Loans (or, in the case of Priority Revolving Credit Loans denominated in Canadian Dollars, Term CORRA Rate Loans) with an Interest Period of one month. Any such automatic conversion or continuation pursuant to the immediately preceding sentence shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loans or Term CORRA Rate Loans. If the Borrower Representative requests a Borrowing of, conversion to, or continuation of SOFR Loans or Term CORRA Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(c)Following receipt of a Committed Loan Notice (other than with respect to a Swingline Loan), the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, shall promptly notify each applicable Lender of the amount of its ratable share of the applicable Tranche of Term Loans or Priority Revolving Credit Loans, and if no timely notice of a conversion or continuation of SOFR Loans or Term CORRA Rate Loans is provided by the Borrower Representative, the Term Loan Administrative Agent or Revolving Administrative Agent shall notify each Lender of the details of any automatic conversion to SOFR Loans or Term CORRA Rate Loans with an Interest Period of one month as described in Section 2.02(a). In the case of a Term Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Term Loan Administrative Agent in immediately available funds at the Term Loan Administrative Agent’s Office not later than 1:00 p.m. (New York City time), on the Business Day specified in the applicable Committed Loan Notice. In the case of a Borrowing of Base Rate Loans, each Appropriate Lender shall make the amount of its Loan available to the Term Loan Administrative Agent in immediately available funds at the Term Loan Administrative Agent’s Office not later than 2:00 p.m. (New York City time), on the Business Day specified in the applicable Committed Loan Notice. Each Lender may, at its option, make any Loan available to the Borrowers by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement. Upon satisfaction of the applicable conditions set forth in Article IV, the Term Loan Administrative Agent or Revolving Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Term Loan Administrative Agent or Revolving Administrative Agent either by (i) crediting the account of the Borrowers on the books of the Term Loan Administrative Agent or Revolving Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Term Loan Administrative Agent or Revolving Administrative Agent by the Borrower Representative.
(d)During the existence of an Event of Default, at the election of the Term Loan Administrative Agent or the Required Lenders, with respect to the Term Loans, or the Revolving Administrative Agent or the Required Priority Revolving Credit Lenders with respect to the Priority Revolving Credit Loans, no Loans may be requested as, converted to or continued as SOFR Loans or Term CORRA Rate Loans, if applicable, with an interest period longer than 1 month.
(e)The Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, shall promptly notify the Borrower Representative and the Lenders of the interest rate applicable to any Interest Period for SOFR Loans and Term CORRA Rate Loans upon determination of such interest rate. The determination of Term SOFR and Term CORRA by the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, shall be conclusive in the absence of manifest error.
(f)After giving effect to all Term Borrowings, all Priority Revolving Borrowings, all conversions of Term Loans or Priority Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Priority Revolving Credit Loans of the same Type, there shall not be more than fifteen (15) Interest Periods in effect; provided that after the establishment of any new Tranche of Loans, the number of Interest Periods otherwise permitted by this Section 2.02(f) shall increase by three (3) Interest Periods for each applicable Tranche so established.
(g)The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing, which for the avoidance of doubt does not limit such Lender’s obligations under Section 2.17.
(h)Notwithstanding anything to the contrary contained in this Agreement, until such time as the Revolving Administrative Agent notifies the Borrower Representative in writing that the limitations set forth in this Section 2.02(h) are no longer applicable, the Borrowers agree that after the Closing Date, with respect to requests for borrowings of Priority Revolving Credit Loans in Canadian Dollars, (i) such requests, may not be made more frequently than once per week, (ii) any such request must be received no later than 11:00 a.m. (New York City time) (x) at least one (1) Business Day prior to the requested funding date, in the case of Canadian Prime Rate Loans, and (y) at least three (3) Business Days prior to the requested funding date, in the case of Term CORRA Rate Loans and (iii) the funding date with respect to any such request may only be on a Friday (which Friday must also be a Business Day).
Section 2.03    Letters of Credit.
(a)The Letter of Credit Commitment.
(i)Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue (or cause the issuance of) Letters of Credit denominated in Dollars or Canadian Dollars for the account of the Borrowers or any Restricted Subsidiary (provided that the Borrowers hereby irrevocably agree to reimburse the applicable L/C Issuer for amounts drawn on any Letters of Credit issued (or caused to be issued) for the account of the Borrowers or any Restricted Subsidiary on a joint and several basis with such Restricted Subsidiary) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(c), and (2) to honor conforming drawings under the Letters of Credit and (B) the Priority Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrowers or any Restricted Subsidiary; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Priority Revolving Credit Lender shall be obligated to participate in any Letter of Credit, if as of the date of such L/C Credit Extension (after giving effect to such L/C Credit Extension) (x) the Priority Revolving Exposure of any Priority Revolving Credit Lender would exceed such Priority Revolving Credit Lender’s Revolving Credit Commitment, (y) the aggregate Outstanding Amount of the Priority Revolving Credit Loans of any Priority Revolving Credit Lender, plus such Priority Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations and Swingline Loans would exceed such Priority Revolving Credit Lender’s Revolving Credit Commitment, (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit or (aa) the Outstanding Amount of the L/C Obligations in respect of Letters of Credit denominated in Canadian Dollars would exceed the CAD Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)No L/C Issuer shall be under any obligation to issue (or cause the issuance of) any Letter of Credit (and, in the case of clauses (B) and (C) below, no L/C Issuer shall issue (or cause the issuance of) any Letter of Credit except as expressly set forth therein) if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer (or the bank issuing a Bank Letter of Credit) from issuing (or causing the issuance of) such Letter of Credit, or any Law applicable to such L/C Issuer (or the bank issuing a Bank Letter of Credit) or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over such L/C Issuer (or the bank issuing a Bank Letter of Credit) shall prohibit, or request that such L/C Issuer (or the bank issuing a Bank Letter of Credit) refrain from, the issuance of letters of credit generally (or the issuance of guarantees or risk participations with respect to letters of credit) or such Letter of Credit in particular or shall impose upon such L/C Issuer (or the bank issuing a Bank Letter of Credit) with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer (or the bank issuing a Bank Letter of Credit) any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, such L/C Issuer (or the bank issuing a Bank Letter of Credit) in good faith deems material to it;
(B)     subject to Section 2.03(c)(iii), the expiry date of such requested Letter of Credit would occur after the earlier of (x) three (3) Business Days prior to the scheduled Maturity Date then in effect for the Priority Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day) and (y) more than twelve (12) months after the date of issuance or the then current expiry date, unless the Required Priority Revolving Credit Lenders and the applicable L/C Issuer, in their sole discretion, have approved such expiry date;
(C)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (i) all the Priority Revolving Credit Lenders and the applicable L/C Issuer have approved such expiry date and/or (ii) the applicable L/C Issuer has approved such expiry date and such requested Letter of Credit has been Cash Collateralized or other arrangements satisfactory to the L/C Issuer that issued (or caused the issuance of) such Letters of Credit shall have been made by the applicant requesting such Letter of Credit in accordance with Section 2.16 at least five (5) Business Days prior to the Letter of Credit Expiration Date or such shorter period as is acceptable to the applicable L/C Issuer in its sole discretion;
(D)    the issuance of such Letter of Credit would violate one or more generally applicable policies of such L/C Issuer (or the bank issuing a Bank Letter of Credit) in place at the time of such request;
(E)    such Letter of Credit is in an initial stated amount of less than $100,000 (or the Dollar Equivalent) or such lesser amount as is acceptable to the applicable L/C Issuer in its sole discretion;
(F)    such Letter of Credit is denominated in a currency other than Dollars or Canadian Dollars; or
(G)    any Priority Revolving Credit Lender is at that time a Defaulting Lender, unless the applicable L/C Issuer has entered into arrangements, including reallocation of the Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations pursuant to Section 2.17(a)(iv) or the delivery of Cash Collateral in accordance with Section 2.16 with the Borrower Representative or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure under such Tranche.(iii)    No L/C Issuer shall be under any obligation to amend (or cause the amendment of) any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue (or cause the issuance of) such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(iv)    Each L/C Issuer shall act on behalf of the Priority Revolving Credit Lenders with respect to any Letters of Credit issued (or caused to be issued) by it and the documents associated therewith, and each L/C Issuer (and the bank issuing a Bank Letter of Credit) shall have all of the benefits and immunities (A) provided to the Administrative Agents in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer (and the bank issuing a Bank Letter of Credit) in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Revolving Administrative Agent” or “Administrative Agent” as used in Article IX included each L/C Issuer (and each bank issuing a Bank Letter of Credit) with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer (and each bank issuing a Bank Letter of Credit).
(b)The foregoing benefits and immunities shall not excuse any L/C Issuer (or any bank issuing a Bank Letter of Credit) from liability to the Borrowers to the extent of any direct damages (as opposed to indirect, special, consequential, punitive or exemplary damages claims which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such L/C Issuer’s bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.
(c)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower Representative delivered to the applicable L/C Issuer (with a copy to the Revolving Administrative Agent and, in the case of a Bank Letter of Credit, the bank issuing such Bank Letter of Credit) in the form of a Letter of Credit Application, including agreed-upon draft language for such Letter of Credit reasonably acceptable to the applicable L/C Issuer (and, in the case of a Bank Letter of Credit, the bank issuing such Bank Letter of Credit) (it being understood that such draft language for each such Letter of Credit must be in English or, if agreed to in the sole discretion of the applicable L/C Issuer, accompanied by an English translation certified by the Borrower Representative to be a true and correct English translation), appropriately completed and signed by a Responsible Officer of the Borrower Representative. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Revolving Administrative Agent not later than 2:00 p.m. (New York City time) (x) at least three (3) Business Days for Letters of Credit denominated in Dollars or (y) at least five (5) Business Days for Letters of Credit denominated in Canadian Dollars (or, in each case, such shorter period as such L/C Issuer and the Revolving Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (and, in the case of a Bank Letter of Credit, the bank issuing such Bank Letter of Credit): (A) the proposed issuance date of the requested Letter of Credit; (B) the amount thereof and the currency in which such Letter of Credit is to be denominated; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate or other documents to be presented by such beneficiary in case of any drawing thereunder; (G) the Person for whose account the requested Letter of Credit is to be issued (which must be a Borrower or a Restricted Subsidiary); and (H) such other matters as the applicable L/C Issuer (or, in the case of a Bank Letter of Credit, the bank issuing such Bank Letter of Credit) may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (or, in the case of a Bank Letter of Credit, the bank issuing such Bank Letter of Credit): (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment and (4) such other matters as the applicable L/C Issuer (and, in the case of a Bank Letter of Credit, the bank issuing such Bank Letter of Credit) may reasonably request.
(i)Promptly following delivery of any Letter of Credit Application to the applicable L/C Issuer, the Borrower Representative will confirm with the Revolving Administrative Agent that the Revolving Administrative Agent has received a copy of such Letter of Credit Application and, if the Revolving Administrative Agent has not received a copy of such Letter of Credit Application, then the Borrower Representative will provide the Revolving Administrative Agent with a copy thereof. Upon receipt by such L/C Issuer of confirmation from the Revolving Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue (or cause the issuance of) a Letter of Credit for the account of the Borrowers or any Restricted Subsidiary (as designated in the Letter of Credit Application) or enter into (or cause the bank that issued the Bank Letter of Credit to enter into, subject to the generally applicable policies of such bank at the time of such request) the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Priority Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to such Priority Revolving Credit Lender’s Pro Rata Share of the Priority Revolving Credit Facility multiplied by the amount of such Letter of Credit.
(ii)If the Borrower Representative so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue (or cause the issuance of) a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer (or, in the case of a Bank Letter of Credit, the bank that issued such Bank Letter of Credit, at the direction of such L/C Issuer) to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower Representative shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if such L/C Issuer has determined that it would have no obligation at such time to issue (or cause the issuance of) such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise).
(iii)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof (or, in the case of a Bank Letter of Credit, promptly after receipt by the L/C Issuer of such Letter of Credit or amendment from the bank that issued such Bank Letter of Credit), the applicable L/C Issuer will also (A) deliver to the Borrower Representative or the applicable Restricted Subsidiary and the Revolving Administrative Agent a true and complete copy of such Letter of Credit or amendment and (B) the Revolving Administrative Agent in turn will notify each Priority Revolving Credit Lender of such issuance or amendment and the amount of such Priority Revolving Credit Lender’s Pro Rata Share therein.
(iv)Notwithstanding anything to the contrary set forth above, the issuance of (or causing the issuance of) any Letters of Credit by any L/C Issuer under this Agreement shall be subject to such reasonable additional letter of credit issuance procedures and requirements as may be required by such L/C Issuer’s (or, such bank’s, in the case of a bank issuing a Bank Letter of Credit) internal letter of credit issuance policies and procedures, in its sole discretion, as in effect at the time of such issuance, including requirements with respect to the prior receipt by such L/C Issuer (or such bank, in the case of a Bank Letter of Credit) of customary “know your customer” information regarding a prospective account party or applicant that is not a Borrower hereunder, as well as regarding any beneficiaries of a requested Letter of Credit and any other party involved (directly or indirectly) in the related underlying transaction.
(d)Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any drawing under such Letter of Credit (or, in the case of a Bank Letter of Credit, upon receipt from the bank that issued a Bank Letter of Credit of notice of any drawing under such Bank Letter of Credit), the applicable L/C Issuer shall notify the Borrower Representative and the Revolving Administrative Agent thereof. Each L/C Issuer shall notify the Borrower Representative on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), and the Borrowers shall, jointly and severally, reimburse such L/C Issuer through the Revolving Administrative Agent in an amount equal to the Dollar Equivalent of the amount of such drawing (and such reimbursement shall be in Dollars unless agreed to in writing by the applicable L/C Issuer and the Revolving Administrative Agent) no later than 1:00 p.m. (New York City time) on the next succeeding Business Day (and any reimbursement made on such next Business Day shall be taken into account in computing interest and fees in respect of any such Letter of Credit) after the Borrower Representative shall have received notice of such payment, with interest on the amount so paid or disbursed by such L/C Issuer, to the extent not reimbursed prior to 1:00 p.m. (New York City time) in the case of drawings in Dollars on the applicable Honor Date, from and including the date paid or disbursed to but excluding the date such L/C Issuer was reimbursed by the Borrowers therefor at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Rate as in effect from time to time for Priority Revolving Credit Loans that are maintained as Base Rate Loans. If the Borrowers fail to so reimburse such L/C Issuer on such next Business Day, the Revolving Administrative Agent shall promptly notify each Priority Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing under each applicable Letter of Credit (the “Unreimbursed Amount”), and the amount of such Priority Revolving Credit Lender’s Pro Rata Share thereof. In such event, in the case of an Unreimbursed Amount, the Borrowers shall be deemed to have requested a Priority Revolving Borrowing of Base Rate Loans, to be disbursed on such date in an amount equal to, the Dollar Equivalent of the Unreimbursed Amount, in accordance with the requirements of Section 2.02 but without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Priority Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Revolving Administrative Agent pursuant to this Section 2.03(d)(i) may be given by telephone if promptly confirmed in writing; provided that the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.
(i)Each Priority Revolving Credit Lender (including each such Priority Revolving Credit Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(d)(i) make funds available (and the Revolving Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, at the Revolving Administrative Agent’s Office in an amount equal to, and in the applicable currency, its applicable Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. (New York City time) on the Business Day specified in such notice by the Revolving Administrative Agent, whereupon, subject to the provisions of Section 2.03(d)(iii), each Priority Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Revolving Administrative Agent shall promptly remit the funds so received to the applicable L/C Issuer.
(ii)With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower Representative shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the Dollar Equivalent of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate then applicable to Base Rate Loans. In such event, each Priority Revolving Credit Lender’s payment to the Revolving Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(d)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Priority Revolving Credit Lender in satisfaction of its participation obligation under this Section 2.03.
(iii)Until each Priority Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(d) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Priority Revolving Credit Lender’s applicable Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.
(iv)Each Priority Revolving Credit Lender’s obligation to make L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(d), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Priority Revolving Credit Lender may have against such L/C Issuer, Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.
(v)If any applicable Priority Revolving Credit Lender fails to make available to the Revolving Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Priority Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(d) by the time specified in Section 2.03(d)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Priority Revolving Credit Lender (acting through the Revolving Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate reasonably determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Priority Revolving Credit Lender pays such principal amount, the amount so paid (less interest and fees) shall constitute such Lender’s Loan included in the relevant Priority Revolving Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Priority Revolving Credit Lender (through the Revolving Administrative Agent) with respect to any amounts owing under this Section 2.03(d)(iv) shall be conclusive absent manifest error.
(e)Repayment of Participations. (i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit issued (or caused to be issued) by it and has received from any Priority Revolving Credit Lender such Priority Revolving Credit Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(d), the Revolving Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Revolving Administrative Agent), the Revolving Administrative Agent will distribute to such Priority Revolving Credit Lender its applicable Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Priority Revolving Credit Lender’s L/C Advance was outstanding) in the same funds as those received by the Revolving Administrative Agent.
(ii)If any payment received by the Revolving Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(d)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each applicable Priority Revolving Credit Lender shall pay to the Revolving Administrative Agent for the account of such L/C Issuer its applicable Pro Rata Share thereof on demand of the

Revolving Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Priority Revolving Credit Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Priority Revolving Credit Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.
(f)Obligations Absolute. The obligation of the relevant Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer (or the bank that issued a Bank Letter of Credit) or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)any payment by the applicable L/C Issuer under such Letter of Credit (or, in the case of a Bank Letter of Credit, the bank that issued such Bank Letter of Credit) against presentation of a draft, certificate or other drawing document that does not comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit (or, in the case of a Bank Letter of Credit, the bank that issued such Bank Letter of Credit) to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, administrator, administrative receiver, judicial manager, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrowers in respect of such Letter of Credit; or
(vi)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a legal or equitable discharge of, or provide a right of setoff against the Borrowers’ obligations hereunder.

(g)Role of L/C Issuer. Each Priority Revolving Credit Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer (and, in the case of a Bank Letter of Credit, the bank that issued such Bank Letter of Credit) shall not have any responsibility to obtain any document (other than any sight draft, certificates and other documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer (or, in the case of a Bank Letter of Credit, the bank that issued such Bank Letter of Credit), any Agent-Related Person nor any of the respective correspondents, participants or assignees of the applicable L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Priority Revolving Credit Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower from pursuing such rights and remedies as they may have against the beneficiary or transferee at Law or under any other agreement. None of the applicable L/C Issuer (or, in the case of a Bank Letter of Credit, the bank that issued such Bank Letter of Credit), any Agent-Related Person, nor any of the respective correspondents, participants or assignees of such L/C Issuer (or, in the case of a Bank Letter of Credit, the bank that issued such Bank Letter of Credit), shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(f); provided, however, that anything in such clauses to the contrary notwithstanding, any Borrower may have a claim against such L/C Issuer (or, in the case of a Bank Letter of Credit, the bank that issued such Bank Letter of Credit), and such L/C Issuer (or, in the case of a Bank Letter of Credit, the bank that issued such Bank Letter of Credit) may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to indirect, special, punitive, consequential or exemplary, damages suffered by such Borrower which a court of competent jurisdiction determines in a final non-appealable judgment were caused by such L/C Issuer’s (or, in the case of a Bank Letter of Credit, such bank’s) willful misconduct or gross negligence. In furtherance and not in limitation of the foregoing, the applicable L/C Issuer (and, in the case of a Bank Letter of Credit, the bank that issued such Bank Letter of Credit) may, in its sole discretion, either accept documents that appear on their face to be in order and make payment upon such documents, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer (and, in the case of a Bank Letter of Credit, the bank that issued such Bank Letter of Credit) shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(h)Letter of Credit Fees. The Borrowers shall, jointly and severally, pay to the Revolving Administrative Agent for the account of each Priority Revolving Credit Lender in accordance with its applicable Pro Rata Share, a Letter of Credit fee which shall accrue for each Letter of Credit issued (or caused to be issued) under the Priority Revolving Credit Facility in an amount equal to the Applicable

Rate then in effect for SOFR Loans multiplied by the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases automatically pursuant to the terms of such Letter of Credit), but excluding any portion thereof attributable to Unreimbursed Amounts; provided, however, that any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Priority Revolving Credit Lenders in accordance with the upward adjustments in their respective applicable Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears and shall be due and payable on the last Business Day of each fiscal quarter, in respect of the quarterly period then ending (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(i)Fronting Fee and Documentary and Processing Charges Payable to an L/C Issuer. The Borrowers shall, jointly and severally, pay directly to the applicable L/C Issuer for its own account a fronting fee equal to 0.125% of the maximum daily amount available to be drawn under such Letter of Credit, but excluding any portion thereof attributable to Unreimbursed Amounts, on a quarterly basis in arrears. Such fronting fee shall be due and payable on the last Business Day of each fiscal quarter beginning with the last Business Day of the first full fiscal quarter to end after the Closing Date in respect of the quarterly period then ending (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the maximum daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.13. In addition, the Borrowers shall pay directly to the applicable L/C Issuer (or the bank issuing a Bank Letter of Credit) for its own account the customary issuance, presentation, administration, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer (or bank) relating to letters of credit as from time to time in effect.
(j)Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
(k)Reporting. To the extent that any Letters of Credit are issued (or caused to be issued) by an L/C Issuer other than the Revolving Administrative Agent, each such L/C Issuer shall furnish to the Revolving Administrative Agent a report detailing the daily L/C Obligations outstanding under all Letters of Credit issued (or caused to be issued) by it, such report to be in a form and at reporting intervals as shall be agreed between the Revolving Administrative Agent and such L/C Issuer; provided, that in no event shall such reports be furnished at intervals greater than seven (7) days.

(l)Provisions Related to Extended Priority Revolving Credit Commitments. If the Maturity Date in respect of any Tranche of Priority Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other Tranches of Priority Revolving Credit Commitments in respect of which the Maturity Date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Priority Revolving Credit Lenders to purchase participations therein and to make Priority Revolving Credit Loans and payments in respect thereof pursuant to this Section 2.03) under (and ratably participated in by Lenders pursuant to) the Priority Revolving Credit Commitments in respect of such non-terminating Tranches up to an aggregate amount not to exceed the aggregate principal amount of the unused Priority Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and to the extent any Letters of Credit are not able to be reallocated pursuant to this clause (l) and there are outstanding Priority Revolving Credit Loans under the non-terminating Tranches, the Borrowers agree to repay all such Priority Revolving Credit Loans (or such lesser amount as is necessary to reallocate all Letters of Credit pursuant to this clause (l)) or (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrowers shall Cash Collateralize any such Letter of Credit in accordance with Section 2.16 but only up to the amount of such Letter of Credit not so reallocated or make other arrangements satisfactory to the L/C Issuer that issued (or caused the issuance of) such Letters of Credit. Except to the extent of reallocations of participations pursuant to clause (i) of the immediately preceding sentence, the occurrence of a Maturity Date with respect to a given tranche of Priority Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Priority Revolving Credit Lenders in any Letter of Credit issued before such Maturity Date.
(m)Existing Lender Letters of Credit. Each letter of credit set forth on Schedule 2.03 hereto (the “Existing Letters of Credit”) shall be deemed to be a Letter of Credit issued under this Agreement.
(n)Applicability of ISP and UCP. Unless otherwise expressly agreed in writing by the applicable L/C Issuer (and, in the case of Bank Letters of Credit, such bank issuing the Bank Letter of Credit) and the Borrower Representative when a Letter of Credit is issued (or caused to be issued) by such L/C Issuer, the rules of the ISP or UCP, as applicable, shall apply to each Letter of Credit.
Section 2.04    Swingline Loans.
(a)The Swingline Lender agrees, on the terms set forth herein, on same-day notice as set forth below, to advance a loan (a “Swingline Loan”) in Dollars to the Borrowers with an aggregate outstanding principal amount not to exceed, after giving effect to such Swingline Loan to be so advanced and all other Swingline Loans then outstanding, the Swingline Sublimit from time to time through the fifth (5th) Business Day prior to the Maturity Date; provided, however, such Swingline Loan shall not be required to be made, if after giving effect to such Swingline Loan (x) the aggregate Outstanding Amount of the Priority Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations and Swingline Loans, would exceed such Lender’s Revolving Credit Commitment and (y) after giving effect to any Borrowing of Swingline Loans, the Total Revolving Credit Outstandings would exceed the aggregate Priority Revolving Credit Commitments; provided further that (I) the Borrowers shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan and (II) if there is a Defaulting Lender on such day and reallocation of the Swingline Exposure of a Defaulting Lender pursuant to Section 2.17 would not fully cover the Swingline Exposure of such Defaulting Lender, the Swingline Lender (i) may require the Borrowers to, at their option, prepay such remaining Fronting Exposure in respect of each outstanding Swingline Loan and (ii) will have no obligation to make such Swingline Loans to the extent such swingline loans would exceed the commitments of the Non-Defaulting Lenders under the Priority Revolving Credit Facility. Whenever the Borrowers desire a Swingline Loan, the Borrower Representative shall give the Swingline Lender a Committed Loan Notice. Such notice must be received by the Swingline Lender no later than 1:00 p.m. (New York City time) (or such later time as the Swingline Lender may agree in its reasonable discretion) on the requested funding date, which shall be a Business Day. Each Swingline Loan shall constitute a Revolving Credit Loan for all purposes, except that payments thereon shall be made to the Swingline Lender for its own account. The obligation of the Borrowers to repay Swingline Loans shall be evidenced by the records of the Revolving Administrative Agent and the Swingline Lender and need not be evidenced by any promissory note. All Swingline Loans shall be denominated in Dollars and shall bear interest at the Base Rate.
(b)Settlement among the Lenders, the Swingline Lenders and the Revolving Administrative Agent with respect to Swingline Loans and other Priority Revolving Credit Loans shall take place on a date determined from time to time by the Revolving Administrative Agent, in accordance with the settlement report delivered by the Revolving Administrative Agent to the Lenders. Between settlement dates, the Revolving Administrative Agent may in its discretion apply payments in Dollars on Priority Revolving Credit Loans to Swingline Loans, regardless of any designation by the Borrower Representative or any provision herein to the contrary. Each Lender’s obligation to make settlements with the Revolving Administrative Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Priority Revolving Credit Commitments have terminated or the conditions in Section 4.02 are satisfied. Upon the making thereof until the same shall have been repaid or prepaid, each Lender shall be deemed, automatically and without further action on the part of any party, to have purchased from the Swingline Lender a pro rata participation in each unpaid Swingline Loan and shall transfer the Dollar Equivalent of such participation to the Swingline Lender, in immediately available funds, within one (1) Business Day after the Swingline Lender’s request therefor.
Section 2.05    Prepayments.
(a)Optional. (i) Any Borrower may, upon notice by the Borrower Representative to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable. substantially in the form of Exhibit J, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty except as set forth in Section 2.05(a)(ii) below; provided that (1) such notice must be received by the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, not later than (A) (i) 1:00 p.m. (New York City time) three (3) Business Days prior to any date of prepayment of SOFR Loans and (ii) 1:00 p.m. (New York City Time) one (1) Business Day prior to the date of prepayment of Base Rate Loans and (B) (i) 1:00 p.m. (New York City time) three (3) Business Days prior to any date of prepayment of Term CORRA Rate Loans denominated in Canadian Dollars and (ii) 1:00 p.m. (New York City Time) one (1) Business Day prior to the date of prepayment of Canadian Prime Rate

Loans (or, in each case, such shorter period as the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, shall agree); (2) any prepayment of SOFR Loans shall be (x) in a principal amount of $500,000 or (y) a whole multiple of $250,000 in excess thereof; (3) any prepayment of Base Rate Loans shall be (x) in a principal amount of $250,000 or (y) a whole multiple of $100,000 in excess thereof, (4) any prepayment of Term CORRA Rate Loans denominated in Canadian Dollars shall be (x) in a principal amount of CAD$500,000 or (y) a whole multiple of CAD$50,000 in excess thereof and (5) any prepayment of Canadian Prime Rate Loans shall be (x) in a principal amount of CAD$500,000 or (y) a whole multiple of CAD$50,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Tranche of Loans to be prepaid, the Type(s) of Loans to be prepaid and, if SOFR Loans or Term CORRA Rate Loans are to be prepaid, the Interest Period(s) of such Loans (except that if the class of Loans to be prepaid includes both Base Rate Loans or Canadian Prime Rate Loans and SOFR Loans or Term CORRA Rate Loans, absent direction by the Borrower Representative, the applicable prepayment shall be applied first to Base Rate Loans or Canadian Prime Rate Loans, as applicable, to the full extent thereof before application to SOFR Loans or Term CORRA Rate Loans. The applicable Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s ratable share of the relevant Facility). If such notice is given by the Borrower Representative, subject to clause (ii) below, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a SOFR Loan or Term CORRA Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 2.05(a)(ii). Subject to Section 2.17, each prepayment of outstanding Term Loan Tranches pursuant to this Section 2.05(a) shall be applied to the Term Loan Tranche or Term Loan Tranches designated on such notice on a pro rata basis within such Term Loan Tranche. Subject to Section 2.17, each prepayment of an outstanding Term Loan Tranche pursuant to this Section 2.05(a) shall be applied to the remaining amortization payments of such Term Loan Tranche as directed by the Borrower Representative (or, if the Borrower Representative has not made such designation, in direct order of maturity), but in any event on a pro rata basis to the Lenders within such Term Loan Tranche.
(i)Notwithstanding anything to the contrary contained in this Agreement, any notice of prepayment under Section 2.05(a)(i) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked or delayed by the Borrower Representative (by written notice to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, on or prior to the specified effective date) if such condition is not satisfied or delayed.
(ii)In the event that, prior to the second anniversary of the Closing Date, any Person (w) voluntarily prepays or repays any Initial Term Loans, (x) replaces or repays any Non-Consenting Lender that is a Term Lender holding Initial Term Loans, (y) makes any mandatory prepayment pursuant to Section 2.05(b)(iii) or (z) pays or prepays any Initial Term Loans following the acceleration of all or any part of the Obligations, the applicable Borrower shall pay to the Term Loan Administrative Agent, for the ratable account of each of the applicable Term Lenders, a premium equal to (i) prior to the first anniversary of the Closing Date, 2.00% of the aggregate principal amount of the

Initial Term Loans so prepaid, repaid or replaced and (ii) from and after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, 1.00% of the aggregate principal amount of the Initial Term Loans so prepaid, repaid or replaced; provided that to the extent any such prepayment, repayment or replacement (x) occurs in connection with a Qualified IPO, a Change of Control or a Material Acquisition or (y) is funded with internally generated cash of Holdings or any Restricted Subsidiary, in each case, the premium otherwise payable pursuant to this Section 2.05(a)(ii) shall be equal to 0.00%. For the avoidance of doubt, no premium shall be payable pursuant to this Section 2.05(a)(ii) following the second anniversary of the Closing Date.
(iii)Notwithstanding anything to the contrary contained in this Agreement, until such time as the Revolving Administrative Agent notifies the Borrower Representative in writing that the limitations set forth in this Section 2.05(a)(iii) are no longer applicable (or, in each case, unless otherwise agreed by the Revolving Administrative Agent), the Borrower Representative agrees that (x) voluntary prepayments of Loans denominated in Canadian Dollars may not be made more often than every other week and (y) notice of any such prepayment shall be provided to the Administrative Agent no later than 12:00 noon (Local Time) three (3) Business Days prior to the date thereof with respect to Term CORRA Rate Loans and one (1) Business Day prior to the date thereof with respect to Canadian Prime Rate Loans and (z) the prepayment date with respect to any such prepayment of Loans denominated in Canadian Dollars must be a Friday (or, if such Friday is not a Business Day, either the Business Day occurring immediately prior to, or immediately after, such Business Day).
(b)Mandatory. (i) For any Excess Cash Flow Period, within ten (10) Business Days after the Compliance Certificate in respect of the financial statements delivered pursuant to Section 6.01(a) has been delivered pursuant to Section 6.02(b) (or, if later, the date on which such Compliance Certificate is required to be delivered), the Borrowers shall prepay an aggregate principal amount of Term Loans in an amount equal to (A) 50% (as may be adjusted pursuant to the proviso below) of Excess Cash Flow for such Excess Cash Flow Period, minus (B) at the option of the Borrower Representative, the aggregate amount (other than any amount applied to reduce the prepayment required under this clause (b) in respect of any prior year) and except to the extent such prepayment, repurchase, repayment, expenditure or Restricted Payment is funded with the proceeds of long term Indebtedness of Holdings or any Restricted Subsidiary (other than revolving indebtedness or intercompany loans) of the sum of (1) the aggregate amount of all voluntary prepayments, redemptions and repurchases (including prepayments at a discount to par, open market purchases, with credit given for the actual amount of the cash payment) made by the Borrowers or any Restricted Subsidiary (or committed to be made) of (u) Initial Term Loans, (v) New Term Loans, (w) Refinanced Indebtedness (other than a revolving credit facility), (x) Priority Revolving Credit Loans or other revolving loans to the extent such other revolving facility is secured by liens on the Collateral that rank on a pari passu or senior basis to the Initial Term Loan Facility, (y) other Indebtedness that is secured by the Collateral on a first lien pari passu or senior basis with Liens securing the Obligations and (z) any refinancing, replacement or extension of any of the foregoing (in each case of prepayments of Priority Revolving Credit Loans or a revolving facility to the extent accompanied by a corresponding permanent commitment reduction), (2) [reserved], (3) the aggregate amount of all capital expenditures and Investments made (or planned or committed to be made subject to reversal of such deduction if any such planned or committed amount is not actually expended within the following Excess

Cash Flow Period) in cash, and (4) Restricted Payments (other than non-cash Restricted Payments and Restricted Payments made pursuant to clause (3) of the second paragraph under Section 7.05), in each case, made (or planned or committed to be made subject to the reversal of such deduction if any such planned or committed amount is not actually expended within the following Excess Cash Flow period) during the period commencing on the first day of the relevant Excess Cash Flow Period and ending on the last day of the relevant Excess Cash Flow Period, or, at the option of the Borrower Representative, on the date on which the relevant Excess Cash Flow prepayment is required to be made (such amounts in clauses (1) through (4), “ECF Deductions”) and such ECF Deductions may be applied to reduce payments under this Section 2.05(b)(i) in respect of subsequent Excess Cash Flow Periods to the extent the amount of such ECF Deductions exceeds the amount of payments required under this Section 2.05(b)(i) in respect of the current Excess Cash Flow Period; provided that such percentage in respect of any Excess Cash Flow Period shall be reduced to 25.0% if the Consolidated First Lien Net Leverage Ratio as of the last day of the fiscal year to which such Excess Cash Flow Period relates (but giving Pro Forma Effect to any payment under this Section 2.05 made after the last day of the year to which such Excess Cash Flow Period relates but prior to the date on which the relevant Excess Cash Flow prepayment is or would be required to be made) was equal to or less than 4.25 to 1.00 but greater than 3.75 to 1.00 and 0.0% if the Consolidated First Lien Net Leverage Ratio as of the last day of the fiscal year to which such Excess Cash Flow Period relates (but giving Pro Forma Effect to any payment under this Section 2.05 made after the last day of the year to which such Excess Cash Flow Period relates but prior to the date on which the relevant Excess Cash Flow prepayment is or would be required to be made) was equal to or less than 3.75 to 1.00; provided, further, that no prepayment shall be required with respect to any Excess Cash Flow Period to the extent Excess Cash Flow for such period is equal to or less than (the “ECF Threshold”) the greater of $20,000,000 and 15.0% of Consolidated EBITDA of the Group Parties (and only amounts in excess of the ECF Threshold shall be applied to the payment thereof); provided, further, that to the extent the prepayment required under this Section 2.05(b)(i) in respect of the current Excess Cash Flow Period are below the ECF Threshold, such deficit may be carried forward to the succeeding Excess Cash Flow Period.  Notwithstanding anything to the contrary in the foregoing, the Borrower Representative may elect to use a portion of such amount of payments otherwise required under this Section 2.05(b)(i) in respect of any such Excess Cash Flow Period to prepay or repurchase any other Indebtedness that is secured by liens on the Collateral ranking on a pari passu basis with the Initial Term Loan Facility, in each case in an amount not to exceed the product of (1) the amount of payments otherwise required under this Section 2.05(b)(i) in respect of such Excess Cash Flow Period and (2) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as determined in accordance with Section 1.08) and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as determined in accordance with Article I).
(ii)If any Asset Sale or Casualty Event (or series of such related Asset Sales or Casualty Events) results in the receipt by the Borrowers or any Restricted Subsidiary of aggregate Net Cash Proceeds in excess of the greater of (x) $20,000,000 and (y) 15.0% of Consolidated EBITDA of the Group Parties (whether in a single transaction or a series of related transactions) (the “Per

Transaction Prepayment Trigger”) and in excess of the greater of (x) $35,000,000 and (y) 25.0% of Consolidated EBITDA of the Group Parties in any fiscal year (the “Per Fiscal Year Prepayment Trigger” and, together with the Per Transaction Prepayment Trigger, collectively, the “Asset Sale and Casualty Event Prepayment Trigger”) (a “Relevant Transaction”) then, except to the extent Holdings or any of its Restricted Subsidiaries reinvests all or a portion of such Net Cash Proceeds in accordance with Section 7.04, the Borrowers shall prepay, subject to Section 2.05(b)(viii), an aggregate principal amount of Term Loans in an amount equal to 100% (such percentage, as it may be reduced as described below, the “Net Cash Proceeds Percentage”) of the Net Cash Proceeds received from such Relevant Transaction in excess of the Asset Sale and Casualty Event Prepayment Trigger within 15 Business Days of receipt thereof (or within 15 Business Days after the later of the date the Asset Sale and Casualty Event Prepayment Trigger referred to above is first exceeded, the date the relevant Net Cash Proceeds are received or the last day of the applicable Reinvestment Period in accordance with Section 7.04) by the relevant Loan Party (provided that only the amount of Net Cash Proceeds in excess of the Asset Sale and Casualty Event Prepayment Trigger, after giving effect to any reinvestment of such Net Cash Proceeds pursuant to the reinvestment right set forth in Section 7.04, shall be subject to prepayment pursuant to this Section 2.05(b)(ii)); provided that
(X)    the Borrower Representative may elect to use a portion of the Net Cash Proceeds received from such Relevant Transaction to prepay or repurchase any other Indebtedness that is secured by liens on the Collateral ranking on a pari passu basis with the Initial Term Loan Facility, to the extent not deducted in the calculation of Net Cash Proceeds, in each case in an amount not to exceed the product of (1) the amount of such Net Cash Proceeds and (2) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as determined in accordance with Section 1.08) and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as determined in accordance with Article I);
(Y)    the Net Cash Proceeds Percentage (A) shall be reduced to 50.0% if the Consolidated First Lien Net Leverage Ratio (on a Pro Forma Basis after giving effect to such Asset Sale or Casualty Event, as applicable, and the use of proceeds thereof (including the repayment of any Indebtedness)) is equal to or less than 4.25 to 1.00 but greater than 3.75 to 1.00 as of the most recently ended Test Period and (B) shall be reduced to 0.00% if the Consolidated First Lien Net Leverage Ratio (on a Pro Forma Basis after giving effect to such Asset Sale or Casualty Event, as applicable, and the use of proceeds thereof) is equal to or less than 3.75 to 1.00 as of the most recently ended Test Period) (provided that (x) in each case, such Consolidated First Lien Net Leverage Ratio shall be determined, at the Borrower Representative’s option, at the time of such Asset Sale or Casualty Event, at the time of entry into a definitive agreement with respect thereto or at the time of application of the Net Cash Proceeds therefrom, (y) any prospective prepayment may, at the Borrower Representative’s option, be tested at any time during the Reinvestment Period, and shall apply to amounts subject to the reinvestment rights set forth Section 7.04 (any amounts not required to be prepaid as a result of the Net Cash Proceeds

Percentage being less than 100% (“Retained Asset Sale Proceeds”)) and (z) the foregoing clauses (A) and (B) shall not apply to a Specified SNS Disposition);
(iii)Upon the Incurrence or issuance by Holdings or any Restricted Subsidiary of any Refinancing Notes, any Specified Refinancing Term Loans (other than Refinancing Notes or any Specified Refinancing Term Loans which refinance all of the Initial Term Loans then outstanding under this Agreement) or any Indebtedness not expressly permitted to be Incurred or issued pursuant to Section 7.01, the Borrowers shall prepay an aggregate principal amount of Term Loan Tranches in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by Holdings or such Restricted Subsidiary.
(iv)If for any reason the aggregate Total Revolving Credit Outstandings at any time exceeds the aggregate Priority Revolving Credit Commitments then in effect, the Borrowers shall promptly prepay Priority Revolving Credit Loans or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrowers shall not be required to make a mandatory prepayment if such excess was caused by changes in foreign currency exchange rates with respect to the currency of any outstanding Priority Revolving Credit Loan and the aggregate Outstanding Amount of all Priority Revolving Credit Loans, Swingline Loans and L/C Obligations is less than 105% of the aggregate Priority Revolving Credit Commitments then in effect; provided, further, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iv) unless after the prepayment in full of the Priority Revolving Credit Loans and Swingline Loans (as applicable) such aggregate Outstanding Amount of L/C Obligations exceeds the aggregate Priority Revolving Credit Commitments then in effect.
(v)[Reserved].
(vi)Subject to Section 2.17, each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied to each Term Loan Tranche on a pro rata basis (or, if agreed to in writing by the Majority Lenders of a Term Loan Tranche, in a manner that provides for more favorable prepayment treatment of other Term Loan Tranches, so long as each other such Term Loan Tranche receives its Pro Rata Share of any amount to be applied more favorably, except to the extent otherwise agreed by the Majority Lenders of each Term Loan Tranche receiving less than such Pro Rata Share) (other than a prepayment of (x) Term Loans or Priority Revolving Credit Loans with the proceeds of Indebtedness Incurred pursuant to Section 2.18, which shall be applied to the Term Loan Tranche or Revolving Credit Tranche, as applicable, being refinanced pursuant thereto or (y) Term Loans with the proceeds of any Refinancing Notes issued to the extent permitted under Section 7.01(a), which shall be applied to the Term Loan Tranche being refinanced pursuant thereto). Amounts to be applied to a Term Loan Tranche in connection with prepayments made pursuant to this Section 2.05(i) shall be applied as directed by the Borrower Representative and, in the absence of any direction, to the remaining scheduled installments with respect to such Term Loan Tranche in direct order of maturity. Each prepayment of Term Loans under a Facility pursuant to this Section 2.05(i) shall be applied on a pro rata basis to the then outstanding Base Rate Loans and SOFR Loans under such Facility; provided that the amount thereof shall be applied first to Base Rate Loans under such Facility to the full extent thereof before application to SOFR Loans.
(vii)All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a SOFR Loan or a Term CORRA Rate Loan on a date prior to the last day of an Interest Period therefor, to the extent applicable, any additional amounts required pursuant to Section 2.05(a)(ii). Notwithstanding any of the other provisions of this Section 2.05(i), so long as no Event of Default shall have occurred and be continuing, if any prepayment of SOFR Loans or Term CORRA Rate Loans is required to be made under this Section 2.05(i), prior to the last day of the Interest Period therefor, the Borrower Representative may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral account until the last day of such Interest Period, at which time the Term Loan Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower Representative or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b)(vii) (it being agreed, for clarity, that interest shall continue to accrue on the Loans so prepaid until the amount so deposited is actually applied to prepay such Loans). Upon the occurrence and during the continuance of any Event of Default, the Term Loan Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower Representative or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b)(vii).
(viii)Notwithstanding any other provisions of this Section 2.05, to the extent that any or all of the Net Cash Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Disposition”) or the Net Cash Proceeds of any Casualty Event with respect to a Foreign Subsidiary (a “Foreign Casualty Event”), in each case giving rise to a prepayment event pursuant to Section 2.05(b)(ii), or Excess Cash Flow of a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.05(b)(i) are or is prohibited or restricted by applicable local law, rule or regulation (including, without limitation, financial assistance and corporate benefit restrictions, thin capitalization, capital maintenance, liquidity maintenance or similar legal principles and fiduciary and statutory duties of any directors or officers of such Subsidiaries) from being repatriated to any Borrower or Holdings or so prepaid or such repatriation or prepayment would present a material risk of liability for the applicable Subsidiary or its directors or officers (or gives rise to a material risk of breach of fiduciary or statutory duties by any director or officer), an amount equal to the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05. To the extent any such amounts are required to be applied to repay Term Loans, such applications shall be net of an amount equal to the additional taxes of Holdings, any Borrower or any Subsidiary or any direct or indirect parent of Holdings or any equityholder thereof, or any Affiliate thereof and any additional costs and expenses that would be incurred by such Persons as a result of repatriating such amounts (in each case, without duplication of deductions from the amount being required to repay Term Loans through the taking of such costs and expenses into account in determining Net Cash Proceeds or Excess Cash Flow, as applicable).

(ix)Notwithstanding any other provisions of this Section 2.05, to the extent that the Borrower Representative has determined in good faith that repatriation of any or all of the Net Cash Proceeds of any Foreign Disposition or any Foreign Casualty Event, in each case giving rise to a prepayment event pursuant to Section 2.05(b)(ii), or Excess Cash Flow of a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.05(b)(i), would have a material adverse tax cost consequence on Holdings, any Borrower or any Subsidiary, Parent Holding Company or any equityholder thereof (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation), would violate or conflict with the Organization Documents or Contractual Obligations of any Restricted Subsidiary or would be prohibited or restricted by Law (each, a “Payment Block”) with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 and the Borrowers shall not be required to monitor any such Payment Block and/or reserve cash for future prepayment after it has notified the Term Loan Administrative Agent of the existence of such Payment Block. To the extent any such amounts are required to be applied to repay Term Loans, such applications shall be net of an amount equal to the additional taxes of Holdings, any Borrower or any Subsidiary or any direct or indirect parent of Holdings, or any Affiliate thereof and any additional costs and expenses that would be incurred by such Persons as a result of repatriating such amounts (in each case, without duplication of deductions from the amount being required to repay Term Loans through the taking of such costs and expenses into account in determining Net Cash Proceeds or Excess Cash Flow, as applicable).
(c)Term Lender Opt-Out. With respect to any prepayment of Initial Term Loans and, unless otherwise specified in the documents therefor, other Term Loan Tranches pursuant to Section 2.05(b)(i) or (ii), any Appropriate Lender, at its option (but solely to the extent the Borrower Representative elects for this clause (c) to be applicable to a given prepayment), may elect not to accept such prepayment as provided below. The Borrower Representative may notify the Term Loan Administrative Agent of any event giving rise to a prepayment under Section 2.05(b)(i) or (ii) at least five (5) Business Days (or such shorter period as the Term Loan Administrative Agent may agree) prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment that is required to be made under Section 2.05(b)(i) or (ii) (the “Prepayment Amount”). The Term Loan Administrative Agent will promptly notify each Appropriate Lender of the contents of any such prepayment notice so received from the Borrower Representative, including the date on which such prepayment is to be made (the “Prepayment Date”). Any Appropriate Lender may decline to accept all (but not less than all) of its share of any such prepayment (any such Lender, a “Declining Lender”) by providing written notice to the Term Loan Administrative Agent no later than three (3) Business Days after the date of such Appropriate Lender’s receipt of notice from the Term Loan Administrative Agent regarding such prepayment. If any Appropriate Lender does not give a notice to the Term Loan Administrative Agent on or prior to such three Business Day period informing the Term Loan Administrative Agent that it declines to accept the applicable prepayment, then such Lender will be deemed to have accepted such prepayment. On any Prepayment Date, an amount equal to the Prepayment Amount minus the portion thereof allocable to Declining Lenders, in each case for such Prepayment Date, shall be paid to the Term Loan Administrative Agent by the Borrowers and applied by the Term Loan Administrative Agent ratably to prepay Term Loans under the Term Loan Tranches owing to Appropriate Lenders (other than Declining Lenders) in the manner described in Section 2.05(b)(i) and (ii), as applicable, for such prepayment. Any amounts that would otherwise have been applied to prepay Term Loans under the Term Loan Tranches owing to Declining Lenders shall be retained by the Borrowers and may be utilized pursuant to clause (c)(viii) of the first paragraph of Section 7.05 (such amounts, “Declined Amounts”).
Section 2.06    Termination or Reduction of Commitments.
(a)Optional. Any Borrower may, upon written notice by the Borrower Representative to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, (x) terminate the unused portions of the Term Commitments under any Term Loan Tranche, or from time to time permanently reduce the unused portions of the Term Commitments under any Term Loan Tranche and (y) terminate the unused Revolving Credit Commitments of any Revolving Credit Tranches, or from time to time permanently reduce the unused Revolving Credit Commitments of any Revolving Credit Tranche; provided that (i) any such notice shall be received by the applicable Administrative Agent three (3) Business Days (or such shorter period as the applicable Administrative Agent shall agree) prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $250,000 in excess thereof and (iii) the Borrowers shall not terminate or reduce the Priority Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the aggregate Priority Revolving Credit Commitments (except to the extent such excess is Cash Collateralized). Any such notice of termination or reduction of commitments pursuant to this Section 2.06(a) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked or delayed by the Borrower Representative (by written notice to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, on or prior to the specified effective date) if such condition is not satisfied or delayed.
(b)Mandatory.
(i)The Aggregate Commitments under a Term Loan Tranche shall be automatically and permanently reduced by the amount of Term Loans of such Term Loan Tranche funded on the date of the initial Incurrence of Term Loans under such Term Loan Tranche, which in the case of the Initial Term Commitments shall be the Closing Date. The aggregate DDTL Commitments shall automatically and permanently be reduced to zero on the DDTL Termination Date.
(ii)The aggregate Priority Revolving Credit Commitments shall automatically and permanently be reduced to zero on the Maturity Date with respect to such Tranche.
(iii)If after giving effect to any reduction or termination of Priority Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or Swingline Sublimit exceeds the amount of the Priority Revolving Credit Commitments at such time, the Letter of Credit Sublimit or the Swingline Sublimit shall be automatically reduced by the amount of such excess.
(iv)If, after giving effect to a Specified SNS Disposition and any repayment of Indebtedness in connection therewith, the aggregate outstanding principal amount of the Initial Term

Loan Facility is less than $250,000,000, the aggregate Priority Revolving Credit Commitments shall be automatically and permanently reduced by an amount, if any, necessary so that the aggregate Priority Revolving Credit Commitments do not exceed the greater of (x) 90.0% of Consolidated EBITDA of the Group Parties and (y) 18.0% of the then outstanding principal amount of the Initial Term Loan Facility.
(c)Application of Commitment Reductions; Payment of Fees. The applicable Administrative Agent will promptly notify the applicable Lenders of the applicable Facility of any termination or reduction of (x) the Commitments under any Term Loan Tranche under this Section 2.06 and (y) the Commitments under any Revolving Credit Tranche under this Section 2.06. Upon any reduction of Commitments under a Facility or a Tranche thereof, the Commitment of each Lender under such Facility or Tranche thereof shall be reduced by such Lender’s ratable share of the amount by which such Facility or Tranche thereof is reduced (other than the termination of the Commitment of any Lender as provided in Section 3.08).
Section 2.07    Repayment of Loans.
(a)Initial Term Loans. The Borrowers shall repay to the Term Loan Administrative Agent for the ratable account of the applicable Term Lenders (i) on the last day of each March, June, September and December of each year (commencing on March 31, 2027), an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Initial Term Loans outstanding on the Closing Date (which installments shall, to the extent applicable, be reduced as a result of (x) the application of prepayments in accordance with the order of priority set forth in Sections 2.05 and 2.06 or (y) any debt buyback conducted pursuant to a Dutch Auction or open market purchase, or be increased as a result of any increase in the amount of Initial Term Loans pursuant to Section 2.14 (such increased amortization payments to be calculated in accordance with Section 2.14(c))) and (ii) on the Maturity Date for the Initial Term Loans, as applicable, the aggregate principal amount of all Initial Term Loans outstanding on such date; provided, however, that (i) if the date scheduled for any principal repayment installment is not a Business Day, such principal repayment installment shall be repaid on the immediately preceding Business Day, and (ii) the final principal repayment installment of the Initial Term Loans shall be repaid on the Maturity Date for the Initial Term Loans and in any event shall be in an amount equal to the aggregate principal amount of all Initial Term Loans outstanding on such date.
(b)Priority Revolving Credit Loans. The Borrowers shall repay to the Revolving Administrative Agent for the ratable account of the Priority Revolving Credit Lenders on the applicable Maturity Date for such Tranche the aggregate principal amount of all of the Borrowers’ Priority Revolving Credit Loans and Swingline Loans outstanding on such date.
(c)DDTL Loans. The Borrowers shall repay to the Term Loan Administrative Agent for the ratable account of the applicable Term Lenders (i) commencing the later of (x) March 31, 2027 and (y) the first quarter ending after the funding of such DDTL Loans, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all DDTL Loans outstanding on such date (as such amount may be increased with the consent of the Borrower by the Term Loan Administrative Agent to cause the DDTL Loans to be fungible with the Initial Term Loans then outstanding) (which installments shall, to the extent applicable, be reduced as a result of (x) the application of prepayments in accordance with the order of priority set forth in Sections 2.05 and 2.06 or (y) any debt buyback conducted pursuant to a Dutch Auction or open market purchase, or be increased as a result of any increase in the amount of DDTL Loans pursuant to Section 2.14 (such increased amortization payments to be calculated in accordance with Section 2.14(c))) and (ii) on the Maturity Date for the DDTL Loans, as applicable, the aggregate principal amount of all DDTL Loans outstanding on such date; provided, however, that (i) if the date scheduled for any principal repayment installment is not a Business Day, such principal repayment installment shall be repaid on the immediately preceding Business Day, and (ii) the final principal repayment installment of the DDTL Loans shall be repaid on the Maturity Date for the DDTL Loans and in any event shall be in an amount equal to the aggregate principal amount of all DDTL Loans outstanding on such date.
Section 2.08    Interest.
(a)Subject to the provisions of the following sentence, (i) each SOFR Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Term SOFR for such Interest Period plus (B) the Applicable Rate for SOFR Loans under such Facility; (ii) each Term CORRA Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Term CORRA Rate for such Interest Period plus (B) the Applicable Rate for Term CORRA Rate Loans under such Facility; (iii) each Base Rate Loan under a Facility (including Swingline Loans denominated in Dollars) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date or conversion date, as the case may be, at a rate per annum equal to the sum of (A) the Base Rate plus (B) the Applicable Rate for Base Rate Loans under such Facility; and (iv) each Canadian Prime Rate Loan (including Swingline Loans denominated in Canadian Dollars) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date or conversion date, as the case may be, at a rate per annum equal to the sum of (A) the Canadian Prime Rate plus (B) the Applicable Rate for the applicable Tranche for Canadian Prime Rate Loans. During the continuance of a Specified Event of Default, the Borrowers shall pay interest on all overdue Obligations hereunder, which shall include all Obligations following an acceleration pursuant to Section 8.02 (including an automatic acceleration) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(b)Accrued interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that in the event of any repayment or prepayment of any Loan (other than Priority Revolving Credit Loans bearing interest based on the Base Rate or Canadian Prime Rate or Swingline Loans that are repaid or prepaid without any corresponding termination or reduction of the Priority Revolving Credit Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(c)Interest on each Loan shall be payable in the currency in which each Loan was made.

(d)All computations of interest hereunder shall be made in accordance with Section 2.10 of this Agreement.
Section 2.09    Fees.
(a)Revolving Credit Commitment Fees. The Borrowers shall pay to the Revolving Administrative Agent for the account of each Priority Revolving Credit Lender in accordance with its Pro Rata Share of the Priority Revolving Credit Facility, a commitment fee in Dollars equal to the Applicable Commitment Fee multiplied by the actual daily amount by which the aggregate Priority Revolving Credit Commitments (not including Swingline Loans) exceed the Total Revolving Credit Outstandings with respect to the Priority Revolving Credit Facility, subject to adjustment as provided in Section 2.17. The commitment fee shall accrue at all times from the Closing Date until the Maturity Date, and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, commencing with the last Business Day of the first full calendar quarter to end following the Closing Date, and on the Maturity Date.
(b)DDTL Commitment Fee. The Borrowers agree to pay to the Term Loan Administrative Agent for the account of each Term Lender with a DDTL Commitment, in accordance with its Pro Rata Share of the DDTL Commitments, a commitment fee (the “DDTL Commitment Fee”) in an amount equal to the DDTL Commitment Fee Rate times the actual daily amount of the DDTL Commitments of such Term Lenders. The DDTL Commitment Fee shall accrue at all times from the Closing Date until the DDTL Termination Date, shall be calculated quarterly in arrears and shall be due and payable on the last Business Day of each March, June, September and December, commencing with the last Business Day of the first full fiscal quarter ending after the Closing Date.
(c)Other Fees. The Borrowers shall pay to the Lenders, the Arrangers and each of the Administrative Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.
Section 2.10    Computation of Interest and Fees. All computations of interest for Base Rate Loans, Canadian Prime Rate and Term CORRA Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by any Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
Section 2.11    Evidence of Indebtedness.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, acting solely for purposes of Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b)(1) of the proposed United States Treasury Regulations, in each case, as a non-fiduciary agent for each Borrower, in each case in the ordinary course of business and in accordance with Section 10.07(c) hereof. Subject to Section 10.07(c) the entries in the Register shall be conclusive absent manifest error and the accounts or records maintained by each Lender shall be prima facie evidence absent manifest error of the amount of the Borrowings made by the Lenders to each Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, in respect of such matters, the accounts and records of the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, shall control in the absence of manifest error. Upon the written request of any Lender made through the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, each Borrower shall execute and deliver to such Lender (through the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable) a Note payable to such Lender or its registered assigns, which shall evidence such Lender’s Loans in addition to such accounts or records and which Note shall only be transferrable through recordation in the Register in accordance with Section 10.07(c). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in Section 2.11(a), each Priority Revolving Credit Lender and the Revolving Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Revolving Administrative Agent, entries in the Register, evidencing the purchases and sales by such Priority Revolving Credit Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Revolving Administrative Agent and the accounts and records of any Priority Revolving Credit Lender in respect of such matters, the accounts and records of the Revolving Administrative Agent shall control in the absence of manifest error.
(c)Entries made in good faith by each of the Administrative Agents in the Register pursuant to Sections 2.11(a) and (b) and 10.07(c) shall be conclusive absent manifest error, and entries made in good faith by each Lender in its accounts or records pursuant to Sections 2.11(a) and (b), shall be prima facie evidence absent manifest error of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such accounts or records, such Lender, under this Agreement and the other Loan Documents; provided that the failure of any of the Administrative Agents or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such accounts or records shall not limit the obligations of the Borrowers under this Agreement and the other Loan Documents.
Section 2.12    Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by any Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by any Borrower hereunder shall be made to the Term Loan Administrative Agent or

Revolving Administrative Agent, as applicable, for the account of the respective Lenders to which such payment is owed, at the Term Loan Administrative Agent’s Office or Revolving Administrative Agent’s Office, as applicable, in the currency in which such Loan or L/C Obligation is denominated and in immediately available funds not later than 3:00 p.m. (New York City time) (or such later time as the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, may agree) on the date specified herein. All principal, interest and fees on a Loan or L/C Obligation denominated in Canadian Dollars shall be payable in Canadian Dollars. The Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, will promptly distribute to each Lender its ratable share in respect of the relevant Facility or Tranche thereof (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, after 3:00 p.m. (New York City time) (or such later time as the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, may agree) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in calculating interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of SOFR Loans or Term CORRA Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
(b)Funding by Lenders; Presumption by Administrative Agent. Unless the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, shall have received notice from a Lender prior to the proposed date of any Borrowing of SOFR Loans or Term CORRA Rate Loans (or, in the case of any Borrowing of Base Rate Loans or Canadian Prime Rate Loans, prior to 12:00 noon (New York City time) on the date of such Borrowing) that such Lender will not make available to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, such Lender’s share of such Borrowing, the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, may assume that such Lender has made such share available on such date in accordance with and at the time required by Section 2.02(c) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if any Lender does not in fact make its share of the applicable Borrowing available to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, then such Lender and each Borrower severally agree to pay to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, forthwith on demand an amount equal to such applicable share in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers by the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, to but excluding the date of payment to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate reasonably determined by the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, in connection with the foregoing and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans (or, with respect to Priority

Revolving Credit Loans denominated in Canadian Dollars, Canadian Prime Rate Loans) under the applicable Facility. If both a Borrower and such Lender pay such interest to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, for the same or an overlapping period, the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, shall promptly remit to the Borrowers the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, then the amount so paid (less interest and fees) shall constitute such Lender’s Loan included in such Borrowing. Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make its share of any Borrowing available to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable.
(c)Payments by the Borrowers; Presumptions by Administrative Agent. Unless the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, for the account of the Lenders, the Swingline Lender or an L/C Issuer hereunder that the Borrowers will not make such payment, the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders, the Swingline Lender or the applicable L/C Issuer, as the case may be, the amount due. In such event, if the Borrowers do not in fact make such payment, then each of the Appropriate Lenders, the Swingline Lender or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, forthwith on demand the amount so distributed to such Lender, the Swingline Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed by the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, to but excluding the date of payment to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, at the greater of the Federal Funds Rate and a rate reasonably determined by the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, in connection with the foregoing.
A notice of the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, to any Lender or the Borrower Representative with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Term Loan Administrative Agent or Revolving

Administrative Agent, as applicable, shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.
(d)Obligations of the Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 9.07 are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Section 9.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or, to fund its participation or to make its payment under Section 9.07.
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)Insufficient Funds. If at any time insufficient funds are received by and available to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of Swingline Loans and (iii) third, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
(g)Unallocated Funds. If the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s ratable share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.
Section 2.13    Sharing of Payments. If, other than as expressly provided elsewhere herein (including the application of funds arising from the existence of a Defaulting Lender), any Lender shall obtain on account of the Loans made by it, or the participations in Swingline Loans and L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its Pro Rata Share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, of such fact and (b) purchase from the other Lenders such participations in the Loans made by them and/or such sub-participations in the participations in Swingline Loans and L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them;

provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of each Borrower in the amount of such participation. The Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For the avoidance of doubt, the provisions of this Section 2.13 shall not be construed to apply to (A) the application of Cash Collateral provided for in Section 2.16, (B) the assignments and participations (including by means of a Dutch Auction and open market debt repurchases) described in Section 10.07, (C) (i) the Incurrence of any New Term Loans in accordance with Section 2.14, (ii) the prepayment of Priority Revolving Credit Loans in accordance with Section 2.14 in connection with a Revolving Credit Commitment Increase or the establishment of New Revolving Credit Commitments or (iii) any Specified Refinancing Debt in accordance with Section 2.18, (D) any loan modification offer described in Section 10.01, or (E) any applicable circumstances contemplated by Sections 2.05(b), 2.14, 2.17 or 3.08.
Section 2.14    Incremental Facilities.
(a)Any Borrower or any Guarantor (other than Holdings) may, from time to time after the Closing Date, upon notice by the Borrower Representative to the Person appointed by the Borrower Representative to arrange an incremental Facility (such Person, the “Incremental Arranger”) specifying the proposed amount thereof and the proposed currency denomination thereof, request (i) an increase in the Commitments under any Revolving Credit Tranche (each, a “Revolving Credit Commitment Increase”) (provided that the aggregate principal amount of any Revolving Credit Commitment Increase pursuant to this clause (i), when taken together with the existing Priority Revolving Credit Commitments at such time, shall not exceed $120,000,000 (the “Priority Revolving Cap”)), (ii) an increase in any Term Loan Tranche then outstanding (each, a “Term Commitment Increase”), (iii) the addition of one or more new revolving credit facilities that are junior in priority to the Initial Priority Revolving Credit Facility to the same extent as the Initial Term Loans (each, a “New Revolving Credit Facility” and, any advance made by a Lender thereunder, a “New Revolving Credit Loan”; and the commitments thereof, the “New Revolving Credit Commitment”) and (iv) the addition of one or more new term loan facilities (each, a “New Term Facility”; and any advance made by a Lender thereunder, a “New Term Loan”; and the commitments thereof, the “New Term Commitment” and together with the Revolving Credit Commitment Increase, the New Revolving Credit Commitments and the Term Commitment Increase, the “New Loan Commitments”) by (or in) a principal amount not to exceed the sum of (such sum, at any such time, the “Available Incremental Amount”):
(x) the sum of (the amount available under this clause (x), the “Cash-Capped Incremental Facility”) (I) the greater of (A) $138,000,000 and (B) 100.0% of Consolidated EBITDA of the Group Parties (and after giving effect to any acquisition consummated concurrently therewith on a Pro Forma Basis and all other appropriate pro forma adjustment events consistent with the definition of “Consolidated EBITDA” and Section 1.10), minus (II) the aggregate principal amount of all Incremental Equivalent Cash Component Debt and of all New Incremental Notes incurred in reliance on the Cash-Capped Incremental Facility component of the Incremental Amount, plus
(y) an unlimited amount (the “Ratio-Based Incremental Facility”) so long as the Maximum Leverage Requirement is satisfied and
(z) an amount equal to all voluntary prepayments, redemptions and repurchases and payments (or, in the case of any revolving facility, permanent commitment reductions) (including prepayments at a discount to par and open market purchases, with credit given for the principal amount of the Indebtedness prepaid or repurchased and all prepayments and permanent commitment reductions (including pursuant to Section 3.08 or any substantially similar provisions in the documentation governing any applicable Indebtedness)) made by Holdings or any of its Restricted Subsidiaries in respect of (I) Initial Term Loans or Initial Priority Revolving Credit Facility, (II) New Term Loans or New Revolving Credit Facility or any Indebtedness Incurred pursuant to the Cash-Capped Incremental Facility or the Prepayment-Based Incremental Facility, (III) Refinanced Indebtedness (to the extent previously applied for the prepayment, redemption, repurchase, buyback or permanent commitment reduction, as applicable, of any Indebtedness specified in clauses (I), (II) and (III) above), and (IV) any other Indebtedness secured by the Collateral on a pari passu or senior basis with Liens securing the Obligations and any voluntary commitment reductions in respect of such Indebtedness, (V) any refinancing, replacement or extension of any of the foregoing (in each case of prepayments of a revolving loans (including loans under the Initial Priority Revolving Credit Facility) to the extent accompanied by a corresponding permanent commitment reduction), to the extent, in each case, not funded with the proceeds of long term Indebtedness of Holdings or any Restricted Subsidiary (other than any (I) revolving indebtedness and intercompany loans or (II) without duplication, any New Term Loans, New Incremental Notes or Incremental Equivalent Debt incurred in reliance on the Prepayment-Based Incremental Facility) (the “Prepayment-Based Incremental Facility”);
provided that any such request for a New Loan Commitment shall be in a minimum amount of the lesser of (x) $5,000,000 and (y) the entire amount of any New Loan Commitment that may be requested under this Section 2.14; provided, further, that for purposes of any New Loan Commitments established pursuant to this Section 2.14 and New Incremental Notes issued pursuant to Section 2.15 or for determining the amount of Incremental Equivalent Debt permitted to be Incurred under the first paragraph of Section 7.01, (A) unless otherwise elected by the Borrower Representative, the Borrowers shall be deemed to have used amounts under the Ratio-Based Incremental Facility (to the extent permitted thereby) prior to utilization of the Cash-Capped Incremental Facility and the Prepayment-Based Incremental Facility, and the Borrowers shall be deemed to have used the Prepayment-Based Incremental Facility, if any, prior to utilization of the Cash-Capped Incremental Facility, (B) in the case of a Revolving Credit Commitment Increase or a New Revolving Credit Facility, compliance with the Maximum Leverage Requirement shall be calculated assuming that any newly established Revolving Credit Commitments are fully drawn, (C) in the case of any New Term Facility in the form of a delayed draw term loan facility (an “Incremental Delayed Draw Facility”), such Incremental Delayed Draw Facility shall either, as selected by the Borrower Representative in its sole discretion, (X) be assumed to be fully drawn on the date such Incremental Delayed Draw Facility is established or (Y) otherwise require capacity under the Available Incremental Amount with respect to each New Term Loan funded thereunder, and (D) for the avoidance of doubt, New Loan Commitments pursuant to this Section 2.14 and New Incremental Notes pursuant to Section 2.15 and Incremental Equivalent Debt pursuant to the first paragraph of Section 7.01 may be Incurred under the Cash-Capped Incremental Facility, the Ratio-Based Incremental Facility and the Prepayment-Based Incremental Facility, and proceeds from any such Incurrence under the Cash-Capped Incremental Facility, the Ratio-Based Incremental Facility and the Prepayment-Based Incremental Facility may be utilized in a single transaction by first calculating the Incurrence under the Ratio-Based Incremental Facility (without inclusion of any amounts utilized pursuant to the Cash-Capped Incremental Facility or the Prepayment-Based Incremental Facility) and then calculating the Incurrence under the Prepayment-Based Incremental Facility (without inclusion of any amounts utilized pursuant to the Cash-Capped Incremental Facility) and then calculating the Incurrence under the Cash-Capped Incremental Facility.
(b)The Borrower Representative may elect whether to approach any existing Lenders to provide New Loan Commitments; provided that any Lender approached to participate in any New Loan Commitments may elect or decline, in its sole discretion, to participate in such increase or new facility. The Borrower Representative may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement to this Agreement. Neither the Term Loan Administrative Agent nor the Collateral Agent (in their respective capacities as such) shall be required to execute, accept or acknowledge any joinder agreement pursuant to this Section 2.14 and such execution shall not be required for any such joinder agreement to be effective; provided that (i) any Lender providing a Revolving Credit Commitment Increase or New Revolving Credit Facility shall be subject to the prior approval of the Revolving Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed) and each Swingline Lender and each L/C Issuer (such approvals not to be unreasonably withheld, conditioned or delayed) to the extent such approval would be required for an assignment to such Person pursuant to Section 10.07 and such Revolving Credit Commitment Increase or New Revolving Credit Facility participates in the applicable Letter of Credit subfacility or Swingline Loan subfacility and (ii) with respect to any New Loan Commitments, the Borrower Representative must provide to the Term

Loan Administrative Agent or Revolving Administrative Agent, as applicable, the documentation providing for such New Loan Commitments.
(c)If (i) a Revolving Credit Tranche or a Term Loan Tranche is increased in accordance with this Section 2.14 or (ii) a New Revolving Credit Facility or a New Term Facility is added in accordance with this Section 2.14, the Incremental Arranger and the Borrower Representative shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase or New Revolving Credit Facility or New Term Facility among the applicable Lenders. The Incremental Arranger shall promptly notify the applicable Lenders of the final allocation of such increase or New Revolving Credit Facility or New Term Facility and the Increase Effective Date. In connection with (i) any increase in a Revolving Credit Tranche or a Term Loan Tranche or (ii) any addition of a New Revolving Credit Facility or a New Term Facility, in each case, pursuant to this Section 2.14, this Agreement and the other Loan Documents may be amended in a writing (which may be executed and delivered by each Borrower and the Incremental Arranger (and the Lenders hereby authorize any such Incremental Arranger to execute and deliver any such documentation)) in order to establish the New Revolving Credit Facility or New Term Facility or to effectuate the increases to the Revolving Credit Tranche or Term Loan Tranche and to reflect any technical changes necessary or appropriate to give effect to such increase or new facility in accordance with its terms as set forth herein. As of the Increase Effective Date, in the case of an increase to an existing Term Loan Tranche, the amortization schedule for the Term Loan Tranche then increased set forth in Section 2.07 (or any other applicable amortization schedule for New Term Loans or Specified Refinancing Term Loans) shall be amended in a writing (which may be executed and delivered by each Borrower and the Incremental Arranger (and the Lenders hereby authorize any such Incremental Arranger to execute and deliver any such documentation)) to increase the then-remaining unpaid installments of principal by an aggregate amount equal to the additional Loans under such Term Loan Tranche being made on such date, such aggregate amount to be applied to increase such installments ratably in accordance with the amounts in effect immediately prior to the Increase Effective Date. In connection with any Term Commitment Increase, each Borrower and the lenders providing such New Term Commitments may extend or renew the call protection and/or “MFN” protection applicable to such existing Term Loan Tranche without the consent of any existing Lenders under such existing Term Loan Tranche.
(d)With respect to any New Loan Commitments pursuant to this Section 2.14, (i) subject to Section 1.02(i), no Specified Event of Default shall have occurred and be continuing or would immediately result therefrom; (ii) except in the case of Extendable Bridge Loans or Permitted Earlier Maturity Debt, the applicable New Term Facility, or the Term Loans, New Term Loans or Specified Refinancing Term Loans that are the subject of a Term Commitment Increase shall have a final maturity no earlier than the Latest Maturity Date of the Initial Term Loan Facility and shall have Weighted Average Life to Maturity no shorter than that of the Initial Term Loan Facility; (iii) except as set forth in clause (ii) above with respect to final maturity and Weighted Average Life to Maturity, and in clause (g)(ii) below regarding the sharing of payments, the currency, pricing, interest rate margins, discounts, premiums, rate floors, fees and the maturity and prepayment terms applicable to any New Term Facility shall be determined by the Borrower Representative and the Lenders providing the New Term Facility; and (iv) to the extent reasonably requested by the Incremental Arranger, the Incremental Arranger shall have received legal opinions, resolutions, officer’s certificates and/or reaffirmation agreements in connection with such New Loan Commitments. Subject to the foregoing, the conditions precedent to each such increase or New Loan Commitment shall be agreed to by the Lenders providing such increase or New Loan Commitment, as applicable, and the Borrower Representative.
(e)(A) Each Revolving Credit Commitment Increase shall be on the same terms (including the pricing and maturity date thereof, but excluding fees and closing payments payable at closing of such Revolving Credit Commitment Increase) as, and pursuant to the same documentation applicable to, the Revolving Credit Tranche subject to such Revolving Credit Commitment Increase (it being understood that, if required to consummate a New Revolving Credit Facility, the Borrowers may increase the pricing, interest rate margins, rate floors and undrawn fees on the applicable Revolving Credit Facility being increased for all lenders under such Revolving Credit Facility, but additional upfront of similar fees may be payable to the lenders participating in such New Revolving Credit Facility without any requirement to pay such amounts to any existing Revolving Credit Lenders) and (B) any New Revolving Credit Facility (i) shall have a final maturity no earlier than the Latest Maturity Date of the Initial Priority Revolving Credit Facility and shall not require any amortization or mandatory commitment reductions prior to the Latest Maturity Date of the Initial Priority Revolving Credit Facility, (ii) except as set forth in clause (B)(i) above with respect to final maturity, the currency, pricing, interest rate margins, discounts, premiums, rate floors, fees and the maturity and prepayment terms applicable to any such New Revolving Credit Facility shall (x) be substantially identical to the Initial Priority Revolving Credit Facility or (y) be reasonably satisfactory to the Revolving Administrative Agent (it being understood that if any financial maintenance covenant or other more favorable provision is added for the benefit of any New Revolving Credit Facility, no consent shall be required from the Revolving Administrative Agent or any Lender to the extent that such financial maintenance covenant or other provision is (1) also added for the benefit of any existing Revolving Credit Facility or (2) only applicable after the latest maturity of any existing Revolving Credit Facility). If any Borrower establishes a New Revolving Credit Facility, then all borrowings, repayments and participations shall be made on a pro rata basis among Revolving Credit Tranches (except for (w) payments of interest and fees at different rates on the Revolving Credit Commitments (and related outstandings), (x) repayments required upon the Maturity Date of any Revolving Credit Loan, (y) payments made in accordance with Section 8.03 and (z) repayments made in connection with a permanent repayment and termination or a refinancing of the Revolving Credit Loans or Revolving Credit Commitments of Revolving Credit Loans after the effective date of such New Revolving Credit Facility).
(f)The additional Term Loans made under the Term Loan Tranche subject to the increases shall be made by the applicable Lenders participating therein pursuant to the procedures set forth in Sections 2.01 and 2.02 and on the date of the making of such new Term Loans, and notwithstanding anything to the contrary set forth in Sections 2.01 and 2.02, such new Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans under such Term Loan Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender under such Term Loan Tranche will participate proportionately in each then outstanding Borrowing of Term Loans under the Term Loan Tranche. The Term Loan Administrative Agent shall, at the request of the Borrower

Representative, and is hereby authorized to, make such arrangements as necessary to include any Term Loans within any existing Interest Periods applicable to Term Loans of such Term Loan Tranche.
(g)(i) Any New Revolving Credit Facility or New Term Facility shall not be Guaranteed by any Subsidiary of Holdings that is not a Guarantor under the Initial Term Loan Facility, shall be unsecured, secured either on a first lien pari passu basis with the Initial Priority Revolving Credit Facility, Initial Term Loan Facility or on a “junior” basis with the Initial Priority Revolving Credit Facility or Initial Term Loan Facility, and, to the extent secured, shall not be secured by assets of Loan Parties that do not constitute Collateral (and in each case, to the extent secured, or subordinated in right of payment or security, such New Revolving Credit Facility or New Term Facility shall be subject to a Market Intercreditor Agreement, and if applicable, the Priority Revolving Facility Intercreditor Requirements), (ii) any New Term Facility may share (x) on a greater than pro rata basis, pro rata basis or less than pro rata basis with voluntary prepayments or repayments in respect of the existing Term Loans (or mandatory prepayment with proceeds of Refinancing Indebtedness) and (y) on a pro rata basis or less than pro rata basis (but not greater than pro rata basis) with any other mandatory prepayments or repayments in respect of the Initial Term Loans (except that the Borrowers shall be permitted to prepay any Term Loan Tranche on a greater than pro rata basis as compared to any other Term Loan Tranche with a later maturity date than such Term Loan Tranche), and (iii) the All-in Yield payable by the Borrowers applicable to such New Term Facility shall be determined by the Borrower Representative and the Lenders providing such New Term Facility; provided that with respect to any New Term Facility denominated in Dollars that (A) is secured by the Collateral on a pari passu basis with the Liens securing the Initial Term Loans and (B) is in the form of U.S. dollar denominated term loans, the All-in Yield payable by the Borrowers applicable to such New Term Facility shall not be more than 50 basis points higher (determined on the initial funding date) than the corresponding All-in Yield payable by the Borrowers for the Initial Term Loans, unless the Applicable Rate (or the Floor) with respect to the Initial Term Loans is increased to the amount necessary so that the difference between the All-in Yield with respect to such New Term Facility and the corresponding All-in Yield with respect to the Initial Term Loans is equal to 50 basis points (the “MFN Adjustment”); provided that if any change in the All-in Yield of the Initial Term Loans is necessitated by the MFN Adjustment on the basis of an effective interest rate floor in respect of the New Term Facility, the increased All-in Yield in the Initial Term Loans shall (unless otherwise agreed in writing by the Borrower Representative) have such increase in the All-in Yield effected solely by increases in the interest rate floor(s) applicable to the Initial Term Loans, but only to the extent an increase in the interest rate floor in the Initial Term Loans would cause an increase in the Term SOFR then in effect for such Initial Term Loans (this proviso, the “MFN Provision”).
(h)On the Increase Effective Date with respect to any Revolving Credit Commitment Increase, (x) each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the increase to the Revolving Credit Commitments (each, a “Revolving Credit Commitment Increase Lender”), and, if applicable, each such Revolving Credit Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding L/C Obligations relating to Letters of Credit issued and participations in Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in L/C Obligations and Swingline Loans will equal the Pro Rata Share of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (y) if, on the date of such increase, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the Increase Effective Date be prepaid from the proceeds of Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid. The Revolving Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(i)If the Incremental Arranger is not either of the Administrative Agents, the actions authorized to be taken by the Incremental Arranger herein shall be done in consultation with the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable.
(j)To the extent any New Loan Commitments shall be denominated in a currency other than Dollars and Canadian Dollars (solely with respect to the Priority Revolving Credit Facility), this Agreement and the other Loan Documents shall be amended to the extent necessary or appropriate to provide for the administrative and operational provisions applicable to such currency, in each case as are reasonably satisfactory to the Term Loan Administrative Agent.
(k)This Section 2.14 shall supersede any provisions in Section 2.12, 2.13 or 10.01 to the contrary (other than the Priority Revolving Credit Lender Voting Provisions). For the avoidance of doubt, any of the provisions of this Section 2.14 may be amended with the consent of the Required Lenders (and, to the extent required by Section 10.01, the Required Priority Revolving Credit Lenders).
Section 2.15    New Incremental Notes.
(a)Any Borrower or any Guarantor (other than Holdings) may from time to time after the Closing Date, upon notice by the Borrower Representative to the Term Loan Administrative Agent, specifying in reasonable detail the proposed terms thereof, request to issue one or more series of senior secured, senior unsecured, senior subordinated or subordinated notes or, in each case, bridge loans in lieu thereof (such notes and/or bridge loans, collectively, “New Incremental Notes”) in an amount not to exceed the Available Incremental Amount (at the time of issuance).
(b)As a condition precedent to the issuance of any New Incremental Notes pursuant to this Section 2.15, (i) such New Incremental Notes shall not be Guaranteed by any Subsidiary of Holdings that is not a Loan Party or that does not become a Loan Party and shall not be secured by a lien on any assets of a Loan Party that is not part of the Collateral, (ii) to the extent secured by the Collateral, such New Incremental Notes shall be subject to a Market Intercreditor Agreement and, if applicable, the Priority Revolving Facility Intercreditor Requirements, (iii) except with respect to Permitted Earlier Maturity Debt and Extendable Bridge Loans, such New Incremental Notes shall have a final maturity no earlier than the Latest Maturity Date of the Initial Term Loan Facility, (iv) except with respect to Permitted Earlier

Maturity Debt and Extendable Bridge Loans, the Weighted Average Life to Maturity of such New Incremental Notes shall not be shorter than that of the Initial Term Loan Facility.
(c)The Lenders hereby authorize the Term Loan Administrative Agent (and the Lenders hereby authorize the Term Loan Administrative Agent to execute and deliver such amendments) to enter into amendments to this Agreement and the other Loan Documents with each Borrower as may be necessary in order to secure any New Incremental Notes with the Collateral and/or to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Term Loan Administrative Agent and the Borrower Representative in connection with the issuance of such New Incremental Notes, in each case on terms consistent with this Section 2.15.
Section 2.16    Cash Collateral.
(a)Upon the request of the Revolving Administrative Agent or the applicable L/C Issuer (i) if the applicable L/C Issuer has honored any full or partial drawing request under any Letter of Credit (or, in the case of a Bank Letter of Credit, has reimbursed the bank that issued such Bank Letter of Credit for any full or partial drawing request under any such Letter of Credit) and such drawing has resulted in an L/C Borrowing or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, promptly deliver to the Revolving Administrative Agent its Pro Rata Share of Cash Collateral in an amount sufficient to cover 103% of the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, promptly upon the request of the Revolving Administrative Agent or the applicable L/C Issuer or Swingline Lender, the Borrowers shall deliver to the Revolving Administrative Agent its Pro Rata Share of Cash Collateral in an amount sufficient to cover 103% of all Fronting Exposure of such Defaulting Lender after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by such Defaulting Lender.
(b)All Cash Collateral (other than credit support not constituting funds subject to deposit), unless otherwise agreed by the Revolving Administrative Agent, the Swingline Lender and the applicable L/C Issuer, shall be maintained in blocked, interest bearing deposit accounts at the Revolving Administrative Agent or the Collateral Agent (or other financial institution selected by any of them). Each Borrower and to the extent provided by any Lender, such Lender, hereby grant to (and subjects to the control of) the Revolving Administrative Agent and the Collateral Agent, for the benefit of the Revolving Administrative Agent, the Swingline Lender, the applicable L/C Issuer and the Appropriate Lenders, and agrees to maintain, unless otherwise agreed by the Revolving Administrative Agent and the applicable L/C Issuer, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Revolving Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Revolving Administrative Agent as herein provided or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers and the relevant Defaulting Lender shall, promptly upon demand by the Revolving Administrative Agent, pay or provide to the Revolving Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c)Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.03, 2.05, 2.06, 2.17, 8.02 or 8.03 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided prior to any other application of such property as may be provided for herein.
(d)Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure (after giving effect to such release) or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Priority Revolving Credit Lender (or, as appropriate, its assignee following compliance with Section 10.07(b)(viii))) or (ii) the Administrative Agents’ good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default under Sections 8.01(a), 8.01(f) or 8.01(g) or an Event of Default (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 8.03) and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
Section 2.17    Defaulting Lenders.
(a)Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(ii)Any payment of principal, interest, fees or other amounts received by the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, by that Defaulting Lender pursuant to Section 10.09), shall be applied at such time or times as may be determined by the Term Loan Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuers and Swingline Lenders hereunder; third, if so reasonably determined by the Term Loan Administrative Agent or reasonably requested by the Swingline Lender or any L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Borrower Representative may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Term Loan Administrative Agent; fifth, if so determined by the Term Loan Administrative Agent and the Borrower Representative, to be held in a deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, Swingline Lender or any L/C Issuer as a result of any non-appealable judgment of a court of competent jurisdiction obtained by any Lender, the Swingline Lender or any L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Specified Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any non-appealable judgment of a court of competent jurisdiction obtained by such Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the applicable conditions set forth in Article IV were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)That Defaulting Lender (x) shall not be entitled to receive any commitment fee (including any fees pursuant to Section 2.09(a) and 2.09(b)) for any period during which that Lender is a Defaulting Lender (and no Borrower shall be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).
(iv)During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03 or Swingline Loans pursuant to Section 2.04, the Pro Rata Share of each non-Defaulting Lender shall be determined without giving effect to the Revolving Credit Commitment of that Defaulting Lender; provided that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit issued and Swingline Loans made shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Priority Revolving Credit Loans of that Priority Revolving Credit Lender.
(v)During any period in which there is a Defaulting Lender with a DDTL Commitment of the applicable Tranche, for purposes of computing the amount of the obligation of each non-Defaulting Lender to fund DDTL Loans, the Pro Rata Share of each non-Defaulting Lender shall be determined without giving effect to the DDTL Commitment of that Defaulting Lender and such obligation to fund DDTL Loans shall automatically be reallocated among the non-Defaulting Lenders with DDTL Commitments of the applicable Tranche upon such Defaulting Lender becoming a Defaulting Lender; provided that the aggregate obligation of each non-Defaulting Lender to fund DDTL Loans shall not exceed DDTL Commitment of such Tranche of such non-Defaulting Lender.
(b)If the Borrower Representative, the applicable Administrative Agent, the Swingline Lender and each L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Term Loan Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable, may reasonably determine to be necessary to cause the Loans and funded and unfunded participations in Swingline Loans and Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their ratable shares (without giving effect to the application of Section 2.17(a)(iv)) in respect of that Lender, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; provided further, that except to the extent otherwise expressly agreed in writing by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
(c)The Borrowers shall have the right to terminate the commitment of any Defaulting Lender to the extent such termination does not cause the revolving credit exposure to exceed the revolving credit commitments under any applicable Revolving Credit Facility.
Section 2.18    Specified Refinancing Debt.
(a)Any Borrower may, from time to time after the Closing Date, add one or more new term loan facilities and new revolving credit facilities to the Facilities (“Specified Refinancing Debt”; and the commitments in respect of such new term facilities, the “Specified Refinancing Term Commitment” and the commitments in respect of such new revolving credit facilities, the “Specified Refinancing Revolving Credit Commitment”) pursuant to procedures agreed between the Borrower Representative and the agent under such Specified Refinancing Debt (such Person, the “Specified Refinancing Agent”) refinance all or any portion of any Term Loan Tranches or Revolving Credit Tranches then outstanding under this Agreement pursuant to a Refinancing Amendment; provided that such Specified Refinancing Debt: (i) will rank pari passu in right of payment with the other Loans and Commitments hereunder; (ii) will not be Incurred or Guaranteed by any Restricted Subsidiary of Holdings that is not a Borrower or a Guarantor under the Initial Term Loan Facility or Initial Priority Revolving Credit Facility; (iii) if secured, shall not be secured by assets of Loan Parties and their Restricted Subsidiaries that do not constitute Collateral and shall be subject to a Market Intercreditor Agreement, and, if applicable, the Priority Revolving Facility Intercreditor Requirements; (iv) will have such pricing and optional prepayment terms as may be agreed by the Borrower Representative and the applicable Lenders thereof; (v) except with respect to Permitted

Earlier Maturity Debt, (A) with respect to any Specified Refinancing Term Commitment, except with respect to Permitted Earlier Maturity Debt and Extendable Bridge Loans, will have a maturity date that is not prior to the date that is the scheduled Maturity Date of, and will have a Weighted Average Life to Maturity that is not shorter than the Weighted Average Life to Maturity of, the Term Loans being refinanced and (B) with respect to any Specified Refinancing Revolving Credit Commitment, will have a maturity date that is not prior to the date that is the scheduled maturity date of the Revolving Credit Commitments being refinanced; (vi) any Specified Refinancing Term Loans may share (x) on a greater than pro rata basis, pro rata basis or less than pro rata basis with voluntary prepayments or repayments in respect of the then outstanding Term Loan Tranches and (y) on a pro rata basis or less than pro rata basis (but not greater than pro rata basis (except with respect to any prepayments made with Refinancing Indebtedness) with mandatory prepayments or repayments in respect of the then outstanding Term Loan Tranches; (vii) shall not have a principal or commitment amount greater than the Loans being refinanced (plus any Incremental Amounts Incurred in connection therewith); and (viii) the Net Cash Proceeds of such Specified Refinancing Debt shall be applied, substantially concurrently with the Incurrence thereof, to the prepayment of outstanding Loans being so refinanced, in each case pursuant to Sections 2.05 and 2.06, as applicable, and the payment of fees, expenses and premiums, if any, payable in connection therewith. The Borrower Representative may elect whether to approach any existing Lenders to provide such Specified Refinancing Debt; provided that any Lender approached to provide all or a portion of any Specified Refinancing Debt may elect or decline, in its sole discretion, to provide such Specified Refinancing Debt. The Borrower Representative may also invite additional Eligible Assignees to become Lenders in respect of such Specified Refinancing Debt pursuant to a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Specified Refinancing Agent.
(b)The effectiveness of any Refinancing Amendment shall be subject to conditions as are mutually agreed with the participating Lenders providing such Specified Refinancing Debt and to the extent reasonably requested by the Specified Refinancing Agent, receipt by the Specified Refinancing Agent of legal opinions, board resolutions, officer’s certificates and/or reaffirmation agreements with respect to the Borrowers and the Guarantors. The Lenders hereby authorize the Specified Refinancing Agent to enter into amendments to this Agreement and the other Loan Documents with each Borrower as may be necessary in order to establish new Tranches of Specified Refinancing Debt and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Term Loan Administrative Agent and the Borrower Representative in connection with the establishment of such new Tranches, in each case on terms consistent with and/or to effect the provisions of this Section 2.18.
(c)Each class of Specified Refinancing Debt Incurred under this Section 2.18 shall be in an aggregate principal amount that is not less than the lesser of (I) $5,000,000 and (II) the entire amount that may be requested under this Section 2.18.
(d)The Specified Refinancing Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Debt Incurred pursuant thereto (including the addition of such Specified Refinancing Debt as separate

“Facilities” hereunder and treated in a manner consistent with the Facilities being refinanced, including for purposes of prepayments and voting). Any Refinancing Amendment may, without the consent of any Person other than each Borrower, the Specified Refinancing Agent and the Lenders providing such Specified Refinancing Debt, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Specified Refinancing Agent and the Borrower Representative, to effect the provisions of or consistent with this Section 2.18. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each L/C Issuer, participations in Letters of Credit expiring on or after the scheduled Maturity Date in respect of a Revolving Credit Tranche shall be reallocated from Lenders holding Revolving Credit Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding extended revolving commitments, be deemed to be participation interests in respect of such extended revolving commitments and the terms of such participation interests (including the commission applicable thereto) shall be adjusted accordingly. If the Specified Refinancing Agent is not the Term Loan Administrative Agent or the Revolving Administrative Agent, the actions authorized to be taken by the Specified Refinancing Agent herein shall be done in consultation with the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable.
Section 2.19    Permitted Debt Exchanges.
(a)Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower Representative, any Borrower may from time to time following the Closing Date consummate one or more exchanges of Term Loans for Permitted Debt Exchange Notes (each such exchange a “Permitted Debt Exchange”), so long as the following conditions are satisfied: (i) the aggregate principal amount of Permitted Debt Exchange Notes issued in exchange for such Term Loans pursuant to a Permitted Debt Exchange shall not exceed the aggregate principal amount (calculated on the face amount thereof) of Term Loans exchanged for such Permitted Debt Exchange Notes; provided that the aggregate principal amount of the Permitted Debt Exchange Notes may include Incremental Amounts Incurred in connection with the exchange of such Term Loans and the issuance of such Permitted Debt Exchange Notes, (ii) the aggregate principal amount of all Term Loans exchanged by any Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by such Borrower on the date of the settlement thereof (and, if requested by the Term Loan Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Term Loan Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Term Loan Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to any Borrower for immediate cancellation), (iii) if the aggregate principal amount of all Term Loans tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer shall exceed the maximum aggregate principal amount of such Term Loans offered to be exchanged by any Borrower pursuant to such Permitted Debt Exchange Offer, then such Borrower shall exchange Term Loans subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered and (iv) any applicable Minimum Tender Condition (as defined below) shall be satisfied.

(b)With respect to all Permitted Debt Exchanges effected by any Borrower pursuant to this Section 2.19, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05(a) or (b), and (ii) such Permitted Debt Exchange Offer shall be made for not less than $5,000,000 in aggregate principal amount of Term Loans; provided that subject to the foregoing clause (ii) the Borrower Representative may at its election specify as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower Representative’s discretion) of Term Loans of any or all applicable classes be tendered.
(c)In connection with each Permitted Debt Exchange, the Borrower Representative and the Exchange Agent shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.19 and without conflict with Section 2.19(d); provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange.
(d)Each Borrower shall be responsible for compliance with all applicable securities and other laws and regulations in connection with each Permitted Debt Exchange, it being understood and agreed that (x) none of the Exchange Agent, the Term Loan Administrative Agent nor any Lender assumes any responsibility in connection with the Borrower’s compliance with such laws and regulations in connection with any Permitted Debt Exchange and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Securities Exchange Act of 1934, as amended, and/or other applicable securities laws and regulations.
(e)If the Exchange Agent is not the Term Loan Administrative Agent, the actions authorized to be taken by the Exchange Agent herein shall be done in consultation with the Term Loan Administrative Agent.
Section 2.20    Addition of Co-Borrower.
(a)From time to time on or after the Closing Date, the Borrower Representative may designate one or more (i) Domestic Subsidiaries that are Wholly Owned Restricted Subsidiaries or (ii) Restricted Subsidiaries that are Wholly Owned Subsidiaries organized under the laws of any other jurisdiction (and, in each case, any state, province, territory or other political subdivision thereof) reasonably acceptable to each Lender of the applicable Tranche or Tranches (such acceptance not to be unreasonably withheld, conditioned or delayed), in each case, as a “Co-Borrower” with respect to any designated Tranche under any Term Facility and/or any Revolving Credit Facility; provided that the designation of any such Wholly Owned Subsidiary shall be subject to the satisfaction (or waiver) of the following conditions:
(i)Joinder Agreement. Such Co-Borrower shall have executed a Co-Borrower Joinder Agreement; provided that such Co-Borrower Joinder Agreement will incorporate any provisions specific to the designated Co-Borrower’s jurisdiction of organization and applicable requirements of Law of such jurisdiction of organization as reasonably agreed between the Borrower Representative and the Administrative Agents.
(ii)Collateral Documents. The Co-Borrower shall have, if not previously satisfied, satisfied the requirements of Section 6.12.
(iii)Legal Opinions. If such Co-Borrower is not already a Loan Party, upon request by the applicable Administrative Agent, such Administrative Agent shall have received a customary written opinions of counsel with respect to the Co-Borrower as it shall reasonably require.
(iv)Secretary’s Certificate and Good Standing Certificates of Co-Borrower. If such Co-Borrower is not already a Loan Party, upon request by the applicable Administrative Agent, such Administrative Agent shall have received (1) a certificate of the Co-Borrower, dated on or about the proposed designation date and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall (A) certify that attached thereto are (x) a true and complete copy of the certificate or articles of incorporation, formation or organization of such Co-Borrower certified by the relevant authority of its jurisdiction of organization, which certificate or articles of incorporation, formation or organization have not been amended (except as attached thereto) since the date reflected thereon, (y) a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Co-Borrower, and (z) a true and complete copy of the resolutions or written consent of its Board of Directors (or equivalent governing body) authorizing the execution and delivery of the Co-Borrower Joinder Agreement and other Loan Documents to which it is a party, and (B) identify by name and title and bear the signatures of the officers, managers, directors or other authorized signatories of such Co-Borrower authorized to sign the Co-Borrower Joinder Agreement and other Loan Documents to which it is a party and (2) if applicable, a good standing (or equivalent) certificate for such Loan Party (if such concept exists in the relevant jurisdiction) from the relevant authority of its jurisdiction of organization, dated as of a recent date.
(v)USA Patriot Act. The Administrative Agents shall have received at least three (3) Business Days prior to such person becoming a Co-Borrower, all documentation and other information about the Co-Borrower required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, in each case, that has been reasonably requested by any Administrative Agent (including on behalf of the applicable Lenders) in writing at least ten (10) Business Days in advance of the date upon which the designation of such Co-Borrower is to become effective.
(vi)Beneficial Ownership. If the Co-Borrower qualifies as a “legal entity” customer under the Beneficial Ownership Regulation, the Administrative Agents and each such applicable Lender requesting a beneficial ownership certification (which request is made through the applicable Administrative Agent), shall have received from the Co-Borrower a Beneficial Ownership Certification in relation to the Co-Borrower at least three (3) Business Days prior to such person becoming a Co-Borrower to the extent the same shall have been reasonably requested by any Administrative Agent in writing at least ten (10) Business Days in advance of the date upon which the designation of such Co-Borrower is to become effective.
(vii)Loan Party Status. To the extent any Restricted Subsidiary is designated as a Co-Borrower under (x) any Revolving Credit Facility but is not a Co-Borrower under any Term Facility, such entity shall be a Guarantor with respect to such Term Facility and (y) any Term Facility but is not a Co-Borrower under any Revolving Credit Facility, such entity shall be a Guarantor with respect to such Revolving Credit Facility.
(b)Status of Co-Borrower. Once a Restricted Subsidiary has become a Co-Borrower in accordance with Section 2.20(a), it shall be a “Borrower” under any Revolving Credit Facility and/or a “Borrower” under any Term Facility, as applicable, until the date on which such Co-Borrower terminates its obligations under this Agreement in accordance with Section 2.20(c) or the date on which such Co-Borrower is released from its obligations under the Loan Documents in accordance with this Agreement, including Section 9.11 hereof. Each of the Co-Borrower and the Borrowers hereby accept joint and several liability hereunder with respect to the Obligations under the applicable Tranche of the applicable Facility under the Loan Documents. Notwithstanding the foregoing, (i) each Co-Borrower hereby designates the Borrower Representative as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agents, the L/C Issuers or any Lender, (ii) the Borrower Representative hereby accepts such appointment, (iii) the Administrative Agents, the L/C Issuers and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication delivered by the Borrower Representative on behalf of itself, in its capacity as the Borrower, or any Co-Borrower, (iv) the Administrative Agents, the L/C Issuers and the Lenders may give any notice to or communication with the Borrower or any Co-Borrower hereunder to the Borrower Representative on behalf of itself, in its capacity as the Borrower and the Co-Borrower, (v) each of the Administrative Agents, the L/C Issuers and the Lenders shall have the right, in its discretion, to deal exclusively with the Borrower Representative for any or all purposes under the Loan Documents and (vi) in no event shall the designation of a Co-Borrower expand the scope of the representations, warranties or covenants hereunder, and, for the avoidance of doubt, no Restricted Subsidiary of a Co-Borrower that is an Excluded Subsidiary shall be required to comply with Section 6.12 of this Agreement as a result of the designation of such Co-Borrower as a Borrower hereunder.
(c)Resignation of Borrower. A Borrower may elect to terminate its eligibility to request Credit Extensions and to cease to be a Borrower hereunder upon the occurrence of, and such resignation shall be effective upon, all of the following:
(i)such resigning Borrower shall have paid in full in cash all of its direct Obligations under each Revolving Credit Facility and each Term Facility, in each case, of the applicable Tranche, as applicable, or the Borrower Representative or another Borrower shall remain liable for, or shall have otherwise expressly assumed such amounts;

(ii)at least one other Person shall remain as a Borrower hereunder after giving effect to such resignation (and if the resigning Borrower is the Borrower Representative, a remaining Borrower shall assume the duties and responsibilities of the Borrower Representative in a manner reasonably satisfactory to the Administrative Agents); and
(iii)such resigning Borrower shall have delivered to the applicable Administrative Agent a notice of resignation in form and substance reasonably satisfactory to the such Administrative Agent; provided, however, that such resignation shall not, to the extent applicable, have any impact on such Person’s obligations as a Subsidiary Guarantor and such obligations, to the extent applicable, shall continue to be effective in accordance with the Loan Guaranty and the other provisions and undertakings hereunder related thereto. For the avoidance of doubt, a resigning Borrower shall not be required to adhere to the above in connection with a release pursuant to Section 9.11.
ARTICLE III.
Taxes, Increased Costs Protection and Illegality
Section 3.01    Taxes.
(a)All payments by or on account of any obligation of any Borrower or any other Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from or in respect of any such payment, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, the sum payable by the applicable Borrower or other applicable Loan Party shall be increased as necessary so that after all such deductions or withholdings for Indemnified Taxes have been made (including any deductions and withholdings for Indemnified Taxes applicable to additional sums payable under this Section 3.01) the applicable Lender (or, in the case of payments made to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, for its own account, the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable) receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Without duplication of any other amounts payable by the Loan Parties under this Section 3.01, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the applicable Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)The Loan Parties shall jointly and severally indemnify each Recipient, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted in respect of a payment to such Recipient (without duplication of any sums already paid under Section 3.01(a)) and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability (together with a reasonable explanation thereof) delivered to the Borrower Representative by a Lender (with a copy to the Term Loan Administrative Agent), or by the Term Loan Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)Within thirty (30) days after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Term Loan Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Term Loan Administrative Agent.
(e)If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes (whether received in cash or applied as a payment against any cash taxes otherwise due) as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall promptly repay to such indemnified party the amount paid over pursuant to this clause (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(f)[Reserved].
(g)(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower Representative and the Term Loan Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Term Loan Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Term Loan Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Term Loan Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower Representative or the Term Loan Administrative Agent as will enable each Borrower or the Term Loan Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
(ii)Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to the Borrower Representative and the Term Loan Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Term Loan Administrative Agent) two executed original copies of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;
(B)any Foreign Lender shall deliver to the Borrower Representative and the Term Loan Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Term Loan Administrative Agent), two of whichever of the following is applicable:
(a)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, executed original copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax;
(b)executed original copies of IRS Form W-8ECI (or any successor form);
(c)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code or a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments under with any Loan Document are effectively connected with such Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) executed original copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form); or
(d)to the extent a Foreign Lender is not the beneficial owner (e.g., where the Foreign Lender is a partnership or a participating Lender), executed original copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign

Lender shall provide a certificate substantially in the form of Exhibit I-4 on behalf of such direct and indirect partner(s);
(C)any Foreign Lender shall deliver to the Borrower Representative or the Term Loan Administrative Agent, two executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower Representative or the Term Loan Administrative Agent to determine the withholding or deduction required to be made; and
(D)each Lender shall deliver to the Borrower Representative and the Term Loan Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower Representative or the Term Loan Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Term Loan Administrative Agent as may be necessary for the Borrower Representative and the Term Loan Administrative Agent to comply with their obligations under FATCA to determine whether such Lender has complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement;
(iii)The Term Loan Administrative Agent, and any successor or supplemental Term Loan Administrative Agent, shall deliver to the Borrower Representative (in such number of copies as shall be requested by the recipient) on or prior to the date on which the Term Loan Administrative Agent becomes the administrative agent hereunder or under any other Loan Document (and from time to time thereafter upon the reasonable request of the Borrower Representative) executed copies of either (i) IRS Form W-9 (or any successor form) or (ii) a U.S. branch withholding certificate on IRS Form W-8IMY (or any successor form) evidencing its agreement with each Borrower to be treated as a U.S. person for purposes of withholding under Chapter 3 of the Code (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (with respect to amounts received on its own account).
(iv)Each Recipient agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update and deliver such documentation to the Borrower Representative and the Term Loan Administrative Agent or promptly notify the Borrower Representative and the Term Loan Administrative Agent in writing of its legal ineligibility to do so.
(v)Notwithstanding any other provision of this Section 3.01(g), a Recipient shall not be required to deliver any documentation that such Recipient is not legally eligible to deliver.

(vi)Each Lender hereby authorizes the Term Loan Administrative Agent to deliver to the Loan Parties and to any successor Term Loan Administrative Agent any documentation provided by such Lender to the Term Loan Administrative Agent pursuant to this Section 3.01(g).
(h)The agreements in this Section 3.01 shall survive the resignation and/or replacement of the Term Loan Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
(i)For the avoidance of doubt, the term “applicable law” includes FATCA and the term “Lender” includes any L/C Issuer and the Swingline Lender.
Section 3.02    [Reserved].
Section 3.03    Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR or the Term CORRA Rate or to determine or charge interest rates based upon SOFR or the Term CORRA Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or Canadian Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Borrower Representative through the Term Loan Administrative Agent or Revolving Administrative Agent, (i) any obligation of such Lender to make or continue SOFR Loans or Term CORRA Rate Loans or to convert Base Rate Loans or Canadian Prime Rate Loans to SOFR Loans or Term CORRA Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans or Canadian Prime Rate Loans, the interest rate on which is determined by reference to the Term SOFR or Term CORRA component of the Base Rate or Canadian Prime Rate, the interest rate on which Base Rate Loans or Canadian Prime Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, without reference to the Term SOFR or the Term CORRA component of the Base Rate or Canadian Prime Rate, in each case until such Lender notifies the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable), prepay or, (A) if applicable, convert all of such Lender’s SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, without reference to the Term SOFR component of the Base Rate) or (B) if applicable and such Loans are denominated in Canadian Dollars, convert all of such Lender’s Term CORRA Rate Loans to Canadian Prime Rate Loans (the interest rate on which Canadian Prime Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, without reference to Term CORRA component of the Canadian Prime Rate), in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such SOFR Loans or Term CORRA Rate Loans to such day, or promptly after such demand, if such

Lender may not lawfully continue to maintain such SOFR Loans or Term CORRA Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
Section 3.04    Inability to Determine Rates. Other than with respect to a Benchmark Transition Event, if the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, reasonably determines that for any reason, adequate and reasonable means do not exist for determining SOFR or the Term CORRA Rate, as applicable, for any requested Interest Period with respect to a proposed SOFR Loan or Term CORRA Rate Loan, as applicable, or is informed by the Required Lenders or Required Priority Revolving Credit Lenders, as applicable, that SOFR or the Term CORRA Rate, as applicable, for any requested Interest Period with respect to a proposed SOFR Loan or Term CORRA Rate Loan, as applicable, does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that deposits are not being offered to banks in the relevant interbank market for the applicable amount and the Interest Period of such SOFR Loan or Term CORRA Rate Loan, the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, will promptly so notify the Borrower Representative and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain SOFR Loans or Term CORRA Rate Loans and any right of the Borrowers to continue SOFR Loans or Term CORRA Rate Loans or to convert Base Rate Loans or Canadian Prime Rate Loans to SOFR Loans or Term CORRA Rate Loans shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate or the Term CORRA component of the Canadian Prime Rate, as applicable, the utilization of Term SOFR component in determining the Base Rate and the Term CORRA component of the Canadian Prime Rate shall be suspended, in each case until the Term Loan Administrative Agent (upon the instruction of the Required Lenders) or Revolving Administrative Agent (upon the instruction of the Required Priority Revolving Credit Lenders), as applicable, revokes such notice. Upon receipt of such notice, the Borrower Representative may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans or Term CORRA Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (or, in the case of Term CORRA Rate Loans, Canadian Prime Rate Loans) in the amount specified therein.
Section 3.05    Increased Cost and Reduced Return; Capital Adequacy and Liquidity Requirements.
(a)If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan the interest on which is determined by reference to SOFR or the Term CORRA Rate , or (as the case may be) issuing or participating in Letters of Credit or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (including Taxes on or in respect of its loans, letters of credit commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, but excluding for purposes of this Section 3.05(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes indemnifiable under Section 3.01 and (ii) Excluded Taxes), then within 15 days after demand of such Lender setting forth in reasonable detail such increased costs, the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction. For the avoidance of doubt, for the purpose of this Section 3.05, the “Lender” includes any L/C Issuer and the Swingline Lender.
(b)If any Lender reasonably determines that the introduction of any Law regarding capital adequacy and liquidity requirements or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of materially reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and liquidity and such Lender’s desired return on capital), then within 15 days after demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return, the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.
(c)The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves or liquidity with respect to liabilities or assets consisting of or including SOFR or Term CORRA Rate funds or deposits, additional interest on the unpaid principal amount of each SOFR Loan or Term CORRA Rate Loan equal to the actual costs of such reserves or liquidity allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any liquidity requirement, reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of SOFR Loans or Term CORRA Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five (5) decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower Representative shall have received at least 15 days’ prior written notice (with a copy to the Term Loan Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give written notice 15 days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable 15 days from receipt of such written notice.
(d)For purposes of this Section 3.05, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (other than foreign regulatory authorities in Switzerland), in each case pursuant to Basel III, shall, in each case, be deemed to have gone into effect after the date hereof, regardless of the date enacted, adopted or issued.

(e)Notwithstanding the foregoing, the Borrowers shall not be liable for such compensation or payment for additional costs as a result of circumstances referred to in clauses (a) and (b) above resulting from a market disruption if (1) such circumstances affect a Lender or group of Lenders individually but are not generally affecting the banking market and (2) such request is not made by the Required Lenders.
Section 3.06    [Reserved].
Section 3.07    Matters Applicable to All Requests for Compensation.
(a)A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods. With respect to any Lender’s claim for compensation under Sections 3.03, 3.04 or 3.05, the Loan Parties shall not be required to compensate such Lender for any amount incurred more than 180 days prior to the date that such Lender notifies the Borrower Representative of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(b)If any Lender requests compensation under Section 3.05, or any Borrower is required to pay any additional amount to any Lender, the Swingline Lender, any L/C Issuer or any Governmental Authority for the account of any Lender, the Swingline Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender or any L/C Issuer gives a notice pursuant to Section 3.03, then such Lender, Swingline Lender or the L/C Issuer, as applicable, will, if requested by the Borrower Representative and at the Borrowers’ expense, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event or to assign its rights and obligations hereunder to another of its offices, branches or affiliates; provided that such efforts (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.05, as applicable, in the future and (ii) would not, in the judgment of such Lender, the Swingline Lender or such L/C Issuer, as applicable, be inconsistent with the internal policies of, or otherwise be disadvantageous in any material legal, economic or regulatory respect to such Lender or its Lending Office, the Swingline Lender or such L/C Issuer. The provisions of this clause (b) shall not affect or postpone any Obligations of any Borrower or rights of such Lender pursuant to Section 3.05.
(c)If any Lender requests compensation by any Borrower under Section 3.05, the Borrower Representative may, by notice to such Lender (with a copy to the Term Loan Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another SOFR Loans or Term CORRA Rate Loans, or to convert Base Rate Loans or Canadian Prime Rate Loans into SOFR Loans or Term CORRA Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.07(d)(i) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(d)If the obligation of any Lender to make or continue from one Interest Period to another any SOFR Loan or Term CORRA Rate Loan, or to convert Base Rate Loans or Canadian Prime Rate Loans into SOFR Loans or Term CORRA Rate Loans shall be suspended pursuant to Section 3.07(b) hereof, such Lender’s SOFR Loans or Term CORRA Rate Loans shall be automatically converted into Base Rate Loans or Canadian Prime Rate Loans, as applicable, on the last day(s) of the then current Interest Period(s) for such SOFR Loans or Term CORRA Rate Loans (or, in the case of an immediate conversion required by Section 3.03, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 3.03, 3.04 or 3.05 hereof that gave rise to such conversion no longer exist:
(i)to the extent that such Lender’s SOFR Loans or Term CORRA Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s SOFR Loans or Term CORRA Rate Loans shall be applied instead to its Base Rate Loans or Canadian Prime Rate Loans, as applicable; and
(ii)all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as SOFR Loans or Term CORRA Rate Loans shall be made or continued instead as Base Rate Loans or Canadian Prime Rate Loans, as applicable, and all Base Rate Loans or Canadian Prime Rate Loans of such Lender that would otherwise be converted into SOFR Loans or Term CORRA Rate Loans shall remain as Base Rate Loans or Canadian Prime Rate Loans, as applicable.
(e)If any Lender gives notice to the Borrower Representative (with a copy to the Term Loan Administrative Agent) that the circumstances specified in Sections 3.03, 3.04 or 3.05 hereof that gave rise to the conversion of such Lender’s SOFR Loans or Term CORRA Rate Loans pursuant to this Section 3.07 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when SOFR Loans or Term CORRA Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans or Canadian Prime Rate Loans, as applicable, shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding SOFR Loans or Term CORRA Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding SOFR Loans or Term CORRA Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.
(f)A Lender shall not be entitled to any compensation pursuant to Section 3.03 or 3.05 unless such Lender certifies that it is imposing such charges or requesting such compensation from each Borrower (similarly situated to each Borrower hereunder) under comparable syndicated credit facilities.
Section 3.08    Replacement of Lenders under Certain Circumstances.
(a)If at any time (i) any Borrower becomes obligated to pay additional amounts or indemnity payments described in Sections 3.01 or 3.05 (other than with respect to Other Taxes) as a result of any condition described in such Sections or any Lender ceases to make SOFR Loans or Term CORRA Rate Loans as a result of any condition described in Sections 3.03 or 3.04, (ii) any Lender becomes a

Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender (as defined below in this Section 3.08) (collectively, a “Replaceable Lender”), then such Borrower may, on prior written notice from the Borrower Representative to the Term Loan Administrative Agent and the Revolving Administrative Agent, if applicable, and such Lender (for the avoidance of doubt, such notice shall be deemed provided on the same day that an amendment or waiver is posted to the Lenders for consent), either (i) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by such Borrower in such instance unless waived by the Term Loan Administrative Agent) all of its rights and obligations under this Agreement (or, in the case of a Non-Consenting Lender, all of its rights and obligations under this Agreement with respect to the Facility or Facilities for which its consent is required) to one or more Eligible Assignees; provided that neither of the Administrative Agents nor any Lender shall have any obligation to any Borrower to find a replacement Lender or other such Person or (ii) so long as no Event of Default shall have occurred and be continuing, terminate the Commitment of such Lender, the Swingline Lender or L/C Issuer or prepay the Loans, as the case may be, and (1) in the case of a Lender (other than an L/C Issuer) repay all Obligations of the Borrowers owing (and the amount of all accrued interest and fees in respect thereof) to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay all obligations of the Borrowers owing to such L/C Issuer relating to the Priority Revolving Credit Loans and participations held by such L/C Issuer as of such termination date and cancel or backstop on terms satisfactory to such L/C Issuer any Letters of Credit issued by it; provided that (i) in the case of any such replacement of, or termination of Commitments with respect to a Non-Consenting Lender such replacement or termination shall be sufficient (together with all other consenting Lenders including any other Replaceable Lender) to cause the adoption of the applicable modification, waiver or amendment of the Loan Documents and (ii) in the case of any such replacement as a result of any Borrower having become obligated to pay amounts described in Sections 3.01 or 3.05, such replacement would eliminate or reduce payments pursuant to Sections 3.01 or 3.05, as applicable, in the future. Any Lender being replaced pursuant to this Section 3.08(a) shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in Swingline Loans and L/C Obligations and (ii) deliver any Notes evidencing such Loans to the Borrowers (for return to the Borrowers) or each of the Administrative Agents. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in Swingline Loans and L/C Obligations, (B) all Obligations relating to the Loans and participations (and the amount of all accrued interest, fees and premiums in respect thereof) so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, the assigning Lender shall deliver to the assignee Lender the applicable Note or Notes executed by the Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Replaceable Lender does not execute and deliver to each of the Administrative Agents a duly executed Assignment and Assumption reflecting such replacement within two Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Replaceable Lender, then such Replaceable Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Replaceable Lender. In connection with the replacement of any Lender pursuant to this Section 3.08(a).
(b)Notwithstanding anything to the contrary contained above, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has issued any outstanding Letter of Credit hereunder unless arrangements satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of Cash Collateral into a Cash Collateral account in amounts and pursuant to arrangements consistent with the requirements of Section 2.16) have been made with respect to such outstanding Letter of Credit, (ii) any Lender that acts as the Swingline Lender may not be replaced hereunder at any time unless all Swingline Loans owed to the Swingline Lender are repaid in full in cash and (iii) an Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.
(c)In the event that (i) the Borrower Representative or the Term Loan Administrative Agent has requested the Lenders to consent to a waiver of any provisions of the Loan Documents or to agree to any amendment or other modification thereto, (ii) the waiver, amendment or modification in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain class of the Loans and (iii) the Required Lenders (Required Facility Lenders, as applicable) have agreed to such waiver, amendment or modification, then any Lender who does not agree to such waiver, amendment or modification, in each case, shall be deemed a “Non-Consenting Lender”; provided, that the term “Non-Consenting Lender” shall also include any Lender that rejects (or is deemed to reject) (x) a loan modification offer under Section 10.01, which loan modification has been accepted by at least the Required Facility Lenders of the respective Tranche of Loans whose Loans and/or Commitments are to be extended pursuant to such loan modification and (y) any Lender that does not elect to become a lender in respect of any Specified Refinancing Debt pursuant to Section 2.18.
(d)Survival. All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder, any assignment by or replacement of a Lender and any resignation or removal of each of the Administrative Agents.
ARTICLE IV.
Conditions Precedent to Borrowings
Section 4.01    Conditions to the Initial Borrowing on the Closing Date. The obligation of each Lender to make its initial Borrowing hereunder on the Closing Date is subject to satisfaction or waiver in accordance with Section 10.01 of each of the following conditions precedent, except as otherwise agreed between the Borrower Representative and the Term Loan Administrative Agent:
(a)The Term Loan Administrative Agent shall have received all of the following, each of which shall be originals or facsimiles or “pdf” files unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (if applicable), each dated as of the Closing Date (or, in the case of certificates of governmental officials, as of a recent date before the Closing Date), each in form and substance reasonably satisfactory to the Term Loan Administrative Agent, and each accompanied by their respective required schedules and other attachments (and set forth thereon shall be all required information with respect to Holdings and its Subsidiaries, giving effect to the Transactions):
(i)executed counterparts of (A) this Agreement from Holdings and each Borrower, (B) the Holdings Guaranty from Holdings, and (C) the Subsidiary Guaranty from each Subsidiary Guarantor;
(ii)the Security Agreement, duly executed by Holdings, each Borrower and each Subsidiary Guarantor, together with (subject to the last paragraph of this Section 4.01):
(A)certificates, if any, representing the Pledged Interests accompanied by undated stock powers executed in blank (or stock transfer forms, as applicable) and instruments evidencing the Pledged Debt indorsed in blank (or instrument of transfer, as applicable) shall have been delivered to the Collateral Agent, and
(B)copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all United States jurisdictions that the Collateral Agent may deem reasonably necessary in order to perfect the Liens on assets of Holdings, the Borrowers and each Subsidiary Guarantor created under the Security Agreement, covering the Collateral described in the Security Agreement, and
(C)evidence that all other actions, recordings and filings of or with respect to the Security Agreement that the Collateral Agent may deem reasonably necessary or desirable in order to perfect the Liens created thereby (subject to the Perfection Exceptions) shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent, and
(D)an Intellectual Property Security Agreement, duly executed by each Loan Party that owns intellectual property that is required to be pledged in accordance with the Collateral Documents;
(iii)[reserved];
(iv)a Note executed by each Borrower in favor of each Lender requesting a Note at least three (3) Business Days in advance of the Closing Date;
(v)a Committed Loan Notice relating to the initial Borrowing;
(vi)a solvency certificate executed by the chief financial officer or similar officer, director or authorized signatory of Holdings (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit G;

(vii)such documents and certifications (including (x) Organization Documents and (y) good standing certificates) as the Term Loan Administrative Agent may reasonably require to evidence (A) the identity, authority and capacity of each Responsible Officer of the Loan Parties acting as such in connection with this Agreement and the other Loan Documents and (B) that Holdings, each Borrower and each Subsidiary Guarantor is duly incorporated, organized or formed, and that each of them is validly existing and, to the extent applicable, in good standing, except to the extent that failure to be so qualified would not reasonably be expected to have a Material Adverse Effect;
(viii)customary opinions of (a) Ropes & Gray LLP, New York and Delaware counsel to Holdings, the Borrowers and the Subsidiary Guarantors, addressed to each Secured Party, in form and substance reasonably satisfactory to the Term Loan Administrative Agent and (b) Womble Bond Dickinson (US) LLP, as North Carolina counsel to the Subsidiary Guarantors addressed to each Secured Party, in form and substance reasonably satisfactory to the Term Loan Administrative Agent; and
(ix)a certificate of a Responsible Officer of the Initial Borrower certifying that the conditions set forth in Sections 4.01(e)(ii) and (g) have been satisfied.
(b)Since the date of the Acquisition Agreement, there shall not have occurred a Material Adverse Effect (as defined in the Acquisition Agreement) with respect to the Target.
(c)[Reserved].
(d)The Term Loan Administrative Agent and the Revolving Administrative Agent shall have received all documentation and other information about any Loan Party required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act at least three (3) Business Days prior to the Closing Date (or such shorter period as the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable, shall otherwise agree), and if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower, in each case, as is reasonably requested in writing by the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable, at least ten (10) Business Days prior to the Closing Date.
(e)
(i)The Acquisition Agreement Representations shall be true and correct in all material respects as of the Closing Date (except in the case of any Acquisition Agreement Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be) but only to the extent that the Initial Borrower or any of its Affiliates has the right (taking into account any cure provisions) to terminate the obligations of the Initial Borrower or any of its Affiliates under the Acquisition Agreement or to decline to consummate the Acquisition without liability under the Acquisition Agreement as a result of a breach of such representations, and

(ii)the Specified Representations shall be true and correct in all material respects as of the Closing Date (except in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be).
(f)The Acquisition shall have been, or substantially concurrently with the initial borrowing of the Initial Term Loans shall be, consummated in all material respects in accordance with the terms of the Acquisition Agreement, after giving effect to any modifications, amendments, consents or waivers thereto, other than those modifications, amendments, consents or waivers by the Initial Borrower that are materially adverse to the interests of the Lenders (in their capacities as such) unless consented to in writing by the Arrangers.
(g)Prior to, or substantially concurrently with, the initial Borrowing, the Equity Contribution shall have been made and each of the Target Closing Refinancing and the Acquisition shall have occurred.
(h)All fees required to be paid on the Closing Date pursuant to this Agreement and any other arrangements with the Term Loan Administrative Agent or any Arranger and out-of-pocket expenses required to be paid on the Closing Date pursuant to any other written agreement with the Arrangers, to the extent, in the case of expenses, a reasonably detailed invoice has been delivered to the Borrower Representative at least three (3) Business Days prior to the Closing Date (or such later date as the Borrower Representative may reasonably agree) shall have been paid (which amounts may be offset against the proceeds of the Initial Term Loans).
Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender as of the Closing Date shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Term Loan Administrative Agent shall have received written notice from such Lender prior to the Closing Date specifying its objection thereto.
Notwithstanding anything herein to the contrary, it is understood that, (a) other than with respect to (x) the execution and delivery by Holdings, each Borrower and the other applicable Loan Parties of the Security Agreement and (y) UCC Filing Collateral and Stock Certificates (each as defined below), to the extent any guarantee or any Lien on any Collateral is not or cannot be provided and/or perfected on the Closing Date after Holdings’ and the Borrowers’ use of commercially reasonable efforts to do so or without undue burden or expense, the provision and/or perfection of such guarantee or a Lien on such Collateral shall not constitute a condition precedent for purposes of this Section 4.01, but instead shall be required to be provided or perfected after the Closing Date in accordance with Section 6.16; provided that Holdings and the Borrower Representative shall have delivered all Stock Certificates (to the extent received by Holdings at least two (2) Business Days prior to the Closing Date after Holdings’ and the Borrower Representative’s use of commercially reasonable efforts to receive such certificates or otherwise without undue burden or expense). For purposes of this paragraph, “UCC Filing Collateral” means Collateral, including Collateral constituting investment property, for which a security interest can be perfected by filing a UCC-1 financing statement. “Stock Certificates” means Collateral consisting of certificates representing Equity Interests of each Borrower or the wholly owned Domestic Subsidiaries of the Loan Parties (in each case, other than Immaterial Subsidiaries) for which a security interest can be perfected by delivering such certificates, together with undated stock powers or other appropriate instruments of transfer executed in blank for each such certificate.
Section 4.02    Conditions to Credit Extensions under the Priority Revolving Credit Facility
The obligation of each Lender to honor any Request for Credit Extension under the Priority Revolving Credit Facility after the Closing Date (other than (x) a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of SOFR Loans or Term CORRA Rate Loans, or (y) as otherwise agreed by the lenders providing the same, in connection with any Indebtedness incurred under Section 2.14 or Section 2.18) is subject to the following conditions precedent:
(a)The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.
(b)No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
(c)The Revolving Administrative Agent and, if applicable, the applicable L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension under the Priority Revolving Credit Facility (other than (x) a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of SOFR Loans or Term CORRA Rate Loans, or (y) as otherwise agreed by the lenders providing the same, in connection with any Indebtedness incurred under Section 2.14) submitted by the Borrower Representative shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied (unless waived) on and as of the date of the applicable Credit Extension.
Section 4.03    Conditions to Credit Extensions under the DDTL Facility. The obligation of each Lender to honor any Request for Credit Extension under the DDTL Facility on or after the Closing Date (other than as (x) a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of SOFR Loans, or (y) as otherwise agreed by the lenders providing the same, in connection with any Indebtedness incurred under Section 2.14 or Section 2.18) is subject to the following conditions precedent:

(a)The Term Loan Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.
(b)The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date; provided that, in the case of a DDTL Loan used to finance a permitted acquisition or other permitted Investment, this clause (b) shall be limited to the accuracy of the Specified Representations in all material respects.
(c)No Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom; provided that, in the case of a DDTL Loan used to finance a permitted acquisition or other permitted Investment, this clause (c) shall be limited to a Specified Event of Default.
(d)The Consolidated First Lien Net Leverage Ratio, calculated on a Pro Forma Basis shall not exceed 4.75:1.00.
Each Request for Credit Extension under the DDTL Facility (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of SOFR Loans submitted by the Borrower Representative shall be deemed to be a representation and warranty that the conditions specified in Sections 4.03(b), (c) and (d) have been satisfied (unless waived) on and as of the date of the applicable Credit Extension.
ARTICLE V.
Representations and Warranties
Each of Holdings and each Borrower represents and warrants to the Term Loan Administrative Agent, Revolving Administrative Agent, Collateral Agent and the Lenders on the Closing Date and on each date that the representations and warranties in this Article V are required to be made that; provided that on the Closing Date only the Specified Representations are made:
Section 5.01    Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of the Restricted Subsidiaries (subject, in the case of clause (c) of this Section 5.01, to the Legal Reservations and Section 5.03) (a) is a Person duly organized, formed or incorporated, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is authorized to do business and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in the foregoing clauses (a) (other than with respect to any Borrower), (b)(i), (b)(ii) (other than with respect to any Borrower), (c) and (d), to the extent that any failure to be so or to have such would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not (a) contravene the terms of any of such Person’s Organization Documents, (b) violate any Law, (c) will not violate or result in a default under any indenture or other agreement or instrument in respect of Indebtedness with an aggregate principal amount in excess of the Threshold Amount which is binding upon Holdings, any Borrower or any other Loan Party, except to the extent that such contravention or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents, except for (w) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties, (x) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (y) those approvals, consents, exemptions, authorizations or other actions, notices or filings set out in the Collateral Documents and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.04    Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party (subject, in each case, to the Legal Reservations and Section 5.03) that is party thereto. Subject to the Legal Reservations, this Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.
Section 5.05    Financial Statements; No Material Adverse Effect.
(a)To the knowledge of the Borrower Representative, the Historical Financial Statements present fairly, in all material respects, the consolidated financial position of the Target, in each case, at the respective dates thereof and their consolidated results of operations or income (loss) and cash flows for the respective periods covered thereby in accordance with GAAP in all material respects, except as otherwise expressly noted therein or in the notes thereto (subject, in the case of any unaudited Historical

Financial Statements, to changes resulting from normal year-end adjustments and the absence of footnotes).
(b)Since the Closing Date, there has been no Material Adverse Effect.
Section 5.06    Litigation. There are no actions, suits, proceedings, claims or disputes (including any Environmental Liabilities) pending or, to the knowledge of the Borrower Representative, threatened in writing, at law, in equity, in arbitration or by or before any Governmental Authority, against Holdings or any Restricted Subsidiary, or against any of their properties or revenues that would reasonably be expected to have a Material Adverse Effect.
Section 5.07    [Reserved].
Section 5.08    Ownership of Property; Liens. Each Loan Party and each of the Restricted Subsidiaries has fee simple or other comparable valid title to, or leasehold or subleasehold, as applicable, interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.02, except where the failure to have such title or interests would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the use or operation of any Material Real Property or any real property necessary for the ordinary conduct of the business of the Group Parties, taken as a whole.
Section 5.09    [Reserved].
Section 5.10    Taxes. Holdings and each of the Restricted Subsidiaries have filed or have caused to be filed all Tax returns and reports required to be filed, and have paid all Taxes (including in its capacity as a withholding agent) levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) with respect to which the failure to make such filing or payment would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 5.11    ERISA.
(a)Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable federal and state laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code may rely upon an opinion letter for a prototype plan or has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter will be submitted to the IRS within the applicable required time period with respect thereto or is currently being processed by the IRS, and to the knowledge of any Loan Party, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b)There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA (and not otherwise exempt under Section 408 of ERISA) with respect to any Plan that would reasonably be expected to result in a Material Adverse Effect.
(c)(i) No ERISA Event has occurred and neither any Loan Party nor, to the knowledge of any Loan Party, any ERISA Affiliate is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Plan or Multiemployer Plan, (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Plan, and no waiver of the minimum funding standards under such Pension Funding Rules has been applied for or obtained, (iii) there exists no Unfunded Pension Liability, (iv) as of the most recent valuation date for any Plan, the present value of all accrued benefits under such Plan (based on the actuarial assumptions used to fund such Plan) did not exceed the value of the assets of such Plan allocable to such accrued benefits, (v) neither any Loan Party nor, to the knowledge of any Loan Party, any ERISA Affiliate knows of any facts or circumstances that would reasonably be expected to cause the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) for any Plan, if applicable, to drop below 80% as of the most recent valuation date, (vi) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, (vii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that would be subject to Sections 4069 or 4212(c) of ERISA and (viii) no Plan has been terminated by the plan administrator thereof or by the PBGC and no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan or Multiemployer Plan, except with respect to each of the foregoing clauses (i) through (viii) of this Section 5.11(c), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 5.12    [Reserved].
Section 5.13    Margin Regulations; Investment Company Act.
(a)No Loan Party is engaged, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Borrowings will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Borrowing hereunder nor the use of proceeds thereof will violate any regulations of the FRB, including the provisions of Regulations T, U or X of the FRB.
(b)None of the Loan Parties is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.
Section 5.14    Disclosure. As of the Closing Date, no written factual information furnished by or on behalf of any Loan Party (other than projected financial information, the Financial Model, other forward-looking information, information of a general economic or industry nature and all third-party memos or reports) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information, Holdings represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery; it being understood that (i) such information relates to future events and is not to be viewed as fact, (ii) such information is subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings, (iii) no assurance is given by Holdings that any such information will be realized and (iv) actual results during the period or periods covered thereby may differ significantly from the projected results and such differences may be material.
Section 5.15    Compliance with Laws. Each of Holdings, the Borrowers and each Restricted Subsidiary is in compliance in all material respects with the requirements of all Laws (including Environmental Laws and Environmental Permits) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 5.16    [Reserved].
Section 5.17    Solvency. On the Closing Date, after giving effect to the Transactions, Holdings and its Subsidiaries, on a consolidated basis, are Solvent.
Section 5.18    Perfection, Etc. Subject to the Legal Reservations and the last paragraph of Section 4.01, each Collateral Document delivered pursuant to this Agreement will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby, except as to enforcement, as may be limited by applicable domestic bankruptcy, insolvency, fraudulent conveyance, reorganization (by way of voluntary arrangement, schemes of arrangements or otherwise), moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and (a) when financing statements are filed in the offices of the Secretary of State of each Loan Party’s jurisdiction of organization or formation and applicable documents are filed and recorded as applicable in the United States Copyright Office or the United States Patent and Trademark Office and (b) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the applicable Collateral Document), the Liens in favor of the Collateral Agent for the benefit of the Secured Parties created by the Collateral Documents shall constitute fully perfected Liens so far as possible under relevant law on, and security interests in (to the extent intended to be created thereby and required to be perfected under the Loan Documents), all right, title and interest of the grantors in such Collateral in each case free and clear of any Liens other than Liens permitted hereunder.
Section 5.19    PATRIOT Act; OFAC.
(a)PATRIOT Act. Each of Holdings, the Borrowers and each of their respective Restricted Subsidiaries is in compliance, in all material respects, with the PATRIOT Act.
(b)OFAC. None of Holdings, any Borrower or any other Restricted Subsidiary is a person on the list of “Specially Designated Nationals and Blocked Persons”, is domiciled, organized or resident in a Sanctioned Country or is subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation. No Borrower will directly or knowingly indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person subject to any U.S. sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”).
Section 5.20    FCPA. No Borrower will directly or, to the knowledge of the Borrowers, indirectly use any part of the proceeds of any Loan for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, or any other party (if applicable) in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977. Holdings, the Borrowers and the Restricted Subsidiaries are in compliance, in all material respects, with the United States Foreign Corrupt Practices Act of 1977.
ARTICLE VI.
Affirmative Covenants
So long as the Termination Conditions have not been satisfied, (A) Holdings and the Borrowers shall, and (B) except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03, Holdings and the Borrower Representative shall cause each Restricted Subsidiary to:
Section 6.01    Financial Statements. Deliver to the Administrative Agents for further distribution to each Lender:
(a)within 120 days (or 150 days with respect to the fiscal year ending December 31, 2026) after the end of each fiscal year of Holdings (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) (commencing with the fiscal year ending December 31, 2026, which such audited financial statements may, at the option of the Borrower Representative, cover only the period from the Closing Date to the end of such fiscal year), a consolidated balance sheet of Holdings (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations and comprehensive income, consolidated statement of stockholders’ equity and consolidated statement of cash flows for such fiscal year, setting forth in each case in comparative form (commencing with the fiscal year ending December 31, 2028) the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of any independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualification as to “going concern” (other than a “going concern” or “emphasis of matter” explanatory paragraph or like statement) or the scope of such audit (other than any such exception, qualification or explanatory paragraph that is with respect to, or from, (i) an upcoming maturity date or termination under the Term Facility, the Revolving Credit Facility or any other Indebtedness, (ii) any actual or prospective default under any financial covenant or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary), together with a management discussion and analysis of the financial condition and results of operations of Holdings and its Restricted Subsidiaries for such fiscal year; provided that the Term Loan Administrative Agent may extend the date for delivery of such financial statements and management discussion and analysis for up to thirty (30) days.
(b)within 60 days (or 75 days with respect to the fiscal quarters ending September 30, 2026, December 31, 2026 and March 31, 2027) after the end of each fiscal quarter of each fiscal year of Holdings (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) (commencing with the fiscal quarter ending September 30, 2026, which such financials for such fiscal quarter may, at the option of the Borrower Representative, cover only the period from the Closing Date to the end of such fiscal quarter), a consolidated balance sheet of Holdings (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income for such fiscal quarter and the related consolidated statements of income for such fiscal quarter, setting forth in each case in comparative form (commencing with the fiscal quarter ending December 31, 2027) the figures for the corresponding fiscal quarter of the previous fiscal year, all in reasonable detail, together with a management discussion and analysis of the financial condition and results of operations of Holdings and its Restricted Subsidiaries for such fiscal quarter (other than the fourth fiscal quarter of any fiscal year); provided that the Term Loan Administrative Agent may extend the date for delivery of such financial statements and management discussion and analysis for up to thirty (30) days.
(c)no later than five Business Days after the delivery of the financial statements referred to in Section 6.01(a) above, to be distributed only to each Lender that has selected the “Private Side Information” or similar designation, a consolidated budget of Holdings and its Subsidiaries for the upcoming fiscal year (in the form customarily prepared by Holdings); provided that delivery of such budget pursuant to this Section 6.01(c) shall only be required hereunder prior to a Qualified IPO;
(d)concurrently with the delivery of any financial statements pursuant to Sections 6.01(a) and (b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements; and

(e)[reserved].
Notwithstanding the foregoing, (A) the obligations in clauses (a), (b) and (c) of this Section 6.01 may be satisfied by furnishing, at the option of the Borrower Representative, the applicable financial statements or, as applicable, budgets of (I) any successor of Holdings, (II) any Wholly Owned Restricted Subsidiary of Holdings that, together with its consolidated Restricted Subsidiaries, constitutes substantially all of the assets of Holdings and its consolidated Subsidiaries (a “Qualified Reporting Subsidiary”) or (III) any Parent Holding Company; provided that to the extent such information relates to a Qualified Reporting Subsidiary or a Parent Holding Company, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Qualified Reporting Subsidiary or any Parent Holding Company, on the one hand, and the information relating to Holdings and the Restricted Subsidiaries on a standalone basis, on the other hand, and (B) (i) in the event that Holdings (or any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to deliver financial statements pursuant to the terms hereof) delivers to the Administrative Agents an Annual Report on Form 10-K for any fiscal year (or similar filing in the applicable jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC, within the time frames set forth in clause (a) above, such Form 10-K shall satisfy all requirements of clause (a) of this Section 6.01 with respect to such fiscal year to the extent that it contains the information and report and opinion required by such clause (a) and such report and opinion does not contain any “going concern” qualification or qualification as to the scope of audit (other than any such qualification, exception or explanatory paragraph expressly permitted to be contained therein under clause (a) of this Section 6.01) and (ii) in the event that Holdings (or any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to deliver financial statements pursuant to the terms hereof) delivers to the Administrative Agents a Quarterly Report on Form 10-Q for any fiscal quarter (or similar filing in the applicable jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC, within the time frames set forth in clause (b) above, such Form 10-Q shall satisfy all requirements of clause (b) of this Section with respect to such fiscal quarter to the extent that it contains the information required by such clause (b); in each case to the extent that information contained in such Form 10-K or Form 10-Q (or similar filings in the applicable jurisdiction) satisfies the requirements of clauses (a) or (b) of this Section 6.01, as the case may be.
Section 6.02    Certificates; Other Information. Deliver to the Administrative Agents:
(a)[reserved];
(b)no later than five (5) Business Days after the delivery of (i) the financial statements referred to in Sections 6.01(a) and (b) (other than the quarterly financial statements in respect of the fourth fiscal quarter of any fiscal year) or (ii) an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q (in either case, delivered pursuant to the last paragraph of Section 6.01), a duly completed Compliance Certificate signed by a Responsible Officer of Holdings or the Borrower Representative (which delivery may, unless either of the Administrative Agents or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c)promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which Holdings and the Borrowers may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Exchange Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agents pursuant hereto;
(d)[reserved];
(e)promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Restricted Subsidiary thereof as the Administrative Agents or any Lender through the Term Loan Administrative Agent may from time to time reasonably request; provided that, notwithstanding anything to the contrary herein, neither Holdings nor any Subsidiary shall be required to provide any information (i) that constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to the Administrative Agents or any Lender is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.
Documents required to be delivered pursuant to Section 6.01(a), (b), (c) or (d) or Section 6.02(c) or (d) (or to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on Holdings’ behalf (or on behalf of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to deliver financial statements pursuant to the terms hereof) on the Platform or another relevant internet or intranet website, if any, to which each Lender and the Term Loan Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Term Loan Administrative Agent); provided that: (i) upon written request by the Term Loan Administrative Agent, the Borrower Representative shall deliver paper copies of such documents to the Term Loan Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Term Loan Administrative Agent or such Lender and (ii) the Borrower Representative shall notify (which may be by facsimile or electronic mail) the Term Loan Administrative Agent of the posting of any such documents described in this paragraph and provide to the Term Loan Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents to the extent requested by the Term Loan Administrative Agent. The Term Loan Administrative Agent shall have no obligation to request the delivery of or to maintain or deliver to Lenders paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower Representative with any such request for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Term Loan Administrative Agent and maintaining its copies of such documents.
Each Borrower hereby acknowledges that (a) the Term Loan Administrative Agent and/or the Arrangers will make available to the Lenders, the Swingline Lenders and the L/C Issuers materials and/or information provided by or on behalf of each Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks/IntraAgency, LendAmend, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information (within the meaning of foreign and United States federal and state securities laws) with respect to Holdings or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC SIDE” which, at a minimum, means that the word “PUBLIC SIDE” or “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC SIDE” or “PUBLIC,” each Borrower shall be deemed to have authorized the Term Loan Administrative Agent, the Arrangers, the Lenders, the Swingline Lenders and the L/C Issuers to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Holdings or its Affiliates, or their respective securities for purposes of foreign and United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC SIDE” or “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information” and (z) any Borrower Materials that are not marked “PUBLIC SIDE” or “PUBLIC” shall be deemed to contain material non-public information (within the meaning of foreign and United States federal and state securities laws) and shall not be suitable for posting on a portion of the Platform designated “Public Side Information.” Notwithstanding anything herein to the contrary, financial statements delivered pursuant to Sections 6.01(a) and 6.01(b) and Compliance Certificates delivered pursuant to Section 6.02(b) shall be deemed to be suitable for posting on a portion of the Platform designated “Public Side Information.”
Section 6.03    Notices. Promptly, after a Responsible Officer of any Borrower or any Guarantor has obtained knowledge thereof, notify the Term Loan Administrative Agent for further distribution to each Lender:
(a)of the occurrence of any Default or Event of Default;
(b)of the institution of any material litigation not previously disclosed by any Borrower to the Term Loan Administrative Agent, or any material development in any material litigation that would be reasonably expected to have a Material Adverse Effect;
(c)of any action arising under any Environmental Law against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that would reasonably be expected to have a Material Adverse Effect; and
(d)of the occurrence of any ERISA Event, where there is any reasonable likelihood of the imposition of liability on any Loan Party as a result thereof that would be reasonably expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower Representative setting forth details of the occurrence referred to therein and, if applicable, stating what action the Borrower Representative has taken and proposes to take with respect thereto.
Section 6.04    Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable all its obligations and liabilities in respect of Taxes imposed upon it or its income, profits, properties or other assets (including in its capacity as a withholding agent), except, in each case, (i) to the extent any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP, or (ii) if such failure to pay or discharge such obligations and liabilities would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 6.05    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Sections 7.03 or 7.04, (b) take all reasonable action to maintain all rights, privileges (including its good standing, if such concept is applicable in its jurisdiction of organization), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder, and (c) use commercially reasonable efforts to preserve or renew all of its registered copyrights, patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder; provided that nothing in this Section 6.05 shall require the preservation, renewal or maintenance of, or prevent the abandonment by, Holdings or any Restricted Subsidiary of any registered copyrights, patents, trademarks, trade names and service marks that Holdings or any Restricted Subsidiary reasonably determines is not useful to its business or no longer commercially desirable.
Section 6.06    Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its tangible properties and equipment that are necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.
Section 6.07    Maintenance of Insurance. Except if the failure to do so would not reasonably be expected to have a Material Adverse Effect, maintain in full force and effect, with insurance companies that the Borrower Representative believes (in the good faith judgment of the management of the Borrower Representative) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower Representative believes (in the good faith judgment of management of the Borrower Representative) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in businesses similar to those engaged by Holdings and the Restricted Subsidiaries, but with respect to flood insurance, only to the extent required by applicable Law. Subject to Section 6.16, the Borrower

Representative shall use commercially reasonable efforts to ensure that at all times the Collateral Agent, for the benefit of the Secured Parties, shall be named as an additional insured, lender loss payee and/or loss payee, as applicable, with respect to liability policies (other than directors and officers policies and workers compensation) maintained by each Borrower and each Subsidiary Guarantor and the Collateral Agent, for the benefit of the Secured Parties, shall be named as lender loss payee with respect to the property insurance maintained by each Borrower and each Subsidiary Guarantor; provided that, unless an Event of Default shall have occurred and be continuing, (A) all proceeds from such insurance policies shall be paid to any Borrower or any Subsidiary Guarantor, as applicable, (B) to the extent the Collateral Agent receives any proceeds, the Collateral Agent shall turn over to the Borrowers any amounts received by it as an additional insured, lender loss payee and/or loss payee under any property insurance maintained by Holdings and its Subsidiaries, and (C) the Collateral Agent agrees that Holdings and/or its applicable Subsidiaries shall have the sole right to adjust or settle any claims under such insurance.
Section 6.08    Compliance with Laws. Comply with the requirements of all applicable Laws (including, without limitation, ERISA, the PATRIOT Act, FCPA and OFAC (with respect to any Foreign Subsidiary, solely to the extent not in conflict with applicable local laws and/or regulations) and Environmental Laws) and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 6.09    Books and Records. Maintain proper books of record and account, in a manner to allow financial statements to be prepared in all material respects in conformity with GAAP consistently applied in respect of all financial transactions and matters involving the assets and business of Holdings or such Restricted Subsidiary, as the case may be (it being understood and agreed that Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization).
Section 6.10    Inspection Rights. Permit representatives of the Term Loan Administrative Agent and, during the continuance of any Event of Default, of each Lender to visit and inspect any of its properties (subject to the rights of lessees or sublessees thereof and subject to any restrictions or limitations in the applicable lease, sublease or other written occupancy arrangement pursuant to which any Borrower or such Restricted Subsidiary is a party), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, managers, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance written notice to the Borrower Representative; provided that (i) only the Term Loan Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10, (ii) excluding any such visits and inspections during the continuation of an Event of Default, the Term Loan Administrative Agent shall not exercise such rights more often than one time during any calendar year and (iii) such exercise shall be at each Borrower’s expense; provided, further, that when an Event of Default is continuing the Term Loan Administrative Agent (or any of its respective representatives) may do any of the foregoing at the expense of each Borrower at any time and from time to time during normal business hours and upon reasonable advance written notice. The Term Loan Administrative Agent and the Lenders shall give the Borrower Representative the opportunity to participate in any discussions with Holdings’ accountants. Notwithstanding anything to the contrary in this Section 6.10, none of Holdings nor any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to the Term Loan Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.
Section 6.11    Use of Proceeds. Borrowers will use the proceeds of (A) the Initial Term Loans to (i) finance the Transactions, (ii) pay the Transaction Costs and (iii) finance the working capital needs of Holdings and the Restricted Subsidiaries and for capital expenditures and other general corporate purposes of Holdings and the Restricted Subsidiaries, (B) the Priority Revolving Credit Loans and Letters of Credit for working capital and general corporate purposes and for any other purpose not prohibited by the Loan Documents and (C) the DDTL Loans to (i) finance, directly or indirectly, permitted acquisitions and other similar Investments (including earn-outs, deferred consideration, purchase price adjustments and similar obligations (including in respect of the Acquisition) and the payment of related transaction costs) and capital expenditures, (ii) replenish cash on the balance sheet and/or repay Priority Revolving Credit Loans that were used for the purposes set forth in clause (i) above, in each case, within 120 days of such use, and (iii) pay fees (including any fees in respect of the DDTL Facility), premiums, expenses and other costs incurred in connection with the purposes set forth in clauses (i) and (ii) above. Notwithstanding the foregoing, the Priority Revolving Credit Facility will be made available on the Closing Date solely to (a) fund a portion of the Transactions, (b) cash collateralize, replace or provide credit support for existing letters of credit outstanding on the Closing Date under facilities no longer available to the Borrowers, the Target or their respective subsidiaries as of the Closing Date and (c) fund the purchase of cash and any working capital needs of Holdings and its Subsidiaries (including pursuant to any working capital adjustment in the Acquisition Agreement); provided that the aggregate principal amount of Priority Revolving Credit Loans borrowed pursuant to clause (a) of this sentence on the Closing Date shall not exceed $25,000,000.
Section 6.12    Covenant to Guarantee Obligations and Give Security.
Upon the formation or acquisition of any new wholly owned Domestic Subsidiary by any Loan Party (provided that each of (i) any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary that is a Domestic Subsidiary and (ii) any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Restricted Subsidiary and a Domestic Subsidiary (including a FSHCO ceasing to be a FSHCO or designation of an Excluded Subsidiary as a Guarantor) shall be deemed to constitute the acquisition of a Domestic Subsidiary for all purposes of this Section 6.12), and upon the acquisition of any property (other than (x) Excluded Property and (y) U.S. intellectual property that is not registered with, or that is not the subject of an application for registration with, the United States Patent and Trademark Office or United States Copyright Office) by any Loan Party, which property, in the reasonable judgment of the Collateral Agent, is not already subject to a perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties (and where such a perfected Lien would be required in accordance with the terms of the Collateral Documents or other Loan Documents), each Borrower shall, at such Borrower’s expense:
(i)in connection with such formation or acquisition of a Domestic Subsidiary within 90 days after such formation or acquisition or such longer period as the Collateral Agent may agree in its reasonable discretion, cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Collateral Agent, guaranteeing the Obligations and a joinder or supplement to the applicable Collateral Documents, and (if not already so delivered) deliver certificates (or the foreign equivalent thereof, as applicable) representing the Equity Interests of each such Subsidiary (if any) held by the applicable Loan Party accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Indebtedness owing by such Subsidiary to any Loan Party indorsed in blank to the Collateral Agent, in each case to the extent required to be delivered pursuant to the Collateral Documents, together with, if requested by the Collateral Agent, supplements to the Security Agreement; provided that any Excluded Property shall not be required to be pledged as Collateral,
(ii)within 90 days (or, with respect to the Mortgages and related deliverables, within 120 days) after such formation or acquisition of any such property or any request therefor by the Collateral Agent (or such longer period, as the Collateral Agent may agree in its reasonable discretion) duly execute and deliver, and cause each such Domestic Subsidiary that is not an Excluded Subsidiary to duly execute and deliver, to the Collateral Agent one or more Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, as specified by and in form and substance reasonably satisfactory to the Collateral Agent (consistent, to the extent applicable, with the Security Agreement, the Intellectual Property Security Agreement, the Mortgages and the other Collateral Documents (and Section 6.14)), securing payment of all the Obligations of the applicable Loan Party or such Subsidiary, as the case may be, under the Loan Documents and establishing Liens on all such properties or property (provided that to the extent any property to be subject to a Mortgage is located in a jurisdiction which imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or taxes, the relevant Mortgage shall not secure an amount in excess of the Fair Market Value of such property subject thereto); provided that such properties or property shall not be required to be pledged as Collateral, and no Security Agreement Supplements, Intellectual Property Security Agreement Supplements or other Collateral Documents shall be required to be delivered in respect thereof, to the extent that any such properties or property constitute Excluded Property,
(iii)within 90 days (or, with respect to the Mortgages and related deliverables, within 120 days) after such request, formation or acquisition, or such longer period, as the Collateral Agent may agree in its reasonable discretion, take, and cause each such Domestic Subsidiary that is not an Excluded Subsidiary and each applicable Loan Party to take, whatever action (including the recording of Mortgages (with respect to Material Real Properties only)) the filing of UCC financing statements, the giving of notices, the delivery of stock and membership interest certificates or foreign equivalents representing the applicable Capital Stock) as may be necessary or advisable in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it), subject to the Legal Reservations and Section 5.03, valid and subsisting Liens on the properties purported to be subject to the Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, supplements to other Collateral Documents and security agreements delivered pursuant to this Section 6.12, in each case to the extent required under the Loan Documents and subject to the Perfection Exceptions, enforceable against all third parties in accordance with their terms,
(iv)within 90 days (or, with respect to the Mortgages and related deliverables, within 120 days) after the request of the Collateral Agent, or such longer period as the Collateral Agent may agree in its reasonable discretion, deliver to the Collateral Agent, Organization Documents, resolutions and a signed copy of one or more customary opinions with respect to the joinder of any Domestic Subsidiary that is not an Excluded Subsidiary, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties (or the Collateral Agent, as applicable) reasonably acceptable to the Collateral Agent as to such matters as the Collateral Agent may reasonably request (limited, in the case of any opinions of local counsel to Loan Parties constituting material Subsidiary Guarantors in jurisdictions in which any Mortgaged Property is located, to opinions relating to Material Real Property),
(v)within 90 days (or, with respect to the Mortgages and related deliverables, within 120 days) after the request of the Collateral Agent, or such longer period as the Collateral Agent may agree in its reasonable discretion, deliver to the Collateral Agent with respect to each Material Real Property that is the subject of such request and subject to a Mortgage, title reports in scope, form and substance reasonably satisfactory to the Collateral Agent (but only to the extent such reports exist and are in the possession of the relevant Loan Party or can reasonably be obtained), fully paid American Land Title Association Lender’s title insurance policies or the equivalent or other form available in the applicable jurisdiction in form and substance reasonably acceptable to the Collateral Agent (not to exceed the value of the Material Real Properties covered thereby and subject to any tie-in coverage available), and
(vi)at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent in its reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, Collateral Documents and security agreements, in each case to the extent required under the Loan Documents and subject to the Perfection Exceptions.
Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in the event that a Foreign Subsidiary becomes a Guarantor, such Loan Party shall grant a valid and enforceable Lien on its assets pursuant to arrangements (and deliver such other documents as) reasonably agreed between the Collateral Agent and the Borrower Representative, subject to the Legal Reservations and to customary limitations in such jurisdiction as may be reasonably agreed between the Collateral Agent and the Borrower Representative, and, except as otherwise agreed between the Collateral Agent and the Borrower Representative, nothing in the definition of “Excluded Property” or other limitation in this Agreement shall be construed to prevent such Foreign Subsidiary from becoming a Guarantor or granting a lien on its assets or a pledge of the Equity Interests issued by such Foreign Subsidiary, in each case, on account of such Guarantor constituting a Foreign Subsidiary.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, in no event shall any security documentation governed by the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia be required in respect of the assets or Equity Interests issued by the U.S. Obligors.
Section 6.13    Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, (i) comply, and make all reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply with all Environmental Laws and Environmental Permits; (ii) obtain, maintain and renew all applicable Environmental Permits necessary for its operations and properties; and (iii) to the extent required under Environmental Laws, conduct any investigation, mitigation, study, sampling and testing, and undertake any cleanup, removal or remedial, corrective or other action necessary to respond to and remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.
Section 6.14    Further Assurances. Promptly upon request by the Term Loan Administrative Agent, or the Collateral Agent or any Lender through the Term Loan Administrative Agent, and subject to the limitations described in Section 6.12, (i) correct any material defect or error that may be discovered in any Loan Document or other document or instrument relating to any Collateral or in the execution, acknowledgment, filing or recordation thereof and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Term Loan Administrative Agent, or the Collateral Agent or any Lender through the Term Loan Administrative Agent, may reasonably require from time to time in order to grant, preserve, protect and continue the validity, perfection and priority of the security interests created or intended to be created by the Collateral Documents, in each case to the extent required under the Loan Documents and subject to the Perfection Exceptions.
Section 6.15    [Reserved].
Section 6.16    Post-Closing Undertakings. Within the time periods specified on Schedule 6.16 hereto (as each may be extended by the Term Loan Administrative Agent in its reasonable discretion), provide such Collateral Documents and complete such undertakings as are set forth on Schedule 6.16 hereto.
Section 6.17    No Change in Line of Business. Continue to engage in substantially similar lines of business as those lines of business conducted by Holdings and the Restricted Subsidiaries on the date hereof including any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.
Section 6.18    Transactions with Affiliates. (a) Not make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Holdings involving aggregate consideration in excess of the greater of $20,000,000 and 15.0% of Consolidated EBITDA of the Group

Parties (each of the foregoing, an “Affiliate Transaction”), unless such Affiliate Transaction is on terms that are not materially less favorable to Holdings or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person on an arm’s length basis.
(b)    The provisions of Section 6.18(a) shall not apply to the following:
(1)(a) transactions between or among the Loan Parties and/or any of the Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and transactions with joint ventures that are not otherwise prohibited by this Agreement, and (b) any merger, amalgamation or consolidation of any Borrower, Holdings or any Parent Holding Company; provided that such parent entity shall have no material liabilities and no material assets (other than cash, Cash Equivalents and the Capital Stock of any Borrower or Holdings, as applicable) and such merger, amalgamation or consolidation is otherwise in compliance with the terms of this Agreement and effected for a bona fide business purpose;
(2)(a) Restricted Payments permitted by Section 7.05 and (b) Permitted Investments (other than Permitted Investments under clause (13) of the definition thereof);
(3)transactions in which Holdings or any Restricted Subsidiary, as the case may be, delivers to the Term Loan Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to Holdings or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 6.18(a);
(4)payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, officers, directors, managers, consultants or independent contractors for bona fide business purposes or in the ordinary course of business;
(5)any agreement or arrangement as in effect as of the Closing Date (other than the Management Agreement) or as thereafter amended, supplemented or replaced (so long as such amendment, supplement or replacement agreement is not materially disadvantageous (as determined in good faith by the management of the Borrower Representative) to the Lenders when taken as a whole as compared to the original agreement or arrangement as in effect on the Closing Date) or any transaction or payments contemplated thereby;
(6)(i) the payment of management, monitoring, consulting, transaction, termination, exit, oversight, advisory and similar fees to Sponsor pursuant to the Management Agreement and (ii) the payment or reimbursement of all indemnification obligations and expenses to any direct or indirect equityholder of Holdings and any directors, officers, members of management, managers, employees and consultants thereof, in each case of clauses (i) and (ii) of this clause (6) whether currently due or paid in respect of accruals from prior periods; provided that, in the case of clause (i), no Specified Event of Default shall have occurred and be continuing or would result therefrom; provided, further, that any fees not paid due to the existence of such a Specified Event of Default shall be deferred and may be paid when no such Specified Event of Default exists or would arise as a result of such payment;
(7)the existence of, or the performance by Holdings or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date or similar transactions, arrangements or agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Holdings or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, arrangement or agreement or under any similar transaction, arrangement or agreement entered into after the Closing Date shall only be permitted by this clause (7) to the extent that the terms of any such existing transaction, arrangement or agreement, together with all amendments thereto, taken as a whole, or new transaction, arrangement or agreement are not otherwise disadvantageous (as determined in good faith by the management of the Borrower Representative) to the Lenders, in any material respect when taken as a whole as compared with the original transaction, arrangement or agreement as in effect on the Closing Date;
(8)transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to Holdings and the Restricted Subsidiaries or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined in good faith by the management of the Borrower Representative);
(9)any transaction effected as part of a Qualified Receivables Financing;
(10)the sale, issuance or transfer of Equity Interests (other than Disqualified Stock) of Holdings;
(11)payments by Holdings or any of its Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures;
(12)any contribution to the capital of Holdings (other than Disqualified Stock) or any investments by the Sponsor or a direct or indirect parent of Holdings in Equity Interests (other than Disqualified Stock) of Holdings (and payment of reasonable out-of-pocket expenses incurred by the Sponsor or a direct or indirect parent of Holdings in connection therewith);
(13)any transaction with a Person (other than an Unrestricted Subsidiary) that would constitute an Affiliate Transaction solely because Holdings or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person; provided that no Affiliate of Holdings or any of its Subsidiaries (other than Holdings or a Restricted Subsidiary) shall have a beneficial interest or otherwise participate in such Person;

(14)transactions between Holdings or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because such Person is a director or such Person has a director which is also a director of Holdings or any direct or indirect parent of Holdings; provided, however, that such director abstains from voting as a director of Holdings or such direct or indirect parent of Holdings, as the case may be, on any matter involving such other Person;
(15)the entering into of any tax sharing agreement or arrangement and any payments pursuant thereto, in each case to the extent permitted by clauses (13) or (14)(e) of the second paragraph under Section 7.05;
(16)transactions to effect the Transactions and payment of all fees and expenses related to the Transactions;
(17)pledges of Equity Interests of Unrestricted Subsidiaries;
(18)the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans or similar employee benefit plans approved by the Board of Directors of any Borrower, Holdings or any Parent Holding Company or of a Restricted Subsidiary, as appropriate, in good faith;
(19)(i) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by Holdings or any of its Restricted Subsidiaries with current, former or future officers, directors, employees, managers, consultants and independent contractors of Holdings or any of its Restricted Subsidiaries (or of any direct or indirect parent of Holdings to the extent such agreements or arrangements are in respect of services performed for Holdings or any of the Restricted Subsidiaries), (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current, former or future officers, directors, employees, managers, consultants and independent contractors of Holdings or any of its Restricted Subsidiaries or of any direct or indirect parent of Holdings and (iii) any payment of compensation or other employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers officers, directors, employees, managers, consultants and independent contractors of Holdings or any of its Restricted Subsidiaries or any direct or indirect parent of Holdings (including amounts paid pursuant to any management equity plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, stock option or similar plans and any successor plan thereto and any supplemental executive retirement benefit plans or arrangements), in each case in the ordinary course of business or as otherwise approved in good faith by the Board of Directors of any Borrower, Holdings or any Parent Holding Company or of a Restricted Subsidiary or a direct or indirect parent of Holdings, as appropriate;

(20)investments by Affiliates in Indebtedness or preferred Equity Interests of Holdings or any of its Subsidiaries, so long as non-Affiliates were also offered the opportunity to invest in such Indebtedness or preferred Equity Interests, and transactions with Affiliates solely in their capacity as holders of Indebtedness or preferred Equity Interests of Holdings or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;
(21)the existence of, or the performance by Holdings or any of its Restricted Subsidiaries of their obligations under the terms of, any registration rights agreement to which they are a party or become a party in the future;
(22)investments by the Sponsor or a direct or indirect parent of Holdings in securities of Holdings or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by the Sponsor or a direct or indirect parent of Holdings in connection therewith);
(23)transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;
(24)any lease entered into between Holdings or any Restricted Subsidiary, as lessee, and any Affiliate of Holdings, as lessor, in the ordinary course of business;
(25)(i) intellectual property licenses and (ii) intercompany intellectual property licenses and research and development agreements in the ordinary course of business;
(26)transactions approved by a majority of the Disinterested Directors of the Board of Directors of any Borrower, Holdings or any Parent Holding Company;
(27)transactions pursuant to, and complying with, Section 7.03;
(28)intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of Holdings and the Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth herein; provided that, after giving effect to any such transactions, the security interest of the Collateral Agent in the Collateral, taken as a whole, is not materially impaired or reduced (in each case, as determined by the management of the Borrower Representative in good faith); or
(29)transactions constituting any part of a Permitted Reorganization or a Permitted IPO Reorganization.
Section 6.19    Accounting Changes. Maintain the fiscal year of Holdings; provided, however, that Holdings may upon written notice to the Term Loan Administrative Agent, change its fiscal year and the Borrower Representative and the Term Loan Administrative Agent will, and are hereby authorized by the Lenders to, make any amendments to this Agreement that are necessary, in the judgment of the Term Loan Administrative Agent and the Borrower Representative, to reflect such change in fiscal year.

ARTICLE VII.
Negative Covenants
So long as the Termination Conditions have not been satisfied, (A) except with respect to Section 7.07, Holdings shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly and (B) with respect to Section 7.07, Holdings shall not:
Section 7.01    Indebtedness. Directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock, and Holdings will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock other than Indebtedness (including Acquired Indebtedness), Disqualified Stock or Preferred Stock of Holdings or any Restricted Subsidiary (“Incremental Equivalent Debt”) in an amount equal to, without duplication, the amount of Indebtedness that could be Incurred under (and in lieu of) (i) the Cash-Capped Incremental Facility (such Incremental Equivalent Debt the “Incremental Equivalent Cash Component Debt”), (ii) the Prepayment-Based Incremental Facility (such Incremental Equivalent Debt the “Incremental Equivalent Prepayment Component Debt”) and/or (iii) the Ratio-Based Incremental Facility (such Incremental Equivalent Debt Incurred under this clause (iii), the “Incremental Equivalent Ratio Component Debt”); provided that (w) except in the case of Extendable Bridge Loans or Permitted Earlier Maturity Debt, such Incremental Equivalent Debt shall have a final maturity no earlier than the Latest Maturity Date of the Initial Term Loan Facility and shall have Weighted Average Life to Maturity no shorter than that of the Initial Term Loan Facility, (x) in the case of any Incremental Equivalent Debt Incurred by any Loan Party, (I) shall not be Guaranteed by any Subsidiary of Holdings that is not a Guarantor under the Initial Term Loan Facility , (II) shall be unsecured or secured (provided that any such Incremental Equivalent Debt secured by the Collateral shall rank either on a first lien pari passu basis with the Liens on the Collateral securing the Initial Term Loan Facility or on a junior lien basis to the Liens on the Collateral securing the Initial Term Loan Facility) (and in each case, to the extent such Incremental Equivalent Debt is secured by the Collateral, or subordinated in right of payment or security, such Incremental Equivalent Debt shall be subject to a Market Intercreditor Agreement and, if applicable the Priority Revolving Facility Intercreditor Requirements) and (III) may share (A) on a greater than pro rata basis, pro rata basis or less than pro rata basis with voluntary prepayments or repayments in respect of the existing Term Loans and (B) on a pro rata basis or less than pro rata basis (but not greater than pro rata basis (other than in the case of prepayment with Refinancing Indebtedness)) with mandatory prepayments or repayments in respect of the existing Term Loans, (y) Incremental Equivalent Debt secured by the Collateral on a junior lien basis to the Liens securing the Initial Term Loan Facility and unsecured Incremental Equivalent Debt shall not mature prior to the date that is 91 days after the Latest Maturity Date of the Initial Term Loan Facility, and (z) the aggregate outstanding amount of Incremental Equivalent Debt incurred by Non-Loan Parties, together with the aggregate outstanding amount of Indebtedness incurred by Non-Loan Parties pursuant to clause (dd) of the second paragraph of this Section 7.01, shall not exceed the greater of (x) $50,000,000 and (y) 35% of Consolidated EBITDA of the Group Parties. The MFN Provision shall also apply to any Incremental Equivalent Ratio Component Debt secured by the Collateral on a pari passu basis with the Initial Term Loans and Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (dd) below in the form of term loans or notes (other than broadly marketed 144A notes issued pursuant to a customary offering memorandum for broadly marketed notes and Extendable Bridge Loans) secured by the Collateral on a pari passu basis with the Initial Term Loans (subject to all applicable qualifications, limitations and exceptions set forth in the MFN Provision).
The foregoing limitations will not apply to (collectively, “Permitted Debt”):
(a)(v) Indebtedness arising under the Loan Documents including any refinancing thereof in accordance with Section 2.18, (w) Indebtedness of the Loan Parties evidenced by Refinancing Notes and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof), (x) Indebtedness of the Loan Parties evidenced by New Incremental Notes and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof), (y) Specified Refinancing Debt and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof) and (z) Permitted Debt Exchange Notes and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof);
(b)[reserved];
(c)Indebtedness of Holdings and its Restricted Subsidiaries that is existing on the Closing Date and, in the case of Indebtedness in excess of $10,000,000 individually, listed on Schedule 7.01;
(d)Indebtedness (including, without limitation, Capitalized Lease Obligations and mortgage financings as purchase money obligations) Incurred by Holdings or any of its Restricted Subsidiaries, Disqualified Stock issued by Holdings or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets (whether through the direct purchase of assets or the Equity Interests of any Person owning such assets) and Indebtedness arising from the conversion of the obligations of Holdings or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of Holdings or such Restricted Subsidiary, in an aggregate principal amount or liquidation preference, including all Indebtedness Incurred and Disqualified Stock or Preferred Stock issued to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (d), not to exceed the greater of (x) $40,000,000 and (y) 30% of Consolidated EBITDA of the Group Parties, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness permitted under this clause (d) or any portion thereof, the aggregate amount of Incremental Amounts Incurred in connection with such refinancing; provided that Capitalized Lease Obligations Incurred by Holdings or any Restricted Subsidiary pursuant to this clause (d) in connection with a Sale/Leaseback Transaction shall not be subject to the foregoing limitation so long as the proceeds of such Sale/Leaseback Transaction are used by Holdings or such Restricted Subsidiary to permanently repay outstanding Term Loans under this Agreement or other Indebtedness that is secured by pari passu Liens on the Collateral;
(e)Indebtedness Incurred by Holdings or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments issued in the ordinary course of business, including, without limitation,

(i) letters of credit or performance or surety bonds in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance and (ii) guarantees of Indebtedness Incurred by customers in connection with the purchase or other acquisition of equipment or supplies in the ordinary course of business;
(f)Indebtedness, Disqualified Stock or Preferred Stock arising from agreements of Holdings or the Restricted Subsidiaries providing for indemnification, earn-outs, adjustment of purchase or acquisition price or similar obligations, in each case, Incurred in connection with the acquisition or disposition of any business, assets or a Subsidiary of Holdings in accordance with this Agreement, other than guarantees of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;
(g)Indebtedness or Disqualified Stock of Holdings owing to a Restricted Subsidiary; provided that such Indebtedness or Disqualified Stock owing to a Non-Loan Party is subordinated in right of payment to the Borrowers’ Obligations with respect to this Agreement pursuant to the Intercompany Note;
(h)shares of Preferred Stock of a Restricted Subsidiary issued to Holdings or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to Holdings or a Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (h);
(i)Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary or Holdings owing to Holdings or a Restricted Subsidiary; provided that if Holdings or a Loan Party Incurs such Indebtedness, Disqualified Stock or Preferred Stock owing to a Non-Loan Party, such Indebtedness, Disqualified Stock or Preferred Stock is subordinated in right of payment to the Borrowers’ Obligations or Guarantee of such Loan Party, as applicable, pursuant to the Intercompany Note;
(j)obligations under Swap Contracts and cash management services Incurred other than for speculative purposes;
(k)obligations (including reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments) in respect of customs, self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by Holdings or any Restricted Subsidiary;

(l)Indebtedness or Disqualified Stock of Holdings or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (l), does not exceed the greater of (x) $70,000,000 and (y) 50.0% of Consolidated EBITDA of the Group Parties, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (l) or any portion thereof, the aggregate amount of Incremental Amounts incurred in connection with such refinancing (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (l) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (l) but shall be deemed Incurred or issued and outstanding as Incremental Equivalent Ratio Component Debt from and after the first date on which Holdings or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock as Incremental Equivalent Ratio Component Debt (to the extent Holdings or such Restricted Subsidiary is able to Incur any Liens related thereto as Permitted Liens after such reclassification));
(m)any guarantee by Holdings or a Restricted Subsidiary of Indebtedness or other obligations of Holdings or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness or other obligations by Holdings or such Restricted Subsidiary is permitted under the terms of this Agreement;
(n)the Incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock, or Preferred Stock of a Restricted Subsidiary, that serves to refund, refinance, replace, redeem, repurchase, retire or defease, in whole or in part, and is in an aggregate principal amount (or if issued with original issue discount an aggregate issue price) that is equal to or less than, Indebtedness Incurred or Disqualified Stock or Preferred Stock permitted under the first paragraph of this Section 7.01 or clause (c), (d), (l), (n), (o), (r), (t), (cc), (dd), (gg) or (hh) of this Section 7.01, plus any additional Indebtedness Incurred or Disqualified Stock or Preferred Stock issued to fund Incremental Amounts Incurred in connection therewith (subject to the following proviso, “Refinancing Indebtedness”); provided, however, that such Refinancing Indebtedness:
(1)    except with respect to Permitted Earlier Maturity Debt and Extendable Bridge Loans, has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, redeemed, repurchased or retired; provided that this clause (1) shall apply solely with respect to any Indebtedness Incurred pursuant to the first paragraph of Section 7.01;

(2)    the Incurrence of any Refinancing Indebtedness shall not be deemed to refresh or increase capacity with respect to any clause under which the Indebtedness being refinanced was originally Incurred;
(3)    to the extent that such Refinancing Indebtedness refinances (i) Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock, respectively;
(4)    shall not include (x) Indebtedness, Disqualified Stock or Preferred Stock of a Non-Loan Party that refinances Indebtedness, Disqualified Stock or Preferred Stock of any Borrower or a Guarantor, or (y) Indebtedness or Disqualified Stock of Holdings or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and
(5)    with respect to any Refinancing Indebtedness Incurred by a Loan Party, to the extent that such Refinancing Indebtedness is secured, the Liens securing such Refinancing Indebtedness have a Lien priority equal to or junior to the Indebtedness being refunded, refinanced, replaced, redeemed, repurchased or retired;
provided that sub-clauses (1) and (2) will not apply to any refunding or refinancing of any secured Indebtedness;
(o)(1) Indebtedness, Disqualified Stock or Preferred Stock of any Person that is acquired by Holdings or any of its Restricted Subsidiaries or merged into or consolidated or amalgamated with Holdings or a Restricted Subsidiary in accordance with the terms of this Agreement after the Closing Date and (2) Indebtedness, Disqualified Stock or Preferred Stock of any Person assumed in anticipation of, or in connection with, an acquisition of any assets, business or Person; provided that, in the case of each of sub-clauses (1) and (2), (I) such Indebtedness, Disqualified Stock or Preferred Stock was not Incurred or created in contemplation of such merger, consolidation, amalgamation or acquisition, (II) no Specified Event of Default shall have occurred and be continuing or would result therefrom, (III) the Borrowers shall be in Pro Forma Compliance with the Financial Covenant (whether or not then in effect) and (IV) any such Indebtedness, if secured, is secured solely by the assets of equity interests of the applicable Person;
(p)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;
(q)Indebtedness of Holdings or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to any credit facility permitted hereunder, so long as such letter of credit has not been terminated and is in a principal amount not in excess of 105% of the stated amount of such letter of credit or bank guarantee;
(r)Contribution Indebtedness;
(s)Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(t)Indebtedness, Disqualified Stock or Preferred Stock of Non-Loan Parties in an aggregate principal amount not to exceed the greater of (x) $50,000,000 and (y) 35.0% of Consolidated EBITDA of the Group Parties, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (t) or any portion thereof, the aggregate amount of Incremental Amounts Incurred in connection with such refinancing, outstanding at any one time;
(u)Indebtedness, Disqualified Stock or Preferred Stock of a joint venture to Holdings or a Restricted Subsidiary and to the other holders of Equity Interests or participants of such joint venture, so long as the percentage of the aggregate amount of such Indebtedness, Disqualified Stock or Preferred Stock of such joint venture owed to such holders of its Equity Interests or participants of such joint venture does not exceed the percentage of the aggregate outstanding amount of the Equity Interests of such joint venture held by such holders or such participant’s participation in such joint venture;
(v)Indebtedness Incurred or Disqualified Stock or Preferred Stock issued by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to Holdings or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings) in an aggregate principal amount not to exceed, together with outstanding receivables pledged, factored, transferred or sold in connection with any Qualified Receivables Financing, the greater of (x) $55,000,000 and (y) 40.0% of Consolidated EBITDA of the Group Parties, at any one time outstanding, subject to customary limitations on recourse to the Loan Parties;
(w)Indebtedness owed on a short-term basis to banks and other financial institutions in the ordinary course of business of Holdings and the Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements, including cash management, cash pooling arrangements and related activities to manage cash balances of Holdings and its Subsidiaries and joint ventures including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements and Indebtedness in respect of netting services, overdraft protection, credit card programs, automatic clearinghouse arrangements and similar arrangements;
(x)Indebtedness, Disqualified Stock or Preferred Stock consisting of Indebtedness, Disqualified Stock or Preferred Stock issued by Holdings or any Restricted Subsidiary to future,

current or former officers, directors, managers, employees, consultants and independent contractors thereof or any direct or indirect parent thereof, their respective Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of Holdings or any direct or indirect parent of Holdings to the extent permitted under Section 7.05;
(y)customer deposits and advance payments received from customers for goods or services;
(z)Indebtedness Incurred by Holdings or a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes;
(aa)to the extent constituting Indebtedness, Indebtedness Incurred pursuant to receivables factoring arrangements;
(bb) (i) guarantees Incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners and (ii)  Indebtedness Incurred by Holdings or a Restricted Subsidiary as a result of leases entered into by Holdings or such Restricted Subsidiary or any Permitted Parent in the ordinary course of business;
(cc) the Incurrence by Holdings or any Restricted Subsidiary of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued on behalf of, or representing guarantees of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued by, joint ventures; provided that the aggregate principal amount or liquidation preference, as applicable, of Indebtedness Incurred or guaranteed or Disqualified Stock or Preferred Stock issued or guaranteed pursuant to this clause (cc) does not at any one time outstanding exceed the greater of (x) $15,000,000 and (y) 10.0% of Consolidated EBITDA of the Group Parties, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (cc) or any portion thereof, the aggregate amount of Incremental Amounts incurred in connection with such refinancing;
(dd) Indebtedness, Disqualified Stock or Preferred Stock of Holdings or a Restricted Subsidiary Incurred to finance or assumed in connection with an acquisition of any assets (including Capital Stock), business or Person in an aggregate principal amount or liquidation preference that does not exceed the greater of (x) $40,000,000 and (y) 30% of Consolidated EBITDA of the Group Parties, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (dd) or any portion thereof, the aggregate amount of Incremental Amounts incurred in connection with such refinancing; provided that the aggregate outstanding amount of debt incurred by Non-Loan Parties pursuant to this clause (dd), together with the aggregate outstanding amount of Incremental Equivalent Debt incurred by Non-Loan Parties shall not exceed the greater of (x) $50,000,000 and (y) 35.0% of Consolidated EBITDA of the Group Parties at any one time outstanding;

(ee) Indebtedness, Disqualified Stock or Preferred Stock consisting of obligations of Holdings or any Restricted Subsidiary under deferred compensation or other similar arrangements Incurred by such Person in connection with any Permitted Investment;
(ff) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law;
(gg) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law;
(hh) Indebtedness consisting of additional letters of credit (other than Letters of Credit issued under this Agreement) in an aggregate principal amount not to exceed the greater of (x) $15,000,000 and (y) 10% of Consolidated EBITDA of the Group Parties at any one time outstanding; provided that any such letters of credit shall not be secured on a super priority basis and any security for reimbursement obligations in respect thereof shall be limited to cash collateral; and
(ii) Indebtedness arising from Seller Notes in an aggregate principal amount not to exceed the greater of (x) $35,000,000 and (y) 25% of Consolidated EBITDA of the Group Parties, at any one time outstanding, plus an unlimited amount so long as such Seller Notes are unsecured, subordinated on terms reasonably acceptable to the Term Loan Administrative Agent and have a final maturity no earlier than the Latest Maturity Date of the Initial Term Loan Facility.
Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness, Disqualified Stock or Preferred Stock outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this Section 7.01. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 7.01.
For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness or the issuance of Disqualified Stock or Preferred Stock, the U.S. dollar-equivalent principal amount or liquidation preference, as applicable, of Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar-equivalent), in the case of revolving credit debt or such Disqualified Stock or Preferred Stock was issued; provided that if such Indebtedness,

Disqualified Stock or Preferred Stock is Incurred to refinance other Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount or liquidation preference, as applicable, of such Refinancing Indebtedness does not exceed the principal amount or liquidation preference, as applicable, of such Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, being refinanced (plus Incremental Amounts Incurred in connection therewith).
The principal amount or liquidation preference, as applicable, of any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, Incurred to refinance other Indebtedness, Disqualified Stock or Preferred Stock, if Incurred in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness, Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing.
Notwithstanding anything in this Section 7.01 to the contrary, in no event may the Nogales Subsidiary Incur Indebtedness in an aggregate outstanding principal amount in excess of the greater of (x) $50,000,000 and (y) 35% of Consolidated EBITDA of the Group Parties.
Section 7.02    Limitations on Liens. Permit Holdings, any Borrower or any of the Restricted Subsidiaries to, create, Incur or assume any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of Holdings, any Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired (each, a “Subject Lien”), except:
(a)in the case of Subject Liens on any Collateral, such Subject Lien is a Permitted Lien; and
(b)in the case of any other asset or property, any Subject Lien if (i) the Obligations are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien secures any Junior Financing) the obligations secured by such Subject Lien or (ii) such Subject Lien is a Permitted Lien.
Any Lien created for the benefit of the Secured Parties pursuant to the preceding clause (b)(i) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to so secure the Obligations.
Section 7.03    Fundamental Changes. Merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of Holdings and its Restricted Subsidiaries (whether now owned or hereafter acquired) to or in favor of any Person, except that:
(a)(i) any Restricted Subsidiary of Holdings may merge, amalgamate, dissolve, liquidate or consolidate with any Borrower (including a merger, the purpose of which is to reorganize a Borrower into a new jurisdiction in any State of the United States or the District of Columbia) (and, for the avoidance of doubt, the applicable Borrower may be party to such transaction); provided that the applicable Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of the applicable Borrower pursuant to documents reasonably acceptable to the Term Loan Administrative Agent and the applicable Borrower (or, if not a Borrower, the surviving Person) and shall be a corporation or a limited liability company organized under the laws of the United States, any state thereof or the District of Columbia and (ii) any Restricted Subsidiary may merge, amalgamate, dissolve, liquidate or consolidate with any one or more other Restricted Subsidiaries;
(b)Holdings or any Restricted Subsidiary may (if the validity, perfection and priority of the Liens securing the Obligations is not adversely affected thereby) change its legal form if Holdings determines in good faith that such action is in the best interest of Holdings and its Subsidiaries and is not disadvantageous to the Lenders in any material respect (it being understood that in the case of any dissolution of a Restricted Subsidiary that is a Guarantor, such Subsidiary shall at or before the time of such dissolution transfer its assets to another Restricted Subsidiary that is a Guarantor in the same jurisdiction or a different jurisdiction reasonably satisfactory to the Term Loan Administrative Agent unless such Disposition of assets is permitted hereunder; and in the case of any change in legal form, a Restricted Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);
(c)any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Holdings or to any Restricted Subsidiary; provided that if the transferor in such a transaction is a Borrower or a Guarantor and the transferee is a Restricted Subsidiary that is not a Loan Party, then (i) the transferee must either be a Borrower or be or become a Guarantor or (ii) to the extent constituting an Investment, such Investment must be an Investment not prohibited hereunder; provided, further, that a Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other Loan Party;
(d)any Restricted Subsidiary may merge, amalgamate or consolidate with, or liquidate or dissolve into or Dispose of assets to, any other Person in order to effect an Investment; provided that (i) the continuing or surviving Person shall, to the extent required by the terms hereof, have complied with the requirements of Section 6.12, (ii) to the extent constituting an Investment, such Investment must be an Investment not prohibited hereunder and (iii) to the extent constituting a Disposition, such Disposition must be permitted hereunder;
(e)Holdings and the other Restricted Subsidiaries may consummate the Transactions;
(f)any Restricted Subsidiary may merge, dissolve, liquidate, amalgamate, consolidate with or into another Person or Dispose of assets in order to effect a Disposition permitted pursuant to Section 7.04 so long as such Disposition does not constitute a sale of all or substantially all of the assets of Holdings and its Restricted Subsidiaries to any Person that is not a Loan Party; and
(g)any Investment may be structured as a merger, consolidation or amalgamation.

Section 7.04    Asset Sales. Cause or make an Asset Sale of assets or property with a Fair Market Value in excess of the greater of (i) $20,000,000 and (ii) 15.0% of Consolidated EBITDA of the Group Parties, per transaction (or series of related transactions), unless:
(1)Holdings or any of its Restricted Subsidiaries, as the case may be, receives consideration (including by way of relief from, or by any other person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and
(2)except in the case of a Permitted Asset Swap, at least 75% of the consideration received by Holdings or such Restricted Subsidiary, as the case may be, determined on a per transaction basis for each Asset Sale pursuant to this Section 7.04 since the Closing Date, is in the form of cash or Cash Equivalents or Replacement Assets; provided, that the amount of:
(a)any liabilities of Holdings or such Restricted Subsidiary other than liabilities that are by their terms subordinated to the Obligations or are otherwise extinguished in connection with the transactions relating to such Asset Sale, that are assumed by the transferee of any such assets or Equity Interests or that are otherwise extinguished in connection with the transactions relating to such Asset Sale;
(b)any notes or other obligations or other securities or assets received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days of the receipt thereof; and
(c)any Designated Non-Cash Consideration received by Holdings, a Borrower or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $35,000,000 and (y) 25.0% of Consolidated EBITDA of the Group Parties, calculated at the time of the receipt of such Designated Non-Cash Consideration (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);
shall each be deemed to be Cash Equivalents for the purposes of this clause (2).
(3)Within 18 months (or, with respect to Net Cash Proceeds received in connection with a Specified SNS Disposition, 12 months) after Holdings’ or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale or Casualty Event in respect of assets constituting Collateral (for the avoidance of doubt, without duplication of the prepayment thresholds set forth in Section 2.05(b)(ii)) (such 18 month period, or with respect to a Specified SNS Disposition, 12 month period, as either may be extended pursuant to the first succeeding proviso, the “Reinvestment Period”), any Borrower or any Restricted Subsidiary may apply an amount equal to the Net Cash Proceeds that would be subject to the mandatory prepayment pursuant to Section 2.05(b)(ii) from such Asset Sale or such Casualty Event, at its option:
(i)to prepay Loans and other Permitted Debt in accordance with Section 2.05(b)(ii);
(ii)to make an investment in any one or more businesses, assets, or property or capital expenditures, in each case, used or useful in a Similar Business;
(iii)to make an investment in any one or more businesses, properties or assets that replace the businesses, properties and/or assets that are the subject of such Asset Sale or Casualty Event; or
(iv)any combination of the foregoing;
provided that Holdings and its Restricted Subsidiaries will be deemed to have complied with the provisions described in clause (ii) or (iii) above if and to the extent that, within 18 months (or 12 months with respect to a Specified SNS Disposition) after the receipt of the Net Cash Proceeds generated by such Asset Sale, Holdings or such Restricted Subsidiary, as applicable, has entered into a binding agreement to make an investment in compliance with the provision described in clauses (ii) and (iii) of this paragraph, and that investment is thereafter completed within 180 days after the end of such 18 month period (or within 180 days after the end of such 12 month period with respect to a Specified SNS Disposition); provided, further that Holdings may elect to deem expenditures that otherwise would be permissible applications of the Net Cash Proceeds that occur prior to receipt of the Net Cash Proceeds from such Asset Sale or such Casualty Event to have been applied in accordance with the provisions hereof (it being agreed that such deemed expenditure shall have been made no earlier than the earlier of (x) notice to the Term Loan Administrative Agent of such intended Asset Sale (y) execution of a definitive agreement for such Asset Sale, if applicable, and (z) consummation of such Asset Sale or Casualty Event).
Pending the final application of any such amount of Net Cash Proceeds pursuant to Section 2.05(b)(ii) and this Section 7.04, Holdings or such Restricted Subsidiary may temporarily invest or utilize such Net Cash Proceeds in any manner not prohibited by this Agreement.
To the extent any Collateral is sold, disposed of or distributed or to be sold, disposed of or distributed as part of or in connection with any transaction permitted under this Section 7.04, in each case to a Person that is not a Loan Party, such Collateral shall be sold, disposed of or distributed free and clear of any Liens created by the Loan Documents, and the Collateral Agent shall (and shall be authorized to) take any action deemed appropriate to effect or evidence the foregoing.
Notwithstanding the foregoing, neither Holdings nor any of its Restricted Subsidiaries may transfer legal title to, or otherwise dispose of, or license on an exclusive basis, any intellectual property owned or exclusively licensed by Holdings or any Restricted Subsidiary that is, in the good faith determination of the Borrower Representative, material to the operation of the business of Holdings and the Restricted Subsidiaries, taken as a whole (“Material Intellectual Property”) to a Restricted Subsidiary that is not a Loan Party if the primary purpose of such transfer, disposition or license is to (x) incur new financing at such Restricted Subsidiary that is not a Loan Party or (y) cause a release of Liens on the Collateral on such Material Intellectual Property, in each case, as reasonably determined by the Borrower Representative (this paragraph, the “PluralSight Provision”).
The Borrowers shall not, nor shall they permit any Restricted Subsidiary to, sell, transfer or otherwise dispose of the Nogales Facility to an Affiliate of the Borrowers (other than the Borrowers or a Restricted Subsidiary).
Section 7.05    Restricted Payments. Directly or indirectly:
(1)declare or pay any dividend or make any payment or distribution on account of Holdings’ or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving Holdings (other than dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, Holdings or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);
(2)purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Holdings or any direct or indirect parent of Holdings, including in connection with any merger, amalgamation or consolidation;
(3)make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, (i) any Subordinated Indebtedness, (ii) any third-party Indebtedness which is by its terms contractually subordinated in right of Lien priority to the Lien securing the Obligations or (iii) any third-party Indebtedness that is unsecured, in each of case of any Borrower or any Guarantor in an aggregate principal amount in excess of the Threshold Amount (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of Subordinated Indebtedness or unsecured Indebtedness of any Borrower or any Guarantor (“Junior Financing”) in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement); or
(4)make any Restricted Investment;
(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
(a)in the case of any Restricted Payment described in clause (1), (2) or (3) above made using clause (c)(i) below, no Event of Default shall have occurred and be continuing;

(b)in the case of any Restricted Payment described in clause (1), (2) or (3) above made using clause (c)(i) below, the Consolidated Total Net Leverage Ratio, calculated on a Pro Forma Basis, does not exceed 4.75:1.00; and
(c)such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and the Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clause (1) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of, without duplication,
(i) 50% of Consolidated Net Income of Holdings for the period (taken as one accounting period) from the first day of the fiscal quarter during which the Closing Date occurs to the end of Holdings’ most recently ended fiscal quarter for which financial statements are internally available (which amount in this clause (i) shall not be less than zero in any fiscal quarter), plus
(ii)100% of the aggregate net proceeds, including cash and the Fair Market Value of assets (other than cash), received by the Borrowers after the Closing Date of new public or private equity issuances of Holdings or any direct or indirect parent thereof (to the extent contributed to the Borrowers) after the Closing Date (other than Excluded Equity), including such Equity Interests issued upon exercise of warrants or options, to the extent Not Otherwise Applied, plus
(iii)100% of the aggregate amount of contributions to the capital of Holdings received in cash and the Fair Market Value of other assets or property after the Closing Date (other than Excluded Equity), to the extent Not Otherwise Applied, plus
(iv)the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock, in each case, of Holdings or any Restricted Subsidiary thereof issued after the Closing Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary or an employee stock ownership plan or trust established by Holdings or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by Holdings or any Restricted Subsidiary)) that, in each case, has been converted into or exchanged for Equity Interests in Holdings or any direct or indirect parent of Holdings (other than Excluded Equity), plus
(v)100% of the aggregate amount received by Holdings or any Restricted Subsidiary in cash and the Fair Market Value of assets (other than cash) received by Holdings or any Restricted Subsidiary from:
(A)the sale or other disposition (other than to Holdings or a Restricted Subsidiary) of Restricted Investments made by Holdings and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted

Investments from Holdings and its Restricted Subsidiaries by any Person (other than Holdings or any of its Restricted Subsidiaries),
(B)repayments of loans or advances that constituted Restricted Investments made after the Closing Date,
(C)the sale (other than to Holdings or a Restricted Subsidiary or an employee stock ownership plan or trust established by Holdings or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by Holdings or any Restricted Subsidiary)) of the Equity Interests of an Unrestricted Subsidiary,
(D)any distribution or dividend from an Unrestricted Subsidiary, or
(E)other returns, profits, distributions and similar amounts received on account of any Restricted Investment made using availability under this clause (c), plus
(vi)in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, Holdings or a Restricted Subsidiary, in each case after the Closing Date, the Fair Market Value of the Investment of Holdings in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), plus
(vii)in the event any joint venture or minority Investment has become a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, Holdings or a Restricted Subsidiary, in each case after the Closing Date, the Fair Market Value of the Investment of Holdings in such joint venture or minority Investment at the time such Person becomes a Restricted Subsidiary or the time of such merger, consolidation, amalgamation, transfer or conveyance, plus
(viii)the aggregate amount of Declined Amounts since the Closing Date, plus
(ix)the greater of (A) $55,000,000 and (B) 40.0% of Consolidated EBITDA of the Group Parties.
This Section 7.05 will not prohibit:
(1)the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement;

(2)
(a)the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of Holdings or any direct or indirect parent of Holdings, or Junior Financing of Holdings, any Borrower, or any Subsidiary Guarantor, in exchange for, or out of the proceeds of the issuance or sale of, Equity Interests of Holdings or any direct or indirect parent of Holdings or contributions to the equity capital of Holdings (other than Excluded Equity) (collectively, including any such contributions, “Refunding Capital Stock”);
(b)the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the issuance or sale (other than to a Restricted Subsidiary of Holdings or to an employee stock ownership plan or any trust established by Holdings or any of its Restricted Subsidiaries) of Refunding Capital Stock; and
(c)if immediately prior to the retirement of the Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (7) of this paragraph of Section 7.05 and has not been made as of such time (the “Unpaid Amount”), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of Holdings or any direct or indirect parent of Holdings in accordance with sub-clause (a) above) in an aggregate amount no greater than the Unpaid Amount (with the payment of such Unpaid Amount being treated as a payment under the applicable provision);
(3)the prepayment, redemption, defeasance, repurchase or other acquisition or retirement of Junior Financing of Holdings, any Borrower or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the Incurrence of, Refinancing Indebtedness thereof;
(4)[reserved];
(5)the purchase, retirement, redemption or other acquisition (or Restricted Payments to Holdings or any direct or indirect parent of Holdings to finance any such purchase, retirement, redemption or other acquisition) for value of Equity Interests (including related stock appreciation rights or similar securities) of Holdings or any direct or indirect parent of Holdings held directly or indirectly by any future, present or former employee, officer, director, manager, members of management, consultant or independent contractor of Holdings or any direct or indirect parent of Holdings or any Subsidiary of Holdings or their Immediate Family Members (including for all purposes of this clause (5), Equity Interests held by any entity whose Equity Interests are held by any such future, present or former employee, officer, director, manager, consultant or independent contractor or their Immediate Family Members); provided, however, that the aggregate amounts paid under this clause (5) shall not exceed (with unused amounts in any fiscal year being permitted to be carried over to the immediately following fiscal year) (A) in any fiscal year, the greater of (x) $7,500,000 and (y) 5.0% of Consolidated EBITDA of the Group Parties, or (B) subsequent to the consummation of a Qualified IPO, in any fiscal year, the greater of (x)

$15,000,000 and (y) 10.0% of Consolidated EBITDA of the Group Parties; provided, further, however, that such amount in any fiscal year may be increased by an amount not to exceed:
(a)the cash proceeds received by Holdings from the issuance or sale of Equity Interests (other than Disqualified Stock) of Holdings or any direct or indirect parent of Holdings (to the extent contributed to Holdings), in each case, to any future, present or former employees, officers, directors, managers, consultants or independent contractors of Holdings or any Restricted Subsidiaries or any direct or indirect parent of a Borrower that occurs after the Closing Date; provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under the immediately preceding paragraph; plus
(b)the cash proceeds of key man life insurance policies received by Holdings or its Restricted Subsidiaries or any direct or indirect parent of Holdings (to the extent contributed to Holdings) after the Closing Date; plus
(c)the amount of any cash bonuses otherwise payable to employees, officers, directors, managers, consultants or independent contractors of Holdings or its Restricted Subsidiaries or any direct or indirect parent of Holdings that are foregone in return for the receipt of Equity Interests; less
(d)the amount of cash proceeds described in clause (a), (b) or (c) of this clause (5) previously used to make Restricted Payments pursuant to this clause (5); (provided that the Borrower Representative may elect to apply all or any portion of the aggregate increase contemplated by clauses (a), (b) and (c) above in any fiscal year);
provided, further, cancellation of Indebtedness owing to Holdings or any Restricted Subsidiary from any future, current or former officer, director, employee, manager, consultant or independent contractor (or any permitted transferees thereof) of Holdings or any of its Restricted Subsidiaries or any direct or indirect parent of Holdings, in connection with a repurchase of Equity Interests of Holdings or any direct or indirect parent of Holdings from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 7.05 or any other provisions of this Agreement;
(6)the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of Holdings or any of its Restricted Subsidiaries and any class or series of Preferred Stock of any Restricted Subsidiaries issued or Incurred in accordance with the covenant described in Section 7.01;
(7)[reserved];
(8)Restricted Payments in connection with Permitted Reorganizations or a Permitted IPO Reorganization;

(9)following the consummation of a Qualified IPO, Restricted Payments in an annual amount for each fiscal year of Holdings equal to the greater of (A) an amount equal to 7.00% of the net proceeds received by or contributed to Holdings from any such Qualified IPO (and any subsequent public offerings) and (B) an amount equal to 7.00% of the Market Capitalization of Holdings and/or any Parent Holding Company;
(10)Restricted Payments that are made with Excluded Contributions;
(11)so long as no Event of Default exists, Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed the greater of (x) $50,000,000 and (y) 35.0% of Consolidated EBITDA of the Group Parties;
(12)Restricted Payments that are made in connection with the consummation of the Transactions or to satisfy any payment obligations owing under the Acquisition Agreement (including payment of indemnities, earn-outs, working capital adjustments, purchase price adjustments and Transaction Costs and payments in respect of appraisal or dissenter rights);
(13)for any taxable year for which (i) Holdings and/or any of its Subsidiaries are members (or disregarded as an entity separate from a member) of a group filing a consolidated, combined, affiliated or unitary income tax return for U.S. federal, state and/or local income tax purposes with a direct or indirect parent of Holdings or (ii) any Borrower is, for U.S. federal income tax purposes, an entity that is disregarded from a corporate parent for such taxable year, Restricted Payments, directly or indirectly, to a direct or indirect parent of Holdings in amounts required for such parent entity or its direct or indirect owners to pay such federal, state and/or local income (and franchise or other similar Taxes imposed in lieu of income) Taxes, as applicable, imposed on such group or such direct or indirect corporate parent, to the extent such Taxes are directly attributable to the income of Holdings and/or its applicable Subsidiaries, as applicable; provided, however, that the amount of such payments in respect of any tax year does not, in the aggregate, exceed the amount that Holdings and its Subsidiaries (if such Subsidiaries are members of such consolidated, combined, affiliated or unitary group) would have been required to pay in respect of such Taxes (as the case may be) in respect of such year if Holdings and/or its such Subsidiaries, as applicable, paid such Taxes directly as a stand-alone corporation or as a stand-alone consolidated, combined, affiliated or unitary corporate tax group for all relevant tax years (reduced by any such Taxes paid directly by Holdings or any Subsidiary); provided, further, that the cash distributions made pursuant to this paragraph (13) in respect of any Taxes attributable to the income of any Unrestricted Subsidiaries of Holdings may be made only to the extent that such Unrestricted Subsidiaries have made cash payments for such purpose to Holdings or any of its Restricted Subsidiaries;
(14)the declaration and payment of dividends, other distributions or other amounts to, or the making of loans to any direct or indirect parent of Holdings, in the amount required for such entity to, if applicable:

(a)pay amounts equal to the amounts required for any direct or indirect parent of Holdings to pay fees and expenses, salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, employees, directors, managers, consultants or independent contractors of any direct or indirect parent of Holdings, if applicable, and general corporate operating (including, without limitation, expenses related to auditing and other accounting matters) and overhead costs and expenses of Holdings or any direct or indirect parent of Holdings, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of Holdings and its Subsidiaries;
(b)pay, if applicable, amounts equal to amounts required for any direct or indirect parent of Holdings to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to Holdings (other than as Excluded Equity) or that has been guaranteed by, or is otherwise considered Indebtedness of, Holdings or any Restricted Subsidiary Incurred in accordance with Section 7.01 (except to the extent any such payments have otherwise been made by any such guarantor);
(c)pay fees and expenses incurred by any direct or indirect parent of Holdings related to (i) the maintenance of such parent entity of its corporate or other entity existence, (ii) any equity or debt offering of such parent entity (whether or not consummated) and (iii) any equity or debt issuance, incurrence or offering, any disposition or acquisition or any investment transaction by Holdings or any of its Restricted Subsidiaries (or any acquisition of or investment in any business, assets or property that will be contributed to Holdings or any of its Restricted Subsidiaries as part of the same or a related transaction) permitted by this Agreement (whether or not consummated);
(d)make payments (i) pursuant to or contemplated by the Management Agreement or (ii) for any other monitoring, consulting, management, transaction, advisory, financing, underwriting or placement services or in respect of other investment banking activities, termination or similar fees, indemnities, reimbursements and reasonable and documented out-of-pocket fees and expenses including, without limitation, in connection with acquisitions or divestitures, including in connection with the consummation of the Transactions;
(e)without duplication of paragraph (13), pay franchise, excise and similar Taxes, and other fees and expenses, required to maintain their organizational existences;
(f)make payments for the benefit of Holdings or any of its Restricted Subsidiaries to the extent such payments could have been made by Holdings or any of its Restricted Subsidiaries because such payments (x) would not otherwise be Restricted Payments and (y) would be permitted by Section 6.18; and
(g)make Restricted Payments to any direct or indirect parent of Holdings to finance, or to any direct or indirect parent of Holdings for the purpose of paying to any other direct or indirect parent of Holdings to finance, any Investment that, if consummated by Holdings or any of its Restricted Subsidiaries, would be a Permitted Investment; provided that (a) such Restricted

Payment is made substantially concurrently with the closing of such Investment and (b) promptly following the closing thereof, such direct or indirect parent of Holdings causes (i) all property acquired (whether assets or Equity Interests) to be contributed to Holdings or any Restricted Subsidiary or (ii) the merger, consolidation or amalgamation (to the extent permitted by Section 7.03) of the Person formed or acquired into Holdings or any Restricted Subsidiary in order to consummate such acquisition or Investment, in each case, in accordance with the requirements of Section 6.12;
(15)(i) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants, (ii) payments made or expected to be made by Holdings or any Restricted Subsidiary in respect of withholding or similar Taxes payable or expected to be payable by any future, present or former director, officer, employee, manager, consultant or independent contractor of Holdings or any direct or indirect parent of Holdings or any Subsidiary of Holdings (or their respective Affiliates, estates or Immediate Family Members) in connection with such repurchases of Equity Interests and (iii) loans or advances to officers, directors, employees, managers, consultants and independent contractors of Holdings or any direct or indirect parent of Holdings or any Subsidiary of Holdings in connection with such Person’s purchase of Equity Interests of Holdings or any direct or indirect parent of Holdings; provided that no cash is actually advanced pursuant to this clause (iii) unless immediately repaid;
(16)purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;
(17)payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger, amalgamation or transfer of assets that complies with the provisions of this Agreement;
(18)the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Holdings or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than the equity of Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents (except to the extent that such cash and Cash Equivalents constitute the proceeds of any sale of the assets or equity of any Unrestricted Subsidiary));
(19)the payment of cash in lieu of the issuance of fractional shares of Equity Interests in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of or upon exercise, conversion or exchange of Equity Interests, warrants, options or other securities exercisable or convertible into, Equity Interests of Holdings or any direct or indirect parent of Holdings;
(20)[reserved];

(21)(A) any Restricted Payment described in clause (1) or (2) of the definition thereof so long as (i) no Event of Default has occurred and is continuing and (ii) immediately after giving effect to the making of such Restricted Payment on a Pro Forma Basis, the Consolidated Total Net Leverage Ratio does not exceed 3.75 to 1.00 and (B) any Restricted Payment described in clause (3) of the definition thereof so long as (i) no Event of Default has occurred and is continuing and (ii) immediately after giving effect to the making of such Restricted Payment on a Pro Forma Basis, the Consolidated Total Net Leverage Ratio does not exceed 4.00 to 1.00;
(22)any payment in the minimum amount necessary to prevent any Junior Financing from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code; and
(23)so long as no Event of Default exists, any Restricted Payment described in clause (3) or (4) of the definition thereof in an amount not to exceed the greater of (x) $40,000,000 and (y) 30.0% of Consolidated EBITDA of the Group Parties, at any one time outstanding.
Notwithstanding the foregoing, neither Holdings nor any of its Restricted Subsidiaries may transfer legal title to, or license on an exclusive basis, any Material Intellectual Property to any Unrestricted Subsidiary; provided that the foregoing shall not prohibit any (x) non-exclusive lease or non-exclusive license of any intellectual property to any Unrestricted Subsidiary or (y) independent development by such Unrestricted Subsidiaries of intellectual property.
It is understood that the transfer or assignment to any direct or indirect parent company of Holdings of any insurance policy obtained in connection with a direct or indirect acquisition or investment by such parent company consummated prior to the Closing Date shall not be deemed to constitute a Restricted Payment hereunder and shall be deemed to be permitted under Section 6.18.
Notwithstanding anything to the contrary in this Agreement, the only capacity available for (i) Investments in, or other transfers to, Unrestricted Subsidiaries and (ii) designations of Restricted Subsidiaries as Unrestricted Subsidiaries and (iii) guarantees by any Borrower or any Restricted Subsidiary of Indebtedness of any Unrestricted Subsidiary shall be clause (11) of the second paragraph of this Section 7.05, clause (25) of the definition of Permitted Investments and clauses (c)(ii) and (c)(iii) of the first paragraph of this Section 7.05. Amounts used for any transaction described in clauses (i) through (iii) of the preceding sentence may not be reclassified to, or deemed incurred under, any other basket or provision of this Agreement. Any guarantee described in clause (iii) of the first sentence of this paragraph shall be treated as an Investment in the applicable Unrestricted Subsidiary for purposes of this Section 7.05.
Section 7.06    Burdensome Agreements. Permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to create, Incur or assume Liens on the Collateral of such Person for the benefit of the Lenders with respect to the Facilities and the

Obligations or under the Loan Documents other than encumbrances or restrictions existing under or by reason of:
(1)contractual encumbrances or restrictions of Holdings or any of its Restricted Subsidiaries in effect on the Closing Date, including pursuant to this Agreement and the other Loan Documents, related Swap Contracts and Indebtedness permitted pursuant to Section 7.01(c);
(2)applicable law or any applicable rule, regulation or order;
(3)any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into Holdings or any Restricted Subsidiary or an Unrestricted Subsidiary that is designated a Restricted Subsidiary that was in existence at the time of such acquisition (or at the time it merges with or into Holdings or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof)), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or designated; provided that in connection with a merger, amalgamation or consolidation under this clause (3), if a Person other than Holdings or such Restricted Subsidiary is the successor company with respect to such merger, amalgamation or consolidation, any agreement or instrument of such Person or any Subsidiary of such Person, shall be deemed acquired or assumed, as the case may be, by Holdings or such Restricted Subsidiary, as the case may be, at the time of such merger, amalgamation or consolidation;
(4)customary encumbrances or restrictions contained in contracts or agreements for the sale of assets applicable to such assets pending consummation of such sale, including customary restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary;
(5)restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(6)customary provisions in operating or other similar agreements, asset sale agreements and stock sale agreements entered into in connection with the entering into of such transaction, which limitation is applicable only to the assets that are the subject of those agreements;
(7)purchase money obligations for property acquired and Capitalized Lease Obligations, to the extent such obligations impose restrictions of the nature described in the first paragraph of this Section 7.06 on the property so acquired;
(8)customary provisions contained in leases, sub-leases, licenses, sublicenses, contracts and other similar agreements entered into in the ordinary course of business to the extent such obligations impose restrictions of the type described in the first paragraph of this Section 7.06 on the property subject to such lease;

(9)any encumbrance or restriction effected in connection with a Qualified Receivables Financing that, in the good faith determination of the Borrower Representative, are necessary or advisable to effect such Qualified Receivables Financing;
(10)any encumbrance or restriction contained in other Indebtedness, Disqualified Stock or Preferred Stock of Holdings or any Restricted Subsidiary that is incurred subsequent to the Closing Date pursuant to Section 7.01; provided that (i) such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Borrowers’ ability to make anticipated principal or interest payments under this Agreement (as determined by the Borrower Representative in good faith) or (ii) such encumbrances and restrictions contained in any agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in this Agreement (as determined by the Borrower Representative in good faith);
(11)any encumbrance or restriction contained in secured Indebtedness otherwise permitted to be incurred pursuant to Sections 7.01 and 7.02 to the extent limiting the right of the debtor to dispose of the assets securing such Indebtedness;
(12)any encumbrance or restriction arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, (x) detract from the value of the property or assets of Holdings or any Restricted Subsidiary in any manner material to Holdings or any Restricted Subsidiary or (y) materially affect the Borrowers’ ability to make future principal or interest payments under this Agreement, in each case, as determined by the Borrower Representative in good faith;
(13)customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to the applicable joint venture; and
(14)any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13); provided that such encumbrances and restrictions contained in any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are, in the good faith judgment of the Borrower Representative, not materially more restrictive, taken as a whole, than the encumbrances and restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
For purposes of determining compliance with this Section 7.06, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to Holdings or a Restricted Subsidiary to other Indebtedness Incurred by Holdings or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 7.07    Holding Company. Holdings shall not conduct, transact or otherwise engage in any material business or operations; provided, that the following shall be permitted in any event: (i) its ownership of the Capital Stock of the Intermediate Holdcos (or, if applicable, any Subsidiary of Holdings that is a direct or indirect parent of any Borrower), its Restricted Subsidiaries and any other Subsidiary of Holdings and, in each case, activities incidental thereto; (ii) the entry into, and the performance of its obligations with respect to the Loan Documents (including any Specified Refinancing Debt, any New Term Facility or any New Revolving Credit Facility), any Refinancing Notes, any New Incremental Notes, any Junior Financing Document, any Incremental Equivalent Debt documentation, any Permitted Debt Exchange Notes, any documentation relating to any Permitted Refinancing of the foregoing or documentation relating to the Indebtedness otherwise permitted by this Section 7.07 and the Guarantees permitted by clause (v) below; (iii) activities relating to any Permitted Reorganization, a Qualified IPO or a Permitted IPO Reorganization; (iv) the performing of activities (including, without limitation, cash management activities) and the entry into documentation with respect thereto, in each case, permitted by this Agreement for Holdings to enter into and perform; (v) the issuance of its own Equity Interests, the payment of dividends and distributions (and other activities in lieu thereof permitted by this Agreement), the making of contributions to the capital of its Subsidiaries and Guarantees of Indebtedness permitted to be Incurred hereunder by Holdings or any of the Restricted Subsidiaries and the Guarantees of other obligations not constituting Indebtedness; (vi) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers, directors, managers and employees and those of its Subsidiaries); (vii) the entry into the Acquisition Agreement and the other agreements contemplated thereby and the performing of its obligations with respect thereto and of its obligations with respect to the Transactions; (viii) incurring Indebtedness permitted under Section 7.01, including any refinancing thereof; (ix) the performing of activities in preparation for and consummating any public offering of its common stock or any other issuance or sale of its Capital Stock (other than Disqualified Stock) including converting into another type of legal entity; (x) the participation in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and its Subsidiaries, including compliance with applicable Laws and legal, tax and accounting matters related thereto and activities relating to its officers, directors, managers and employees; (xi) the holding of any cash and Cash Equivalents or property (but not operating any property); (xii) the entry into and performance of its obligations with respect to contracts and other arrangements, including the providing of indemnification to officers, managers, directors and employees; (xiii) repurchases of Indebtedness through open market purchases and Dutch Auctions; (xiv) merging, amalgamating or consolidating with or into any Person in compliance with Section 7.03 and disposing of any Capital Stock; (xv) consummating the Transactions and (xvi) any activities incidental to the foregoing. Holdings shall not Incur any Indebtedness (other than in respect of Disqualified Stock, Qualified Holding Company Indebtedness or Guarantees permitted above and liabilities imposed by Law, including Tax liabilities).
Section 7.08    Financial Covenant. If on the last day of any Test Period (commencing with the Test Period ending on March 31, 2027) there are outstanding Revolving Credit Loans and Letters of Credit (excluding (i) for the first four full fiscal quarters in which the Financial Covenant is subject to testing, drawings on the Closing Date which remain outstanding and (ii) all letter of credit obligations) in an aggregate principal amount exceeding 40.0% of the aggregate principal amount of all Revolving Credit

Commitments under all outstanding Revolving Credit Facilities (including any New Revolving Credit Facilities), permit the Consolidated First Lien Net Leverage Ratio as of the last day of such Test Period to be greater than 8.00:1.00. To the extent required to be tested with respect to any Test Period pursuant to the preceding sentence, compliance with this Section 7.08 shall be determined on the date on which the Compliance Certificate for the applicable Test Period is delivered (or required to be delivered) pursuant to Section 6.02(b) (it being agreed that, there shall be no Default or Event of Default resulting from any non-compliance with this Section 7.08 until the date of delivery (or required date of delivery) of the Compliance Certificate for the relevant Test Period) (the “Financial Covenant”).
Section 7.09 Restriction of Amendments to Certain Documents. Neither Holdings nor any Borrower shall, nor shall Holdings permit any Restricted Subsidiary to (i) amend, modify or change any of its Organization Documents in any manner that is materially adverse to the Lenders (in their capacities as such) or (ii) amend, modify or change any Junior Financing Document in any manner that would contravene any applicable intercreditor or subordination agreement to which such Junior Financing is subject.
ARTICLE VIII.
Events of Default and Remedies
Section 8.01    Events of Default. Any of the following shall constitute an “Event of Default”:
(a)Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when due and as required to be paid herein, any amount of principal of any Loan, (ii) within five (5) Business Days after the same becomes due and payable, any interest on any Loan or on any L/C Obligation, any fee due hereunder or any other amount payable hereunder or with respect to any other Loan Document; or
(b)Specific Covenants. Holdings or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) or 6.05(a) (solely with respect to any Borrower) or in any Section of Article VII; provided that, (i) unless a Responsible Officer had actual knowledge of the occurrence of any such Default, a Default as a result of a breach of Section 6.03(a) and any Event of Default resulting therefrom, shall be cured upon the earlier of (x) the cure of the underlying Default or (y) provision of notice by a Responsible Officer of the Borrower Representative to the Term Loan Administrative Agent of such Default and (ii) any failure by the Borrowers to perform or comply with the Financial Covenant (a “Financial Covenant Event of Default”) shall not constitute a Default for purposes of any Initial Term Loan (including any term loans Incurred pursuant to Section 2.14 or Section 2.18) unless and until the Required Priority Revolving Credit Lenders have actually declared all such Obligations to be immediately due and payable and terminated the Priority Revolving Credit Commitments under the Priority Revolving Credit Facility hereunder and such declaration has not been rescinded); or
(c)Other Defaults. Any Loan Party fails to perform or observe any covenant or agreement (other than those specified in Section 8.01(a) or (b) above) contained in any Loan

Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Term Loan Administrative Agent to the Borrower Representative; or
(d)Representations and Warranties. Any representation, warranty or certification made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or in any respect if any such representation or warranty is already qualified by materiality) when made or deemed made and such incorrect or misleading representation, warranty or certification (if curable, including by a restatement of any relevant financial statements) shall remain incorrect for a period of 30 days after notice thereof from the Term Loan Administrative Agent (at the direction of the Required Lenders) to the Borrower Representative; or
(e)Cross-Default. Any Loan Party (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and intercompany Indebtedness) having an aggregate outstanding principal amount in excess of the Threshold Amount or (B) fails to observe or perform any other agreement or condition relating to any Indebtedness (other than Indebtedness hereunder and intercompany Indebtedness) having an aggregate outstanding principal amount in excess of the Threshold Amount, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) after the expiration of any applicable grace or cure period therefor to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, in each case, prior to its stated maturity; provided that this clause (e)(B) shall not apply to (x) secured Indebtedness that becomes due as a result of the sale or transfer or other Disposition (including a Casualty Event) of the property or assets securing such Indebtedness permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness, (y) events of default, termination events or any other similar event under the documents governing Swap Contracts for so long as such event of default, termination event or other similar event does not result in the occurrence of an early termination date or any acceleration or prepayment of any amounts or other Indebtedness payable thereunder or (z) Indebtedness that upon the happening of any such default or event automatically converts into Equity Interests (other than Disqualified Stock) in accordance with its terms; provided, further, that such failure is unremedied or has not been waived by the holders of such Indebtedness in accordance with the terms of the documents governing such Indebtedness prior to any acceleration of the Loans pursuant to Section 8.02; provided, further, that in the case of breach of any financial covenant contained in any Indebtedness (other than Indebtedness hereunder and intercompany Indebtedness) having an aggregate outstanding principal amount in excess of the Threshold Amount, such breach will not constitute an Event of Default under clause (e)(B) of this Section 8.01 unless the agent and/or lenders thereunder have terminated the commitments in respect of, or demanded repayment of, or otherwise accelerated, any of the Indebtedness or other obligations thereunder and such declaration has not been rescinded; or
(f)Insolvency Proceedings, Etc. Holdings, any Borrower or any Restricted Subsidiary that is a Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, a winding-up, an administration, a liquidation, a dissolution, or a composition or makes an assignment for the benefit of creditors or any other action is commenced (by way of voluntary arrangement, scheme of arrangement or otherwise); or appoints, applies for or consents to the appointment of any receiver, administrator, administrative receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, receiver and manager, controller, monitor or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, receiver and manager, controller, monitor or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 days, or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts; Attachment. (x) Holdings, any Borrower or any Restricted Subsidiary that is a Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or suspends making payments or enters into a moratorium or standstill arrangement in relation to its Indebtedness or is taken to have failed to comply with a statutory demand (or otherwise be presumed to be insolvent by applicable Law) or (y) any writ or warrant of attachment or execution or similar process is issued, commenced or levied against all or substantially all of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue, commencement or levy, or any analogous procedure or step is taken in any jurisdiction; or
(h)Judgments. There is entered against Holdings, any Borrower or any Loan Party that is a Significant Subsidiary a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) in excess of the Threshold Amount (to the extent not paid and not covered by insurance (including, if applicable, self-insurance) or indemnities as to which the insurer or indemnitor has been notified of such judgment or order and has not denied coverage) and there has elapsed a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)ERISA. (i) One or more ERISA Events occur or there is or arises an Unfunded Pension Liability (taking into account only Plans with positive Unfunded Pension Liability) which ERISA Events or instances of Unfunded Pension Liability, when aggregated with all other ERISA Events or instances of Unfunded Pension Liability, results or would reasonably be expected to result in liability of any Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA which has resulted or would reasonably be expected to result in liability of any Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or
(j)Invalidity of Certain Loan Documents. Any material provision of any Collateral Document, any Guaranty and/or any intercreditor agreement required to be entered into pursuant to the terms of this Agreement (in each case, subject to the Legal Reservations and the Perfection Exceptions), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.03 or Section 7.04) and prior to the satisfaction of the Termination Conditions ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of this Agreement, any Collateral Document, any Guaranty or any intercreditor agreement required to be entered into pursuant to the terms of this Agreement; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of the satisfaction of the Termination Conditions), or purports in writing to revoke or rescind any Loan Document or the perfected Liens created thereby (except as otherwise expressly provided in this Agreement or the Collateral Documents); or
(k)Change of Control. There occurs any Change of Control.
Section 8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Term Loan Administrative Agent may, or at the request of the Required Lenders only, shall (or, if a Financial Covenant Event of Default occurs and is continuing, the Term Loan Administrative Agent may, or at the request of the Required Priority Revolving Credit Lenders only, shall and in such case, without limiting the proviso to Section 8.01(b), only with respect to the Priority Revolving Credit Facility, any Letters of Credit, L/C Credit Extensions and L/C Obligations), take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;
(c)require that the Borrowers Cash Collateralize each Borrower’s L/C Obligations (in an amount equal to 103.0% of the then Outstanding Amount thereof); and
(d)exercise on behalf of itself, the L/C Issuers, the Swingline Lenders and the Lenders all rights and remedies available to it, the L/C Issuers, the Swingline Lenders and the

Lenders under the Loan Documents, under any document evidencing Indebtedness in respect of which the Facilities have been designated as “Designated Senior Debt” (or any comparable term) and/or under applicable Law;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under any Debtor Relief Law, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize their respective L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agents or any Lender; provided, further, that neither of the Administrative Agents nor any Lender may take any action or remedy with respect to any Event of Default which arose out of any action (if such event, action or inaction was reported in writing to the Administrative Agents or the Lenders) which occurred two (2) years or more prior to such requested action or remedy. Notwithstanding anything to the contrary in this Agreement, no Event of Default may be cured (and therefore no longer continuing), (x) amid a material impairment of the rights and remedies of the Lenders that is incapable of being cured and (y) where the Administrative Agent and the Lenders are already exercising remedies or have delivered a reservation of rights letter.
Notwithstanding the foregoing or anything to the contrary in this Section 8.02, the Revolving Administrative Agent may, or at the request of the Required Priority Revolving Credit Lenders only, shall, terminate the Priority Revolving Credit Commitments and declare the unpaid principal amount of all outstanding Priority Revolving Credit Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document, in each case, solely in respect of the Priority Revolving Credit Facility, any Letters of Credit, L/C Credit Extensions and L/C Obligations to be immediately due and payable, in each case, (A) following the occurrence and during the continuance of any Event of Default under the following: Section 8.01(a) (with respect to non-payment of the Priority Revolving Credit Facility), Section 8.01(b) (with respect to the covenants contained in Sections 7.01 and 7.02, and solely with respect to the provisions requiring priority of the Priority Revolving Credit Facility and compliance with the Priority Revolving Facility Intercreditor Requirements, and Section 7.08), Section 8.01(c) (with respect to Sections 6.01 (subject to a 30-day grace period), 6.02(b) (subject to a 30-day grace period) and 6.11 (solely with respect to the use of the proceeds of the Priority Revolving Credit Facility)), Section 8.01(f), Section 8.01(g), Section 8.01(j) and Section 8.01(k), or (B) if any other Obligations under this Agreement have been accelerated or (other than, if any, Permitted Earlier Maturity Debt and Extendable Bridge Loans incurred under this Agreement) have become due and payable at their final stated maturity or the Collateral Agent has exercised or has been directed by the Required Lenders to exercise rights and remedies under this Agreement or the other Loan Documents (each such event described above, a “Priority Revolving Facility Acceleration Trigger Event”).
Section 8.03    Application of Funds.
(a)Notwithstanding any other provision in the Loan Documents or otherwise to the contrary (it being understood that this Section 8.03(a) shall control over any other conflicting provision (including

Section 8.03(b)), if a Priority Revolving Facility Waterfall Trigger Event shall have occurred and be continuing and the Required Priority Revolving Credit Lenders shall have delivered written notice (which notice shall be deemed given in the case of a Priority Revolving Facility Waterfall Trigger Event arising as a result of any Event of Default under Section 8.01(f) or (g), or upon the acceleration of any Obligations by an Administrative Agent) to the Collateral Agent and the Borrower Representative that this Section 8.03(a) shall apply, all proceeds or other assets in respect of, or in connection with, any sale of, collection from, or other realization upon, or exercise of remedies with respect to all or any part of, the Collateral by any Administrative Agent, the Collateral Agent, any Lender or any other Secured Party and any and all payments, distributions and other amounts received on account of the Obligations (including adequate protection payments, plan distributions (other than equity and debt reorganization securities) and any amounts turned over under an intercreditor or subordination agreement and, upon the occurrence and during the continuance of a Priority Revolving Facility Waterfall Trigger Event, any proceeds received in connection with any purchase of Obligations by or on behalf of Holdings or any Subsidiary of Holdings) by the Term Loan Administrative Agent, the Collateral Agent , any Lender or any other Secured Party shall in each case, as applicable, be immediately turned over to the Term Loan Administrative Agent or Collateral Agent and shall be applied by the Term Loan Administrative Agent or Collateral Agent, as applicable, in the following order until each level is paid in full in cash:
(a)first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.04 and amounts payable under Article III and amounts owing in respect of (x) the preservation of Collateral or the Collateral Agent’s security interest in the Collateral or (y) with respect to enforcing the rights of the Secured Parties under the Loan Documents) payable to the Term Loan Administrative Agent, Revolving Administrative Agent and the Collateral Agent in their respective capacity as such;
(b)second, to all amounts owing to the Swingline Lender on Swingline Loans;
(c)third, payment in full of Unfunded Advances/Participations, ratably among the Revolving Administrative Agent and the L/C Issuers in proportion to the Unfunded Advances/Participations held by them;
(d)fourth, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and Letter of Credit fees) payable to the Priority Revolving Credit Lenders and the L/C Issuers (including fees, disbursements and other charges of counsel payable under Sections 10.04 and 10.05) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause (d) held by them;
(e)fifth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Priority Revolving Credit Loans and L/C Borrowings, ratably among the Priority Revolving Credit Lenders and L/C Issuers in proportion to the respective amounts described in this clause (e) held by them;

(f)sixth, (i) to payment of that portion of the Obligations constituting unpaid principal of the Priority Revolving Credit Loans and the L/C Borrowings, and (ii) to payment of obligations of the Loan Parties then owing under Secured Hedge Agreements and Secured Cash Management Agreements (such obligations described in this clause (ii), in an aggregate amount not to exceed $30,000,000), and (iii) to Cash Collateralize that portion of the L/C Obligations comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.03 and 2.16, ratably among the Priority Revolving Credit Lenders, the L/C Issuers, and, solely in respect of obligations described in clause (ii) above, the Hedge Banks party to such Secured Hedge Agreements and the Cash Management Banks party to such Secured Cash Management Agreements in proportion to the respective amounts described in this clause (f) held by them; provided that (x) any such amounts applied pursuant to the foregoing clause (iii) shall be paid to the Revolving Administrative Agent for the ratable account of the applicable L/C Issuers to Cash Collateralize such L/C Obligations, (y) subject to Sections 2.03(d) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this clause (f) shall be applied to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit, the pro rata share of Cash Collateral attributable to such expired Letter of Credit shall be applied by the Revolving Administrative Agent in accordance with the priority of payments set forth in this Section 8.03;
(g)seventh, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Term Lenders (including fees, disbursements and other charges of counsel payable under Sections 10.04 and 10.05) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause (g) held by them;
(h)eighth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Term Loans, ratably among the Term Lenders in proportion to the respective amounts described in this clause (h) held by them;
(i)ninth, to payment of that portion of the Obligations constituting unpaid principal of the Term Loans and obligations of the Loan Parties then owing under Secured Hedge Agreements and Secured Cash Management Agreements to the extent not paid pursuant to clause (f) above, ratably among the Term Lenders, the Hedge Banks party to such Secured Hedge Agreements and the Cash Management Banks party to such Secured Cash Management Agreements in proportion to the respective amounts described in this clause (i) held by them;
(j)tenth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are then due and payable to the Term Loan Administrative Agent, Revolving Administrative Agent and the other Secured Parties, ratably based upon the respective aggregate amounts of all such Obligations then owing to the Term Loan Administrative Agent, Revolving Administrative Agent and the other Secured Parties; and

(k)eleventh, after all of the Obligations have been paid in full (other than contingent indemnification obligations not yet due and owing), to the Borrowers or as otherwise required by Law;
provided that no amounts received from any Guarantor shall be applied to Excluded Swap Obligations of such Guarantor.
If, in any proceeding under any Debtor Relief Laws, debt obligations of the reorganized debtor are distributed pursuant to a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, both on account of the Priority Revolving Credit Facility and on account of any other Obligations, then the provisions of this Section 8.03 will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect, mutatis mutandis, to such debt obligations which shall be applied in the order of priority set forth in this Section 8.03.
Each Lender and each other Secured Party hereby agrees that it shall not propose, vote in favor of, or otherwise support any plan of reorganization or any similar dispositive plan that is in contravention of any of the provisions of this Section 8.03(a).
(b)Subject to the terms of Section 8.03(a) above, after the exercise of remedies provided for in Section 8.02 (or after an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agents in the following order:
(a)first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.04 and amounts payable under Article III and amounts owing in respect of (x) the preservation of Collateral or the Collateral Agent’s security interest in the Collateral or (y) with respect to enforcing the rights of the Secured Parties under the Loan Documents) payable to the Term Loan Administrative Agent, Revolving Administrative Agent and the Collateral Agent in their respective capacity as such;
(b)second, to all amounts owing to the Swingline Lender on Swingline Loans;
(c)third, payment in full of Unfunded Advances/Participations, ratably among the Agents and the L/C Issuers in proportion to the Unfunded Advances/Participations held by them;
(d)fourth, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and Letter of Credit fees) payable to the Lenders and the L/C Issuers (including fees, disbursements and other charges of counsel payable under Sections 10.04 and 10.05) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause (d) held by them;

(e)fifth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and L/C Issuers in proportion to the respective amounts described in this clause (e) held by them;
(f)sixth, (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans and the L/C Borrowings, and (ii) to payment of obligations of the Loan Parties then owing under Secured Hedge Agreements and Secured Cash Management Agreements, and (iii) to Cash Collateralize that portion of the L/C Obligations comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.03 and 2.16, ratably among the Lenders, the L/C Issuers, the Hedge Banks party to such Secured Hedge Agreements and the Cash Management Banks party to such Secured Cash Management Agreements in proportion to the respective amounts described in this clause (f) held by them; provided that (x) any such amounts applied pursuant to the foregoing clause (iii) shall be paid to the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable for the ratable account of the applicable L/C Issuers to Cash Collateralize such L/C Obligations, (y) subject to Sections 2.03(d) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this clause (f) shall be applied to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit, the pro rata share of Cash Collateral attributable to such expired Letter of Credit shall be applied by the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, in accordance with the priority of payments set forth in this Section 8.03(b);
(g)seventh, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents or under Secured Hedge Agreement or Secured Cash Management Agreements that are then due and payable to the Term Loan Administrative Agent, Revolving Administrative Agent and the other Secured Parties, ratably based upon the respective aggregate amounts of all such Obligations then owing to the Term Loan Administrative Agent, Revolving Administrative Agent and the other Secured Parties; and
(h)last, after all of the Obligations have been paid in full (other than contingent indemnification obligations not yet due and owing), to the Borrowers or as otherwise required by Law;
provided that no amounts received from any Guarantor shall be applied to Excluded Swap Obligations of such Guarantor.
If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in accordance with the priority of payments set forth above and, if no Obligations remain outstanding, will be paid to the Borrowers. Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application of payments described above if the Administrative Agents have not received written notice thereof, together with such supporting documentation as any Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Term Loan Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.
It is understood and agreed by each Loan Party and each Secured Party that the Administrative Agents and Collateral Agent shall have no liability for any determinations made by it in this Section 8.03, in each case except to the extent resulting from the gross negligence or willful misconduct of the Revolving Administrative Agent, the Term Loan Administrative Agent or the Collateral Agent, as applicable (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Loan Party and each Secured Party also agrees that the Revolving Administrative Agent, the Term Loan Administrative Agent and the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof, and the Revolving Administrative Agent, the Term Loan Administrative Agent and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.
Section 8.04    Right to Cure. For purposes of determining compliance with the Financial Covenant for any fiscal quarter, the Borrowers shall have the right (the “Cure Right”) (at any time during such fiscal quarter until the date that is fifteen (15) Business Days after the date on which the Compliance Certificate for such fiscal quarter is required to be delivered pursuant to Section 6.02(b), as applicable) to issue Capital Stock (other than Excluded Equity) (such Capital Stock, other than common equity, to be on terms reasonably acceptable to the Term Loan Administrative Agent) for cash or otherwise receive cash contributions in respect of Capital Stock (such amount, a “Specified Equity Contribution”), and thereupon the Borrowers’ compliance with the Financial Covenant shall be recalculated giving effect to a pro forma increase in the amount of Consolidated EBITDA by an amount equal to the Specified Equity Contribution (notwithstanding the absence of a related addback in the definition of “Consolidated EBITDA”) solely for the purpose of determining compliance with the Financial Covenant as of the end of such fiscal quarter and for applicable subsequent periods that include such fiscal quarter. If, after giving effect to the foregoing recalculation, the Financial Covenant would be satisfied, then the Financial Covenant shall be deemed satisfied as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenant that had occurred (or would have occurred) shall be deemed cured for the purposes of this Agreement. Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period there shall be at least two fiscal quarters in which no Specified Equity Contribution is made, (ii) during the term of this Agreement, no more than five Specified Equity Contributions may be made, (iii) the Specified Equity Contribution shall be no greater than the amount required for the purpose of complying with the Financial Covenant, (iv) until the 15th Business Day following the date on which the Compliance Certificate for the applicable fiscal quarter is required to be delivered pursuant to Section 6.02(b), as applicable (the “Cure Period”), neither of the Administrative Agents (nor any sub-agent therefor) nor any Lender shall exercise any right to terminate the Priority Revolving Credit Commitments, and none of the

Administrative Agents, the Collateral Agent (nor any sub-agent therefor) nor any Lender or Secured Party shall exercise any right to foreclose on or take possession of the Collateral or any other right or remedy under the Loan Documents solely on the basis of the relevant Event of Default as a result of failure to comply with the Financial Covenant, (v) during any Test Period in which any Specified Equity Contribution is included in the calculation of Consolidated EBITDA as a result of any exercise of the Cure Right, such Specified Equity Contribution shall be (A) counted solely as an increase to Consolidated EBITDA for the purpose of determining compliance with the Financial Covenant and (B) disregarded for all other purposes, including the purpose of determining whether any financial ratio-based condition has been satisfied or the availability of any carve-out or basket set forth in this Agreement, (vi) there shall be no reduction in Indebtedness, through either the netting of cash or prepayment of Loans or other Indebtedness in connection with any Specified Equity Contribution for purposes of determining complying with the Financial Covenant for the current fiscal quarter but, with respect to any future period, the Borrowers may give effect to the netting of cash or any prepayment of Loans or other Indebtedness with the proceeds of such Specified Equity Contribution, and (vii) the Priority Revolving Credit Lenders shall not be required to make any Revolving Credit Loan or issue any Letters of Credit or extend or increase existing Letters of Credit during the Cure Period unless and until the Specified Equity Contribution is actually received.
ARTICLE IX.
Administrative Agent and Other Agents
Section 9.01    Appointment and Authorization of Agents.
(a)Each Lender, the Swingline Lender, and L/C Issuer hereby irrevocably appoints Golub to act on its behalf as Term Loan Administrative Agent and Ally to act on its behalf as Revolving Administrative Agent hereunder and under the other Loan Documents (subject to the provisions in Section 9.09), and designates and authorizes each of the Administrative Agents to take such actions on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to each of the Administrative Agents by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto (including to extend any deadline (which such extension may be retroactive) or requirement in connection with compliance with the provisions of the Loan Documents relating to any Guaranty. Each of the Administrative Agents may perform any of its duties through its officers, directors, agents, employees, or affiliates. Except as expressly provided for in Sections 9.09 and 9.11 with respect to each Borrower’s right to receive, or its ability to furnish, notice as described therein, and the provisions related to the release of Guarantors or Collateral, the provisions of this Article are solely for the benefit of each of the Administrative Agents and the Lenders, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer. The Swingline Lender shall act on behalf of the Lenders with respect to any Swingline Loans made by it, and the Swingline Lender shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by the Swingline Lender in connection with Swingline Loans made by it or proposed to be made by it as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included the Swingline Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Swingline Lender.
(c)The Term Loan Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacities as a Lender, the Swingline Lender, L/C Issuer (if applicable) and a potential Cash Management Bank party to a Secured Cash Management Agreement and/or a potential Hedge Bank party to a Secured Hedge Agreement) hereby irrevocably appoints and authorizes the Term Loan Administrative Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or in trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including to extend any deadline or requirement in connection with compliance with the provisions of the Loan Documents relating to the Collateral and the rights of the Secured Parties with respect thereto). In this connection, the Term Loan Administrative Agent as Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Term Loan Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Term Loan Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) and Section 10.04 as if set forth in full herein with respect thereto and all references to Administrative Agent in this Article IX shall, where applicable, be read as including a reference to the Collateral Agent. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Term Loan Administrative Agent as Collateral Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including any intercreditor agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders (including in its capacities as a Lender, the Swingline Lender, L/C Issuer (if applicable) and a potential Cash Management Bank party to a Secured Cash Management Agreement and/or a potential Hedge Bank party to a Secured Hedge Agreement).
Section 9.02    Delegation of Duties. Each of the Administrative Agents may execute any of its duties and exercise its rights and powers under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Each of the Administrative Agents and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. No Administrative Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct by such Administrative Agent, as determined by a final non-appealable judgment by a court of competent jurisdiction. The exculpatory provisions of this Article IX shall apply to any such sub agent and to the Agent-Related Persons of each of the Administrative Agents and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Section 9.03    Liability of Agents.
(a)No Agent-Related Person shall be (i) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein, to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction), (ii) liable for any action taken or not taken by it (A) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as each of the Administrative Agents shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (B) in the absence of its own gross negligence or willful misconduct as determined by the final, non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein, (iii) responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by either of the Administrative Agents under or in connection with, this Agreement or any other Loan Document, (iv) responsible for or have any duty to ascertain or inquire into the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien, or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder, (v) responsible for or have any duty to ascertain or inquire into the value or the sufficiency of any Collateral or (vi) responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the applicable Administrative Agent. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. The Term Loan Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Term Loan Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution, (y) have any responsibility for enforcing the provisions relating to Disqualified Institutions or (z) have any liability with respect to or arising out of any assignment or participant of loans, or disclosure of confidential information, to, or the restriction on any exercise of rights or remedies of, any Disqualified Institution.
(b)No Administrative Agent shall have any duty to (i) take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law; and (ii) to disclose, except as expressly set forth herein and in the other Loan Documents, and shall not be liable for the failure to disclose, any information relating to Holdings or any of its Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity.
Section 9.04    Reliance by Agents.
(a)Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, request, consent, certificate, instrument, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, Internet or intranet website posting or other distribution statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. Each Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, each of the Administrative Agents may presume that such condition is satisfactory to such Lender unless the applicable Administrative Agents shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with, and rely upon (and be fully protected in relying upon), advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number of Lenders as may be expressly required hereby in any instance) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such other number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
(b)For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Term Loan Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date, specifying its objection thereto.
Section 9.05    Notice of Default. No Administrative Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the applicable Administrative Agent for the account of the Lenders, unless the Term Loan Administrative Agent shall have received written notice from a Lender or the Borrower Representative referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Term Loan Administrative Agent will notify the Lenders of its receipt of any such notice. The Term Loan Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders or the Required Priority Revolving Credit Lenders as applicable, in accordance with Article VIII; provided, however, that unless and until the Term Loan Administrative Agent has received any such direction, the Term Loan Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders; provided, further, that to the extent the occurrence of an Event of Default under Sections 8.01(c) or 8.01(d) (in each case, solely if such Event of Default would be a Priority Revolving Facility Acceleration Trigger Event) is subject to the delivery of a notice from the Term Loan Administrative Agent to the Borrower Representative, the Term Loan Administrative Agent agrees to give such notice upon the request of the Required Lenders or the Required Priority Revolving Credit Lenders.
Section 9.06    Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.
Section 9.07    Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, each Lender shall, on a ratable basis based on such Lender’s Pro Rata Share of all the Facilities, indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), and hold harmless each Agent-Related Person in each case from and against any and all Indemnified Liabilities incurred by such Agent-Related Person (including, for the avoidance of doubt, any such Agent-Related Person in its capacity as L/C Issuer or Swingline Lender); provided, however, that no Lender shall be liable for any Indemnified Liabilities incurred by an Agent-Related Person to the extent such Indemnified Liabilities are determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 shall apply whether or not any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limiting the foregoing, each Lender shall reimburse each of the Administrative Agents upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by each of the Administrative Agents in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that each of the Administrative Agents is not reimbursed for such expenses by or on behalf of the Borrowers; provided that such reimbursement by the Lenders shall not affect the Borrowers’ continuing reimbursement obligations with respect thereto; provided, further, that failure of any Lender to indemnify or reimburse each of the Administrative Agents shall not relieve any other Lender of its obligation in respect thereof. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation or removal of each of the Administrative Agents.
Section 9.08    Agents in their Individual Capacities. Any Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Capital Stock in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though it were not an Agent, the Swingline

Lender or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that such Agent shall be under no obligation to provide such information to them. With respect to its Loans, such Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent, the Swingline Lender or an L/C Issuer, and the terms “Lender” and “Lenders” include such Agent in its individual capacity (unless otherwise expressly indicated or unless the context otherwise requires).
Section 9.09    Successor Agents.
(a)The Term Loan Administrative Agent, Revolving Administrative Agent or Collateral Agent may resign as the Term Loan Administrative Agent, Revolving Administrative Agent or Collateral Agent, as applicable, upon 30 days’ written notice to the Borrower Representative and the Lenders. If the Term Loan Administrative Agent, Revolving Administrative Agent or Collateral Agent or a controlling Affiliate of the Term Loan Administrative Agent, Revolving Administrative Agent or the Collateral Agent is subject to an Agent-Related Distress Event, the Borrower Representative may remove such Agent from such role upon ten (10) days’ written notice to the Lenders. At any time the Term Loan Administrative Agent, Revolving Administrative Agent or Collateral Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Term Loan Administrative Agent, Revolving Administrative Agent or Collateral Agent may be removed as the Term Loan Administrative Agent, Revolving Administrative Agent or Collateral Agent hereunder at the request of the Borrower Representative and the Required Lenders, or in the case of the Revolving Administrative Agent, the Required Priority Revolving Credit Lenders. Upon receipt of any such notice of resignation or removal, the Required Lenders , or in the case of the Revolving Administrative Agent, the Required Priority Revolving Credit Lenders shall appoint a successor agent for the Lenders, which successor agent shall be either (i) a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.14411(b)(2)(ii) or (ii) a U.S. branch of a foreign financial institution described in Treasury Regulations Section 1.1141-1(b)(2)(iv)(A), and shall be consented to by the Borrower Representative at all times other than during the existence of a Specified Event of Default (which consent of the Borrower Representative shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation or removal, as applicable, of the Term Loan Administrative Agent, Revolving Administrative Agent or Collateral Agent, as applicable, the Term Loan Administrative Agent, Revolving Administrative Agent or Collateral Agent (other than to the extent subject to an Agent-Related Distress Event or if the Term Loan Administrative Agent or Revolving Administrative Agent is being removed as a result of it being a Disqualified Institution), as applicable, may appoint, after consulting with the Appropriate Lenders and the Borrower Representative, a successor agent, who shall be either (i) a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.14411(b)(2)(ii) or (ii) a U.S. branch of a foreign financial institution described in Treasury Regulations Section 1.1441-1(b)(2)(iv)(A). Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Term Loan Administrative Agent, Revolving Administrative Agent or Collateral Agent, as applicable, and the term “Term Loan Administrative Agent”, “Revolving Administrative Agent” or “Collateral Agent,” as applicable, means such successor term loan administrative agent, revolving administrative agent or such successor collateral agent, as applicable, and the retiring Term Loan Administrative Agent’s, Revolving Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Term Loan Administrative Agent, Revolving Administrative Agent or Collateral Agent, as applicable, shall be terminated. After the retiring Term Loan Administrative Agent’s, Revolving Administrative Agent’s or Collateral Agent’s resignation or removal hereunder as the Term Loan Administrative Agent, Revolving Administrative Agent, or Collateral Agent, as applicable, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit as to any actions taken or omitted to be taken by it while it was the Term Loan Administrative Agent, Revolving Administrative Agent or Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Term Loan Administrative Agent, Revolving Administrative Agent or Collateral Agent by the date which is 30 days following the retiring Term Loan Administrative Agent’s, Revolving Administrative Agent’s or Collateral Agent’s notice of resignation or removal, the retiring Term Loan Administrative Agent’s, Revolving Administrative Agent’s or Collateral Agent’s resignation or removal shall nevertheless thereupon become effective and (i) the retiring or removed Term Loan Administrative Agent, Revolving Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Term Loan Administrative Agent, Revolving Administrative Agent or Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security as bailee, trustee or other applicable capacity until such time as a successor of such Agent is appointed), (ii) all payments, communications and determinations provided to be made by, to or through the Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, shall instead be made by or to each Lender directly, until such time as the Required Lenders or the Required Priority Revolving Credit Lenders, as applicable, appoint a successor Term Loan Administrative Agent or Revolving Administrative Agent, as applicable, as provided for above in this Section 9.09 and (iii) the Appropriate Lenders shall perform all of the duties of the Term Loan Administrative Agent, Revolving Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders or the Required Priority Revolving Credit Lenders, as applicable, appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Term Loan Administrative Agent, Revolving Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Term Loan Administrative Agent, Revolving Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring or removed Term Loan Administrative Agent, Revolving Administrative Agent or Collateral Agent. Upon the acceptance of any appointment as the Term Loan Administrative Agent, Revolving Administrative Agent or Collateral Agent hereunder by a successor or upon the expiration of the 30-day period following the retiring or removed Term Loan Administrative Agent’s, Revolving Administrative Agent’s or Collateral Agent’s notice of resignation or removal without a successor agent having been appointed, the retiring Term Loan Administrative Agent, Revolving Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents other than as specifically set forth in clause (i) above of this Section 9.09 but the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them solely in respect of the Loan Documents or Obligations, as applicable, while the retiring or removed Agent was acting as Term Loan Administrative Agent, Revolving Administrative Agent or Collateral Agent, as applicable.
(b)Any resignation by or removal of Ally as Revolving Administrative Agent pursuant to this Section 9.09 shall also constitute its resignation or removal as an L/C Issuer and, provided no Swingline Loans are then outstanding, the Swingline Lender, in which case the resigning Revolving Administrative Agent (x) shall not be required to issue any further Letters of Credit hereunder and (y) shall maintain all of its rights as L/C Issuer with respect to any Letters of Credit issued by it prior to the date of such resignation or removal. Upon the acceptance of a successor’s appointment as Revolving Administrative Agent or Collateral Agent hereunder or upon the effective date of such resignation or removal, (i) such successor (if any) shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and the Swingline Lender, (ii) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (iii) the successor L/C Issuer (if any) shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make (or the Borrowers shall enter into) other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
Section 9.10    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, administrative receivership, judicial management, insolvency, liquidation, bankruptcy, reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Term Loan Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Term Loan Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Term Loan Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and each of the Administrative Agents and their respective agents and counsel to the extent provided for herein and all other amounts due the Lenders and each of the Administrative Agents under Sections 2.09 and 10.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any administrator, administrative receiver, custodian, receiver, assignee, trustee, judicial manager, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to each of the Administrative Agents and, in the event that the Term Loan Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to each of the Administrative Agents any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts, in each case, due each of the Administrative Agents under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Term Loan Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Term Loan Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 9.11    Collateral and Guaranty Matters.
(a)Each of the Lenders (including in their capacities as potential or actual Hedge Banks party to a Secured Hedge Agreement and potential or actual Cash Management Banks party to a Secured Cash Management Agreement) and each L/C Issuer irrevocably authorizes the Term Loan Administrative Agent and the Collateral Agent, and the Term Loan Administrative Agent and the Collateral Agent shall to the extent requested by the Borrowers or, solely in the case of clause (b)(ii) below, to the extent provided for under this Agreement, take the actions to be taken by them pursuant to clauses (b) and (c) below;
(b)Each of the Lenders (including in their capacities as potential or actual Hedge Banks party to a Secured Hedge Agreement and potential or actual Cash Management Banks party to a Secured Cash Management Agreement), each of the Agents and each other Secured Party agrees that, notwithstanding anything to the contrary in this Agreement:
(i)    any Lien on any property granted to or held by any Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon the satisfaction of the Termination Conditions, (ii) if sold, disposed of or distributed or to be sold, disposed of or distributed as part of or in connection with any transaction permitted hereunder and under any other Loan Document, in each case to a Person that is not a Loan Party, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders, (iv) if such property constitutes Excluded Property as a result of an occurrence not prohibited hereunder or (v) if such property is owned by a Subsidiary Guarantor, upon release of such Subsidiary Guarantor from its obligations under its Guaranty pursuant to clause (iii) below;
(ii)    the Term Loan Administrative Agent and the Collateral Agent shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release or subordinate any Lien on any property granted to or held by any Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Permitted Lien on such property that is permitted by clauses (1)(solely with respect to cash deposits), (4)(in the case of a release, solely with respect to cash deposits),

(5), (6) (only with regard to Section 7.01(d)), (9), (11) (solely with respect to cash deposits), (16), (17) (other than with respect to self-insurance arrangements), (18), (21), (23) (solely to the extent relating to a lien of the type allowed pursuant to clause (9) of the definition thereof), (25) (solely to the extent relating to a lien of the type allowed pursuant to clause (6) of the definition of “Permitted Liens” and securing obligations under Indebtedness of the type allowed pursuant to Section 7.01(d)), (26) (solely to the extent the Lien of the Collateral Agent on such property is not, pursuant to such agreements, required or permitted to be senior to or pari passu with such Liens), (29) (solely with respect to cash deposits), (34), (39) (only for so long as required to be secured for such letter of intent or investment), (45) (solely with respect to cash deposits), (46) and (48) of the definition thereof;
(iii)    any Subsidiary Guarantor (other than the Borrowers and the Intermediate Holdcos) shall be automatically released from its obligations under the applicable Guaranty if in the case of any Subsidiary, such Person ceases to be a Restricted Subsidiary or otherwise becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that in the case of any such Subsidiary Guarantor that becomes an Excluded Subsidiary solely as a result of becoming a non-Wholly Owned Subsidiary, such Subsidiary Guarantor shall not be released from its obligations under this Agreement and the Guaranty unless either (I) (a) such transaction is entered into for a bona fide business purpose (as determined in good faith by the Borrower Representative) and, for the avoidance of doubt, not the primary purpose of causing such release, (b) the portion of Equity Interests that caused such Guarantor to cease to be wholly owned were not transferred to an Affiliate of any Borrower and (c) no Event of Default has occurred and is continuing, (II) such person ceases to constitute a Subsidiary or (III) such Person otherwise constitutes an Excluded Subsidiary (other than solely on account of constituting a non-Wholly Owned Subsidiary); provided, that (x) the Fair Market Value of the Equity Interests in such released Subsidiary shall be deemed to be an Investment in a non-Loan Party Restricted Subsidiary and such release shall only be permitted to the extent the Borrowers have sufficient capacity to make such deemed Investment, (y) such released Subsidiary shall not remain a guarantor under any other Indebtedness in excess of the Threshold Amount of the Borrowers or any Restricted Subsidiaries and (z) such released Subsidiary shall not hold any Material Intellectual Property at the time of such release; and
(c)the Collateral Agent shall establish intercreditor arrangements as expressly contemplated by this Agreement (including, for the avoidance of doubt, any Market Intercreditor Agreement, subject to the Priority Revolving Facility Intercreditor Requirements).
Upon request by any Administrative Agent or the Collateral Agent at any time, subject to Section 10.01, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the applicable Agent will (and each Lender irrevocably authorizes the applicable Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11. Additionally, upon reasonable request of the Borrower

Representative, the Collateral Agent will return possessory Collateral held by it that is released from the security interests created by the Collateral Documents pursuant to this Section 9.11; provided that in each case of this Section 9.11, the Borrower Representative shall have delivered to the Term Loan Administrative Agent and Collateral Agent a certificate of a Responsible Officer of the Borrower Representative certifying that any such transaction has been consummated in compliance with the Credit Agreement and the other Loan Documents and that such release is permitted hereby; provided, that in the event that the Collateral Agent loses or misplaces any possessory collateral delivered to the Collateral Agent by the Borrower Representative, upon reasonable request of the Borrower Representative, the Collateral Agent shall provide a loss affidavit to the Borrower Representative, in the form customarily provided by the Collateral Agent in such circumstances and reasonably satisfactory to the Borrower Representative.

For the avoidance of doubt, the Obligations under the Revolving Credit Facility and the Obligations under the Term Facility shall be (i) secured by the same Collateral and (ii) benefit from the same Guaranty.

Section 9.12    Other Agents; Arranger and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “documentation agent,” “joint lead arranger,” or “joint bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such; provided that each Arranger shall be entitled to any express rights given to that Arranger under any Loan Document. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
Section 9.13    Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, no Administrative Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless such Administrative Agent has received written notice of such Obligations, together with such supporting documentation as such Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
Section 9.14    Appointment of Supplemental Agents, Incremental Arrangers and Specified Refinancing Agents.

(a)It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Term Loan Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Term Loan Administrative Agent or the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by them in their sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent, as applicable (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”)
(b)In the event that the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent, to the extent, and only to the extent, necessary to enable such Supplemental Agent, to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent, shall run to and be enforceable by the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 (obligating the Borrowers to pay the Collateral Agent’s expenses and to indemnify the Collateral Agent) that refer to the Collateral Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Agent, as the context may require.
(c)Should any instrument in writing from any Borrower, Holdings or any other Loan Party be required by any Supplemental Agent so appointed by the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, each Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent to the extent permitted by Law, shall vest in and be exercised by the Collateral Agent, as applicable, until the appointment of a new Supplemental Agent.
(d)In the event that any Borrower appoints or designates any Incremental Arranger or Specified Refinancing Agent pursuant to Sections 2.14 or 2.18, as applicable, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to an agent or arranger with respect to New Loan Commitments or Specified Refinancing Debt, as applicable, shall be exercisable by and vest in such Incremental Arranger or Specified Refinancing Agent to the extent, and only to the extent, necessary to enable such

Incremental Arranger or Specified Refinancing Agent to exercise such rights, powers and privileges with respect to the New Loan Commitments or Specified Refinancing Debt, as applicable, and to perform such duties with respect to such New Loan Commitments or Specified Refinancing Debt, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Incremental Arranger or Specified Refinancing Agent shall run to and be enforceable by either the Term Loan Administrative Agent or such Incremental Arranger or Specified Refinancing Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 (obligating the Borrowers to pay each of the Administrative Agents’ and the Collateral Agent’s expenses and to indemnify each of the Administrative Agents and the Collateral Agent) that refer to the Term Loan Administrative Agent and/or the Collateral Agent shall inure to the benefit of such Incremental Arranger or Specified Refinancing Agent and all references therein to each of the Administrative Agents and/or Collateral Agent shall be deemed to be references to each of the Administrative Agents and/or Collateral Agent and/or such Incremental Arranger or Specified Refinancing Agent, as the context may require. Each Lender, the Swingline Lender and L/C Issuer hereby irrevocably appoints any Incremental Arranger or Specified Refinancing Agent to act on its behalf hereunder and under the other Loan Documents pursuant to Sections 2.14 or 2.18, as applicable, and designates and authorizes such Incremental Arranger or Specified Refinancing Agent to take such actions on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to such Incremental Arranger or Specified Refinancing Agent by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto.
Section 9.15    Intercreditor Agreement. The Collateral Agent is irrevocably authorized by the Lenders and other Secured Parties without any further consent of any Lender or any other Secured Party (other than to the extent required by the definition of “Market Intercreditor Agreement”), to enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive, or otherwise modify any Market Intercreditor Agreement (subject to the consent rights of the Revolving Administrative Agent set forth in this Agreement) to the extent contemplated by this Agreement with the collateral agent or other representative of the holders of Indebtedness that is permitted to be incurred and secured by a Lien on the Collateral (with such priority as may be designated by the Loan Parties to the extent such priority is permitted by the Loan Documents) under this Agreement and subject to the Liens on the Collateral securing the Obligations to the provisions thereof. Each Lender and other Secured Party (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any Market Intercreditor Agreement (if entered into in accordance with this Agreement) and (b) any Market Intercreditor Agreement entered into by the Collateral Agent shall be binding on the Secured Parties (if entered into in accordance with this Agreement), and each Lender and the other Secured Parties hereby agree that it will take no actions contrary to the provisions of, if entered into and if applicable, any Market Intercreditor Agreement (if entered into in accordance with this Agreement). Furthermore, the Term Loan Administrative Agent, Revolving Administrative Agent and the Collateral Agent are irrevocably authorized by the Lenders and other Secured Parties to (i) enter into any Collateral Document, or (ii) make or consent to any filings or take any other actions in connection therewith (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness of such Loan Party that is permitted to be secured pursuant to Sections 7.01 and 7.02 of this Agreement, in order to permit such Indebtedness to be secured by a valid, perfected lien on the Collateral (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and the parties hereto acknowledge that any Collateral Document, consent, filing or other action will be binding upon them.
Section 9.16    Withholding Tax. To the extent required by any applicable Law, each of the Administrative Agents may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify each of the Administrative Agents against, and shall make payable in respect thereof within 30 days after demand therefor, all Taxes and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for each of the Administrative Agents) incurred by or asserted against each of the Administrative Agents by the U.S. Internal Revenue Service or any other Governmental Authority as a result of the failure of each of the Administrative Agents to properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify each of the Administrative Agents of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective), whether or not such Tax was correctly or legally imposed or asserted. A certificate as to the amount of such payment or liability delivered to any Lender by either of the Administrative Agents shall be conclusive absent manifest error. Each Lender hereby authorizes each of the Administrative Agents to set off and apply any and all amounts at any time owing to such Lender under this Agreement, any other Loan Document or otherwise against any amount due to either of the Administrative Agents under this Section 9.16. The agreements in this Section 9.16 shall survive the resignation and/or replacement of either of the Administrative Agents, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other obligations under any Loan Document. For the avoidance of doubt, for purposes of this Section 9.16, the term “Lender” includes any L/C Issuer and the Swingline Lender.
Section 9.17    ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each of the Administrative Agents, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments the Letters of Credit and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments, the Letters of Credit and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, the Letters of Credit and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between each of the Administrative Agents, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each of the Administrative Agents, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that none of each of the Administrative Agents, the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by each of the Administrative Agents under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 9.18    Erroneous Payments.
(a)If either of the Administrative Agents (x) notifies a Lender, L/C Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party (any such Lender, L/C Issuer, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that either of the Administrative Agents has determined in its sole discretion (whether or not after receipt of any notice under the immediately succeeding clause (b)) that any funds (as set forth in such notice from either of the Administrative Agents) received by such Payment Recipient from either of the Administrative Agents or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, L/C Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), neither Administrative Agent may make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within thirty (30) days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of each of the Administrative Agents pending its return or repayment as contemplated below in this Section 9.18 and such Lender, L/C Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than one (1) Business Day thereafter (or such later date as the applicable Administrative Agent may, in its sole discretion, specify in writing), return to the applicable Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the applicable Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the applicable Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the applicable Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of either of the Administrative Agents to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from either of the Administrative Agents (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by either of the Administrative Agents (or any of its Affiliates) with respect to such payment, prepayment or repayment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of the immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the applicable Administrative Agents to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)such Payment Recipient shall (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in the immediately preceding clauses (x), (y) and (z)) notify the applicable Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the applicable Administrative Agent pursuant to this Section 9.18(b).
For the avoidance of doubt, the failure to deliver a notice to the applicable Administrative Agent pursuant to this Section 9.18(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.18(a) or on whether or not an Erroneous Payment has been made.
(c)Each Lender, L/C Issuer or Secured Party hereby authorizes each of the Administrative Agents to set off, net and apply any and all amounts at any time owing to such Lender, L/C Issuer or Secured Party under any Loan Document, or otherwise payable or distributable by any Administrative Agent to such Lender, L/C Issuer or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that any Administrative Agent has demanded to be returned under clause (a) above or under the indemnification provisions of this Agreement.
(d)
(i)In the event that an Erroneous Payment (or portion thereof) is not recovered by the applicable Administrative Agent for any reason, after demand therefor in accordance with clause (a) above, from any Lender, L/C Issuer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the applicable Administrative Agent’s notice to such Lender or L/C Issuer at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender or L/C Issuer shall be deemed to have assigned its Loans (but not its Commitments ) of the relevant Tranche with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the applicable Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the applicable Administrative Agent in such instance)), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or L/C Issuer shall deliver any Notes evidencing such Loans to the Borrowers or the applicable

Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the applicable Administrative Agent as the assignee Lender or assignee L/C Issuer shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the applicable Administrative Agent as the assignee Lender or assigning L/C Issuer shall become a Lender or L/C Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning L/C Issuer shall cease to be a Lender or L/C Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning L/C Issuer, (D) the applicable Administrative Agent and the Borrowers shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the applicable Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(ii)Subject to Section 10.07, each of the Administrative Agents may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or L/C Issuer shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and each of the Administrative Agents shall retain all other rights, remedies and claims against such Lender or L/C Issuer (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by each of the Administrative Agents on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by each of the Administrative Agents) and (y) may, in the sole discretion of each of the Administrative Agents, be reduced by any amount specified by each of the Administrative Agents in writing to the applicable Lender from time to time.
(e)Each party hereto agrees that, except to the extent that the applicable Administrative Agent has sold any Loans (or a portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the applicable Administrative Agent may be equitably subrogated, such Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Payment Recipient Lender, L/C Issuer or Secured Party under the Loan Documents with respect to the Erroneous Payment Return Deficiency.

(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the applicable Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 9.18 shall survive the resignation or replacement of the Administrative Agents, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
(h)This Section 9.18 shall not apply to the disbursement of any proceeds of a Loan to or at the express direction of any Borrower, unless otherwise expressly agreed in writing by the Borrower Representative, and no Erroneous Payment shall, constitute, create, increase or otherwise alter any Obligations of the Loan Parties under the Loan Documents or otherwise.
(i)In addition, (i) no payment of Obligations made in accordance with this Agreement with funds received by any Administrative Agent from any Borrower or any other Loan Party for the purpose of satisfying such Obligations shall constitute an Erroneous Payment, unless otherwise expressly agreed in writing by the Borrower Representative and (ii) without limiting clause (e) above, notwithstanding anything to the contrary herein or in any other Loan Document, neither any Borrower nor any other Loan Party shall have any liability for any actions or inactions of any Payment Recipient, including any failure by any Payment Recipient to comply with the above provisions of this Section 9.18, and each of the Administrative Agents expressly agrees, on behalf of itself and its Affiliates, that, notwithstanding anything in Section 10.05 to the contrary, no Loan Party shall have any liability for losses, claims, damages, liabilities and expenses (including attorneys’ fees) arising out of, resulting from or in connection with any such actions or inactions of any Payment Recipient in respect of any Erroneous Payment. Notwithstanding anything to the contrary in this Section 9.18 or in any other Loan Document, the Borrowers and the Loan Parties shall have no obligations, liabilities or responsibilities for any actions, consequences or remediation (including the repayment or recovery of any amounts) contemplated by this Section 9.18 (and, for the avoidance of doubt, it is understood and agreed that if a Loan Party has paid principal, interest or any other amounts owed pursuant to a Loan Document, nothing in this Section 9.18 (or Section 10.05 (or any equivalent provision) in connection therewith) shall require any such Loan Party to pay additional amounts that are duplicative of such previously paid amounts).

ARTICLE X.
Miscellaneous
Section 10.01    Amendments, Etc. Except as otherwise expressly set forth in this Agreement or the applicable Loan Document, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable, at the instruction of the Required Lenders) and the Borrower Representative or the applicable Loan Party, as the case may be (other than with respect to any amendment or waiver contemplated by clauses (a), (b), (c), (d), (h) and (i) below, which shall only require the consent of the applicable Loan Parties and the Lenders expressly set forth therein (and not the Required Lenders)), and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)extend or increase the Commitment of any Lender, or reinstate the Commitment of any Lender after the termination of such Commitment pursuant to Section 8.02, in each case without the written consent of such Lender (it being understood that the waiver of (or amendment to the terms of) any Default or Event of Default, condition precedent, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);
(b)postpone any date scheduled for, or reduce the amount of, any payment of principal of, or interest on, any Loan or L/C Borrowing or any fees or other amounts payable hereunder, without the written consent of each Lender directly and adversely affected thereby (and subject to such further requirements as may be applicable thereto under the last two paragraphs of this Section 10.01), it being understood that (x) the waiver of any obligation to pay interest at the Default Rate, the amendment or waiver of any mandatory prepayment of Loans, and the waiver of (or amendment to the terms of) any Default or Event of Default shall not constitute a postponement of any date scheduled for the payment of principal, interest or fees and (y) the waiver of any obligation to pay interest at the Default Rate, the waiver of (or amendment to the terms of) any Default, Event of Default or condition precedent, mandatory prepayment or the MFN Adjustment or any change to the definition of a financial ratio or in the component definitions thereof shall not constitute a reduction in any payment of principal of, or interest on, any Loan or any fees or other amounts;
(c)reduce the principal of, or the rate of interest specified herein on, or change the currency of, any Loan or L/C Borrowing (it being understood that a waiver of any Default or Event of Default or mandatory prepayment shall not constitute a reduction or forgiveness of principal), or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definition of a financial ratio or in the component definitions thereof shall not constitute a reduction in any rate of interest or any fees based thereon; provided, however, that only the consent of the Required Lenders (and the Required Priority Revolving Credit Lenders, with respect to the Priority Revolving Credit Facility) shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest at the Default Rate and the waiver of or any amendment to the MFN Adjustment shall not constitute a reduction in any rate of interest or any fees based thereon;
(d)modify the provisions of Section 2.12(a), 2.13 or 8.03 in a manner that would by its terms alter the pro rata sharing or application of payments required thereby without the written consent of each Lender directly and adversely affected thereby;
(e)change (i) any provision of this Section 10.01 (other than the last three paragraphs of this Section 10.01), or the definition of “Required Lenders,” or any other provision hereof specifying the number or percentage of Lenders or portion of the Loans or Commitments required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than modifications in connection with repurchases of Term Loans, amendments with respect to the New Term Facilities and amendments with respect to extensions of maturity, which shall only require the written consent of each Lender directly and adversely affected thereby), without the written consent of each Lender or (ii) the definition of “Required Priority Revolving Credit Lenders,” without the written consent of each Priority Revolving Credit Lender;
(f)other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the Liens on the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(g)other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the Guarantees provided by the Guarantors, or all or substantially all of the Guarantors, without the written consent of each Lender;
(h)amend, waive or otherwise modify any term or provision which directly affects Lenders of one or more Tranches of Loans or Commitments and does not directly affect Lenders under any other Tranche of Loans or Commitments, in each case, without the written consent of the Required Facility Lenders under such affected Tranche (and in the case where all outstanding Tranches are affected, such Required Facility Lenders shall consent together as one Tranche);
(i)amend, waive or otherwise modify any term or provision (including the waiver of any conditions set forth in Section 4.02 as to any Credit Extension under the Priority Revolving Credit Facility) which directly affects Lenders under the Priority Revolving Credit Facility and does not directly affect Lenders under any other Facilities, in each case, without the written consent of the Required Priority Revolving Credit Lenders; provided, however, that the amendments, waivers or other modifications described in this clause (i)(i) shall not require the consent of any Lenders other than the Required Priority Revolving Credit Lenders and (ii) amend, waive or otherwise modify any term or provision (including the waiver of any conditions set forth in Section 4.02 as to any Credit Extension under the DDTL Facility) which directly affects Lenders under the DDTL Facility and does not directly affect Lenders under any other Facilities, in each case, without the written consent of the Required Facility Lenders under the DDTL Facility; provided, however, that the amendments, waivers or other modifications described in this clause (i)(ii) shall not require the consent of any Lenders other than the Required Facility Lenders under the DDTL Facility;

(j)[reserved];
(k)notwithstanding anything to the contrary in Section 8.02 or elsewhere in this Section 10.01, (i) waive any Event of Default under Section 8.01(k) with respect to the Priority Revolving Credit Facility, any Letters of Credit, L/C Credit Extensions and L/C Obligations, or (ii) in the case of an Event of Default under Section 8.01(k), declare the unpaid principal amount of all outstanding Priority Revolving Credit Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder in respect of the Priority Revolving Credit Facility, any Letters of Credit, L/C Credit Extensions and L/C Obligations to be immediately due and payable, or terminate the Priority Revolving Credit Commitments or exercise any other remedies under Article VIII with respect to the Priority Revolving Credit Facility, in each case, without the written consent of the Required Priority Revolving Credit Lenders;
(l)(1) contractually subordinate the Liens on all or substantially all (as determined by the Borrower Representative in good faith) of the Collateral securing the Obligations to any Lien securing any other Indebtedness for borrowed money (“Priming Indebtedness”) or (2) contractually subordinate the Obligations in right of payment to any Priming Indebtedness, in each case, without the written consent of each Lender directly and adversely affected thereby (“Applicable Priming Lenders”), other than in connection with (x) any Indebtedness expressly permitted by this Agreement as in effect on the Closing Date, (y) any debtor-in-possession (or equivalent) financing or any use of Collateral in an insolvency proceeding, and (z) any Priming Indebtedness with respect to which each then-existing Applicable Priming Lender with respect to the applicable class of Loans is offered the opportunity (on a ratable basis) to provide such Priming Indebtedness on the same terms as the lenders providing such Priming Indebtedness (other than with respect to backstop fees, any arrangement or restructuring fees and reimbursement of counsel and other expenses in connection with the negotiation of the terms of such transaction) on the same terms as the lenders providing such Priming Indebtedness; or
(m)increase the Priority Revolving Cap, without the consent of the Required Lenders, the Required Priority Revolving Credit Lenders and the Required Facility Lenders under the Term Facility;
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Borrower Representative and the Lenders required above, directly and adversely affect the rights or duties of such L/C Issuer, in its capacity as such, under this Agreement or any Letter of Credit Application or other Issuer Document relating to any Letter of Credit issued or caused to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lenders in addition to the Borrower Representative and the Lenders required above, affect the rights or duties of the Swingline Lenders, in their capacities as such, under the Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Term Loan Administrative Agent, Revolving Administrative Agent or the Collateral Agent, as applicable, in their respective capacities as such, in addition to the Borrower Representative and the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Term Loan Administrative Agent, Revolving Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; and (iv) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, any amendment, modification, waiver or other action which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders or Affiliate Lenders (other than Debt Fund Affiliates), except that (x) no amendment, waiver or consent relating to Section 10.01(a), (b) or (c) may be effected, in each case without the consent of such Defaulting Lender or Affiliate Lender and (y) any amendment, modification, waiver or other action that by its terms adversely affects any Defaulting Lender or Affiliate Lender in its capacity as a Lender in a manner that differs in any material respect from, and is more adverse to such Defaulting Lender or Affiliate Lender than it is to, other affected Lenders shall require the consent of such Defaulting Lender or Affiliate Lender. Notwithstanding anything to the contrary herein (but subject to the Priority Revolving Credit Lender Voting Provisions), any waiver, amendment, modification or consent in respect of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or any other Loan Document of Lenders holding Loans or Commitments of a particular Tranche (but not the Lenders holding Loans or Commitments of any other Tranche) may be effected by an agreement or agreements in writing entered into by the Borrower Representative and the requisite percentage in interest of the Lenders with respect to such Tranche that would be required to consent thereto under this Section 10.01 if such Lenders were the only Lenders hereunder at the time.
Notwithstanding the foregoing provisions of this Section 10.01 or anything to the contrary in this Agreement, no amendment, modification, consent or waiver shall, without the written consent of (x) the Required Lenders, unless not otherwise require by the foregoing Section 10.01 and (y) the Required Priority Revolving Credit Lenders (or by the Revolving Administrative Agent with the written consent of the Required Priority Revolving Credit Lenders) (this paragraph, together with each provision of the first paragraph of this Section 10.01 that requires the consent of each Lender, each adversely affected Lender, each Priority Revolving Credit Lender or the Required Priority Revolving Credit Lenders, the “Priority Revolving Credit Lender Voting Provisions”):
(a)amend, supplement, modify or waive (x) any provision of Sections 1.15, 2.01, 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 2.11, 2.12, 2.13, 2.14, 2.16, 2.18, 2.20, 6.11, 8.01(a), 8.02, 8.03, 9.09, 9.15, 10.01(l), 10.03 or 10.07(n) in each case solely as it pertains to the Priority Revolving Credit Facility, (x) the conditions set forth in Section 4.02, or (y) any defined term (or any defined term used directly or indirectly in such defined term) used in the foregoing sections, covenants and provisions set forth in clause (x) above, in a manner which would circumvent the intention to restrict amendments to those sections, covenants and provisions;
(b)(i) amend or otherwise modify Sections 7.08 or 8.04 (or for the purposes of determining whether the Financial Covenant is tested or compliance with the Financial Covenant, any defined terms used therein), (ii) waive or consent to any Default or Event of Default resulting from a breach of the Financial Covenant, (iii) alter the rights or remedies of the Required Priority Revolving Credit Lenders arising pursuant to Article VIII as a result of a breach of Section 7.08;

(c)amend, supplement, modify or waive Section 6.01(a), 6.01(b), Section 6.02(b) or any Default or Event of Default arising under Section 8.01(c) (as a result of the failure to comply with Section 6.01(a), 6.01(b), Section 6.02(b)), and the result of any such amendment, supplement modification or waiver would extend the date of delivery of the applicable financial statements for more than forty-five (45) days beyond the original due date thereof;
(d)amend, supplement, modify or waive any Default or Event of Default under or pursuant to any of Sections 8.01(f), 8.01(g), 8.01(j) or 8.01(k);
(e)amend, supplement, modify or waive any provision, condition or requirement in respect of any Indebtedness (including any refinancings, replacements or exchanges thereof) being subject to the Priority Revolving Facility Intercreditor Requirements;
(f)increase, or add new or additional, tranches of Indebtedness that are or would be senior or pari passu with, in the right of payment, lien priority or waterfall priority, the Priority Revolving Credit Facility;
(g)amend, supplement, modify or waive this paragraph or the definitions of the terms used in this paragraph insofar as the definitions affect the substance of this paragraph;
(h)change in any manner the obligations or rights of Priority Revolving Credit Lenders relating to the purchase of participations in Letters of Credit; provided that increases in the maximum amount of Letters of Credit as a sublimit of the aggregate Priority Revolving Credit Commitments shall be effective with the consent of each L/C Issuer and the Required Priority Revolving Credit Lenders of the Priority Revolving Credit Facility (and not the Required Lenders);
(i)amend, modify, supplement or waive (i) the definitions of “Priority Revolving Borrowing”, “Priority Revolving Cap”, “Priority Revolving Credit Commitments”, “Priority Revolving Credit Facility”, “Priority Revolving Credit Lender”, “Priority Revolving Credit Lender Voting Provisions”, “Priority Revolving Credit Loans”, “Priority Revolving Exposure”, “Priority Revolving Facility Intercreditor Requirements”, “Priority Revolving Facility Acceleration Trigger Event”, “Priority Revolving Facility Waterfall Trigger Event”, “Market Intercreditor Agreement”, “Initial Priority Revolving Credit Facility”, “Maturity Date” (solely as it relates to the Priority Revolving Credit Commitments and Priority Revolving Credit Loans), “Outstanding Amount”, “Subject Indebtedness” or “Total Revolving Credit Outstandings” or (ii) Sections 7.01, 7.02, 7.03, 7.04 or 7.05 (in each case, after giving effect to a 20% cushion to any dollar threshold or any financial governor set forth or used in Sections 7.01, 7.02, 7.03, 7.04 or 7.05) (or any defined terms used in the foregoing sections, but solely to the extent as used in such sections and would have the effect of amending such sections);
(j)change any limitations on a Loan Party or its Affiliates holding directly or indirectly, the Obligations that materially and adversely affects the Priority Revolving Credit Lenders (taken as a whole), including the obligation to cancel any of the Obligations upon acquisition, or using proceeds of Priority Revolving Credit Loans to fund purchases of the Term Loans;
(k)amend, supplement, modify or waive any provision of any Market Intercreditor Agreement in a manner adverse to the Priority Revolving Credit Facility (with respect to such facility, and, for the avoidance of doubt, excluding any amendments, modifications, or waivers adverse to the Lenders generally under such Market Intercreditor Agreement); or
(l)waive or eliminate the application of the definition of Priority Revolving Facility Acceleration Trigger Event or Priority Revolving Facility Waterfall Trigger Event; provided that if any Event of Default giving rise to a Priority Revolving Facility Acceleration Trigger Event or Priority Revolving Facility Waterfall Trigger Event did not arise from an Event of Default or a breach of an underlying provision that requires the consent of the Required Priority Revolving Credit Lenders of the Priority Revolving Credit Facility in order to waive such breach or Event of Default under the other terms of this Agreement, the consent of the Required Priority Revolving Credit Lenders of the Priority Revolving Credit Facility shall not be required to waive such Event of Default.
This Section 10.01 (other than the Priority Revolving Creditor Lender Voting Provisions) shall be subject to any contrary provision of Section 1.09, Section 2.14 or Section 2.18. In addition, notwithstanding anything else to the contrary contained in this Section 10.01 (other than the Priority Revolving Creditor Lender Voting Provisions), (a) amendments and modifications in connection with the transactions provided for by Section 2.14 or Section 2.18 that benefit existing Lenders (in the reasonable judgment of the Term Loan Administrative Agent and, with respect to the Priority Revolving Credit Facility, the Revolving Administrative Agent) may be effected without such Lenders’ consent, (b) if the Term Loan Administrative Agent and the Borrower Representative (and with respect to the Priority Revolving Credit Facility, the Revolving Administrative Agent) shall have jointly identified an obvious error or any error, ambiguity or omission, defect or inconsistency of a technical or administrative nature, in each case, in any provision of the Loan Documents, then the Term Loan Administrative Agent and the Borrower Representative shall be permitted to amend such provision, and (c) the Term Loan Administrative Agent, the Borrower Representative and the Revolving Administrative Agent (if applicable, and only if such error, mistake or ambiguity is related to the Priority Revolving Credit Facility) shall be permitted to amend or waive any provision of any Collateral Document, the Guaranty, or enter into any new agreement or instrument, to be consistent with this Agreement and the other Loan Documents or as required by local law or advised by local counsel in the applicable jurisdiction to give effect to any guaranty, or to give effect to or to protect any security interest for the benefit of the Secured Parties, in any property so that the security interests comply with applicable Law or otherwise to comply with local law, and in each case, such amendments, waivers documents and agreements shall become effective without any further action or consent of any other party to any Loan Document and (d) the Term Loan Administrative Agent, the Revolving Administrative Agent and the Borrower Representative may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Term Loan Administrative Agent and the Revolving Administrative Agent, as applicable, deems appropriate in order to implement any Benchmark Replacement or any Conforming Change or otherwise effectuate the terms of Section 1.09 in accordance with the terms thereof.
Notwithstanding anything to the contrary herein, in connection with any amendment, modification, waiver or other action requiring the consent or approval of Required Lenders, Lenders that are Debt Fund Affiliates shall not be permitted, in the aggregate, to account for more than 49.9% of the amounts actually included in determining whether the threshold in the definition of “Required Lenders” has been satisfied, with amounts in excess of 49.9% being deemed to have voted pro rata to the relevant Lenders that are not Debt Fund Affiliates.
Notwithstanding anything to the contrary herein, at any time and from time to time, upon notice to the Term Loan Administrative Agent (who shall promptly notify the applicable Lenders) specifying in reasonable detail the proposed terms thereof, the Borrower Representative may make one or more loan modification offers to (i) Lenders of any Facility that would, if and to the extent accepted by any such Lender (each, an “Accepting Lender”), (a) extend the scheduled Maturity Date and any amortization of the Loans and Commitments under such Facility and/or change the Applicable Rate and/or fees payable with respect to the Loans and Commitments under such Facility (in each case solely with respect to the Loans and Commitments of Accepting Lenders in respect of which an acceptance is delivered) and (b) treat the Loans and Commitments so modified as a new “Facility” for all purposes under this Agreement; provided that no loan modification shall affect the rights or duties of, or any fees or other amounts payable to, any Administrative Agent or any L/C Issuer, without its prior written consent or (ii) Lenders of any Facility that would, if and to the extent accepted by any Accepting Lender, (a) extend the scheduled Maturity Date and any amortization of the Loans and Commitments under such Facility and, if applicable, change the Applicable Rate and/or fees payable with respect to the Loans and Commitments under such Facility (in each case solely with respect to the Loans and Commitments of accepting Lenders in respect of which an acceptance is delivered) and (b) treat the Loans and Commitments so modified as a new “Facility” for all purposes under this Agreement; provided that in no event shall (x) extended Loans and Commitments receive a greater than ratable share of any optional or mandatory prepayments than such non-extended Loans and Commitments of the original Facility from which such Loans and Commitments are extended (the “Non-Extended Loans and Commitments”), in each case, prior to the final maturity date of such Non-Extended Loans and Commitments applicable at the time of such loan modification and (y) no loan modification shall affect the rights or duties of, or any fees or other amounts payable to, any Administrative Agent or any L/C Issuer, without its prior written consent.
In connection with any such loan modification offer, each Borrower and each Accepting Lender shall execute and deliver to the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable, such agreements and other documentation as the Term Loan Administrative Agent or in the case of any loan modification with respect to a Revolving Credit Facility, the Revolving Administrative Agent, shall reasonably specify to evidence the acceptance of the applicable loan modification offer and the terms and conditions thereof, and this Agreement and the other Loan Documents shall be amended in a writing (which may be executed and delivered by each Borrower and the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable, and shall be effective only with respect to the applicable Loans and Commitments of Lenders that shall have accepted the relevant loan modification offer (and only with respect to Loans and Commitments as to which any such Lender has accepted the loan modification offer)) to the extent necessary or appropriate, in the judgment of the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable, to reflect the existence of, and to give effect to the terms and conditions of, the applicable loan modification (including the addition of such modified Loans and/or Commitments as a “Facility” hereunder). No Lender shall have any obligation whatsoever to accept any loan modification offer, and may reject any such offer in its sole discretion. On the effective date of any loan modification applicable to a Revolving Credit Facility, Revolving Administrative Agent shall reallocate any Revolving Credit Loans, Swingline Loans or L/C Advances (to the extent participated to Revolving Credit Lenders) under or allocated to such Tranche and outstanding on such effective date to the extent necessary to keep the outstanding Revolving Credit Loans, Swingline Loans or L/C Advances (to the extent participated to Revolving Credit Lenders), as the case may be, ratable with any revised Pro Rata Share of a Revolving Credit Lender with respect to such Tranche in respect of the Revolving Credit Facility arising from any non-ratable loan modification to the Revolving Credit Commitments under this Section 10.01. Notwithstanding the foregoing, no modification referred to above shall become effective unless the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable, to the extent reasonably requested by the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable, shall have received legal opinions, board resolutions, officer’s certificates and/or reaffirmation agreements with respect to such transaction.
Notwithstanding anything to the contrary herein, in connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any amendment, modification or waiver of any provision of this Agreement or any other Loan Document or any departure by Holdings, any Borrower or any Restricted Subsidiary therefrom, (B) otherwise acted on any matter related to this Agreement or any Loan Document or (C) directed or required the Term Loan Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to, or under, this Agreement or any Loan Document, any Lender (other than (i) any Lender that is a Regulated Bank, (ii) any Arranger or (iii) any Approved Fund) (or any of their respective Affiliates (provided that for purposes of this paragraph, Affiliates of Net Short Lenders shall not include Persons that are subject to customary procedures to prevent the sharing of confidential information between such Lender and such Person and such Person is managed having independent fiduciary duties to the investors or other equityholders of such Person)) that, as a result of its (or its Affiliates’) interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to any of the Loans or Commitments or with respect to any other tranche, class or series of Indebtedness for borrowed money incurred or issued by Holdings or any of its Restricted Subsidiaries (including commitments with respect to any revolving credit facility) (each such item of Indebtedness, including the Loan and Commitments, “Specified Indebtedness”), on the later of (x) the date such amendment, modification or waiver is posted for review by Lenders generally and (y) the date, if any, that such Lender consents to such amendment, modification or waiver (each such Lender, a “Net Short Lender”) shall have no right to vote with respect to any amendment, modification or waiver of this Agreement or any other Loan Documents and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders (including in any plan of reorganization, adjustment or composition or similar arrangement).  For purposes of determining whether a Lender (alone or together with its Affiliates) has a “net short position” on any date of determination: (i) derivative contracts with respect to any Specified Indebtedness and such contracts that are the functional equivalent thereof shall be counted at the notional amount of such contract in Dollars, (ii) notional amounts in other currencies shall be converted to the Dollar Equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes Holdings or any other Restricted Subsidiary or any instrument issued or guaranteed by Holdings or any other Restricted Subsidiary shall not be deemed to create a short position with respect to such Specified Indebtedness, so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) Holdings and the other Restricted Subsidiaries and any instrument issued or guaranteed by Holdings and the other Restricted Subsidiaries, collectively, shall represent less than 5.0% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the relevant Specified Indebtedness if such Lender or its Affiliates is a protection buyer or the equivalent thereof for such derivative transaction and (x) the relevant Specified Indebtedness is a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the relevant Specified Indebtedness would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) Holdings or any other Restricted Subsidiary is designated as a “Reference Entity” under the terms of such derivative transaction and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to any Specified Indebtedness if such transactions offer the Lender or its Affiliates protection against a decline in the value of such Specified Indebtedness, or in the credit quality of Holdings or any other Restricted Subsidiary, in each case, other than as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) Holdings and the other Restricted Subsidiaries, and any instrument issued or guaranteed by Holdings or the other Restricted Subsidiaries, collectively, shall represent less than 5.0% of the components of such index.  In connection with any amendment, modification or waiver of this Agreement or the other Loan Documents, each Lender (other than any Lender that is a Regulated Bank) will be deemed to have represented to each Borrower and the Term Loan Administrative Agent that it does not constitute a Net Short Lender, in each case, unless such Lender shall have notified the Borrower Representative and the Term Loan Administrative Agent prior to the requested response date with respect to such amendment, modification or waiver that it constitutes a Net Short Lender (it being understood and agreed that each Borrower and the Term Loan Administrative Agent shall be entitled to rely on each such representation and deemed representation). The Term Loan Administrative Agent shall not (a) be obligated to ascertain, monitor or inquire as to whether any Lender is a Net Short Lender or have any liability in connection therewith or (b) have any responsibility or liability for enforcing any Borrower’s or any Lender’s compliance with the terms of any of the provisions set forth herein with respect to Net Short Lenders.

Section 10.02    Notices; Electronic Communications.
(a)General. Unless otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to Holdings, any other Loan Party, the Term Loan Administrative Agent, the Revolving Administrative Agent, the Collateral Agent, the Swingline Lender or an L/C Issuer to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, telecopier number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties hereto, as provided in Section 10.02(d); and
(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).
(b)Electronic Communications. Notices and other communications to the Lenders, the Swingline Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Term Loan Administrative Agent; provided that the foregoing shall not apply to notices to any Lender, the Swingline Lender or any L/C Issuer pursuant to Article II if such Lender, the Swingline Lender or such L/C Issuer, as applicable, has notified the Term Loan Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under Article II by electronic communication. The Term Loan Administrative Agent or the Borrower Representative may, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Term Loan Administrative Agent otherwise prescribes (with the Borrower Representative’s consent), (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, the Swingline Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Term Loan Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, the Swingline Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Each of Holdings, the Borrowers, the Guarantors, the Term Loan Administrative Agent, the Revolving Administrative Agent, the Collateral Agent, the Swingline Lender and each L/C Issuer may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrower Representative, the Term Loan Administrative Agent and each L/C Issuer. In addition, each Lender agrees to notify the Term Loan Administrative Agent from time to time to ensure that the Term Loan Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including foreign and United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Holdings, the Borrowers or their securities for purposes of foreign and United States federal or state securities laws.

(e)Reliance by Administrative Agent, Collateral Agent, the Swingline Lenders, L/C Issuer and Lenders. The Term Loan Administrative Agent, the Revolving Administrative Agent, the Collateral Agent, the Swingline Lenders, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof except to the extent such reliance is deemed to be gross negligence, bad faith or willful misconduct of the Term Loan Administrative Agent, the Revolving Administrative Agent, Collateral Agent, the Swingline Lender, L/C Issuer or Lender in a final non-appealable judgment of a court of competent jurisdiction. Each Borrower shall indemnify the Term Loan Administrative Agent, the Revolving Administrative Agent, the Collateral Agent, the Swingline Lender, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower to the extent required by Section 10.05. All telephonic notices to and other telephonic communications with the Term Loan Administrative Agent may be recorded by the Term Loan Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 10.03    No Waiver; Cumulative Remedies; Enforcement.
(a)No failure by any Lender (including the Swingline Lender), and L/C Issuer, the Term Loan Administrative Agent, the Revolving Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided hereunder and under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
(b)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Term Loan Administrative Agent, the Revolving Administrative Agent or the Collateral Agent in accordance with Section 8.02 for the benefit of all the Lenders, the Swingline Lender and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Term Loan Administrative Agent, the Revolving Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Term Loan Administrative Agent, the Revolving Administrative Agent or the Collateral Agent) hereunder and under the other Loan Documents, (b) each L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer) hereunder and under the other Loan Documents, or (c) any Lender, including the Swingline Lender, from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13); and provided, further, that if at any time there is no Person acting as Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable, hereunder and under the other Loan

Documents, then (i) the Required Lenders, or in the case of the Priority Revolving Credit Facility, the Required Priority Revolving Credit Lenders, shall have the rights otherwise ascribed to the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable, pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders or the Required Priority Revolving Credit Lenders, as applicable, enforce any rights and remedies available to it and as authorized by the Required Lenders or the Required Priority Revolving Credit Lenders. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Collateral Agent or any Lender (or any person nominated by them) may be the purchaser of any or all of such Collateral at any such sale and the Term Loan Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders or the Required Priority Revolving Credit Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold in any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Term Loan Administrative Agent at such sale. Notwithstanding anything in the Loan Documents to the contrary, absent the prior written consent of the Required Priority Revolving Credit Lenders, no Secured Party may use and apply any of the Obligations as a credit on account of the purchase price for any Collateral unless all Outstanding Amounts under the Priority Revolving Credit Commitments related to the Initial Priority Revolving Credit Facility (in an aggregate amount (with respect to principal only) not to exceed the Priority Revolving Cap) are paid in full in cash at the time of the closing of the sale or other disposition subject of any such use and application.
Section 10.04 Expenses. Each Borrower agrees (a) to pay or reimburse each of the Administrative Agents and the other Agents and the Arrangers (solely with respect to clause (x) below) for all reasonable and documented out-of-pocket costs and expenses incurred in connection with (x) the preparation, negotiation and execution of this Agreement and the other Loan Documents, and (y) any amendment, waiver, consent or other modification of the provisions hereof and thereof, and (z) the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel (limited to the reasonable and documented fees, disbursements and other charges of (i) one counsel to the Term Loan Administrative Agent and the Lenders (and, if necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions), in each case, in jurisdictions material to the interests of the Lenders) and (ii) one counsel to the Revolving Administrative Agent (and, if necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) in each case, in jurisdictions material to the interests of the Lenders), and (b) to pay or reimburse each of the Administrative Agents, the other Agents and each Lender (including, for the avoidance of doubt, each L/C Issuer) for all reasonable documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law or in connection with any workout or restructuring), including the fees, expenses, disbursements and other charges of counsel (limited to the reasonable fees, expenses, disbursements and other charges of (i) one counsel to the Term Loan Administrative Agent and the Lenders taken as a whole (and, if necessary, of one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions), in each case, in jurisdictions material to the interests of the Lenders) and (ii) one counsel to the Revolving Administrative Agent (and, if necessary, of one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions), in each case, in jurisdictions material to the interests of the Lenders), and, in the event of any actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction for each Lender or group of similarly affected Lenders or Agents subject to such conflict after notification to the Borrower Representative). The foregoing costs and expenses shall include all reasonable search, filing, recording, title insurance and appraisal charges and fees and Taxes related thereto, and other out-of-pocket expenses incurred by any Agent. All amounts due under this Section 10.04 shall be paid within 30 days after invoiced or a written demand therefor (with a reasonably detailed invoice with respect thereto), together with backup documentation supporting such reimbursement request. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by each of the Administrative Agents after any applicable grace periods have expired, in its sole discretion and the Borrowers shall promptly reimburse each of the Administrative Agents, as applicable. This Section 10.04 shall not apply with respect to Taxes other than any Taxes arising from any non-Tax cost or expense.
Section 10.05    Indemnification by the Borrowers. Each Borrower shall indemnify and hold harmless each Arranger, each Agent-Related Person, each L/C Issuer, the Swingline Lender, each Lender, each of their respective Affiliates and each partner, director, officer, employee, counsel, advisor, controlling person and other representative of the foregoing and, in the case of any funds, trustees and advisors and attorneys-in-fact (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements, and reasonable and documented or invoiced out-of-pocket fees and expenses (including the reasonable and documented fees, disbursements and other charges of (i) one counsel to the Term Loan Administrative Agent and the Indemnitees taken as a whole, (and if necessary, one local counsel in each relevant material jurisdiction (which may include a single counsel acting in multiple jurisdictions)), (ii) one counsel to the Revolving Administrative Agent (and, if necessary, one local counsel in each relevant material jurisdiction (which may include a single counsel acting in multiple jurisdictions)), and (iii) in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower Representative of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected Indemnitee in each relevant jurisdiction material to the interests of the Lenders (and one local counsel in each relevant jurisdiction of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (x) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the following, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding): (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby or (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, disbursements, fees or expenses (A) are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or any of its Affiliates or controlling persons or any of the officers, directors, employees, agents, advisors, or members of any of the foregoing or (B) arise from any dispute that is among Indemnitees (other than any dispute involving claims against each of the Administrative Agents, any Arranger or any other Agent, the Swingline Lender or an L/C Issuer, in each case in their respective capacities as such) that does not involve actions or omissions of any direct or indirect parent or controlling person of Holdings or its Subsidiaries; or (y) any actual or alleged presence or Release of Hazardous Materials at, on, under or from any property currently or formerly owned or operated by Holdings or any of its Subsidiaries, or any Environmental Liability related in any way to Holdings or any of its Subsidiaries, ((x) and (y), collectively, the “Indemnified Liabilities”)). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, and whether or not any Indemnitee is otherwise a party thereto. Should any investigation, litigation or proceeding be settled, or if there is a judgment in any such investigation, litigation or proceeding, each Borrower shall indemnify and hold harmless each Indemnitee in the manner set forth above; provided that the Borrowers shall not be liable for any settlement effected without the Borrower Representative’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). In case any proceeding is instituted involving any Indemnitee for which indemnification is to be sought hereunder by such Indemnitee, then such Indemnitee will promptly notify the Borrower Representative of the commencement of any such proceeding; provided, however, that the failure to so notify the Borrower Representative will not relieve the Borrowers from any liability that it may have to such Indemnitee pursuant to this Section 10.05, except to the extent that the Borrowers are materially prejudiced by such failure. Each Indemnitee shall be obligated to refund or return any and all amounts paid by any Borrower pursuant to this Section 10.05 to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof, as determined by a court of competent jurisdiction in a final and non-appealable judgment. All amounts due under this Section 10.05 shall be payable within 30 days after written demand therefor, accompanied by backup documentation. The agreements in this Section 10.05 shall survive the resignation of either of the Administrative Agents, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
Section 10.06    Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to any Agent, to the Swingline Lender, to any L/C Issuer or any Lender, or any Agent,

the Swingline Lender, any L/C Issuer or any Lender, in each case in their capacities as such, exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be or avoided as fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, the Swingline Lender, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, debtor-in-possession, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) the Swingline Lender, each Lender and each L/C Issuer severally agrees to pay to each of the Administrative Agents upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Swingline Lenders, the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 10.07    Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Term Loan Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee (other than to any Disqualified Institution) in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and Swingline Loans) at the time owing to it) ; provided that:
(i)    (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility no minimum amount shall need be assigned, (B) in the case of an Existing Lender Assignment no minimum amount shall need be assigned, and (C) in any case not described in clauses (b)(i)(A) and (B) of this Section 10.07, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Term Loan Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of any assignment of Priority Revolving Credit Commitments and Priority Revolving Credit Loans or $1,000,000 in the case of any assignment of Term Loans or DDTL Commitments, unless each of the Term Loan Administrative Agent and, unless a Specified Event of Default has occurred and is continuing at the time of such assignment, the Borrower Representative otherwise consents (or, if agreed between the Borrowers, the Term Loan Administrative Agent and the Revolving Administrative Agent, lesser amounts); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;
(iii)    no consent shall be required for any assignment except to the extent required by clause (b)(i)(C) of this Section 10.07 and, in addition (A) the consent of the Borrower Representative (in the case of an assignment of Initial Term Loans, an Initial Term Commitment or DDTL Commitments, such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment unless (1) a Specified Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is an Existing Lender Assignment; provided that (1) the Borrower Representative shall be deemed to have consented to any assignment of Initial Term Loans or DDTL Commitments unless the Borrower Representative objects thereto by written notice to the Term Loan Administrative Agent within ten (10) Business Days after having received written notice thereof and (2) the Borrower Representative may in its sole discretion withhold its consent to any assignment to (x) any Person that is not a Disqualified Institution but is known by any Borrower to be an Affiliate of a Disqualified Institution regardless of whether such Person is identifiable as an Affiliate of a Disqualified Institution on the basis of such Affiliate’s name or (y) any Person (including any Person that manages or advises funds) that invests (directly or indirectly through Affiliates) in distressed debt, “special situations” or “opportunities”, (B) the consent of the Term Loan Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment unless (1) such assignment is an Existing Lender Assignment or (2) such assignment is permitted by Section 10.07(j) or Section 10.07(k) (provided that in each case the Term Loan Administrative Agent shall acknowledge any such assignment) and (C) solely with respect to any assignment of Priority Revolving Credit Commitments, Priority Revolving Credit Loans and DDTL Commitments, the consent of the Revolving Administrative Agent or Term Loan Administrative Agent, as applicable (such consent not to be unreasonably withheld, conditioned or delayed), each L/C Issuer and the Swingline Lender (solely with respect to the Priority Revolving Credit Commitments and Priority Revolving Credit Loans, such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment unless such assignment is an Existing Lender Assignment (unless the Borrowers have reasonable grounds on which to withhold its consent);

(iv)    the parties to each assignment shall execute and deliver to the Term Loan Administrative Agent (or, in the case of an assignment of Priority Revolving Credit Commitments and Priority Revolving Credit Loans, the Revolving Administrative Agent) an Assignment and Assumption via an electronic settlement system acceptable to the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable (or, if previously agreed with the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable, manually), together with a processing and recordation fee of $3,500 payable to the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable (except no processing and recordation fee shall be payable (1) in the case of assignments permitted by Section 10.07(j) or Section 10.07(k) or (2) by a Lender to its Affiliates and Approved Funds (it being understood that such fee may be waived or reduced at the sole discretion of the Term Loan Administrative Agent or the Revolving Administrative Agent, as applicable)). Each Eligible Assignee that is not an existing Lender shall deliver to the Term Loan Administrative Agent an Administrative Questionnaire and all documentation and other information reasonably required under the applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act;
(v)    no such assignment shall be made (A) to any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary of a Defaulting Lender, (B) to any Natural Person, (C) to any Disqualified Institution, (D) to Holdings, any Borrower or any of their Subsidiaries except as permitted under clause (j) below, or (E) to any Affiliate Lender except as permitted under Section 10.07(j);
(vi)    no Priority Revolving Credit Commitments or Priority Revolving Credit Loans may be assigned to any Affiliate Lender;
(vii)    the assigning Lender shall deliver any Notes or, in lieu thereof, a lost note affidavit and indemnity reasonably acceptable to the Borrower Representative evidencing such Loans to the Borrowers or the Term Loan Administrative Agent; and
(viii)    in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to each of the Administrative Agents in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower Representative and the Term Loan Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to each of the Administrative Agents or any L/C Issuer or Lender (including the Swingline Lender) hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Pro Rata Share; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Term Loan Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, and subject to the obligations set forth in Section 10.08). Upon request, and the surrender by the assigning Lender of its Note (or, in lieu thereof, a lost note affidavit and indemnity reasonably acceptable to the Borrower Representative), each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement (other than any purported assignment or transfer to a Disqualified Institution) that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).
Notwithstanding the foregoing, no Lender may at any time enter into a total return swap, total rate of return swap, credit default swap or other derivative instrument under which any Loan or any other Obligation is a reference obligation, with any counterparty that is a Disqualified Institution.
(c)The Term Loan Administrative Agent, acting solely for this purpose as a non-fiduciary agent of each Borrower, shall maintain at the Term Loan Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register in which it shall record the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans (including all Swingline Loans), L/C Obligations, L/C Borrowings and amounts due under Section 2.03 owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and each Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Term Loan Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as Defaulting Lender. The Register shall be available for inspection by any Borrower, any Agent and any Lender (but only to entries with respect to itself), at any reasonable time and from time to time upon reasonable prior notice. The parties intend that all Loans will be at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations), including without limitation under United States Treasury Regulations Section 5f.103-1(c) and Proposed Regulations Section 1.163-5 (and any successor provisions).

(d)Any Lender may at any time, without the consent of, or, notice to, the Borrower Representative or each of the Administrative Agents, the Swingline Lenders or the L/C Issuers, sell participations to any Person (other than a Natural Person, an Affiliate Lender (other than a Debt Fund Affiliate), a Defaulting Lender or a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) each Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 (in the case of any amendment, waiver or other modification described in clause (a), (b) or (c) of such proviso, that directly and adversely affects such Participant). Subject to Section 10.07(e), each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections (it being understood that the documentation required under Section 3.01(g) shall be delivered solely to the participating Lender) and Section 3.08) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.
(e)A Participant (i) agrees to be subject to the provisions of Section 3.08 as if it were an assignee pursuant to Section 10.07(b) and (ii) shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that a Participant’s right to a greater payment results from a change in any Law after the Participant becomes a Participant.
(f)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) (other than to a Natural Person or a Disqualified Institution) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)Notwithstanding anything to the contrary herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to either of the Administrative Agents and the Borrower Representative (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to either of the Administrative Agents as is required under Section 2.12(b). Each party hereto hereby agrees that an SPC shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections and Section 3.08); provided that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of any Borrower under this Agreement (including under Section 3.01, 3.04 or 3.05), except to the extent that the SPC’s right to a greater payment results from a change in any Law after the grant to the SPC takes place. Each party hereto further agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (ii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender of record hereunder. Other than as expressly provided in this Section 10.07(g), (A) such Granting Lender’s obligations under this Agreement shall remain unchanged, (B) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) each Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender’s rights and obligations under this Agreement. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not, other than in respect of matters unrelated to this Agreement or the transactions contemplated hereby, institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of any Borrower and the Term Loan Administrative Agent and with the payment of a processing fee of $3,500 (except that the Term Loan Administrative Agent, in its sole discretion, may elect to waive or reduce such processing fee), assign all or any portion of its rights hereunder with respect to any Loan to the Granting Lender and (ii) subject to Section 10.08, disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(h)Notwithstanding anything to the contrary herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the agent or trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(i)Subject to Section 9.09(b), any L/C Issuer may, upon 30 days’ notice to the Borrower Representative and the Lenders, resign as L/C Issuer; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer shall have identified a successor L/C Issuer willing to accept its appointment as successor L/C Issuer, and the effectiveness of such resignation shall be conditioned upon such successor assuming the rights and duties of the L/C Issuer. If an L/C Issuer resigns as L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(d)). Upon the appointment of a successor L/C Issuer, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
(j)Notwithstanding anything to the contrary herein, any Lender may assign all or any portion of its Term Loans, Specified Refinancing Term Loans and New Term Loans (or Term Commitments in respect of the same) hereunder to any Affiliate Lender (including any Debt Fund Affiliate), but only if:
(1)the assigning Lender and Affiliate Lender purchasing such Lender’s Term Loans, Specified Refinancing Term Loans or New Term Loans (or Term Commitments in respect of the same), as applicable, shall execute and deliver to the Term Loan Administrative Agent an assignment agreement substantially in the form of Exhibit D-2 hereto (an “Affiliate Lender Assignment and Assumption”) in lieu of an Assignment and Assumption;
(2)after giving effect to such assignment, Affiliate Lenders (other than Debt Fund Affiliates) shall not, in the aggregate, own or hold Term Loans, pari passu Specified Refinancing Term Loans and New Term Loans (or Term Commitments in respect of the same) with an aggregate principal amount in excess of 25% of the principal amount of all Term Loans, pari passu Specified Refinancing Term Loans and New Term Loans (or Term Commitments in respect of the same) then outstanding (calculated as of the date of such purchase and after giving effect to any substantially simultaneous cancellations thereof); and
(3)such Affiliate Lender (other than any Debt Fund Affiliate) shall at all times thereafter be subject to the voting restrictions specified in Section 10.01.
(k)Notwithstanding anything to the contrary herein, any Lender may assign all or any portion of its Term Loans, Specified Refinancing Term Loans and New Term Loans (or Term Commitments in respect of the same) hereunder to Holdings or any of its Subsidiaries, but only if:
(1)(A) such assignment is made pursuant to a Dutch Auction open to all Term Lenders, Specified Refinancing Term Loan lenders or New Term Loan lenders on a pro rata basis or (B) such assignment is made as an open market purchase;

(2)any such Term Loans (or Term Commitments in respect of the same) shall be automatically and permanently cancelled immediately upon acquisition thereof by Holdings or any of its Restricted Subsidiaries to the extent permitted by applicable Law; and
(3)no Revolving Credit Loan shall be used to fund such assignments.
In connection with any assignment pursuant to Section 10.07(i) or (j), each Lender acknowledges and agrees that, in connection therewith, (1) the Affiliate Lenders, Holdings and/or any of its Subsidiaries may have, and later may come into possession of, information regarding the Sponsor, Holdings, any of its Subsidiaries and/or any of their respective Affiliates not known to such Lender and that may be material to a decision by such Lender to participate in such assignment (including material non-public information) (“Excluded Information”), (2) such Lender, independently and, without reliance on the Affiliate Lenders, Holdings, any of its Subsidiaries, any Agent or any of their respective Affiliates, has made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of the Affiliate Lenders, Holdings, any of its Subsidiaries, any Agent or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Affiliate Lenders, Holdings, any of its Subsidiaries, any Agent or any of their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information. No Affiliate Lender shall be required to make any representation that it is not in possession of material nonpublic information with respect to Holdings, its Subsidiaries or their respective securities. Upon the request of the applicable Affiliate Lender or Holdings or any of its Subsidiaries, the assignor in such transaction shall render a customary “big boy” letter to the applicable Affiliate Lender, Holdings or its applicable Subsidiary.
(l)Notwithstanding anything to the contrary herein, (i) Affiliate Lenders (other than Debt Fund Affiliates) shall not have any right to attend (including by telephone) any meeting or discussions (or portion thereof) among each of the Administrative Agents or any other Lender to which representatives of any Borrower are not then present, (ii) Affiliate Lenders (other than Debt Fund Affiliates) shall not have any right to receive any information or material prepared by each of the Administrative Agents or any other Lender or any communication by or among each of the Administrative Agents and one or more other Lenders, except to the extent such information or materials have been made available to the Borrower Representative or its representatives and (iii) neither the Sponsor nor any Affiliate of the Sponsor (other than Debt Fund Affiliates) may be entitled to receive advice of counsel to the Agents or other Lenders and none of them shall challenge any assertion of attorney-client privilege by any Agent or other Lender. Each Borrower and each Affiliate Lender (other than any Debt Fund Affiliates) hereby agrees that if a case under Title 11 of the Bankruptcy Code is commenced against any Borrower, such Affiliate Lenders, with respect to any plan of reorganization that does not adversely affect any Affiliate Lender in any material respect as compared to other Lenders, shall be deemed to have voted in the same proportion as the Lenders that are not Affiliate Lenders voting on such matter; and each Affiliate Lender (other than any Debt Fund Affiliates) hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the Bankruptcy Code is not deemed to have been so voted, then such vote will be “designated” pursuant to Section 1126(e) of the Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code.
(m)The applicable Lender, acting solely for this purpose as a non-fiduciary agent of each Borrower (solely for tax purposes), shall maintain a register on which it enters the name and address of (i) each SPC (other than any SPC that is treated as a disregarded entity of the Granting Lender for U.S. federal income tax purposes) that has exercised its option pursuant to Section 10.07(g) and (ii) each Participant, and the principal amounts (and related interest amounts) of each such SPC’s and Participant’s interest in such Lender’s rights and/or obligations under this Agreement complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the United States Treasury Regulations (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b)(1) of the United States Treasury Regulations, or is otherwise required under the Code and the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and each Borrower and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable rights and/or obligations of such Lender under this Agreement, notwithstanding notice to the contrary. For the avoidance of doubt, each of the Administrative Agents (in their capacities as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(n)At any time following the occurrence and during the continuance of a Buyout Trigger Event, each Term Lender holding a majority of the outstanding Term Loans may elect but is not obligated, upon not less than five (5) Business Days’ prior written notice to the Revolving Administrative Agent, to (i) purchase all (but not less than all) of the outstanding Priority Revolving Credit Commitments and Priority Revolving Credit Loans, including, for the avoidance of doubt, Unreimbursed Amounts in respect of Letters of Credit owing to the Priority Revolving Credit Lenders (such amounts to be purchased, collectively, the “Priority Revolving Credit Obligations”), on a pro rata basis (based on such purchasing Term Lenders’ pro rata shares of the outstanding Term Loans), (ii) assume their pro rata share of all, but not less than all, of the then existing Initial Priority Revolving Credit Commitments, including the obligation to purchase participations in Letters of Credit and (iii) at the sole discretion of such purchasing Term Lenders, reinstate the Priority Revolving Credit Commitments to the extent they have been previously terminated; provided further that such Term Lenders exercising such rights may exercise the rights of non-exercising Term Lenders, in each case on a pro rata basis as among exercising Term Lenders until such rights have been exercised as to all Priority Revolving Credit Loans and all Priority Revolving Credit Commitments. Upon delivery of such notice (the “Purchase Notice”), the Revolving Administrative Agent shall promptly notify the Priority Revolving Credit Lenders of the proposed purchase. A Purchase Notice once delivered shall be irrevocable. On the date specified in such Purchase Notice (which shall be not less than five (5) Business Days and not more than fifteen (15) Business Days from the date of delivery of such Purchase Notice), the purchasing Term Lenders shall pay to the Revolving Administrative Agent, for the benefit of the Priority Revolving Credit Lenders, an amount equal to the sum of (i) the aggregate outstanding principal amount of all Priority Revolving Credit Loans, (ii) all accrued and unpaid interest thereon, (iii) the aggregate undrawn amount of all outstanding Letters of Credit (which amount shall be deposited with the Revolving Administrative Agent as Cash Collateral for such Letters of Credit), (iv) all L/C Borrowings, and (v) all other Obligations then due and payable to the Priority Revolving Credit Lenders or L/C Issuers under the Loan Documents (including any fees, indemnities and expenses). Upon receipt of such payment in full, (A) the Priority Revolving Credit Commitments of the Priority Revolving Credit Lenders shall be assigned to the purchasing Term Lenders, (B) such purchasing Term Lenders shall be deemed to have acquired by assignment all of the rights of the Priority Revolving Credit Lenders under this Agreement and the other Loan Documents with respect to the Priority Revolving Credit Facility, and (C) the Priority Revolving Credit Lenders shall have no further obligations or liabilities under the Loan Documents with respect to the Priority Revolving Credit Facility. Nothing in this Section 10.07(n) shall affect the obligations of the Borrowers or any other Loan Party under this Agreement or any other Loan Document. No prior written consent of the Borrower Representative or any Administrative Agent shall be required in connection with the consummation of an assignment under this Section 10.07(n). For the avoidance of doubt, the purchase option of the Term Lenders described in this Section 10.07(n) may be exercised by such Lenders’ respective Affiliates or Approved Funds (other than a natural person) (to the extent otherwise permitted herein) other than any Disqualified Institution or Defaulting Lender. The purchase and sale pursuant to this Section 10.07(n) shall be expressly made without representation or warranty of any kind by the Priority Revolving Credit Lenders as to the Priority Revolving Credit Obligations or otherwise and without recourse to the Priority Revolving Credit Lenders, except for representations and warranties set forth in the relevant Assignment and Assumption referred to in the first sentence of Section 10.07(c) and as to the following matters (with any such representations and warranties to be made by each Priority Revolving Credit Lender severally (and not jointly)): (i) the amount of the Priority Revolving Credit Obligations being purchased from such Priority Revolving Credit Lender (including as to the principal of and accrued and unpaid interest on such Priority Revolving Credit Obligations, fees and expenses thereof), (ii) that such Priority Revolving Credit Lender owns the Priority Revolving Credit Loans and Priority Revolving Credit Commitments held by it free and clear of any Liens created by it and (iii) such Priority Revolving Credit Lender has the full right and corporate power to assign its Priority Revolving Credit Obligations and such assignment has been duly authorized by all necessary corporate action by such Priority Revolving Credit Lender. Notwithstanding anything herein, each selling Priority Revolving Credit Lender shall retain all of its respective indemnification rights under the Loan Documents arising in respect of any act or omission that occurred on or before the date of such purchase and sale, and in furtherance of the foregoing, no amendment to such indemnification rights or their priority under any waterfall provision shall be amended, modified, waived or terminated without the consent of each affected Priority Revolving Credit Lender.
Section 10.08    Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, limited partners, affiliated or managed funds, managed accounts, directors, officers, employees, trustees, actual and prospective financing sources, representatives and agents, including accountants, legal counsel and other advisors and service providers on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and shall agree to keep such Information confidential in accordance with customary practices); (b) to the extent requested by any regulatory authority having jurisdiction over such Agent, Lender or its respective Affiliates; (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process, in each case based upon the reasonable advice of the disclosing Agent’s or Lender’s legal counsel (in which case the disclosing Agent or Lender, as applicable, agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent not prohibited by applicable Law, to promptly notify the Borrower Representative prior to such disclosure and allow the Borrower Representative a reasonable opportunity to object to such disclosure in such proceeding or process, and in any event such disclosing party shall use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower Representative), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; provided that no such disclosure shall be made by such Lender or such Agent or any of their respective Affiliates to any such Person that is a Disqualified Institution; (g) with the written consent of Holdings; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (i) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Agent or Lender or any Affiliate of any Agent or Lender; (j) to any rating agency in connection with obtaining a credit rating for Holdings, any Borrower or any of their Subsidiaries or the credit facilities hereunder (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Agent or Lender); or (k) to any contractual counterparty (or prospective contractual counterparty) in any swap, hedge or similar agreement or to any such contractual counterparty’s (or prospective contractual counterparty’s) professional advisor (in each case, other than a Disqualified Institution). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors or service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions; provided that such Person is advised and agrees to be bound by the provisions of this Section 10.08.
For the purposes of this Section 10.08, “Information” means all information received from (or on behalf of) any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses (including with respect to the target of any actual or potential acquisition or other Investment), other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08 by such Lender or Agent.

Each Agent, each Lender (including the Swingline Lender) and each L/C Issuer acknowledges that (i) the Information may include material non-public information concerning Holdings or any of its Subsidiaries, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including foreign and United States federal and state securities Laws.
The respective obligations of the Agents, the Lenders and the L/C Issuers under this Section 10.08 shall survive, to the extent applicable to such Person, for a period of two (2) years after (x) the payment in full of the Obligations and the termination of this Agreement, (y) any assignment of its rights and obligations under this Agreement by such Person and (z) the resignation or removal of such Person as an Agent.
Section 10.09    Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Secured Party is authorized at any time and from time to time, after obtaining the prior written consent of the Term Loan Administrative Agent, without prior notice to the Borrower Representative or any other Loan Party, any such notice being waived by Holdings (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in any currency), other than deposits in fiduciary accounts as to which a Loan Party is acting as fiduciary for another Person who is not a Loan Party and other than payroll or trust fund accounts, at any time held by, and other Indebtedness (in any currency) at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Secured Party hereunder or under any other Loan Document (or other Secured Document (as defined in the Security Agreement)), now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document (or other Secured Document (as defined in the Security Agreement)) and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Term Loan Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Term Loan Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Term Loan Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. Each Secured Party agrees promptly to notify the Borrower Representative and the Term Loan Administrative Agent after any such setoff and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Term Loan Administrative Agent and each Secured Party under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Term Loan Administrative Agent and such Secured Party may have.

Section 10.10    Interest Rate Limitation. Notwithstanding anything to the contrary in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 10.11    Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.
Section 10.12    Integration; Effectiveness. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document (other than any Market Intercreditor Agreement), the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Term Loan Administrative Agent and when the Term Loan Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto as of the date hereof.
Section 10.13    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect until the satisfaction of the Termination Conditions.

Section 10.14    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 10.15    Governing Law; Jurisdiction; Etc.
(a)Governing Law. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENTS TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT (I) THE INTERPRETATION OF A “MATERIAL ADVERSE EFFECT” (AS DEFINED IN THE ACQUISITION AGREEMENT) AND WHETHER A “MATERIAL ADVERSE EFFECT” HAS OCCURRED, (II) THE ACCURACY OF ANY ACQUISITION AGREEMENT REPRESENTATION AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF THE INITIAL BORROWER OR ITS APPLICABLE AFFILIATE HAS THE RIGHT OR WOULD HAVE THE RIGHT (TAKING INTO ACCOUNT ANY APPLICABLE CURE PROVISIONS) TO TERMINATE ITS OBLIGATIONS (OR TO REFUSE TO CONSUMMATE THE ACQUISITION) UNDER THE ACQUISITION AGREEMENT AND (III) WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE ACQUISITION AGREEMENT, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS (AS DEFINED IN THE ACQUISITION AGREEMENT) OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
(b)Submission to Jurisdiction. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR

PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE TERM LOAN ADMINISTRATIVE AGENT, THE REVOLVING ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE SWINGLINE LENDER, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)Waiver of Venue. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 10.15. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)Limitation of Liability. None of the Arrangers, Agent-Related Persons, Lenders, nor any of their respective Affiliates nor any partner, director, officer, employee, counsel, advisor, controlling person or other representative of the foregoing and, in the case of any funds, trustees and advisors and attorneys-in-fact (collectively, the “Arranger/Lender-Related Persons”) shall be liable for any damages arising from the use by others of any information or other materials obtained through the Platform or other information transmission systems (including electronic telecommunications) in connection with this Agreement unless determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Arranger/Lender-Related Person. None of the Arranger/Lender-Related Person nor any Loan Party nor any of their respective Related Parties shall have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that such waiver of special, punitive, indirect or consequential damages shall not limit the indemnification obligations of each Borrower under Section 10.05.
Section 10.16    Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.17    Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 10.18    Binding Effect. This Agreement shall be binding upon and inure to the benefit of Holdings, each Borrower, each Agent and each Lender and their respective successors and permitted assigns.
Section 10.19    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and Holdings acknowledge and agree that: (i) (A) no fiduciary, advisory or agency relationship between any of Holdings and its Subsidiaries and any Agent or any Arranger is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether any Agent or any Arranger has advised or is advising Holdings and its Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Agents and the Arrangers are arm’s-length commercial transactions between Holdings and its Subsidiaries, on the one hand, and the Agents and the Arrangers, on the other hand, (C) each Borrower and Holdings have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) each Borrower and Holdings are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent and Arranger is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Holdings or any Borrower or any of their respective Affiliates, or any other Person and (B) neither any Agent nor any Arranger has any obligation to Holdings or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Holdings, each Borrower and their respective Affiliates, and neither any Agent nor any Arranger has any obligation to disclose any of such interests and transactions to Holdings, any Borrower or their respective Affiliates. To the fullest extent permitted by law, each Borrower and Holdings hereby waives and releases any claims that it may have against the Agents, the Arrangers, and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.20    Affiliate Activities. Each Borrower and Holdings acknowledges that each Agent and each Arranger (and their respective Affiliates) is a full service securities firm engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, any of them may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for their own account and for the accounts of customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of Holdings and its Affiliates, as well as of other entities and persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Loan Documents, (ii) be customers or competitors of Holdings and its Affiliates or (iii) have other relationships with Holdings and its Affiliates. In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and persons. It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of Holdings and its Affiliates or such other entities. The transactions contemplated hereby and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this clause.
Section 10.21    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document, any Assignment and Assumption, any Committed Loan Notice or any amendment or other modification thereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.22    USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act and each of the Administrative Agents (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001, as amended from time to time)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or each of the Administrative Agents, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. Each Loan Party shall, promptly following a request by either of the Administrative Agents or any Lender, provide all documentation and other information that is required in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.

Section 10.23    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 10.24    Acknowledgement Regarding Any Supported QFCs.
(a)    To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(b)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United

States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Section 10.25    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Term Loan Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Loan Parties in respect of any such sum due from it to the Term Loan Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Term Loan Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Term Loan Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Term Loan Administrative Agent from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Term Loan Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Term Loan Administrative Agent in such currency, the Term Loan Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable Law).
Section 10.26    Closing Date Merger. Effective immediately upon the consummation of the Closing Date Merger, the Borrower Representative hereby assumes all of the Initial Borrower’s rights, title, interests, duties, liabilities and obligations (including the Obligations) under this Agreement and the other Loan Documents as a “Borrower” hereunder and thereunder (collectively, the “Assumption”). Without limiting the generality of the foregoing, upon its execution and delivery of a counterpart hereto, the Borrower Representative hereby expressly agrees to observe and perform and be bound by all of the terms, covenants, representations, warranties, and agreements contained herein which are binding upon, and to be observed or performed by, each Borrower. Each Agent, each Lender and each L/C Issuer hereby consents to the Assumption.
[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.
A-AV MERGERSUB, INC., as the Initial Borrower

By:        /s/ David C. Pacitti
Name:    David C. Pacitti
Title:        Chief Executive Officer and President

The undersigned confirms that, as a result of its merger with A-AV Mergersub, Inc., it hereby assumes all of the rights and obligations of A-AV Mergersub, Inc. under this Agreement:

AVANOS MEDICAL, INC., as a Borrower and the Borrower Representative

By:        /s/ David C. Pacitti
Name:    David C. Pacitti
Title:        Chief Executive Officer and President

A-AV ACQUIRECO, INC., as a Borrower

By:        /s/ David C. Pacitti
Name:    David C. Pacitti
Title:        Chief Executive Officer and President

A-AV INTERMEDIATECO, LP,
as Holdings

By:        /s/ David C. Pacitti
Name:    David C. Pacitti
Title:        Chief Executive Officer and President

[Signature Page to Credit Agreement]

GOLUB CAPITAL MARKETS LLC, as Term Loan Administrative Agent and Collateral Agent
By:    /s/ Jeffrey C. Gabuzda
Name:    Jeffrey C. Gabuzda
Title: Managing Director
[Signature Page to Credit Agreement]

ALLY BANK, as Revolving Administrative Agent, L/C Issuer, the Swingline Lender and a Lender
By: /s/ Jack Nichols
Name: Jack Nichols
Title: Authorized Signatory
[Signature Page to Credit Agreement]

LENDERS

GOLUB CAPITAL FINANCE FUNDING TRUST
By: GC Advisors LLC, its Manager
By: /s/ Jeffrey C. Gabuzda
Name: Jeffrey C. Gabuzda
Title: Managing Director

GOLUB CAPITAL FINANCE FUNDING III TRUST
By: GC Advisors LLC, its Manager

By: /s/ Jeffrey C. Gabuzda
Name: Jeffrey C. Gabuzda
Title: Managing Director

GC FINANCE OPERATIONS TRUST
By: GC Advisors LLC, its Manager

By: /s/ Jeffrey C. Gabuzda
Name: Jeffrey C. Gabuzda
Title: Managing Director

[Signature Page to Credit Agreement]

GOLUB CAPITAL SENIOR LOAN FUND U.S. ASSET HOLDINGS LP
By: GC Advisors LLC, its Manager

By: /s/ Jeffrey C. Gabuzda
Name: Jeffrey C. Gabuzda
Title: Managing Director

GDL SUB A LEVERED FUNDING II
By: GC Advisors LLC, its Manager

By: /s/ Jeffrey C. Gabuzda
Name: Jeffrey C. Gabuzda
Title: Managing Director

GDL SUB A LEVERED HOLDINGS, LLC
By: GC Advisors LLC, its Manager

By: /s/ Jeffrey C. Gabuzda
Name: Jeffrey C. Gabuzda
Title: Managing Director

[Signature Page to Credit Agreement]

GDL SUB A UNLEVERED HOLDINGS LLC
By: GC Advisors LLC, its Manager

By: /s/ Jeffrey C. Gabuzda
Name: Jeffrey C. Gabuzda
Title: Managing Director

GOLUB CAPITAL BDC HOLDINGS LLC
By: GC Advisors LLC, its Manager

By: /s/ Jeffrey C. Gabuzda
Name: Jeffrey C. Gabuzda
Title: Managing Director

GPIF I HOLDINGS
By: GC Advisors LLC, its Manager

By: /s/ Jeffrey C. Gabuzda
Name: Jeffrey C. Gabuzda
Title: Managing Director

[Signature Page to Credit Agreement]

GPIF I FUNDING
By: GC Advisors LLC, its Manager

By: /s/ Jeffrey C. Gabuzda
Name: Jeffrey C. Gabuzda
Title: Managing Director

GPIF S HOLDINGS
By: GC Advisors LLC, its Manager

By: /s/ Jeffrey C. Gabuzda
Name: Jeffrey C. Gabuzda
Title: Managing Director

GPIF S FUNDING
By: GC Advisors LLC, its Manager

By: /s/ Jeffrey C. Gabuzda
Name: Jeffrey C. Gabuzda
Title: Managing Director

[Signature Page to Credit Agreement]

GBDC 4 FUNDING III LLC
By: GC Advisors LLC, its Manager

By: /s/ Jeffrey C. Gabuzda
Name: Jeffrey C. Gabuzda
Title: Managing Director

GOLUB CAPITAL 4 HOLDINGS LLC
By: Golub Capital BDC 4 Inc., its sole member

By: GC Advisors LLC, its Manager

By: /s/ Jeffrey C. Gabuzda
Name: Jeffrey C. Gabuzda
Title: Managing Director

GCRED HOLDINGS LLC
By: GC Advisors LLC, its Manager

By: /s/ Jeffrey C. Gabuzda
Name: Jeffrey C. Gabuzda
Title: Managing Director
[Signature Page to Credit Agreement]

GOLUB CAPITAL MARKETS LLC

By: /s/ Jeffrey C. Gabuzda
Name: Jeffrey C. Gabuzda
Title: Managing Director

GPG LOAN FUNDING LLC
By: GC Advisors LLC, its Manager

By: /s/ Jeffrey C. Gabuzda
Name: Jeffrey C. Gabuzda
Title: Managing Director

GPG LOAN FUNDING SPV 1 LLC
By: GC Advisors LLC, its Manager

By: /s/ Jeffrey C. Gabuzda
Name: Jeffrey C. Gabuzda
Title: Managing Director

GOLUB CAPITAL NFG LENDING MASTER FUND I, LLC
By: GC Advisors LLC, its Manager

By: /s/ Jeffrey C. Gabuzda
Name: Jeffrey C. Gabuzda
Title: Managing Director
[Signature Page to Credit Agreement]

GOLUB CAPITAL NFG LENDING MASTER FUND II, LLC
By: GC Advisors LLC, its Manager

By: /s/ Jeffrey C. Gabuzda
Name: Jeffrey C. Gabuzda
Title: Managing Director

GC SILVER SPRUCE LLC
By: GC Sequoia HoldCo LLC, its sole member

By: /s/ Jeffrey C. Gabuzda
Name: Jeffrey C. Gabuzda
Title: Managing Director
[Signature Page to Credit Agreement]

LENDERS

GUGGENHEIM MM CLO 2021-3, LTD.
By: Guggenheim Corporate Funding, LLC, as Collateral Manager
By: /s/ Adam Tate
Name: Adam L. Tate
Title: Attorney-in-Fact

GUGGENHEIM MM CLO 2025-8, LTD.
By: Guggenheim Corporate Funding, LLC, as Collateral Manager
By: /s/ Adam Tate
Name: Adam L. Tate
Title: Attorney-in-Fact

GUGGENHEIM MM CLO 2025-9, LLC
By: Guggenheim Corporate Funding, LLC, as Collateral Manager
By: /s/ Adam Tate
Name: Adam L. Tate
Title: Attorney-in-Fact

[Signature Page to Credit Agreement]

GUGGENHEIM MM CLO 2023-6, LLC
By: Guggenheim Corporate Funding, LLC, as Collateral Manager
By: /s/ Adam Tate
Name: Adam L. Tate
Title: Attorney-in-Fact

GUGGENHEIM MM CLO 2024-7, LLC
By: Guggenheim Corporate Funding, LLC, as Collateral Manager
By: /s/ Adam Tate
Name: Adam L. Tate
Title: Attorney-in-Fact

PDIF GCF CLO ISSUER 2022-1, LLC
By: Guggenheim Corporate Funding, LLC, as Collateral Manager
By: /s/ Adam Tate
Name: Adam L. Tate
Title: Attorney-in-Fact

[Signature Page to Credit Agreement]

GUGGENHEIM PDF IV SPLITTER-1, L.P.
By: Guggenheim Private Debt Fund IV GP, LLC, its General Partner
By: Guggenheim Corporate Funding, LLC, its Sole Member
By: /s/ Adam Tate
Name: Adam L. Tate
Title: Attorney-in-Fact

GUGGENHEIM PDF IV SPLITTER-1 SPV, LLC
By: Guggenheim Private Debt Fund Splitter-1, L.P., its Sole Member
By: Guggenheim Private Debt Fund IV GP, LLC, its General Partner
By: Guggenheim Corporate Funding, LLC, its Sole Member
By: /s/ Adam Tate
Name: Adam L. Tate
Title: Attorney-in-Fact

[Signature Page to Credit Agreement]

GUGGENHEIM PDF IV SPLITTER-1 UNLEVERED, L.P.
By: Guggenheim Corporate Funding, LLC as Manager
By: /s/ Adam Tate
Name: Adam L. Tate
Title: Attorney-in-Fact

OAK PARK FUNDING, LLC
By: Guggenheim Corporate Funding, LLC, as Collateral Manager
By: /s/ Adam Tate
Name: Adam L. Tate
Title: Attorney-in-Fact

OAK PARK FUNDING 2026-1, LLC
By: Guggenheim Corporate Funding, LLC, as Manager
By: /s/ Adam Tate
Name: Adam L. Tate
Title: Attorney-in-Fact

[Signature Page to Credit Agreement]

JEFFERIES FINANCE LLC, a Delaware limited liability company, as a Lender

By: /s/ Maura Connor
Name: Maura Connor
Title: Managing Director

JEFFERIES CREDIT PARTNERS BDC INC., a Maryland corporation, as a Lender
By: Jefferies Credit Management LLC, as Investment Manager
By: /s/ Maura Connor
Name: Maura Connor
Title: Co-Head of Underwriting, Research and Portfolio Management

JCP BDC SPV I LLC, a Delaware limited liability company, as a Lender
By: Jefferies Credit Partners BDC Inc., as Sole Member
By: Jefferies Credit Management LLC, as Investment Manager

By: /s/ Maura Connor
Name: Maura Connor
Title: Co-Head of Underwriting, Research and Portfolio Management

[Signature Page to Credit Agreement]

LENDERS

GOLDMAN SACHS BDC, INC.

By: /s/ Justin Betzen
Name: Justin Betzen
Title: Vice President

GOLDMAN SACHS PRIVATE CREDIT CORP.

By: /s/ Justin Betzen
Name: Justin Betzen
Title: Vice President

WEST BAY BDC, LLC

By: /s/ Justin Betzen
Name: Justin Betzen
Title: Vice President

WEST STREET GCPD PARTNERS, L.P.

By: Goldman Sachs Asset Management, L.P., as Investment Manager

By: /s/ Justin Betzen
Name: Justin Betzen
Title: Managing Director
[Signature Page to Credit Agreement]

WSLP V GLOBAL LEVERED INVESTMENTS (A), SLP

By: Goldman Sachs Asset Management, L.P., as Investment Manager

By: /s/ Justin Betzen
Name: Justin Betzen
Title: Managing Director

WSLP V GLOBAL UNLEVERED INVESTMENTS, SLP

By: Goldman Sachs Asset Management, L.P., as Investment Manager

By: /s/ Justin Betzen
Name: Justin Betzen
Title: Managing Director

WEST STREET PRIVATE CREDIT PARTNERS (O) INVESTMENTS, L.P.

By: Goldman Sachs Asset Management, L.P., as Investment Manager

By: /s/ Justin Betzen
Name: Justin Betzen
Title: Managing Director

[Signature Page to Credit Agreement]